Filed Pursuant to Rule 424(b)(3)

Registration No. 333-288735

 Prospectus Supplement No. 1

(To Proxy Statement/Prospectus dated September 26, 2025)

SUPPLEMENT TO

PROSPECTUS FOR UP TO 151,970,541 SHARES OF COMMON STOCK, AND

18,350,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

OF

TERRESTRIAL ENERGY INC.

(FORMERLY KNOWN AS HCM II ACQUISITION CORP.)

 This Supplement No. 1 (this “Supplement No. 1”) updates, amends and supplements the definitive proxy statement/prospectus dated September 26, 2025 (as supplemented or amended from time to time, the “Prospectus”), which forms a part the Registration Statement on Form S-4 (Registration No. 333-288735, the “Form S-4”) filed by Terrestrial Energy Inc. (formerly known as HCM II Acquisition Corp., or “HCM II”). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

The attached information updates, amends and supplements certain information contained in the Prospectus in order to update the Prospectus for use in connection with the issuance following the closing of the Merger of securities registered on the Form S-4 in connection with the Business Combination, including the issuance of shares upon the exchange of ExchangeCo shares, the exercise of certain warrants, and if applicable, the settlement of the contingent value rights issued in the Merger, as contemplated by the Prospectus. To the extent information in this Supplement No. 1 differs from, updates or conflicts with information contained in the Prospectus, the information in this Supplement No. 1 is the more current information. This Supplement No. 1 is not complete without the Prospectus. This Supplement No. 1 should be read in conjunction with the Prospectus, which is to be delivered with this Supplement No. 1, and is qualified by reference thereto, except to the extent that the information in this Supplement No. 1 updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with the Prospectus for future reference.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE SECURITIES DESCRIBED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this prospectus supplement is January 5, 2026.

This Supplement No. 1 should be read in conjunction with the Prospectus, which should be read carefully and in its entirety.

SUPPLEMENT NO. 1 TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

RISK FACTORS

See Annex A included as part of this prospectus supplement under the heading “Risk Factors,” which is incorporated herein by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

See Annex A included as part of this prospectus supplement under the heading “Unaudited Pro Forma Condensed Combined Financial Information,” including the unaudited pro forma condensed combined balance sheet as of September 30, 2025, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, and the related note thereto, which are incorporated herein by reference.

INFORMATION ABOUT TERRESTRIAL ENERGY

See Annex A included as part of this prospectus supplement under the heading “Information About Terrestrial Energy,” which is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TERRESTRIAL ENERGY

See Annex A included as part of this prospectus supplement under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy,” which is incorporated herein by reference.

DESCRIPTION OF NEW TERRESTRIAL ENERGY’S SECURITIES

See Annex A included as part of this prospectus supplement under the heading “Description of Capital Stock,” which is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

See Annex A included as part of this prospectus supplement under the heading “Beneficial Ownership of Securities,” which is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

See Annex A included as part of this prospectus supplement under the heading “Certain Relationships and Related Person Transactions,” which is incorporated herein by reference.

EXECUTIVE AND DIRECTOR COMPENSATION OF TERRESTRIAL ENERGY

See Annex A included as part of this prospectus supplement under the heading “Executive and Director Compensation of Terrestrial Energy,” which is incorporated herein by reference.

MANAGEMENT OF NEW TERRESTRIAL ENERGY FOLLOWING THE BUSINESS COMBINATION

See Annex A included as part of this prospectus supplement under the heading “Management,” which is incorporated herein by reference.

INDEX TO FINANCIAL STATEMENTS

See Annex A included as part of this prospectus supplement under the heading “Index to Financial Statements,” including the audited and unaudited financial statements contained therein, and the related note thereto, which are incorporated herein by reference.

EXCHANGE OF EXCHANGECO SECURITIES

See Annex B included as part of this prospectus supplement for information relating to the right of holders of ExchangeCo securities to exchange ExchangeCo securities for New Terrestrial Common Shares, which is incorporated herein by reference. Unless the context otherwise requires, information regarding the special meeting of ExchangeCo shareholders on October 20, 2025 is not incorporated by reference herein. To the extent information in Annex A differs from, updates or conflicts with information contained in Annex B, the information in Annex A supersedes such info.

Attachments:

Annex A:	S-1 Prospectus dated December 30, 2025
Annex B:	Management Information Statement dated October 6, 2025 in connection with ExchangeCo Recapitalization

ANNEX A

TERRESTRIAL ENERGY INC.

Primary Offering of up to

18,776,119 SHARES OF COMMON STOCK

Secondary Offering of up to

18,792,599 SHARES OF COMMON STOCK

1,267,599 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by Terrestrial Energy Inc., a Delaware corporation (“us,” “we,” “New Terrestrial Energy,” or the “Company”) of (i) up to 8,117,599 shares of common stock, par value $0.0001 per share, of the Company (the “New Terrestrial Common Shares”) that are issuable by us upon the exercise of Private Placement Warrants (as defined below); and (ii) up to 10,658,520 New Terrestrial Common Shares that are issuable by us upon the exercise of Legacy Terrestrial Warrants (as defined below) of Terrestrial Energy Holdings, a Delaware corporation and wholly owned subsidiary of the Company (“Legacy Terrestrial Energy”) that were assumed by New Terrestrial Energy pursuant to the Business Combination Agreement.

This prospectus also relates to the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 28, 2025 (the “Registration Rights Agreement”) or other agreements, of up to:

(i)	up to 5,000,000 New Terrestrial Common Shares (the “PIPE Shares”) that were issued to certain Selling Securityholders pursuant to the PIPE Subscription Agreements (as defined below);
(ii)	up to 5,675,000 shares of Common Stock (the “Founder Shares”) which were issued to the Sponsor and its transferees pursuant to the Sponsor Share Conversion and the Domestication;
(iii)	up to 8,117,599 New Terrestrial Common Shares issuable to certain Selling Securityholders upon exercise of Private Placement Warrants (as defined below); and
(iv)	1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans (as defined below) (such securities described in clauses (i) through (iii) collectively, the “Resale Securities”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our New Terrestrial Common Shares or Private Placement Warrants or interests in our New Terrestrial Common Shares or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.

Certain Resale Securities held by the Selling Securityholders party to the Registration Rights Agreement are subject to lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Description of Capital Stock.”

Some of the New Terrestrial Common Shares being registered for resale were acquired by the Selling Securityholders for prices considerably below the current market price of the New Terrestrial Common Shares. The current market price ($8.24 closing price on December 15, 2025) is below the $10.00 per unit price offered in HCM II’s initial public offering, however, certain Selling Securityholders may have an incentive to sell because they have purchased their New Terrestrial Common Shares or Private Placement Warrants at effective prices significantly lower than our public investors or the current trading price of the New Terrestrial Common Shares or Public Warrants and may profit significantly so even under circumstances in which our public securityholders or certain other Selling Securityholders would experience losses in connection with their investment. For additional information, see “Risk Factors — Risks Relating to Ownership of Our Securities — Certain of the Selling Securityholders acquired their New Terrestrial Common Shares at a price that is less than the market price of the New Terrestrial Common Shares as of the date of this prospectus, may earn a positive rate of return even if the price of the New Terrestrial Common Shares declines and may be willing to sell their New Terrestrial Common Shares at a price less than stockholders that acquired New Terrestrial Common Shares in the public market.”

As of December 15, 2025, we had 105,782,452 New Terrestrial Common Shares and share equivalents outstanding, consisting of 81,771,423 New Terrestrial Common Shares issued and outstanding as well as 24,011,029 New Terrestrial Common Shares that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares (as defined below) of a subsidiary, which are convertible into New Terrestrial Common Shares. “Fully diluted” ownership information gives effect to the issuance of 19,617,599 New Terrestrial Common Shares upon exercise of all outstanding Private Placement Warrants and Public Warrants (as defined below), 10,658,520 New Terrestrial Common Shares issuable upon the exercise of all outstanding Legacy Terrestrial Warrants, 18,678,584 New Terrestrial Common Shares issuable upon the exercise of all assumed Terrestrial Options, 15,473,715 New Terrestrial Common Shares issuable under the Equity Incentive Plan, 1,023,160 Terrestrial Common Shares issuable upon the exercise of all assumed Terrestrial RSUs, 24,011,029 New Terrestrial Common Shares that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares, and after giving effect to the exercise in full of the Terrestrial Call Options.

The New Terrestrial Common Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 12.6% of our total issued and outstanding New Terrestrial Common Shares on a fully diluted basis, and the Private Placement Warrants being offered for resale pursuant to this prospectus represent approximately 6.5% of our current total outstanding Warrants. Upon expiration of the contractual lock-up restrictions mentioned above and described in the section entitled “Certain Relationships and Related Persons Transactions,” the Selling Securityholders, including Shawn Matthews, one of our directors (who would hold approximately 4.7% of our total issued and outstanding New Terrestrial Common Shares on a fully diluted basis calculated in the manner set forth above), will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our New Terrestrial Common Shares or Public Warrants or result in a significant decline in the public trading price of our New Terrestrial Common Shares or Public Warrants. The Selling Securityholders acquired, or have the option to acquire, the New Terrestrial Common Shares covered by this prospectus at prices ranging from less than $0.01 per share to $11.50 per share. By comparison, the closing price per share as of December 15, 2025 was $8.24 per share and the offering price to public stockholders in HCM II’s IPO was $10.00 per unit, each of which consisted of one Ordinary Share and one-half of one redeemable public warrant of HCM II. Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even if the market price of New Terrestrial Common Shares decreases below the current market price or remains below the $10.00 per unit price offered in the HCM II IPO and public stockholders and/or warrantholders may experience a negative rate of return on their investment.

We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of New Terrestrial Warrants or Legacy Terrestrial Warrants to the extent such New Terrestrial Warrants or Legacy Terrestrial Warrants are exercised for cash. Assuming the exercise of all outstanding New Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. However, we will only receive such proceeds if all New Terrestrial Warrant holders fully exercise their Warrants for cash. The exercise price of the New Terrestrial Warrants is $11.50 per share. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. However, we will only receive such proceeds if all Legacy Terrestrial Warrant holders fully exercise their Warrants for cash. The exercise price of the Legacy Terrestrial Warrants is $2.24 per share. We believe that the likelihood that holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Terrestrial Common Shares. If the market price for our New Terrestrial Common Shares is less than the exercise price of the New Terrestrial Warrants or Legacy Terrestrial Warrants (on a per share basis), as applicable, we believe that holders will be very unlikely to exercise any of their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable, and accordingly, we will not receive any such proceeds. There is no assurance that the New Terrestrial Warrants or Legacy Terrestrial Warrants will be or will remain “in the money” prior to their expiration or that the holders will exercise their Warrants. Holders of New Terrestrial Warrants and New Terrestrial Warrants have the option to exercise their respective warrants on a cashless basis in accordance with the terms of the Warrant Agreement and the Legacy Terrestrial Warrants (as applicable). To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the New Terrestrial Common Shares and Private Placement Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the New Terrestrial Common Shares and Private Placement Warrants.

Our New Terrestrial Common Shares and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IMSR” and “IMSRW,” respectively. On December 15, 2025, the closing price of our New Terrestrial Common Shares was $8.24 per share and the closing price for our Public Warrants was $3.54 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2025.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States:    We and the Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of New Terrestrial Common Shares from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

FREQUENTLY USED TERMS

Unless otherwise noted or the context otherwise requires, references to the “Company,” “Terrestrial Energy,” “Terrestrial Energy Inc.,” “we,” “us,” or “our” refer to the business of Legacy Terrestrial Energy and its subsidiaries prior to the Closing and to the business of New Terrestrial Energy and its subsidiaries, including Legacy Terrestrial Energy, following the Closing.

In this document:

“A&R Certificate of Incorporation” means the amended and restated Certificate of Incorporation of Legacy Terrestrial Energy adopted in connection with the Business Combination.

“Aggregate Base Consideration” means the number of New Terrestrial Common Shares equal to the quotient of: (a) the Base Purchase Price, divided by (b) the Redemption Price.

“ASC” means the Financial Accounting Standard Board’s Accounting Standards Codification.

“Base Purchase Price” means $925,000,000.

“Business Combination” means, collectively, the Merger, the Domestication and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 26, 2025, by and among HCM II, Merger Sub and Terrestrial Energy, as amended by Amendment No. 1 to Business Combination Agreement, dated effective October 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or, for so long as the Purchaser remains domiciled in the Cayman Islands, in the Cayman Islands are authorized or required by Law to close.

“By-Laws” mean the by-laws of New Terrestrial Energy in effect following the Domestication and Business Combination.

“CallCo” means Terrestrial Energy Canada (Call) Inc.

“Cantor” means Cantor Fitzgerald & Co.

“Cayman Constitutional Documents” means, collectively, the Existing Articles and the Existing Memorandum.

“Certificate of Incorporation” means the certificate of incorporation of New Terrestrial Energy in effect following the Domestication and the Business Combination.

“Certificate of Merger” means the certificate of merger filed with the Secretary of State of the State of Delaware to effect the Merger.

“Closing” means the closing of the Business Combination.

“Closing Date” means October 28, 2025, the date the Closing occurred.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

“Continental” means Continental Stock Transfer & Trust Company.

“D&O Indemnified Party” means any individual who, at or prior to the Closing, was a director, officer, employee or agent of HCM II, Merger Sub or the Target Companies, as the case may be, or who, at the request of HCM II, Merger Sub or the Target Companies, as the case may be, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators).

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Letters” means the disclosure letters to the Business Combination Agreement.

“Domesticated Common Stock” means the common stock, par value $0.0001 per share, of HCM II following the Domestication.

“Domestication” means the continuation of HCM II by way of domestication of HCM II into New Terrestrial Energy, a Delaware corporation under the applicable provisions of the Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes required in order to effect such Domestication, including the adoption of the Certificate of Incorporation consistent with the DGCL and changing the registered office of HCM II.

“DTC” means The Depository Trust Company.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Effective Time” means the effective time of the Merger.

“Equity Incentive Plan” means the Terrestrial Energy Inc. 2025 Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Support Agreement” means the Exchange and Support Agreement, dated April 5, 2024, by and between Terrestrial Energy, CallCo, and ExchangeCo.

“Exchange Ratio” means the quotient of (A) the Aggregate Base Consideration divided by (B) the Terrestrial Fully Diluted Capital.

“Exchangeable Common Shares” means the common exchangeable shares in the capital of ExchangeCo, including any exchangeable shares received by holders of Exchangeable Common Shares in exchange for such common exchangeable shares in connection with the ExchangeCo Recapitalization.

“Exchangeable Preferred Shares” means the preferred exchangeable shares in the capital of ExchangeCo, including any exchangeable shares received by holders of Exchangeable Preferred Shares in exchange for such preferred exchangeable shares in connection with the ExchangeCo Recapitalization.

“Exchangeable Shares” means collectively, the Exchangeable Common Shares and the Exchangeable Preferred Shares which are issued and outstanding immediately prior to the Effective Time.

“ExchangeCo” means Terrestrial Energy Canada (Exchange) Inc.

“ExchangeCo Recapitalization” means such actions as Terrestrial Energy and its subsidiaries determine (in their sole discretion) to be necessary or advisable to provide the holders of Exchangeable Shares with the ability to continue to hold, following the Closing, Exchangeable Shares.

“Excluded Share” means each Terrestrial Common Share and Terrestrial Series A Preferred Share that, immediately prior to the Effective Time, is owned by HCM II or Merger Sub (or any other subsidiary of HCM II), or held by Terrestrial Energy (in treasury or otherwise).

“Existing Articles” means the current amended and restated articles of association of HCM II (as may be amended from time to time).

“Existing Memorandum” means the current amended and restated memorandum of association of HCM II (as may be amended from time to time).

“Extraordinary General Meeting” means the extraordinary general meeting of HCM II shareholders held on October 20, 2025.

“Founder Shares” means an aggregate of 5,750,000 HCM II Ordinary Shares, initially issued to the Sponsor as 5,750,000 HCM II Class B Ordinary Shares, and the HCM II Class A Ordinary Shares issued upon conversion thereof. As of the date of this prospectus, the Sponsor holds 5,675,000 Founder Shares.

“GAAP” means U.S. generally accepted accounting principles.

“HCM II” means HCM II Acquisition Corp., which prior to the Domestication was an exempted company incorporated under the laws of the Cayman Islands.

“HCM II Board” means the board of directors of HCM II.

“HCM II Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of HCM II.

“HCM II Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of HCM II.

“HCM II Ordinary Shares” means, collectively, the HCM II Class A Ordinary Shares and the HCM II Class B Ordinary Shares.

“HCM II Units” means the units sold in the IPO (including pursuant to the overallotment option), each consisting of one HCM II Class A Ordinary Share and one-half of one Public Warrant.

“HCM II Warrant” means a redeemable warrant exercisable for one (1) HCM II Class A Ordinary Share, which includes the Private Placement Warrants and the Public Warrants.

“Initial Shareholders” means the Sponsor and any other holders of Founder Shares immediately prior to the IPO.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means HCM II’s initial public offering of the HCM II Units, Public Shares and Public Warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on August 15, 2024 (SEC File No. 333-280283). On August 19, 2024, HCM II completed the sale of 23,000,000 HCM II Units, including the issuance of 3,000,000 HCM II Units as a result of the underwriters’ exercise of their over-allotment option, in its initial public offering.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Key Holders” means those certain Terrestrial Stockholders that entered into Key Holder Lock-Up Agreements, together with their permitted transferees.

“Key Holder Lock-Up Agreement” means the lock-up agreements entered into by and between New Terrestrial Energy and the Key Holders, pursuant to which the Key Holders agreed not to Transfer the Key Holder Lock-Up Shares, subject to certain customary transfer exceptions, from the Closing until the date that is the earliest of (a) the twelve (12) month anniversary of the date of the Closing, and (b) following the 180th day following the Closing, (i) with respect to 50% of the Key Holder Lock-Up Shares, the date on which the VWAP equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Key Holder Lock-Up Shares, the date on which the VWAP equals or exceeds $20.00 per share (the “Common Stock Lock-Up Period”).

“Key Holder Lock-Up Shares” means (a) the New Terrestrial Common Shares received by the Key Holder as Per Share Base Consideration in connection with the Business Combination, and (b) the New Terrestrial Common Shares underlying all other securities of New Terrestrial Energy held by the Key Holder immediately Closing which are convertible into, or exercisable, or exchangeable for, New Terrestrial Common Shares.

“Legacy Terrestrial Warrants” means the warrants of Legacy Terrestrial Energy that were assumed by New Terrestrial Energy pursuant to the Business Combination Agreement.

v

“Letter Agreement” means the letter agreement, dated August 15, 2024, by and among HCM II, its directors and officers and the Sponsor containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Warrants, indemnification of the Trust Account, voting obligations, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

“Merger” means the process whereby Merger Sub merged with and into Terrestrial Energy, with Legacy Terrestrial Energy being the surviving company of the Merger, pursuant to the Business Combination Agreement and the Certificate of Merger.

“Merger Sub” means HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of HCM II.

“Nasdaq” means the Nasdaq Stock Market LLC.

“New Terrestrial Board” means the board of directors of New Terrestrial Energy.

“New Terrestrial Common Shares” means the common stock of New Terrestrial Energy, par value $0.0001 per share.

“New Terrestrial Energy” means HCM II following the Domestication (which will be renamed “Terrestrial Energy Inc.” effective immediately following the consummation of the Business Combination).

“New Terrestrial Preferred Stock” means the preferred stock of New Terrestrial Energy, par value $0.0001 per share.

“New Terrestrial Special Voting Stock” means shares of preferred stock, par value $0.0001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to New Terrestrial Energy’s certificate of incorporation.

“New Terrestrial Warrant” means a warrant to acquire one (1) New Terrestrial Common Share deemed issued upon conversion of one (1) HCM II Warrant pursuant to the Domestication.

“No Pricing Event” means there has been no event that the volume weighed average price of the New Terrestrial Common Shares for the twenty (20) trading days beginning on the trading day immediately following expiration of the lock-up period contemplated by the applicable Terrestrial Convertible Note is less than seventy-five percent (75%) of the Redemption Price.

“Organizational Documents” means the Certificate of Incorporation and the By-Laws.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Per Share Base Consideration” means a number of New Terrestrial Common Shares equal to the Exchange Ratio.

“PIPE Financing” means the private placements pursuant to which HCM II issued and sold an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of $10.00 per share.

“PIPE Investors” means certain investors with whom HCM II has entered into the PIPE Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements, each dated as of March 26, 2025, with the PIPE Investors, pursuant to which, among other things, HCM II issued and sold, in private placements, an aggregate of five million (5,000,000) New Terrestrial Common Shares for a purchase price of ten dollars ($10.00) per share.

“Private Placement Warrants” means (i) the 6,850,000 HCM II Warrants, each exercisable for one HCM II Class A Ordinary Share at $11.50 per share, purchased by the Sponsor and Cantor for an aggregate purchase price of $6,850,000, or $1.00 per warrant in a private placement that closed simultaneously with the IPO. Of the 6,850,000 Private Placement Warrants, the Sponsor purchased 4,275,000 Private Placement Warrants and Cantor purchased 2,575,000 Private Placement Warrants; and (ii) 1,267,599 New Terrestrial Warrants issued to an affiliate of the Sponsor at the Closing of the Business Combination upon conversion of $12,67,599 of Working Capital Loans made by the Sponsor to HCM II, at a price of $1.00 per warrant.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means the HCM II Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the HCM II Units or thereafter in the open market).

“Public Warrant Holders” means the holders of the Public Warrants.

“Public Warrants” means the HCM II Warrants included in the HCM II Units sold in the IPO (whether they were purchased in the IPO as part of the HCM II Unit or thereafter in the open market).

“Redemption” means the redemption of HCM II’s Public Shares properly tendered for redemption in connection with the Business Combination pursuant to the Cayman Constitutional Documents.

“Redemption Price” means an amount equal to the price at which each HCM II Class A Ordinary Share was redeemed pursuant to the Redemption, which price was the per-share price, equal to a pro rata portion of the aggregate amount on deposit in the Trust Account (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing) as of two (2) Business Days prior to the completion of the Business Combination, calculated in accordance with the Cayman Constitutional Documents, payable upon the Redemption of Public Shares.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into by and among New Terrestrial Energy, Legacy Terrestrial Energy, the Sponsor and certain other parties thereto upon the completion of the Business Combination.

“Related Agreements” means the Sponsor Support Agreement, the Transaction Support Agreement, the A&R Certificate of Incorporation, the Registration Rights Agreement and the Sponsor Lock-Up Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Signing Date” means March 26, 2025, the date of the Business Combination Agreement.

“Sponsor” means HCM Investor Holdings II, LLC, a Cayman Islands limited liability company.

“Sponsor Lock-Up Agreement” means the lock-up agreement entered into by and between New Terrestrial Energy and the Sponsor at Closing, pursuant to which New Terrestrial Common Shares that the Sponsor received upon conversion of its HCM II Class A Ordinary Shares (following the Sponsor Share Conversion) in connection with the Domestication (the “Sponsor Lock-Up Shares”) and New Terrestrial Warrants received upon conversion of private placement warrants in connection with the Domestication (the “Sponsor Lock-Up Warrants”) are locked up and may not be transferred, subject to certain customary transfer exceptions, from the Closing until the date that is the earliest of (a) the twelve (12) month anniversary of the date of the Sponsor Lock-Up Agreement, and (b) following the 180th day following the Closing, (i) with respect to 50% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP (defined below) equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $20.00 per share (the “Lock-Up Period”). “VWAP” means, for the New Terrestrial Common Shares for a period of twenty (20) Business Days ending on any given determination date, the dollar volume-weighted average price for the New Terrestrial Common Shares on the Nasdaq Capital Market, for such period, as reported by Bloomberg through its “AQR” function (excluding, for the avoidance of doubt, the opening and closing print of each VWAP purchase date), or any successor thereto.

“Sponsor Share Conversion” means the conversion, immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents and the Sponsor Support Agreement, of each of the then issued and outstanding HCM II Class B Ordinary Share, on a one-for-one basis, into one (1) HCM II Class A Ordinary Share.

“Sponsor Support Agreement” means the sponsor support agreement, dated March 26, 2025, by and among HCM II, the Sponsor and Terrestrial Energy, as it may be amended and supplemented from time to time.

“Target Companies” means Terrestrial Energy and its direct and indirect subsidiaries.

“Terrestrial Board” means the board of directors of Terrestrial Energy.

“Terrestrial Call Options” means the call option agreements with certain Persons pursuant to the Amended and Restated Call Option Agreement.

“Terrestrial Certificate of Incorporation” means the Certificate of Incorporation of Terrestrial Energy, as in effect on the Signing Date and any certificate of designation filed with respect to any series of Terrestrial Energy’ preferred stock.

“Terrestrial Common Shares” means each share of common stock, par value $0.001, of Terrestrial Energy.

“Terrestrial Convertible Notes” means each 8% Convertible Note due 2026 issued by Terrestrial Energy.

“Terrestrial Energy” means Terrestrial Energy Inc., a Delaware corporation, prior to the Closing.

“Legacy Terrestrial Energy” means Terrestrial Energy Inc., following the Closing.

“Terrestrial Fully Diluted Capital” means the sum (without duplication) of the aggregate number of (a) Terrestrial Common Shares that were issued and outstanding immediately prior to the Effective Time assuming and after giving effect to the exercise in full of the Terrestrial Call Options with the consideration for such exercise paid in Terrestrial Common Shares, (b) all Terrestrial Common Shares issuable upon full exercise of all issued and outstanding Legacy Terrestrial Warrants outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis), (c) all Terrestrial Common Shares issuable upon full conversion of all Terrestrial Series A Preferred Shares issued and outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis), (d) Terrestrial Common Shares issuable upon exchange of all Exchangeable Shares issued and outstanding as of immediately prior to the Effective Time (including all Terrestrial Common Shares issuable upon exchange of all such Exchangeable Shares that are exchangeable for Terrestrial Series A Preferred Shares, and the subsequent conversion of all such Terrestrial Series A Preferred Shares into Terrestrial Common Shares) (calculated using the treasury method of accounting on a cashless exercise basis), and (e) all Terrestrial Common Shares issuable upon full exercise of all Terrestrial Options outstanding as of immediately prior to the Effective Time (calculated using the treasury method of accounting on a cashless exercise basis).

“Terrestrial Option” means each issued and outstanding option to purchase Terrestrial Common Shares (whether or not vested) held by any person, including Terrestrial Energy stock options under the Terrestrial Option Plan.

“Terrestrial Option Plan” means the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan.

“Terrestrial Series A Preferred Shares” means each share of preferred stock, par value $0.001, of Terrestrial Energy designated as “Series A Preferred Stock” pursuant to Terrestrial Certificate of Incorporation.

“Terrestrial Series A-1 Preferred Shares” means each share of preferred stock, par value $0.001, of Terrestrial designated as “Series A-1 Preferred Stock” pursuant to Terrestrial Certificate of Incorporation.

“Terrestrial Special Voting Shares” means the shares of preferred stock, par value $0.001 per share, of Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to Terrestrial Certificate of Incorporation or any other voting securities of Terrestrial Energy issued to holders of Exchangeable Shares in the ExchangeCo Recapitalization.

“Terrestrial Stockholders” means collectively, the holders of Terrestrial Common Shares, Terrestrial Series A Preferred Shares or Terrestrial Series A-1 Preferred Shares as of any determination time prior to the Effective Time.

“Terrestrial Supporting Shareholders” means the Terrestrial Stockholders party to the Transaction Support Agreement.

“Terrestrial Warrant” means each warrant to purchase shares or other equity interests of Terrestrial Energy that are outstanding and unexercised immediately prior to the Effective Time.

“Total Proceeds” means (i) the aggregate gross proceeds received by the Company in connection with the PIPE Financing and (ii) all amounts delivered from the Trust Account (net of redemptions) in connection with the Business Combination.

“Trading Day” means a day on which New Terrestrial Common Shares are actually traded on the principal securities exchange or securities market on which New Terrestrial Common Shares are then traded.

“Transaction Documents” means each of the agreements and instruments contemplated by the Business Combination Agreement or otherwise related to the transactions contemplated by the Business Combination Agreement and such other agreements or instruments contemplated by the Business Combination Agreement, in each case, that was executed and delivered on the date of the Business Combination Agreement or will be executed and delivered on or prior to the date of Closing by a Terrestrial Stockholder, Terrestrial Energy, New Terrestrial Energy, HCM II, the Sponsor and/or any of their respective affiliates, including the Related Agreements.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of March 27, 2025 (as it may be amended or supplemented from time to time), by and between HCM II, Terrestrial Energy and certain Terrestrial Stockholders.

“Transactions” means, collectively, the Business Combination and the other transactions contemplated by the Transaction Documents.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code, as promulgated by the U.S. Department of Treasury from time to time.

“Trust Account” means the trust account of HCM II, which holds the remaining net proceeds from the IPO and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

“Warrant Agreement” means prior to the Business Combination, the Warrant Agreement, dated as of August 19, 2024, between HCM II and Continental, which governs the outstanding HCM II Warrants and after the Business Combination, the Amended and Restated Warrant Agreement, attached as Exhibit 4.6 hereto.

“Warrants” means the Private Placement Warrants, the Legacy Terrestrial Warrants and the Public Warrants.

We were incorporated on April 4, 2024, as a Cayman Islands exempted corporation under the name HCM II Acquisition Corp. (“HCM II”) for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. In connection with the consummation of the Business Combination, we were renamed “Terrestrial Energy Inc.” and we are the parent company and sole stockholder of Legacy Terrestrial Energy. Unless otherwise indicated, the financial information included herein is that of Legacy Terrestrial Energy. We are a holding company, and, accordingly, all of our assets are held directly by, and all of our operations are conducted through, Legacy Terrestrial Energy, and our only direct asset consists of equity ownership of Legacy Terrestrial Energy. As the parent company of Legacy Terrestrial Energy, we have all management powers over, and full control of, the business of Legacy Terrestrial Energy, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Legacy Terrestrial Energy set forth in the A&R Operating Agreement. Accordingly, the financial statements of Legacy Terrestrial Energy for periods following the consummation of the Business Combination are prepared on a consolidated basis with ours.

References to a year refer to our fiscal years ended on December 31 of the specified year.

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

New Terrestrial Energy is responsible for the disclosure contained in this prospectus. Information contained in this prospectus concerning the market and the industry in which New Terrestrial Energy competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by New Terrestrial Energy based on such sources and New Terrestrial Energy’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. New Terrestrial Energy has not independently verified this third-party information. The industry in which New Terrestrial Energy is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors — Risks Related to Our Business and Industry” and elsewhere in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on the beliefs and assumptions of New Terrestrial Energy’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While New Terrestrial Energy believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, New Terrestrial Energy cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this Current Report and in any document incorporated by reference in this prospectus may include, for example, statements about New Terrestrial Energy and Legacy Terrestrial Energy, including:

●	the ability to realize the benefits expected from the Transactions;
●	the ability to maintain the listing of the New Terrestrial Common Shares and the New Terrestrial Warrants on Nasdaq;
●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;
●	the future financial performance of New Terrestrial Energy and Legacy Terrestrial Energy;
●	New Terrestrial Energy’s and Legacy Terrestrial Energy’s ability to retain or recruit, or to effect changes required in, their respective officers, key employees or directors;
●	New Terrestrial Energy’s and Legacy Terrestrial Energy’s ability to comply with laws and regulations applicable to its business; and
●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this report and New Terrestrial Energy’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of New Terrestrial Energy and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing New Terrestrial Energy’s management teams’ respective views as of any subsequent date. New Terrestrial Energy does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the fact that Legacy Terrestrial Energy has no history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;
●	that Legacy Terrestrial Energy may not be able to generate positive cashflow from its expected future business operations;
●	there may be time delays, unforeseen expenses, increased capital costs, and other complications;
●	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;
●	operating in a highly competitive industry;

●	inability to obtain sufficient capital or other resources necessary to provide for such production;
●	any failure by management to manage growth properly could negatively impact our business;
●	power or other utility disruption or shortage;
●	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;
●	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;
●	any inability to meet individual customer specifications;
●	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;
●	failure to retain key personnel or attract additional qualified personnel;
●	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;
●	impacts of force majeure events;
●	that Terrestrial Energy has generated negative operating cash flows and may experience negative cash flow from operations in the future;
●	extensive and costly environmental requirements;
●	the need to obtain and sustain governmental approvals and permits;
●	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;
●	costs of compliance with environmental, health and safety regulations;
●	the impacts of climate change;
●	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;
●	any infringement of the intellectual property rights of third parties;
●	failure to adequately protect intellectual property rights;
●	issue with information technology systems, including cyber threats, disruption, damage and failure;
●	use of resources and management attention related to the requirements of being a public company in the United States;
●	risks relating to the negative public or potential perception of Terrestrial Energy or the nuclear energy industry in general;
●	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and
●	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

New Terrestrial Energy is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (IMSR Plant), which uses our proprietary design of Molten Salt Reactor (MSR). Our mission is to transform global energy markets by commercializing our IMSR Plant, which will deliver low-carbon electricity and industrial heat with superior economics, speed to deployment, and siting flexibility. In a world demanding rapid, scalable nuclear solutions, the IMSR Plant offers a viable, efficient alternative to both the limitations of legacy nuclear and the intermittency of renewables.

The Business Combination

On March 26, 2025, New Terrestrial Energy (formerly known as HCM II) entered into the Business Combination Agreement with Legacy Terrestrial Energy (formerly known as Terrestrial Energy Inc.) and Merger Sub. On October 28, 2025, pursuant to the Business Combination Agreement: (1) at the closing of the transactions contemplated by the Business Combination Agreement and following the Domestication (as defined below), Merger Sub merged with and into Legacy Terrestrial Energy (the “Merger”), with Legacy Terrestrial Energy surviving as a wholly owned subsidiary of New Terrestrial Energy, resulting in a combined company whereby New Terrestrial Energy became the sole stockholder of Legacy Terrestrial Energy; (2) HCM II domesticated (the “Domestication”) as a Delaware corporation in accordance with the DGCL, the Companies Act and the Cayman Constitutional Documents; and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (such transactions, together with the Merger and the Domestication, the “Transactions”).

The Extraordinary General Meeting of HCM II shareholders was held on October 20, 2025, where the HCM II shareholders considered and approved, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. In connection with the Extraordinary General Meeting, holders of 7,390 HCM II Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of $10.54 per share (the “Redemption Price”), for an aggregate redemption amount of approximately $77,890 (the “Redemption”).

On October 23, 2025, as contemplated by the Business Combination Agreement, HCM II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which HCM II was domesticated and continued as a Delaware corporation.

Immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents and the Sponsor Support Agreement dated March 26, 2025, among HCM II and Legacy Terrestrial Energy, each of the then issued and outstanding HCM II Class B Ordinary Share converted automatically, on a one-for-one basis, into one (1) HCM II Class A Ordinary Share. In connection with the Domestication: (i) each then issued and outstanding HCM II Class A Ordinary Share (that was not redeemed pursuant to the Redemption) converted automatically, on a one-for-one basis, into one (1) New Terrestrial Common Share; (ii) each of the then issued and outstanding HCM II Warrants converted automatically into a New Terrestrial Warrant; and (iii) each of the then issued and outstanding HCM II Units was cancelled and each holder thereof became entitled to one (1) New Terrestrial Common Share and one-half (1/2) of one New Terrestrial Warrant. No fractional warrants were issued upon such cancellation.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, prior to or concurrently with the Effective Time:

i.	each share of common stock, par value $0.001, of Legacy Terrestrial Energy (the “Terrestrial Common Shares”) that was issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below) and any Dissenting Shares (as defined in the Business Combination Agreement) was cancelled and converted into the right to receive a number of New Terrestrial Common Shares equal to the Exchange Ratio of 44.7029, which was calculated in accordance with the Business Combination Agreement (the “Per Share Base Consideration”);
ii.	each share of preferred stock, par value $0.001, of Legacy Terrestrial Energy designated as “Series A Preferred Stock” or “Series A-1 Preferred Stock” that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was cancelled and converted into the right to receive a number New Terrestrial Common Shares equal to: (A) the number of Terrestrial Common Shares into which such Terrestrial Series A Preferred Shares were converted in accordance with Legacy Terrestrial Energy’s governing documents as of immediately prior to the Effective Time; multiplied by (B) the Per Share Base Consideration;
iii.	each Terrestrial Common Share and Terrestrial Series A Preferred Share that, immediately prior to the Effective Time, was owned by HCM II or Merger Sub (or any other subsidiary of HCM II), or held by Legacy Terrestrial Energy (in treasury or otherwise), if any (each, an “Excluded Share”), was automatically cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefore;
iv.	each share of preferred stock, par value $0.001 per share, of Legacy Terrestrial Energy previously designated as “Special Voting Preferred Stock” was cancelled and converted into the right to receive one share of preferred stock, par value $0.0001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to New Terrestrial Energy’s certificate of incorporation;
v.	each option to purchase Terrestrial Common Shares (each, a “Terrestrial Option”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial Option became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio, with such assumption and adjustment completed in a manner intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to any Terrestrial Option that was intended to be an “incentive stock option”, Section 422 of the Code;
vi.	each warrant to purchase Terrestrial Common Shares or other equity interests of Legacy Terrestrial Energy (each, a “Terrestrial Warrant”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy and became exercisable, in accordance with the terms and conditions of such Terrestrial Warrant, for the Per Share Base Consideration;
vii.	Each eight percent (8%) Convertible Note due 2026 issued by Legacy Terrestrial Energy (“Terrestrial Convertible Note”) that was outstanding immediately prior to the Effective Time was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of New Terrestrial Common Shares equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) seventy-five percent (75%) of the Redemption Price; and
viii.	Each restricted stock unit (“RSU”) representing the right to receive Terrestrial Common Shares (each, a “Terrestrial RSU”) that was outstanding immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial RSU became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio.

The PIPE

On March 26, 2025, concurrently with the execution of the Business Combination Agreement, HCM II entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of ten dollars ($10.00) per share. The PIPE Investors were permitted to satisfy their commitments thereunder with New Terrestrial Common Shares that qualify as Non-Redeemed Shares (as defined in the PIPE Subscription Agreements). Concurrently with the Closing, New Terrestrial Energy received an aggregate amount of $50,000,000 from the PIPE Investors.

At the Effective Time, in accordance with the closing of the Transactions, New Terrestrial Energy:

i.	issued an aggregate of 47,741,728 New Terrestrial Common Shares, to securityholders of Legacy Terrestrial Energy, including holders of Terrestrial Convertible Notes;
ii.	issued an aggregate of 26 Special Voting Preferred Shares;
iii.	assumed Legacy Terrestrial Warrants to purchase 10,658,520 New Terrestrial Common Shares;
iv.	assumed Terrestrial Options for comparable options to purchase 18,678,584 New Terrestrial Common Shares;
v.	assumed Terrestrial RSUs with respect to 1,023,160 New Terrestrial Common Shares.

In addition to the foregoing, New Terrestrial Energy will be obligated to issue additional New Terrestrial Common Shares in respect of the contingent value rights to be issued to the former holders of Terrestrial Convertible Notes pursuant to the terms of those notes. The issuance pursuant to the contingent value rights may occur in the event that the volume-weighted average trading price of the New Terrestrial Common Shares for the 20 trading days beginning on the trading day immediately following the earliest expiry date of the lock-up period contemplated by the applicable Key Holder Lock-Up Arrangement (as defined in the Business Combination Agreement) is less than 75% of the Redemption Price.

New Terrestrial Common Shares and New Terrestrial Warrants began trading on Nasdaq under the symbols “IMSR” and “IMSRW,” respectively, on October 29, 2025. New Terrestrial Energy has not paid any cash dividends on its shares of common stock to date. It is the present intention of New Terrestrial Energy to retain all earnings, if any, for use in New Terrestrial Energy’s business operations, and, accordingly, it does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Terrestrial Energy’s revenues and earnings, if any, capital requirements, and general financial conditions. The payment of any cash dividends is within the discretion of the New Terrestrial Board. Further, the ability of New Terrestrial to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of New Terrestrial Common Shares or Warrants and result in a loss of all or a portion of your investment:

Risks Related to Our Business and Industry

●	We have not yet constructed an IMSR Plant, nor have we entered into any binding contract with any customer, including any of our current portfolio of project consortium partners, to operate an IMSR Plant or deliver electricity or heat, and there is no guarantee that we will be able to do so in the future. Our limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

●	Any delays in the development and construction of our IMSR plants and the manufacturing of their key components due to a number of factors, including the degree of pre-fabrication, standardization, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations may adversely impact our business and financial condition.
●	Our limited commercial operating history in a rapidly evolving industry makes it difficult for us to evaluate our future prospects and prepare for the risks and challenges we may encounter.
●	If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.
●	IMSR Plants may suffer significant construction delays or cost increases as a result of a variety of factors. Any such delays could cause the construction of a project to ultimately be unprofitable for the Company or otherwise adversely affect the Company’s business, financial condition and results of operations.
●	Any failure to effectively update the design, construction, and operations of our planned IMSR Plants to ensure cost competitiveness could reduce the marketability of our designs and has the potential to impact deployment schedules.
●	Successful commercialization of new, or further enhancements to existing, alternative low-carbon energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, geothermal or fusion, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for our IMSR Plants, potentially adversely affecting our ability to successfully commercialize our IMSR Plants.
●	If demand for our IMSR Plants fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve or maintain profitability.
●	Our IMSR Plant design may not attract customers as quickly as we expect, or at all.
●	Customers may rescind or back out of non-binding agreements due to various reasons, which could adversely affect our revenue streams, project timelines, and overall financial performance.
●	Our cost estimates are sensitive to broader economic factors, and our ability to control or manage our costs may be limited.
●	Competition from existing or new competitors or technologies domestically and internationally could cause us to experience one or more of downward pressures on prices, lower customer demand for our products and services, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.
●	Changes in the availability and cost of electricity, natural gas, oil and other forms of energy are subject to volatile market conditions that could adversely affect our business prospects, financial condition, results of operations and cash flows.
●	The potential disruption of uranium supply chains makes long-range planning uncertain.
●	The cost of electricity and heat generated from nuclear sources may not be cost competitive with other electricity generation sources and/or heat generated from other sources in some markets, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.
●	Our illustrative unit economics are subject to significant risks, assumptions, estimates, and uncertainties. As a result, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations.
●	The IMSR plants may not operate as planned.

●	We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy and radioactive materials could materially and adversely affect us, our customers, and the markets in which we operate.
●	Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs, or result in liability or claims that could materially and adversely affect our business.
●	The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to low-emissions energy, could adversely affect our financial condition, operating results, and cash flows.
●	The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.
●	The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.
●	Unsatisfactory safety performance or security incidents at our customers’ facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.
●	We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.
●	We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the IMSR Plant. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.
●	We depend on key executives, management, directors, and other highly skilled personnel with highly technical expertise to execute our business plan and oversee our operations, as applicable. Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.
●	Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.
●	We currently enjoy only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect our intellectual property rights throughout the world. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.
●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.
●	We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our IMSR Plants.
●	We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.
●	Customization and hybridization of the Thermal and Electric Facility may require additional research and development and/or reliance on external service providers.
●	Some of our management team have limited experience in operating a public company.

●	Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.

Risks Related to Compliance with Law, Government Regulation and Litigation

●	Our business may be subject to the policies, priorities, regulations, mandates and funding levels of governmental entities and may be negatively or positively impacted by any change thereto.
●	Our IMSR Plants are subject to regulations in all jurisdictions related to nuclear safety, environmental, and financial qualification, among other requirements. Regulatory approvals, such as construction permits and operating licenses issued by the USNRC or other relevant regulators are necessary for our project partners to construct and operate our IMSR Plants, and for Terrestrial Energy to develop the manufacturing capacity to supply IMSR Core-units and IMSR Fuel Salt. Our plans to deploy IMSR Plants rely on timely receipt of such regulatory approvals in the jurisdictions in which we seek to do business. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our IMSR Plants, and may also provide opportunities for third parties to lodge objections or seek more stringent requirements for our IMSR Plants. The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget or appropriations process for any government fiscal year could have an adverse impact on our or our customers’ business, financial condition, results of operations and cash flows.
●	We may pursue government awards involving cost-share related to our R&D work, which could be affected by our failure to comply with certain laws and regulations.
●	Uncertain global macro-economic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flow.
●	We and our suppliers are subject to stringent U.S. export and import control laws and regulations and analogous laws and regulations in other jurisdictions. Unfavorable changes in these laws and regulations or U.S. government or other relevant government licensing policies, our failure to secure timely U.S. government or other relevant government authorizations under such laws and regulations, or our failure to comply with such laws and regulations could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.
●	We are part of the nuclear power industry, which is highly regulated. Our molten salt nuclear fuel form differs from fuel forms currently licensed and used by commercial nuclear power plants, and our IMSR technology differs from reactor technology currently in commercial operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our IMSR Plants may be delayed and made more costly, and industry acceptance of our nuclear fuels may be hampered.
●	We must complete nuclear material qualifications in a manner compliant with regulatory standards and obtain regulatory approvals for the use of various materials in our IMSR design. This includes long lead-time irradiation testing and analysis, which may require redesign or use of alternative suppliers if results are unsatisfactory. Further, certain key nuclear grade materials and components, such as graphite, are only produced in limited quantity and predominantly outside of the United States. Cultivating expanded foreign or domestic U.S. supply chain manufacturing capacity for key materials and components depends on cooperation from government and supply chain partners that may result in shortages and delays if not accomplished within assumed timelines or costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.
●	The IMSR Plant design has not yet been approved or licensed for use by the USNRC or the Canadian Nuclear Safety Commission at any site, and approval or licensing of these designs is not guaranteed.
●	Changes in government agency budgets as well as staffing shortages at national laboratories and other government agencies may lengthen our estimated timelines for regulatory approval and construction.

●	Even if the IMSR Plant is licensed in the United States or Canada, we must still obtain approvals on a country-by-country basis to deploy these reactor technologies, which approvals may be delayed or denied or which may require modification to our design.
●	There is no assurance that nuclear regulators will accept the exclusion of the Thermal and Electric Facility from the operating license requirements for the IMSR Plant.
●	Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.
●	We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.
●	Changes in tax laws could adversely affect our business prospects and financial results.
●	We may become involved in litigation that may materially adversely affect our business, financial condition and results of operations.

Risks Related to Capital Resources

●	In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become even less favorable depending on the amount of funds we may require.
●	Our corporate expenditures, including our corporate level outspend, are subject to numerous risks and uncertainties.
●	We may experience an adverse impact from inflation and rising costs.
●	We have a history of financial losses and may not achieve profitability in the future. We will need substantial additional capital to complete the design of the IMSR Plant and fund our operations. If we fail to obtain significant additional capital in connection with the consummation of the Business Combination, we will be unable to sustain operations unless we are able to raise additional capital following the Business Combination from additional funding sources.
●	There is substantial doubt about our ability to continue as a going concern, and we will require additional future funding, which funding may be needed within the next twelve months.
●	Future indebtedness could expose us to risks that could adversely affect our business, financial condition and results of operations.
●	Our actual operating results may differ significantly from any guidance we may provide.
●	Our financial results may vary significantly from quarter to quarter.
●	Changes in our accounting estimates and assumptions could negatively affect the reporting of our financial position and results of operations.

Risks Related to our Securities

●	The requirements of being a public company in the U.S. may strain the Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U.S. may be greater than we anticipate.

●	If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Terrestrial Energy’s securities may decline.
●	There is no guarantee that the New Terrestrial Warrants will ever be in the money, and they may expire worthless.
●	Your unexpired New Terrestrial Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
●	The Warrants may have an adverse effect on the market price of the New Terrestrial Common Shares.
●	Holders may only be able to exercise their Private Placement Warrants and Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer New Terrestrial Common Shares from such exercise than if they were to exercise such Private Placement Warrants for cash.
●	The Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Related to this Offering by Us and the Selling Securityholders

●	Sales, or the perception of sales, of our New Terrestrial Common Shares or our Warrants, including those registered in this registration statement, by us or our existing stockholders could dilute existing stockholders and cause the market price for our New Terrestrial Common Shares and our Public Warrants to decline.
●	Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Organizational Structure

The diagram below depicts our organizational structure as of immediately following consummation of the Business Combination:

Corporate Information

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated into a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, we completed the Business Combination with Legacy Terrestrial Energy. As a result of the Business Combination, we are a holding company, all of whose assets are held directly or indirectly by, and all of whose operations are conducted through, Legacy Terrestrial Energy and whose only direct asset consists of equity ownership of Legacy Terrestrial Energy. As the parent company of Legacy Terrestrial Energy, we have all management powers over, and full control of, the business of Legacy Terrestrial Energy, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Legacy Terrestrial Energy set forth in its A&R Certificate of Incorporation.

Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our New Terrestrial Common Shares may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	Terrestrial Energy Inc. (New Terrestrial Energy)

Common Stock Offered by Us

Up to 18,776,119 New Terrestrial Common Shares, consisting of: (i) up to 8,117,599 New Terrestrial Common Shares that are issuable by us upon the exercise of Private Placement Warrants, and (ii) up to 10,658,520 New Terrestrial Common Shares that are issuable by us upon the exercise of Legacy Terrestrial Warrants.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Securityholders

Up to 18,792,599 New Terrestrial Common Shares held by or issuable to Selling Securityholders entitled to resale registration rights pursuant to the Registration Rights Agreement or other agreements, including up to (i) 5,000,000 PIPE Shares, (ii) 5,675,000 Founder Shares, and (iii) up to 8,117,599 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.

Warrants That May Be Offered and Sold From Time to Time by the Selling Securityholders	1,267,599 Private Placement Warrants.

Terms of the Offering

We will issue New Terrestrial Common Shares issuable upon (i) exercise of the New Terrestrial Warrants pursuant to the terms of the Warrant Agreement, and (ii) exercise of the Legacy Terrestrial Warrants pursuant to the terms of the Legacy Terrestrial Warrants.

The Selling Securityholders will determine when and how they will dispose of any New Terrestrial Common Shares or Private Placement Warrants.

Terms of Warrants Offered for Resale

Each New Terrestrial Warrant entitles the holder to purchase one New Terrestrial Common Share at an exercise price of $11.50 per share, subject to adjustment pursuant to the terms of the Warrant Agreement.

All New Terrestrial Warrants expire on October 28, 2030, at 5:00 p.m., New York City time.

Share and Share Equivalents Outstanding Before this Offering
●
105,782,452 New Terrestrial Common Shares and share equivalents, which includes 81,771,423 New Terrestrial Common Shares issued and outstanding and 24,011,029 New Terrestrial Common Shares that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares;
●
26 shares of New Terrestrial Special Voting Stock;
●
Private Placement Warrants exercisable for 8,117,599 New Terrestrial Common Shares, at an exercise price of $11.50 per share, subject to adjustment;
●
Legacy Terrestrial Warrants exercisable for 10,658,520 New Terrestrial Common Shares, at an exercise price of $2.24 per share, subject to adjustment; and
●
Public Warrants exercisable for 11,500,000 New Terrestrial Common Shares, at an exercise price of $11.50 per share, subject to adjustment.

Share and Share Equivalents Outstanding After this Offering
●
136,058,571 New Terrestrial Common Shares and share equivalents (including 24,011,029 Exchangeable Shares), assuming the exercise for cash of all New Terrestrial Warrants and Legacy Terrestrial Warrants; and
●
26 shares of New Terrestrial Special Voting Stock.

Use of Proceeds

We will receive the proceeds from any exercise of the New Terrestrial Warrants or the Legacy Terrestrial Warrants for cash. Each New Terrestrial Warrant entitles the holder thereof to purchase one New Terrestrial Common Share at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one New Terrestrial Common Share at an exercise price of $2.24 per share. Assuming the exercise of all outstanding New Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. We believe that the likelihood that holders of New Terrestrial Warrants and Legacy Terrestrial Warrants determine to exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Terrestrial Common Shares. If the price of our New Terrestrial Common Shares is below the applicable exercise price, holders will be unlikely to cash exercise their Warrants, resulting in little to no cash proceeds to us. There is no assurance that the New Terrestrial Warrants or Legacy Terrestrial Warrants will be “in the money” prior to their expiration or that holders will exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable. Holders of New Terrestrial Warrants or Legacy Terrestrial Warrants have the option to exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable, on a cashless basis in accordance with the Warrant Agreement or Legacy Terrestrial Warrants, as applicable.

If the New Terrestrial Warrants or Legacy Terrestrial Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the New Terrestrial Warrants or Legacy Terrestrial Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

All of the New Terrestrial Common Shares and Private Placement Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their New Terrestrial Common Shares and Private Placement Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Risks Related to Our Business and Industry

We have not yet constructed an IMSR Plant, nor have we entered into any binding contract with any customer, including any of our current portfolio of project consortium partners, to operate an IMSR Plant or deliver electricity or heat, and there is no guarantee that we will be able to do so in the future. Our limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

Our business plan includes entering into arrangements with customers, which we also refer to as project consortium partners (including builder-operators, offtake customers, suppliers as well as public and private project investors), who will construct and operate IMSR Plants. Our ability to execute on our business plan will be subject to reaching binding agreements with potential customers for electricity or heat delivered by our IMSR Plant. If no potential near-term customer enters into such binding agreements, our planned construction and operation of our IMSR Plants could be significantly delayed. Such delays would result in delays in revenue and could hinder our ability to gain market traction with other potential customers. This could have a material adverse effect on our business and financial condition. To date, we have entered into contingent non-binding letters of intent to cooperate with potential customers to identify sites and land-use requirements for IMSR Plant licensing and construction, which may not result in binding agreements for the purchase of our products or services. We have been selected to site an IMSR Plant at the Texas A&M-RELLIS campus, and such partnership with Texas A&M University System has not been finalized and is subject to successful site characterization studies, governing body approvals and regulatory approvals. As a result of our limited commercial operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Therefore, there can be no assurance that our internal estimates relating to the size of our serviceable addressable market will be correct. In addition, our expectations with respect to our serviceable addressable market may differ from those of third parties, including investors or securities analysts.

Any delays in the development and construction of our IMSR plants and the manufacturing of their key components due to a number of factors, including the degree of pre-fabrication, standardization, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations may adversely impact our business and financial condition.

The success of our business will depend in large part on our ability to successfully deliver the IMSR plant to customers on-time and on-budget at specified performance levels. There is no guarantee that our planned deployments of the IMSR plant will be successful, timely, or on budget. There can be no assurance that we will not experience operational or process failures and other problems during our first commercial deployment or any planned deployment thereafter.

In the future, we may experience delays, cost overruns or other complications in the design, manufacture, production and delivery of the IMSR plant and its key components, such as the IMSR Core-unit and IMSR Fuel Salt, that could prevent us from delivering IMSR plants in 2034 or beyond. We have not updated third-party cost estimates related to building our IMSR plants since 2021 and the cost environment may have adversely changed since such preliminary third-party cost estimates were obtained. Such third-party cost estimates may be significantly higher than our current estimates, which affect the marketability, capital and operational costs of our IMSR plants and our expectations with respect to our business plan and future profitability. The effect of such complications may be increased as a result of rising commodity prices and interest rates, which may increase costs to us and to our customers and may adversely affect the competitiveness of our IMSR plants compared to more established, competing means of supplying electricity or heat. If delays like this occur, we could experience issues or delays in sustaining or further increasing production and sales of IMSR plants. Similarly, we do not yet have binding commitments with any customers for the purchase of our IMSR Core-unit or IMSR Fuel Salt, and if we are unable to competitively price these components as a result of increased costs or delays in their production or otherwise, we may not realize the expected revenues associated with supplying our IMSR Plant to our customers, or our customers may need to rely on third-parties to provide components and fuel for their IMSR plants.

If we encounter difficulties in scaling our production and delivery capabilities, if we fail to develop and successfully commercialize our IMSR plants and related technologies, if we fail to timely develop such technologies before our competitors or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe or less efficient than those of our competitors, our business and financial condition could be materially and adversely impacted.

Our limited commercial operating history in a rapidly evolving industry makes it difficult for us to evaluate our future prospects and prepare for the risks and challenges we may encounter.

We have a limited commercial operating history in a rapidly evolving industry. The markets for nuclear reactor design, nuclear reactor production, nuclear fuel design, nuclear fuel supply, and services related to any or all of the foregoing business may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described in this prospectus. Accordingly, should we provide forecasts in the future, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.

If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

In order to achieve the future revenue growth anticipated, we must finalize our IMSR Plant design, receive regulatory approvals, including the USNRC and other regulatory bodies licensing our IMSR Plants, design, construct and license facilities to manufacture and produce IMSR Core-units and IMSR Fuel Salt, and continue to develop and market new products and services to traditional and non-traditional end-users. If our operations grow as planned, we intend to expand our operations significantly to meet anticipated demand. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

●	hiring and training new personnel;
●	completing the designs and licensing of our first IMSR Plant;
●	customizing applications of our IMSR Plants to serve both traditional utility and electric power customers and a broad base of non-traditional industrial customers interested in utilizing the efficient high-temperature heat produced by our design;
●	developing the supply chain necessary to supply components for our IMSR Plant;
●	developing the processes and technologies to transport radiological materials;
●	developing IMSR Fuel Salt production capabilities and capacity to transport and deliver IMSR Fuel Salt, including the ability to purchase SALEU UF4 and the other elements of the IMSR Fuel Salt;
●	developing the operational capabilities and functions necessary for others to operate our IMSR Plant;
●	controlling expenses and investments in anticipation of expanded operations and rising costs;
●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and
●	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, permitting and licensing, products and services, manufacturing, supply, and operations functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our IMSR Plants and related equipment, delays in production, finding suitable locations or partners for our IMSR plants, challenges in scaling-up IMSR Fuel Salt and IMSR Core-unit production capacity and supply, and difficulty sourcing adequate raw materials for our IMSR Plants. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

IMSR Plants may suffer significant construction delays or cost increases as a result of a variety of factors. Any such delays could cause the construction of a project to ultimately be unprofitable for the Company or otherwise adversely affect the Company’s business, financial condition and results of operations.

Our IMSR Plant design development will be actively managed through design reviews, prototyping of key systems, involvement of external partners and application of industry lessons, but we could still fail to identify latent manufacturing and construction issues early enough to avoid negative effects on construction or ultimate performance of our IMSR Plants.

While the Company anticipates improved cost efficiency as it gains further experience in delivering IMSR Plants, there may be delays or unexpected developments at such later stages of completing projects, which could cause construction costs to exceed the Company’s expectations as a result of a variety of factors, including but not limited to:

●	failure to secure and maintain environmental and other permits or regulatory approvals;
●	failure to complete the interconnection to transmission networks;
●	changes in local or municipal support for the project;
●	unexpected problems with EPC contractor or supplier solvency;
●	appeals of environmental and other permits or approvals that the Company obtains;
●	changes in the regulatory regime applicable to the construction of the project;
●	failure to obtain required financing;
●	increases in interest rates;
●	failure to obtain all necessary rights to land access and use;
●	failure to receive critical components and equipment that meet design specifications;
●	delays in scheduled deliveries of critical components and equipment;
●	failure to receive quality and timely performance from key contractors and vendors;
●	increases in supplier costs, including those due to unexpected increases in inflation, currency exchange rates, tariffs, or commodity prices;

●	unforeseen engineering problems;
●	failure by third parties to timely construct facilities that will be used by the Company under co-tenancy arrangements;
●	work stoppages, strikes, labor underperformance or shortages of skilled labor;
●	inclement weather conditions;
●	adverse environmental and geological conditions; and
●	force majeure or other events beyond the Company’s control, including changes in law or in political support.

Any failure to effectively update the design, construction, and operations of our planned IMSR Plants to ensure cost competitiveness could reduce the marketability of our designs and has the potential to impact deployment schedules.

Updating our designs, construction models, and operation models will be necessary to be competitive and attractive in the market, particularly in the United States where the price of power is generally lower than in certain other key markets. If we are not able to achieve and maintain cost-competitiveness of our IMSR Fuel Salt or our planned IMSR Plants in the United States or elsewhere, our business could be materially and adversely affected.

Successful commercialization of new, or further enhancements to existing, alternative low-carbon energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, geothermal or fusion, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for our IMSR Plants, potentially adversely affecting our ability to successfully commercialize our IMSR Plants.

The expected market for our IMSR Plant generating electric power and high-temperature heat may be superseded or rendered obsolete by new technology or the novel application of existing technologies. Our estimates for the serviceable addressable market and our expectations, inclusive of recent updates, with regards to certain unit economics are based on a number of internal and third-party estimates, including our potential contracted revenue, the number of potential customers who have expressed interest in our IMSR Plant, assumed prices and production and regulatory costs for our IMSR Plant, our ability to leverage our current logistical and operational processes, assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, reducing the predictive accuracy of these underlying factors. As a result, our expected performance, our estimates of the serviceable addressable market for our products and services, as well as the expected growth rate for the serviceable addressable market for our products and services, may prove to be incorrect. Any material change to our assumptions or expectations with respect to the foregoing may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

If demand for our IMSR Plants fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve or maintain profitability.

The viability and continued growth in demand for new nuclear technologies, and in turn, our IMSR Plant, may be impacted by many factors outside of our control, including:

●	market acceptance of nuclear energy;
●	cost competitiveness, reliability and performance of our IMSR Plants compared to conventional and renewable energy sources and products;
●	the extent to which the nuclear power industry and broader energy industries are deregulated to permit quicker and broader adoption of nuclear electricity generation;
●	the cost and availability of skilled labor, key materials and components used in the production of our IMSR Plants;
●	prices of traditional utility-provided energy sources; and

●	the emergence, continuance, or success of, or increased government support for, other alternative energy generation technologies and products.

Reduction in energy demand or changes in climate-related policies may change market conditions, reducing our product’s competitiveness and affecting our performance. If demand does not grow, our business and operations could suffer, which would have an adverse impact on our ability to grow our business and we could be unable to achieve or maintain profitability.

Our IMSR Plant design may not attract customers as quickly as we expect, or at all.

IMSR and other advanced nuclear technologies are relatively new and unproven and may be more costly than alternatives. Accordingly, adoption of our technology, IMSR Plants or advanced nuclear technologies generally, among our potential customers may progress more slowly than we anticipate, or it may be more expensive to bring potential customers into our pipeline. Any delay or failure to sell IMSR Plants to our customers may have a material and adverse impact on our business and financial condition.

Customers may rescind or back out of non-binding agreements due to various reasons, which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into and may enter into additional non-binding agreements, such as a memorandum of understanding or a letter of interest with customers for the purchase of power or to collaborate on projects. These memoranda of understanding and letters of interest are non-binding and the underlying contracts may not come to fruition as a result of, among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. For example, while we expect to enter into agreements with the Texas A&M University System to construct an IMSR Plant at the Texas A&M-RELLIS campus site in accordance with our December 2024 MOU, no assurances can be given as to whether or when we may be able to do so. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

Our cost estimates are sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

Capital and operating costs for the deployment of our first commercial IMSR Plant may be difficult to project, are inherently variable and are subject to significant change based on a variety of factors, including site specific factors, customer off-take requirements, regulatory oversight, operating agreements, supply chain availability, inflation and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. To the extent cost reductions are not achieved within the expected timeframe or magnitude, the IMSR Plant may not be cost competitive with alternative technologies, which could materially and adversely affect our expected revenues, gross margins and unit economics and levelized cost expectations.

Competition from existing or new competitors or technologies domestically and internationally could cause us to experience one or more of downward pressures on prices, lower customer demand for our products and services, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.

We operate in highly competitive markets and are subject to competition based upon product design, performance, technology, pricing, quality, and services, from competing nuclear suppliers as well as from alternative means of producing electricity and/or heat. There are a number of advanced reactor designs, and advanced reactor projects, under development in the United States. Many of these designs are involved in pre-application review with the USNRC. Our advanced design, projected product design performance, engineering expertise, and quality control have been important factors in our growth; nonetheless other companies providing competing technologies could capture customers or market share from us, which could have a material adverse effect on our business or financial condition.

Moreover, our competitors may develop or adopt technologies that are superior, more efficient, more effective, and/or more attractive to prospective customers compared to our technologies (on a price-to-value basis, operational impact, or otherwise), or may adapt more quickly to leverage new or emerging technologies or meet new or evolving regulatory requirements in our target markets. We will need to anticipate and respond to these changes by enhancing our offerings and/or internal processes in order to maintain our competitive position, but we may not be successful in doing so. In such scenarios, the Company may not be able to commercialize the IMSR Plant.

For sales and/or deployments outside of jurisdictions with highly-developed nuclear regulatory frameworks, some of our foreign competitors currently benefit from, and others may benefit in the future from, permissive regulatory and licensing regimes and/or from protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Those competitors may have a competitive advantage if they are able to obtain approvals, or if they can demonstrate to potential customers the value and benefits of their products and services, particularly in jurisdictions that have less stringent nuclear regulatory requirements. These competitors may have access to greater sources of funding to develop and commercialize their products than we do, whether as a result of potential competitive advantages or from supportive national governments, and may be able to substantially discount sales costs of nuclear plants in their respective markets. This market environment may result in increased pressures on our pricing and other competitive factors.

Substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantages.

The U.S. government has announced initiatives to support a variety of Generation IV SMR technologies, including our technology and competing technologies. Among other programs, the U.S. Department of Energy has announced programs designed to support the creation of a U.S. supply chain for HALEU. Should the Federal Government seek to preferentially support competing nuclear technologies, we may experience a loss in competitive position in our sector. For example, should the U.S. government provide the substantial funding we believe would be necessary to establish a domestic HALEU supply chain at commercial scale, then the competitive advantage of our choice of SALEU as a fuel for the IMSR Plant would be reduced.

Changes in the availability and cost of electricity, natural gas, oil and other forms of energy are subject to volatile market conditions that could adversely affect our business prospects, financial condition, results of operations and cash flows.

The prices for and availability of electricity, natural gas, oil and other energy resources are subject to volatile market conditions. We do not control these market conditions, which are, moreover, often affected by political and economic factors beyond our control. Decreases in energy prices, or changes in nuclear energy costs relative to other forms of energy, may adversely affect our business. To the extent that these uncertainties cause suppliers and customers to be more cost sensitive or to adjust their business plans and operations, decreased energy prices may have an adverse effect on our business prospects, financial condition results of operations and cash flow.

The potential disruption of uranium supply chains makes long-range planning uncertain.

Our IMSR technology depends on a reliable supply of enriched uranium, and supply restrictions and major cost increases in the international market for natural uranium, uranium enrichment, and/or conversion services could have a material adverse effect on our business, financial condition, and results of operations. Our revenue necessarily is dependent upon, and affected by, the long and short-term availability of uranium, which is subject to significant volatility. The international market for uranium has been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium production levels and costs of production.

The cost of electricity and heat generated from nuclear sources may not be cost competitive with other electricity generation sources and/or heat generated from other sources in some markets, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.

Many U.S. electricity markets price electric energy, heat, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power or heat purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy and heat prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and we may not be able to compete in these markets unless the benefits of our SALEU-fuel nuclear plant using our advanced technology and business model are sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that our IMSR Plants will be sufficiently low-cost so as to clear auction-style capacity markets, or to attract customers to sign power purchase agreements with our IMSR Plants on commercially acceptable terms, and, further, clearing in any one (1) year is no guarantee of similar outcome in successive years.

Given the relatively lower electricity prices and higher availability of power in the United States when compared to many international markets, the risk may be greater with respect to business in the United States. Regardless of jurisdiction, however, failure of the cost of electricity and heat generated from our IMSR Plants to be cost competitive with electricity and/or heat generated from other sources, will limit our ability to charge a premium relative to other energy sources, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Our illustrative unit economics and levelized cost information are subject to significant risks, assumptions, estimates, and uncertainties. As a result, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations.

Our illustrative unit economics and levelized cost information are subject to significant risks, assumptions, estimates and uncertainties. They reflect our then-current views with respect to future events or our future financial performance, were based on assumptions, and involved known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the illustrative unit economics and levelized cost information that we may provide from time to time. We may not actually achieve the plans, expectations or objectives contemplated by our illustrative unit economics and levelized cost information, and the underlying assumptions may prove incorrect. Such deviations may be due to factors outside our control or currently unknown to us. For example, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations. Therefore, undue reliance should not be placed on any such data.

The IMSR plants may not operate as planned.

The success of our business will depend, among other things, on the amount of electricity and heat produced by the IMSR plants we develop. A number of different factors, including plant start-up issues, degradation of our IMSR Core-unit at a faster rate than anticipated, latent defect, design error, operator error, slow response to outages due to underperforming monitoring systems, poor weather conditions and vandalism or theft could adversely affect the amount of nuclear power produced, and thus reduce revenues. Even if our IMSR plants do perform as expected, external factors such as grid connectivity issues may affect their output. Unplanned outages or prolonged downtown for maintenance and repair typically increase operation and maintenance expenses and reduce revenues as a result of diminished output. We do not have current plans to carry insurance coverage for, or employ other risks sharing structures, to mitigate all risks associated with the successful delivery and performance of the IMSR plant.

Any actual or perceived safety or reliability issues may result in significant reputational harm to our businesses, in addition to tort liability and other costs that may arise. Such issues could result in delaying or cancelling planned deployments of IMSR plants, increased regulation, or other systemic consequences. Our inability to meet safety standards or adverse publicity affecting our reputation as a result of accidents or mechanical failures could have a material adverse effect on our business and financial condition.

We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy and radioactive materials could materially and adversely affect us, our customers, and the markets in which we operate.

Successful execution of our business model is dependent upon public support for nuclear power in the United States and other countries. The risks associated with uses of radioactive materials, both in our nuclear facilities and the public perception of those risks, can affect our business. Opposition by third parties can delay or prevent the licensing and construction of new nuclear power facilities and in some cases can limit the operation of nuclear reactors. Adverse public reaction to developments in the use of nuclear power could directly affect our customers and indirectly affect our business. In addition, journalists, trade press, and other third parties, potentially including one or more of the agencies with regulatory jurisdiction over us, may publish statements that negatively affect the public or political perception of us. We may also face adverse public or political perception due to a variety of environmental and social factors, including as relevant standards continue to evolve. Stakeholder and policymaker expectations on such matters are not uniform, and any failure to successfully navigate such expectations may result in various adverse impacts. Adverse public opinion or political perceptions could result in increased regulatory requirements and costs or increase the likelihood that our operations are subject to liabilities and adverse claims, and directly affect our customers and indirectly affect our business. In the past, adverse public reaction, increased regulatory scrutiny and related litigation have contributed to extended licensing and construction periods for new nuclear power facilities, sometimes delaying construction schedules by decades or more, or even shutting down operations at already-constructed nuclear power facilities.

Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs, or result in liability or claims that could materially and adversely affect our business.

Successful execution of our business model is dependent upon public support for nuclear power, in general, in the United States and other countries. Any significant incident affecting a nuclear energy facility could materially damage public perception of nuclear power. Similarly, adverse public reaction to such incidents (for example, incidents involving incidents at Three Mile Island, Chernobyl and most recently Fukushima) led to increased public and regulatory scrutiny, which contributed to extended licensing and construction periods for new nuclear power plants, sometimes delaying construction schedules by decades or more or even shutting down operations at already-constructed nuclear power facilities. If a high-visibility or high-consequence nuclear incident, including the loss or mishandling of nuclear materials, or other event, such as a terrorist attack involving a nuclear facility, occurs, public opposition to nuclear power may increase dramatically, regulatory requirements and costs could become more onerous or prohibitory. Such an incident could also impact customer demand for heat, electricity, or fuel derived from nuclear energy. Any of these effects could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to low-emissions energy, could adversely affect our financial condition, operating results, and cash flows.

Our operations and properties, and those of our customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our customers, they may indirectly impact us and our customers through increased insurance, energy or other costs. In addition, although the ongoing transition to low-emissions energy is creating significant opportunities for us and our customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.

The occurrence of newsworthy events in the nuclear industry as a whole, including, but not limited to, the delay of major projects, inflated cost adjustments, fluctuations in product pricing strategies, cancellations of public offerings, customer withdrawals, or disruptions in supply chain adversely affect our business in several ways, including:

●	Negative news or events associated with industry peers may lead to decreased investor confidence in the sector, which could impact the broader stock market performance of companies operating within the industry, including the Company.
●	Adverse events in competitor firms may alter the competitive landscape, affecting market share dynamics, pricing strategies, and overall positioning within the industry. This could impact our ability to retain or expand our market presence.
●	Changes in market dynamics influenced by competitors’ actions, such as inflated cost adjustments or potential cancellations, could have ripple effects on our financial stability and profitability, influencing our financial metrics and potentially impacting investor perceptions.

While we implement risk mitigation strategies and highlight our unique business approach and how it differentiates from our peers, there is no guarantee that we will be insulated from the adverse effects of such events and the occurrence of any of these events could negatively impact our business operations and financial condition.

The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.

Our customers’ operation of the IMSR Plant and the related supply chain involve the use, transportation, and disposal of toxic, hazardous and radioactive materials. A release of these materials could pose a health risk to humans, plants and animals or the environment. If an accident were to occur, its severity would depend on the volume and location of the release and the speed of corrective action taken by emergency response personnel, as well as other factors beyond our control, such as weather and wind conditions.

The IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in each replacement IMSR Core-unit with the excess fuel salt removed and stored in a spent fuel vault within the plant nuclear containment until decommissioning of the IMSR Plant. Furthermore, each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is removed to a separate and secure IMSR Core-unit Storage Silo within the reactor building, where it will remain for the life of the plant. As a result of the IMSR Plant’s spent fuel management process, we do not anticipate the plant requires a separate licensed facility for the interim storage of spent nuclear fuel required by some of our competitors. Nevertheless, IMSR Plant operations inherently involve the use, transportation, and disposal of toxic, hazardous and radioactive materials.

Under federal, state and local laws and regulations, a current or former owner or operator of real property may be liable for costs to remediate contamination resulting from the presence or release of hazardous substances, wastes or petroleum products. These costs to the owners and operators of our IMSR Plants could be substantial and liability under such laws is strict and may attach whether or not the owner or operator knew of or caused such contamination. We also may be liable for costs of remediating third-party disposal sites to which we arranged for the disposal or treatment of hazardous substances without regard to whether such disposal occurred in compliance with environmental laws. These matters could have a direct and indirect adverse effect on our financial condition.

Additionally, we may be responsible for decontamination or decommissioning of facilities where we conduct operations such as facilities for component manufacturing and fuel supply. Activities of our contractors, suppliers or other counterparties similarly may involve toxic, hazardous, and radioactive materials and we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities, including the decontamination or decommission of third-party facilities.

Although we do not intend to operate IMSR Plants, IMSR Plants inherently involve radioactive materials and may involve toxic and hazardous materials. In the United States, the nuclear liability law codified at 42 U.S.C. 2210 et seq. (along with subsequent amendments, the “Price-Anderson Act”) and applicable USNRC regulations and corresponding insurance requirements channel liability to the nuclear operator of a nuclear power plant for third-party offsite damages caused by a nuclear incident or a precautionary evacuation due to a possible or actual nuclear incident. U.S. law is substantially similar in effect to global nuclear liability regimes wherein operators are subject to robust financial protection regimes, such as required insurance policies or government indemnification, to cover the operator’s financial risk in the event of a nuclear incident that gives rise to third-party offsite liability. Nonetheless it is possible that we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities of operators or contractors, suppliers, our counterparties, including the decontamination or decommission of third-party facilities. In our contracts, we seek to protect ourselves from liability, but there is no assurance that such contractual limitations on liability will be effective in all cases or in all jurisdictions. The costs of defending against a claim arising out of a nuclear incident or precautionary evacuation not otherwise covered by insurance, and any damages awarded as a result of such claim, could adversely affect our results of operations and financial condition. Long-term spent nuclear fuel storage, disposal and its associated costs could have a significant negative impact on our business operations if IMSR Plant customers view the risks associated with these issues and costs as unacceptably high.

Nuclear operations inherently produce various types of nuclear waste materials. The approval of a national repository for the storage of such waste materials and the timing of that facility opening may significantly affect the costs associated with the long-term storage of spent IMSR Core-units and IMSR Fuel Salt. Any regulatory action relating to the timing and availability of a repository for long-term storage of nuclear waste could adversely affect the ability to decommission fully our IMSR Plants and IMSR Core-units. We cannot predict whether a fee may be established or to what extent in the future for the long-term disposal of such waste.

Unsatisfactory safety performance or security incidents at our customers’ facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.

We design IMSR Plants that depend on complex, unproven technology. We also work cooperatively with our customers, suppliers, subcontractors, and other parties. Failures, disruptions or compromises to our or our third parties’ systems or facilities may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, bugs or vulnerabilities, physical or electronic break-ins, human error, targeted cyberattacks, other intentional conduct, or similar events or incidents. While we have built operational processes to ensure that the design, construction, performance and servicing of our IMSR Plants meet rigorous safety standards and performance goals, there can be no assurance that we will not experience operational or process failures or other problems, including through manufacturing or design defects, failure of third-party safeguards, mishandling or process failures, natural disasters, cyber attacks, or other intentional acts, that could result in potential safety risks. There can be no assurance that our preparations, or those of third parties, will be able to prevent any such incidents.

Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues with our IMSR Plants, facilities, or customer safety could result in delaying or cancelling delivery of IMSR Plants to our customers, increased regulation or other systemic consequences. Our inability to meet our safety standards or address adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property or medical complications could have a material adverse effect on our business, financial condition and results of operation.

In the nuclear industry, accidents or incidents involving the mishandling of nuclear materials at any nuclear facility in the world have had and, in the future, could have an impact on other nuclear facilities around the world in terms of public acceptance, political pressures, and regulatory requirements and scrutiny. Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs for us or our customers, impose delays or result in liability or claims that could materially and adversely affect our business.

We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors who have access to our confidential information. Regarding actual IMSR Plant deployments, we are subject to the USNRC’s regulations in this area, the violation of which could carry regulatory enforcement action.

Despite the implementation of security measures, given their size and complexity and the increasing amounts of confidential information that they maintain, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage, and the further development and commercialization of our products could be delayed.

We cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, we maintain databases comprised of our IMSR Plant design technical and engineering information and operations information. If one or more of these databases were to be lost or compromised, our ability to efficiently deploy and operate our IMSR Plants could be significantly impaired.

Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the IMSR Plant. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.

We rely on a limited number of suppliers for certain raw materials and supplied components. While alternative suppliers to our current suppliers are available, we may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs from alternative suppliers, or obtain such materials on favorable terms or at expected costs, which could impair our ability to meet demand in a timely manner or increase our costs of production.

We do not directly manufacture, and do not expect to manufacture, IMSR Plants, though we will manufacture the IMSR Core-unit and supply the IMSR Fuel Salt that are necessary for the operation of our IMSR Plants. Our ability to construct our IMSR Plants with project partners is dependent upon sufficient availability of raw materials, high quality equipment, parts, and components, including many highly technical components that are still under design, are being designed for first-of-a-kind or sole use in our IMSR Plant and have not yet been qualified for use, are only produced by a limited number of suppliers and may be particularly susceptible to cost increases, supply chain disruptions or inflationary pressures. Any supply chain disruption incurred by our third-party suppliers or degradation in the quality and processes of our manufacturer partners, may result in delays, cost overruns or impairments to the development of our IMSR Plants.

Certain key nuclear grade materials and components, such as graphite, are currently produced in limited quantities and available predominantly from vendors outside of the United States e.g., Germany and Japan. Although U.S. graphite suppliers are developing the capability and capacity to supply our needs, any reliance on foreign suppliers to secure raw materials and supplied components exposes us to changing tariffs and volatility in the prices and availability of these materials, and may result in our being susceptible to changes in geopolitical relationships. We may not be able to obtain a sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in, or the inability to, manufacture our IMSR Fuel Salt and IMSR Core-unit components and, in turn, construct our IMSR Plants with project partners or result in increased costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.

Additionally, the imposition of tariffs and impacts of inflation on raw materials or supplied components for our IMSR Plants could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

We depend on key executives, management, directors, and other highly skilled personnel with highly technical expertise to execute our business plan and oversee our operations, as applicable. Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including highly competent engineers and scientists, and other qualified personnel with requisite industry knowledge, manufacturing and quality assurance, finance, marketing and sales personnel. Our senior management team has extensive experience in the energy and manufacturing industries, and we believe that their depth of experience is instrumental to our continued success. Nevertheless, the Company competes with other nuclear reactor companies, including Generation IV reactor companies, for the limited pool of these skilled professionals and such competition is intense. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel. Additionally, possible loss of experienced personnel to competitors, and a possible transfer of know-how and trade secrets associated therewith, including the patenting by our competitors of technology built on our know-how obtained through former employees, could negatively affect the Company’s long-term growth prospects. If we are unable to recruit and retain highly skilled personnel, especially senior management and personnel with sufficient technical expertise to develop our IMSR Plants including its component and service supply IMSR, we may experience delays, increased costs and reputational harm.

Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks, copyrights and trade secret laws in the United States and other jurisdictions, as well as commercial agreements such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our IMSR Plants and related proprietary technologies. These measures are aimed at preventing third parties from using, practicing, selling, manufacturing, or otherwise commercially exploiting our IMSR Plants and related technologies, which would erode our competitive position in our market.

Our success depends in large part on our ability to obtain and enforce patent protection for our IMSR Plants, as well as our ability to operate without infringing or violating the proprietary rights of others. We either own or have significant license rights to certain intellectual property applicable to our IMSR Plant, IMSR Fuel Salts and, key components, such as the IMSR Core Unit, including patent rights and pending patent applications on the same, and we will continue to file patent applications claiming new technologies directed to our IMSR Plants in the United States and in other jurisdictions based on several factors including, but not limited to, commercial viability. Monitoring unauthorized use of our intellectual property rights is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient.

As noted above, we also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and help maintain our business and competitive position. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements with our suppliers, subcontractors, venture partners, employees and consultants, and other third parties. However, we may not be able to prevent the unauthorized disclosure or use of information which we consider to be confidential, our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality provisions and other contractual restrictions. If any of the suppliers, subcontractors, venture partners, employees and consultants, and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, despite our efforts to protect our proprietary technology, our trade secrets could otherwise become known or be independently discovered by our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate, from using that technology or information to compete with us.

The patent position of our IMSR Plant and its key components is not a guarantee of protection or rights. During the patent prosecution process, a patent office may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications. This may limit the scope of patent protection and our or our licensors’ ability to assert patent infringement if the patent is subsequently issued. In some cases, a patent may not issue if we or our licensors are unable to overcome rejections from a patent office. By pursuing patent rights by filing a patent, we or our licensors may lose trade secrets that would have otherwise been protected had a patent not been sought and third parties may be able to exploit such published information in our patent application. Additionally, even if we obtain a patent in one jurisdiction (e.g., the United States), we cannot guarantee that we will obtain a corresponding patent in another jurisdiction (e.g., China) as patent laws differ from jurisdiction to jurisdiction. Additionally, maintaining and enforcing patent rights can involve complex legal and factual questions and may be subject to litigation in some cases. For example, third parties may challenge the validity of our or our licensors’ patents based on prior art at a tribunal such as the Patent Trial and Appeal Board at the U.S. Patent and Trademark Office and in a federal court. Because we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found, third parties may prevail in invalidating a patent or preventing a patent application from being issued as a patent. If we or our licensors are able to maintain valid patents or prevail in patent challenges instituted by third parties, we or our licensors may still bear the risk of third parties “designing around” our technologies to avoid an intellectual property infringement claim.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents, published pending patent applications and unpublished pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to the risk of infringing those patents, those patents and patent applications owned by others may also be used as a basis to invalidate our patents or prevent our patent applications from issuing as patents. Our patents may also be challenged as invalid under other prior art and/or be challenged as unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with those applications, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims of any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending patent applications. From time to time, we may develop technology with funding from the United States Department of Energy. Inventions conceived or first actually reduced to practice under agreements with the Department of Energy (“subject inventions”) grant the U.S. Government certain rights and impose specific obligations on our ability to practice and license these inventions. The U.S. Government also has march-in rights, although it has never exercised such rights, to require us to license a patent on subject inventions on reasonable terms under very limited circumstances. In addition, patents issued to us could be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operation results.

We currently enjoy only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect our intellectual property rights throughout the world. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We do not have worldwide patent rights for our IMSR Plant and related proprietary technologies because there is no such thing as worldwide or “international patent rights.” We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting and defending patents on our IMSR Plant worldwide can pose several challenges. First, procuring patent rights in multiple jurisdictions may be cost prohibitive because individual patent offices in different jurisdictions will have to independently examine each patent application. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered when deciding whether to pursue patent protections in a given jurisdiction. Once a patent is registered, we or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions. Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including our existing and future competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer to sell or sell our IMSR Plants and its related proprietary technologies, which could make it more difficult for us to operate the Company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed a third party’s intellectual property rights, we may be required to do among other things, one or more of the following: (i) cease selling, incorporating or using IMSR Plants that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also anticipate licensing patents and other intellectual property from third parties, and we may face claims that the use of this intellectual property infringes the rights of other third parties. In such cases, we may seek indemnification from the licensors under our license contracts with those licensors or other damages. However, our rights to indemnification or damages may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our IMSR Plants.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough because there may be hundreds of thousands of relevant patents worldwide. We also cannot be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our IMSR Plants in any jurisdiction. The scope of a patent claim is generally determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect or not accepted by a court of competent jurisdiction. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect or inaccurate. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our IMSR Plants.

There are several circumstances under which a patent application may not be published and accessible to us or our licensors. For example, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, but some patent applications in the United States may be maintained in secrecy until the patents are issued. Publications in the scientific literature also often lag behind actual discoveries. Therefore, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology or to file a patent application covering the technology. Our competitors may have filed, and may in the future file, patent applications covering our IMSR Plants or technology similar to ours without us knowing. Any such patent application may have priority over our patent applications or patents, which could require us to procure rights to issued patents covering such technologies in order to avoid infringement claims.

Customization and hybridization of the Thermal and Electric Facility may require additional research and development and/or reliance on external service providers.

We believe the IMSR Thermal and Electric Facility can be customized by the adaption of existing industrial technologies although we cannot provide assurance that will be the case. Should this not be the case, customization and hybridization of the Thermal and Electric Facility for specific applications may require extensive research and development programs and/or the development of new technologies. We have little experience of customization of the IMSR Thermal and Electric Facility and its hybridization with other energy systems and may rely on others to provide these services. As such, the timeline and cost of commercializing customized IMSR Plants will be longer than we currently anticipate.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.

Our confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property and are required to be assigned to us if necessary. While we require our employees, consultants, and contractors to assign such intellectual property to us in the event that the intellectual property is not automatically assigned (e.g., as work made for hire), those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances, where we are unable to negotiate for such ownership rights and others misappropriate those rights in the process.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Some of our management team have limited experience in operating a public company.

While several of our board members have experience as directors of publicly traded companies, some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to our management and growth. We may need to add additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting to maintain what is required of public companies in the United States. The development and implementation of the standards and controls necessary for us to maintain the level of accounting standards required of a public company in the United States may require costs greater than expected. We could be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.

We are required to comply with the periodic reporting obligations of the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations, including the preparation of annual reports, quarterly reports, and current reports. Complying with these rules and regulations could cause us to incur additional legal and financial compliance costs and make some activities more difficult, time-consuming and costly. Further, by complying with public disclosure requirements, our business and financial condition are more visible, which may result in increased threatened or actual litigation.

Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our common stock price and adversely affect our business, financial condition and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

If we fail to timely meet our reporting obligations under the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations in their entirety, we could be subject to penalties under federal securities laws and regulations of the Nasdaq and face lawsuits, and we will not be able to obtain independent accountant certifications required for public companies under Sarbanes-Oxley.

Stock-based compensation expense will increase our operating expenses, and tax withholding obligations related to equity awards may adversely affect our cash flow and financial condition.

We have granted RSUs to certain employees and may in the future grant RSUs to employees and directors, which will result in higher stock-based compensation expense in future periods. We began recognizing stock-based compensation expense for such RSUs in the quarter ended September 30, 2025. Additionally, we may expend substantial funds in connection with the tax withholding and remittance obligations that arise upon the vesting and/or settlement of our outstanding equity awards, including RSUs granted to our CEO. Under U.S. tax laws, employment and income tax withholding and remittance obligations for RSUs arise in connection with the vesting and settlement of the RSUs. To fund the employment and income tax withholding and remittance obligations arising in connection with the vesting and settlement of vested RSUs or the settlement of option exercises, we may either (i) withhold shares of our common stock that would otherwise be issued with respect to such equity award and pay the relevant tax authorities in cash to satisfy such tax obligations, (ii) have the holders of such vested RSUs or settled options fund the applicable tax withholding and remittance obligations, or (iii) subject to applicable securities laws, have the holders of such vested RSUs or settled options use a broker or brokers to sell a portion of such shares into the market, with the proceeds of such sales to be delivered to us for us to remit to the relevant taxing authorities, in order to satisfy such employment and income tax withholding and remittance obligations. Settlement of vested RSUs or exercised options by holders in certain non-U.S. jurisdictions may subject us to employment tax remittance obligations that are not the responsibility of the holder. Any such expenditures by us of substantial funds to satisfy a portion of our tax withholding and remittance obligations that arise upon the vesting and/or settlement of RSUs may have an adverse effect on our financial condition and results of operations.

Risks Related to Compliance with Law, Government Regulation and Litigation

Our business may be subject to the policies, priorities, regulations, mandates and funding levels of governmental entities and may be negatively or positively impacted by any change thereto.

From time to time, we may be subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to use and possession of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change and are often interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers, who are also subject to extensive governmental regulation. Our efforts to comply with new and changing laws and regulations may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, approvals, and/or certifications from regulatory agencies (collectively referred to herein as “regulatory approvals”).

Failure to comply with these laws may result in civil penalties or private lawsuits, or the suspension or revocation of those regulatory approvals, which would prevent us from operating our business. With respect to our IMSR Plants, we and our customers require regulatory approval from the USNRC or other relevant regulators to construct and operate the IMSR Plants, and any additional local and state permitting requirements, as needed, including with respect to nuclear safety, environmental, and financial qualification, among other requirements. Similar regulatory approvals apply to Terrestrial Energy’s ability to develop the manufacturing capacity to supply IMSR Core-units and IMSR Fuel Salt to its customers. Our plans to deploy IMSR Plants rely on timely receipt of such regulatory approvals in the jurisdictions in which we seek to do business. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our IMSR Plants, and may also provide opportunities for third parties to lodge objections or seek more stringent requirements for our IMSR Plants. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations when available could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our business. Any delays in regulatory approvals could also adversely affect our and our project partners’ ability to meet construction and operation timelines and thereby affect our financial performance.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget or appropriations process for any government fiscal year could have an adverse impact on our or our customers’ business, financial condition, results of operations and cash flows.

The U.S. government’s budget deficit and the national debt, along with any negotiated resolution to increase or suspend the so-called debt ceiling, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse direct or indirect impact on our or our customers’ business, financial condition, results of operations and cash flows.

Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the energy spending priorities of the U.S. government, what challenges budget reductions will present for the energy industry and whether annual appropriations bills for all agencies will be enacted by the U.S. government in a given fiscal year and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, prospects, financial condition, results of operations and cash flows in a number of ways, including the following:

●	The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;
●	U.S. government spending could be impacted by arrangements similar in effect to sequestration, which increases the uncertainty as to U.S. government spending priorities and levels; and
●	We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed demand or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state and local governments.

These factors may become exacerbated by rising interest rates as more U.S. government spending must be appropriated to servicing the national debt or if a deal to increase or suspend the debt ceiling reduces, or blocks previously proposed increases in, government programs in which we participate. In the event we receive or benefit from significant support from state, local or non-U.S. governmental support, similar factors may impact such support as well. Furthermore, we believe continued budget pressures could have negative consequences for the nuclear energy industry and the customers, employees, suppliers, investors and communities that rely on companies in the nuclear energy industry. Budget and program decisions made in this environment would have long-term implications for us and the entire nuclear energy industry.

We may pursue government awards involving cost-share related to our R&D work, which could be affected by our failure to comply with certain laws and regulations.

From time to time, we may pursue federal funds under grants and cooperative agreements, in which case we would be required to comply with various statutes and regulations applicable to entities that perform awards in support of government entities. We must also comply with various national policy requirements that are prescribed by statute, Executive Order, policy guidance issued by the Executive Office of the President, or other regulations. Our performance under our U.S. government awards and our compliance with the terms of those awards and applicable laws and regulations would be subject to periodic audit, review, and investigation by various agencies of the U.S. government. Compliance with these laws and regulations may affect how we do business and may impose added costs on our business. Failure to comply may also lead to civil or criminal penalties, including whole or partial suspension or termination of our U.S. government awards, and/or suspension or debarment from contracting with federal agencies.

Uncertain global macro-economic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flow.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

The ongoing war in Ukraine has escalated tensions between the United States, and its North Atlantic Treaty Organization (“NATO”) allies on one hand, and Russia on the other. These developments or other tensions in the future may continue to contribute to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing, reactor fuel and deliveries. These disruptions may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

We and our suppliers are subject to stringent U.S. export and import control laws and regulations and analogous laws and regulations in other jurisdictions. Unfavorable changes in these laws and regulations or U.S. government or other relevant government licensing policies, our failure to secure timely U.S. government or other relevant government authorizations under such laws and regulations, or our failure to comply with such laws and regulations could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our and our suppliers’ inability to secure and maintain required export or import licenses or authorizations in applicable jurisdictions could negatively impact our ability to compete successfully or develop or market our IMSR technology for commercial applications in and outside the United States. For example, if we were unable to obtain or maintain licenses to export our IMSR technology or certain hardware to a particular country, we would be effectively prohibited from exporting our IMSR technology in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses (or where licenses are not required). If we were unable to obtain authorization to export our technology, hardware, code or technical assistance, we would experience a limited market for our technology, which would provide a commercial advantage to international suppliers of nuclear plant technology that is competitive to ours. In these cases, these restrictions could lead to an adverse impact on our ability to sell our commercial technology. Similarly, if we were unable to secure export or import authorizations, we may need to implement design changes to our IMSR Plants to address issues with our supplier chain, which may increase costs or result in delays in delivery of new plants and subsequent additional IMSR Plants.

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. or other relevant government. Any changes in export control regulations or U.S. or other government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations.

We are part of the nuclear power industry, which is highly regulated. Our molten salt nuclear fuel form differs from fuel forms currently licensed and used by commercial nuclear power plants, and our IMSR technology differs from reactor technology currently in commercial operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our IMSR Plants may be delayed and made more costly, and industry acceptance of our nuclear fuels may be hampered.

The nuclear power industry is highly regulated. All entities that operate nuclear power facilities, fabricate nuclear fuel and transport nuclear materials in the United States are subject to the jurisdiction of the USNRC (except for those facilities and applications separately regulated by the DOE), and entities performing the same activities in other countries are subject to regulation by the USNRC’s counterparts around the world. Our IMSR Fuel Salt differs significantly in some respects from the fuel form used today by commercial nuclear power facilities. These differences may result in a longer and more extensive review by the USNRC and its counterparts around the world, which could cause fuel development program delays and delays in commercialization. Similarly, our IMSR design differs significantly in some respects from the nuclear reactors used today at commercial nuclear power facilities. These differences could result in more prolonged and extensive review by the USNRC and its counterparts around the world that could cause reactor development program delays and delays in commercialization. Under the Atomic Energy Act and the implementing USNRC regulations, members of the public, state, or tribal governments may request a public hearing opposing the issuance of any USNRC permit or license, or challenging portions of the license or permit application or of the USNRC’s review. Certain USNRC actions also include provision for a mandatory administrative hearing regardless of whether any contentions are submitted in conjunction with the action. These hearing processes may delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our IMSR reactors.

While we have planned for engagements with any other nuclear regulators, such as the Office of Nuclear Regulation in the United Kingdom, to date we have only engaged with the USNRC and CNSC. Any planned international expansion will increase our exposure to U.S. export control laws as well as laws and regulations of foreign jurisdictions the impact of which cannot be predicted at this time. Exports to other countries may require cooperation from the United States or other governments and may result in shortages and delays if not accomplished within assumed timelines or costs. Additionally, we may require U.S. approvals in order to import certain materials and components which may be predominantly produced outside of the United States. We must obtain governmental licenses to transport, possess, and use radioactive materials, including isotopes of uranium, in our operations. These are generally granted as part of operations licensing. Our IMSR Plant project developer and operator customers will also require licensing and approvals, from initial approval or licensing through construction and operations and into decommissioning. Failure to obtain or maintain, or delays in obtaining, such licenses could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our IMSR Fuel Salt development timeline relies on the relevant nuclear regulator to accept and approve technical information and documentation about our reactor fuel that is generated during the fuel qualification program. For example, we started our engagement with the USNRC in 2017, entering a pre-application phase of the U.S. nuclear regulatory process, which is guided by our regulator engagement plan, which we periodically update and file with the USNRC. There is a risk that regulators may require additional information regarding the fuel’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding. Similarly, our reactor development timeline relies on the relevant nuclear regulator to accept and approve technical information and documentation about our IMSR Plant design in the course of any design-specific licensing, certification, approval or similar process, or in the course of facility-specific licensing. There is a risk that regulators may require additional information regarding the IMSR Plant’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding.

We must complete nuclear material qualifications in a manner compliant with regulatory standards and obtain regulatory approvals for the use of various materials in our IMSR design. This includes long lead-time irradiation testing and analysis, which may require redesign or use of alternative suppliers if results are unsatisfactory. Further, certain key nuclear grade materials and components, such as graphite, are only produced in limited quantity and predominantly outside of the United States. Cultivating expanded foreign or domestic U.S. supply chain manufacturing capacity for key materials and components depends on cooperation from government and supply chain partners that may result in shortages and delays if not accomplished within assumed timelines or costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.

The equipment, components, and materials used in a nuclear power plant are subject to a heightened level of manufacturing and quality assurance scrutiny, in compliance with USNRC regulations, applicable codes and nuclear industry standards. Moreover, it is critical to demonstrate in facility design and development that the materials used in the facility that will be exposed to radiation will perform in accordance with necessary design parameters. The heightened manufacturing and quality assurance requirements and regulatory oversight limit the number of potential suppliers from whom we can procure many types of equipment, components, and materials used in our IMSR Plant, as well as the types of facilities where we can test certain materials. These suppliers and the key materials and essential components may be particularly vulnerable to price increases, as a result of supply and demand dynamics, inflation and other price pressures. As a result, supplier delays, unexpected performance testing results, issues in the manufacturing process or procuring necessary materials, international procurement needs, regulatory compliance issues, component qualification issues or delays, increases in costs as a result of inflation or otherwise, and geopolitical considerations can all impact our ability to perform necessary R&D, construct and deploy our IMSR Plants. This could impact our project timelines and costs, as well as affect potential customer interest in our IMSR Plant design.

The IMSR Plant design has not yet been approved or licensed for use by the USNRC or the Canadian Nuclear Safety Commission at any site, and approval or licensing of these designs is not guaranteed. Further, the Company does not intend to act as the licensee, owner, or operator of IMSR Plants. Our business model is based on the supply of nuclear reactor systems, fuel, and engineering services to owner-operator customers who are responsible for securing all necessary regulatory approvals. Unfavorable changes in the laws and regulations or other relevant government licensing policies applicable to our customers, or the failure of our customers to secure timely relevant government authorizations under such laws and regulations, could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Terrestrial Energy has completed the CNSC Vendor Design Review process to systematically identify any fundamental barriers to licensing in the Canadian market, with no fundamental barriers to licensing identified by the CNSC. Terrestrial Energy is similarly engaged with the USNRC to address technical, policy, and programmatic matters ahead of formal application review. We started our engagement with the USNRC in 2017, entering a pre-application phase of the U.S. nuclear regulatory process guided by our regulator engagement plan. This plan anticipates that we will seek as applicant 10 C.F.R. Part 52 Standard Design Approval of the IMSR.

Notwithstanding those actions, the IMSR Plant design has not yet been licensed, certified or approved by the USNRC or the CNSC, and no currently operating USNRC- or CNSC-regulated reactor uses molten salt reactor technology. The USNRC has not advanced our status from the pre-application phase of the U.S. nuclear regulatory process. Additionally, no commercial nuclear reactor that is not water cooled is currently operating in the U.S. under an USNRC-issued license, and no advanced fission technology has been approved for commercial operation by the USNRC.

The USNRC has the authority to issue notices of violation for violations of Title 10 of the Code of Federal Regulations, executing the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), USNRC’s regulations and conditions of licenses, certificates of compliance, and orders. The USNRC has authority to impose civil penalties (the maximum amount of which is adjusted annually to account for inflation) or additional requirements and to order cessation of operations for violations of these requirements. Penalties under the USNRC regulations and applicable agency guidelines could include substantial fines, imposition of additional requirements, or withdrawal or suspension of licenses or certificates and criminal penalties.

If the USNRC or CNSC disagrees with our, or our customers’, licensing approach or the technical bases supporting the nuclear safety and environmental impact evaluations, the construction and operating license application processes could take longer than currently expected, or a license may not be granted at all, which could materially and adversely affect our business. Further, the USNRC or CNSC could impose conditions in a license that are not acceptable to us or our customers, which could materially and adversely affect our business. Any delays, conditions or unexpected requirements may increase costs for us or our customers and may result in uncertainty regarding the ability to deploy our technology in a predictable way, which may adversely impact our competitiveness and have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Changes in government agency budgets as well as staffing shortages at national laboratories and other government agencies may lengthen our estimated timelines for regulatory approval and construction.

Certain of our IMSR Plant’s components and materials including IMSR Fuel Salt production are dependent upon collaborations with national laboratories and/or various regulatory approvals. Government agency budgets and staffing are driven by the priorities of leadership at federal agencies as well as policy makers. Changes in government agency budgets, personnel, and any resulting staffing shortages may delay operating of our IMSR Plants, including IMSR Fuel Salt production and delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our nuclear facilities.

Even if the IMSR Plant is licensed in the United States or Canada, we must still obtain approvals on a country-by-country basis to deploy these reactor technologies, which approvals may be delayed or denied or which may require modification to our design.

Even if the IMSR Plant is licensed, certified and/or approved in the United States or Canada, if we are to deploy our technology in other countries, we must first obtain regulatory approvals for our technology in those countries. The regulatory framework to obtain approvals is complex, varies from country to country, and may involve authorities on a sub-national or local level. Timelines are likely to be longer for initial deployments of our technology in any jurisdiction, as regulatory agencies may not be familiar with our technology and how it differs from the technology used in legacy nuclear power facilities. Moreover, other countries’ approval processes may differ markedly from the USNRC process or the CNSC process, or they may require that we alter aspects of our design before providing approval. Denial or delay in approvals abroad could materially and adversely affect our business outside of the United States and Canada.

There is no assurance that nuclear regulators will accept the exclusion of the Thermal and Electric Facility from the operating license requirements for the IMSR Plant.

We believe the Thermal and Electric Facility of the IMSR Plant is outside the scope of nuclear regulation based on our understanding of nuclear regulatory requirements following our completed VDR engagement with the CNSC. However, there is no assurance that a nuclear regulator will accept the exclusion of the Thermal and Electric Facility. If this is not the case, our pursuit of new markets with novel applications will be severely limited and will likely exclude the use of natural gas for initial thermal energy supply and as back-up during full operation of the IMSR Plant.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous and radioactive materials and waste and remediation of releases of hazardous materials. Although our business is to design and sell our IMSR Plant design and supply key components and services, rather than to construct and own or operate power plants, we must design our IMSR Plant so it complies with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products or demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.

With respect to our component manufacturing and fuel supply both in the United States and abroad, our operations will be subject to a variety of federal, state, local environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous, and radioactive materials and waste and remediation of releases of hazardous materials. Additionally, we are responsible for decommissioning of facilities where we conduct, or previously conducted, commercial, USNRC-licensed, operations.

We may be liable if we fail to comply with federal, state, and local environmental, health and safety laws and regulations. Failing to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions. This might require us to stop or curtail operations or conduct or fund remedial or corrective measures, make additional investments into safety-related improvements or perform other actions. The enactment of more stringent laws, regulations or permit requirements or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition, and results of operations. We could incur substantial costs as a result of a violation of, or liabilities under, environmental laws.

Changes in tax laws could adversely affect our business prospects and financial results.

We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. We may be subject to income tax audits by various tax jurisdictions. An adverse resolution by one or more taxing authorities could have a material impact on our finances. Further, we may be unable to utilize any net operating losses in the event a change in control is determined to have occurred.

We may become involved in litigation that may materially adversely affect our business, financial condition and results of operations.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. We are currently not a party to any material litigation. However, if any legitimate cause of action arose which was successfully prosecuted against us, the operations, results of operations or financial condition of the Company could be adversely affected. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Risks Related to Capital Resources

In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become even less favorable depending on the amount of funds we may require.

Our business plan is capital intensive. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments to support our business, and expect that significant additional capital will be needed in the future to continue our planned operations, including commercialization efforts, expanded research and development activities and costs associated with operating a public company. The amount of additional capital we will need will depend, in part, on the amount of HCM shares redeemed in connection with the Business Combination. Significant redemptions of HCM Public Shares in connection with the Business Combination will reduce the amount of cash available to fund our business plan and would thereby accelerate our need to raise additional capital. To raise capital, we may enter into financing arrangements that may be costly or impose certain restrictive covenants or otherwise restrict our ability to seek additional leverage or financing. We may also seek to sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock. Pursuant to the New Terrestrial Energy Incentive Plan, which will become effective upon the Closing, our board is authorized to grant compensatory equity awards to our employees, directors and consultants. If the number of shares reserved under our New Terrestrial Energy Incentive Plan is increased pursuant to the terms of the New Terrestrial Energy Incentive Plan, our stockholders may experience additional dilution, which could cause our stock price to fall. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Our corporate expenditures, including our corporate level outspend, are subject to numerous risks and uncertainties.

Our current and future operating expenses are uncertain and impacted by various factors outside of our control, including rising costs and other impacts of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be higher than the levels we currently estimate, and any increases could have a material adverse effect on our business, financial condition and results of operations.

We may experience an adverse impact from inflation and rising costs.

Over the last several years, inflation has increased to its highest level in decades. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell IMSR Plants, which could have a material adverse effect on our business, financial condition and results of operations. In particular, higher interest rates can have significant impact on the total cost on long-term development and constructions projects such as power plants. Accordingly, higher interest rates may make it more difficult to obtain contracts and customers for the IMSR Plant.

We have a history of financial losses and may not achieve profitability in the future. We will need substantial additional capital to complete the design of the IMSR Plant and fund our operations. If we fail to obtain significant additional capital in connection with the consummation of the Business Combination, we will be unable to sustain operations unless we are able to raise additional capital following the Business Combination from additional funding sources.

We expect our operating expenses to increase over the next several years and expect to continue to incur operating losses for the foreseeable future as we continue to expand and develop, and we will need additional capital from external sources, regardless of redemption levels. If we are unable to raise additional capital, including as a result of Public Shareholders exercising their redemption rights, we will have to make significant adjustments to our business plan which could impact some of our strategic objectives and significantly delay, scale back or discontinue one or more or all of our research and development programs. We may be required to cease operations or seek partners for our technologies at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available. In the absence of additional capital, we may also be required to relinquish, license or otherwise dispose of rights to technologies or products that we would otherwise seek to develop or commercialize on terms that are less favorable than might otherwise be available. If we are unable to secure additional capital, we may be required to take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

The Company’s auditor has noted substantial doubt about our ability to continue as a going concern.

Since its inception, the Company has generated negative operating cash flows, and the Company may experience negative cash flow from operations in the future. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our independent registered public accounting firm has included in its report for the year ended December 31, 2024 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, other factors, our ability to achieve our revenue forecasts and our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt, as needed to fund future growth. Our future operations are dependent upon the identification and successful completion of equity or debt financings and the continued achievement of profitable operations at an indeterminate time in the future. We may not be successful in completing equity or debt financings or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classifications of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Future indebtedness could expose us to risks that could adversely affect our business, financial condition and results of operations.

In the future, we may incur indebtedness. Such indebtedness could have significant negative consequences for our security holders, business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;
●	limiting our ability to obtain additional financing;
●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

●	limiting our flexibility to plan for, or react to, changes in our business; and
●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Should we incur additional indebtedness in the future, our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay any additional indebtedness that we may incur. Any future indebtedness that we may incur may contain financial and other restrictive covenants that will limit our ability to operate our business, raise capital or make payments under our indebtedness. If we fail to comply with such covenants or to make payments under any of our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that indebtedness becoming immediately payable in full and cross-default or cross-acceleration under our other indebtedness and other liabilities.

Our actual operating results may differ significantly from any guidance we may provide.

From time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference calls, or otherwise once we are a public company, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which would include forward-looking statements, would be based on projections prepared by our management. Should we provide projections, we do not expect that they would be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party is expected to compile or examine the projections. Accordingly, no such person currently expresses, or in the future would be expected to express, any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, such as pandemics and public health emergencies, the Russia-Ukraine conflict and the effects of changes to interest rates and inflation on our cost estimates and expectations, and are based upon specific assumptions with respect to future business decisions, some of which will change. Any material change to the assumptions or estimates underlying the projections management may prepare, or any material overruns or other unexpected increase in costs, could have a material adverse effect on the projections and the guidance on which it is based. The rapidly evolving market in which we operate, may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. Actual results may vary from our guidance and the variations may be material. The principal reason that we may from time to time release guidance is to provide a basis for our management to discuss our business outlook as of the date of release with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Investors are urged not to rely upon our guidance in making an investment decision regarding our common stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when companies are newly acquired.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;
●	variability in demand for our services and solutions;
●	commencement, completion or termination of contracts during any particular quarter;
●	timing of shipments and product deliveries;

●	timing of significant bid and proposal costs;
●	the costs of remediating unknown defects, errors or performance problems of our product offerings;
●	restrictions on and delays related to the export of nuclear articles and services;
●	costs related to government inquiries;
●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;
●	strategic investments or changes in business strategy;
●	changes in the extent to which we use subcontractors;
●	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and
●	the length of sales cycles.

Changes in our accounting estimates and assumptions could negatively affect the reporting of our financial position and results of operations.

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, recoverability of assets including customer receivables, contingencies, valuation of financial instruments, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.

Risks Related to our Securities

The requirements of being a public company in the U.S. may strain the Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U.S. may be greater than we anticipate.

Requirements associated with being a public company in the United States will require significant resources and management attention. We are subject to certain reporting requirements of the Exchange Act, and the other rules and regulations of the SEC, and Nasdaq. We will also be subject to various other regulatory requirements, including the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, complying with rules and regulations and the increasingly complex laws pertaining to public companies will require substantial attention from our senior management, which could divert their attention away from the day-to-day management of our business. These cost increases and the diversion of management’s attention could materially and adversely affect our business, results of operations and financial condition. We will also need to hire additional personnel to support our financial reporting function and may face challenges in doing so.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Terrestrial Energy’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Terrestrial Energy’s securities may decline. Fluctuations in the price of New Terrestrial Common Shares could contribute to the loss of all or part of your investment. The trading price of New Terrestrial Common Shares could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond New Terrestrial Energy’s control. Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in market value of New Terrestrial Common Shares. Additionally, any of the risk factors discussed in this prospectus could have a material adverse effect on your investment and New Terrestrial Common Shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of New Terrestrial Common Shares may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of New Terrestrial Common Shares irrespective of New Terrestrial Energy’s operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to New Terrestrial Energy could depress New Terrestrial Energy’s share price regardless of New Terrestrial Energy’s business, prospects, financial conditions or results of operations. A decline in the market price of New Terrestrial Energy’s securities also could adversely affect New Terrestrial Energy’s ability to issue additional securities and New Terrestrial Energy’s ability to obtain additional financing in the future.

There is no guarantee that the New Terrestrial Warrants will ever be in the money, and they may expire worthless.

The exercise price for the New Terrestrial Warrants is $11.50 per New Terrestrial Common Share, subject to adjustment. There is no guarantee that the New Terrestrial Warrants will ever be in the money prior to their expiration, and as such, the New Terrestrial Warrants may expire worthless.

Your unexpired New Terrestrial Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Outstanding New Terrestrial Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per New Terrestrial Warrant, provided that the last reported sales price of the New Terrestrial Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third (3rd) trading day prior to the date New Terrestrial Energy sends the notice of redemption to the New Terrestrial Warrant holders. If and when the warrants become redeemable by New Terrestrial Energy, New Terrestrial Energy may not exercise its redemption rights if the issuance of New Terrestrial Common Shares upon exercise of the New Terrestrial Warrants is not exempt from registration or qualification under applicable state blue sky laws or New Terrestrial Energy is unable to effect such registration or qualification, subject to New Terrestrial Energy’s obligation in such case to use its best efforts to register or qualify the New Terrestrial Common Shares under the blue sky laws of the state of residence in those states in which the HCM II Warrants were initially offered by HCM II in its IPO. Redemption of the outstanding New Terrestrial Energy’s Warrants could force you (a) to exercise your New Terrestrial Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (b) to sell your New Terrestrial Warrants at the then-current market price when you might otherwise wish to hold your New Terrestrial Warrants or (c) to accept the nominal redemption price which, at the time the outstanding New Terrestrial Warrants are called for redemption, is likely to be substantially less than the market value of your New Terrestrial Warrants.

The Warrants may have an adverse effect on the market price of the New Terrestrial Common Shares.

As of the date of this prospectus, New Terrestrial has outstanding Public Warrants to purchase 11,500,000 New Terrestrial Shares, Private Placement Warrants to purchase 8,117,599 New Terrestrial Shares, and Legacy Terrestrial Warrants to purchase 10,658,520 New Terrestrial Shares. Such Warrants, when exercised, will increase the number of issued and outstanding shares and may reduce the market price of the New Terrestrial Common Shares.

Holders may only be able to exercise their Private Placement Warrants or Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer f New Terrestrial Common Shares from such exercise than if they were to exercise such Private Placement Warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of Private Placement Warrants or Public Warrants who seek to exercise their Private Placement Warrants or Public Warrants, as applicable, will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the New Terrestrial Common Shares issuable upon exercise of the Private Placement Warrants or Public Warrants, as applicable, are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if New Terrestrial Energy has so elected and the New Terrestrial Common Shares are at the time of any exercise of a Private Placement Warrant or Public Warrant, as applicable, not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Private Placement Warrants or Public Warrants, as applicable, for redemption.

If a holder exercises their Private Placement Warrants or Public Warrants, as applicable, on a cashless basis, such holder would pay the warrant exercise price by surrendering the Private Placement Warrants or Public Warrants, as applicable, for that number of New Terrestrial Common Shares equal to the quotient obtained by dividing (x) the product of the number of New Terrestrial Common Shares underlying the Private Placement Warrants or Public Warrants, as applicable, multiplied by the excess of the “fair market value” of New Terrestrial Common Shares (as defined in the next sentence) over the exercise price of the Private Placement Warrants or Public Warrants, as applicable, by (y) the fair market value. The “fair market value” is the average reported closing price of the New Terrestrial Common Shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Private Placement Warrants or Public Warrants, as applicable. As a result, holders would receive fewer New Terrestrial Common Shares from such exercise than if they were to exercise such Private Placement Warrants or Public Warrants, as applicable, for cash.

The Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. In addition, the Certificate of Incorporation provides that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, the Certificate of Incorporation provides that federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act.

While the Delaware Supreme Court has upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in the Certificate of Incorporation, there is uncertainty as to whether courts will enforce the exclusive forum provision in the Certificate of Incorporation. In that regard, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive federal forum provision for causes of action arising under the Securities Act restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. Shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

A significant portion of our total outstanding New Terrestrial Common Shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our New Terrestrial Common Shares to drop significantly, even if our business is doing well.

Sales of a substantial number of New Terrestrial Common Shares could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We are party to the Registration Rights Agreement, the PIPE Subscription Agreements and the Warrant Agreement, which provide registration rights to the Selling Securityholders.

Although the Selling Securityholders are prohibited from transferring any of the New Terrestrial Common Shares they held as of the Closing Date (subject to customary exceptions) until six months after the Closing Date, and are further prohibited from selling more than 50% of such holdings until one year after the Closing Date, these shares may be sold under a registration statement or pursuant to an exemption from registration after the expiration or early termination or release of the respective applicable lock-ups. As restrictions on resale end and the registration statement is available for use, the market price of New Terrestrial Common Shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our New Terrestrial Common Shares less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our New Terrestrial Common Shares less attractive because we rely on these exemptions. If some investors find our New Terrestrial Common Shares less attractive as a result, there may be a less active market for our New Terrestrial Common Shares, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

Risks Related to this Offering by Us and the Selling Securityholders

Sales, or the perception of sales, of our New Terrestrial Common Shares or Warrants by us or our existing securityholders could dilute existing stockholders and cause the market price for our New Terrestrial Common Shares or Public Warrants to decline.

The sale of substantial amounts of New Terrestrial Common Shares or our Warrants could dilute existing security holders and such sales, or the perception that such sales could occur, could harm the prevailing market price of the New Terrestrial Common Shares or our Public Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement, securities held by or issuable to certain of our securityholders are or will be eligible for resale. As restrictions on resale end, the market price of New Terrestrial Common Shares could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our New Terrestrial Common Shares or other securities.

In particular, this registration statement covers our primary issuance of up to 18,776,119 New Terrestrial Common Shares, consisting of: (i) up to 8,117,599 New Terrestrial Common Shares that are issuable by us upon the exercise of Private Placement Warrants; and (ii) up to 10,658,520 New Terrestrial Common Shares that are issuable by us upon the exercise of Legacy Terrestrial Warrants. Upon effectiveness of this registration statement, all 18,776,119 New Terrestrial Common Shares registered for primary issuance would be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.”

Further, upon effectiveness of this registration statement, the Selling Securityholders can sell, under this prospectus, up to 18,792,599 New Terrestrial Common Shares, constituting approximately 17.8% of our outstanding New Terrestrial Common Shares, or approximately 24.6% of our publicly held New Terrestrial Common Shares, as of October 28, 2025 (excluding in each case 19,617,599 New Terrestrial Common Shares issuable upon the exercise of all outstanding New Terrestrial Warrants, and 10,658,520 New Terrestrial Common Shares issuable upon the exercise of all outstanding Legacy Terrestrial Warrants), including: (i) 5,000,000 PIPE Shares issued to certain Selling Securityholders pursuant to the PIPE Subscription Agreements; (ii) 5,675,000 Founder Shares; (iii) up to 8,117,599 New Terrestrial Common Shares issuable to certain Selling Securityholders upon exercise of Private Placement Warrants. An affiliate of the Sponsor also may sell up to 1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding working capital loans.

In the case of this registration statement, depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any New Terrestrial Common Shares or Warrants they may have purchased in the open market based on variable market price. All of the securities offered pursuant to such registration statement may be resold for so long as the applicable registration statement and prospectus are available for use.

The sale of all or a substantial portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such securityholder initially purchased the securities. See the sections of this prospectus entitled “Selling Securityholders” and “— Risks Related to Our Securities — Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.” for additional information on potential dilution as a result of the securities held by the Selling Securityholders and certain other securityholders entitled to registration rights and the potential profits the Selling Securityholders and such other securityholders may experience.

In addition, the New Terrestrial Common Shares reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations under Rule 144, as applicable. Approximately 34.1 million New Terrestrial Common Shares are reserved for issuance under our equity incentive plans. We expect to file one or more registration statements on Form S-8 or other available forms under the Securities Act to register such New Terrestrial Common Shares issued pursuant to our equity incentive plans. Any such registration statements on Form S-8 will automatically become effective upon filing. Shares registered under such registration statements will be available for sale in the open market upon effectiveness.

Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

The Selling Securityholders have purchased their respective Resale Securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than stockholders or holders of Warrants that acquired their New Terrestrial Common Shares or Warrants in the public market. In particular, certain Selling Securityholders are able to recognize a positive return even though the closing price of our New Terrestrial Common Shares on December 15, 2025 was $8.24, which is below the $10.00 offering price of the units offered in the HCM II IPO. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of our New Terrestrial Common Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their New Terrestrial Common Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other stockholders experience a negative rate of return.

USE OF PROCEEDS

We will receive the proceeds from any exercise of the New Terrestrial Warrants or the Legacy Terrestrial Warrants for cash. Each New Terrestrial Warrant entitles the holder thereof to purchase one New Terrestrial Common Share at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one New Terrestrial Common Share at a price of $2.24 per share. Assuming the exercise of all outstanding New Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. We believe that the likelihood that holders of New Terrestrial Warrants and Legacy Terrestrial Warrants determine to exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our New Terrestrial Common Shares. If the price of our New Terrestrial Common Shares is below the exercise price of the Warrants, holders will be unlikely to cash exercise their Warrants, resulting in little to no cash proceeds to us. There is no assurance that the New Terrestrial Warrants or Legacy Terrestrial Warrants will be “in the money” prior to their expiration or that holders will exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable. Holders of New Terrestrial Warrants or Legacy Terrestrial Warrants have the option to exercise their New Terrestrial Warrants or Legacy Terrestrial Warrants, as applicable, on a cashless basis in accordance with the Warrant Agreement or Legacy Terrestrial Warrants, as applicable. If the New Terrestrial Warrants or Legacy Terrestrial Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the New Terrestrial Warrants or Legacy Terrestrial Warrants, if any, for general corporate purposes.

All of the New Terrestrial Common Shares and Private Placement Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their New Terrestrial Common Shares and Private Placement Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

MARKET INFORMATION

Market Information

New Terrestrial Common Shares and New Terrestrial Warrants began trading on Nasdaq under the symbols “IMSR” and “IMSRW,” respectively, on October 29, 2025. New Terrestrial Energy has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in New Terrestrial Energy business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Terrestrial Energy’s revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of New Terrestrial Energy to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

As of October 28, 2025, following the completion of the Transactions, there were 105,782,452 New Terrestrial Common Shares and share equivalents outstanding (including 81,771,423 New Terrestrial Common Shares issued and outstanding and 24,011,029 New Terrestrial Common Shares that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares), 29,008,520 New Terrestrial Warrants outstanding, and 26 shares of New Terrestrial Special Voting Shares outstanding. New Terrestrial has reserved a total of 15,473,715 New Terrestrial Common Shares for issuance pursuant to the Equity Incentive Plan, subject to certain adjustments set forth therein.

Holders

As of December 15, 2025, there were 139 holders of record of our New Terrestrial Common Shares, 26 holders of record of our New Terrestrial Special Voting Stock, 38 holders of record of our Private Placement Warrants and Public Warrants, and 60 holders of our Legacy Terrestrial Warrants. The number of holders of record of our New Terrestrial Common Shares, Private Placement Warrants, Legacy Terrestrial Warrants and Public Warrants does not include a substantially greater number of “street name” holders or beneficial holders whose New Terrestrial Common Shares, Private Placement Warrants, Legacy Terrestrial Warrants and Public Warrants are held of record by banks, brokers and other financial institutions.

DIVIDEND POLICY

We have not paid any cash dividends on our New Terrestrial Common Shares and have no current plans to pay dividends on our New Terrestrial Common Shares.

The declaration, amount, and payment of any future dividends on New Terrestrial Common Shares is at the sole discretion of our Board, and we may reduce or discontinue entirely the payment of such dividends at any time. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

We are a holding company and have no material assets other than our ownership of equity interests of Legacy Terrestrial Energy. As the parent company and sole stockholder of Legacy Terrestrial Energy, we have broad discretion to make distributions out of Legacy Terrestrial Energy. In the event we declare any cash dividend, we expect that we, as the parent company and sole stockholder of Legacy Terrestrial Energy, would cause Legacy Terrestrial Energy to make distributions to us in an amount sufficient to cover such cash dividends declared by us.

Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, Legacy Terrestrial Energy Opco is generally prohibited under Delaware law from making a distribution to a stockholder to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Legacy Terrestrial Energy (with certain exceptions) exceed the fair value of its assets.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company,” “Post-Combination Company,” “New Terrestrial Energy,” “we,” “us,” or “our” refers to Terrestrial Energy Inc. (formerly known as HCM II Acquisition Corp.) and its subsidiaries after giving effect to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of HCM II and Legacy Terrestrial Energy, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). HCM II has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, assume that the Business Combination occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of HCM II was derived from the unaudited financial statements of HCM II as of and for the nine months ended September 30, 2025 and the audited financial statements of HCM II as of and for the period from April 4, 2024 (inception) through December 31, 2024. The historical financial information of Legacy Terrestrial Energy was derived from the unaudited condensed consolidated financial statements of Legacy Terrestrial Energy as of and for the nine months ended September 30, 2025 which are included as Exhibit 99.1 to the Amendment No. 1 and the audited consolidated financial statements of Legacy Terrestrial Energy as of and for the year ended December 31, 2024. This information should be read together with Terrestrial Energy’s audited and unaudited condensed consolidated financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HCM II” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy” and other financial information incorporated by reference.

Description of the Business Combination

On March 26, 2025, Legacy Terrestrial Energy and HCM II entered into that certain Business Combination Agreement, (as amended from time to time, the “Business Combination Agreement”), pursuant to which: (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Merger Sub merged with and into Legacy Terrestrial Energy (the “Merger”), with Legacy Terrestrial Energy surviving as a wholly owned subsidiary of New Terrestrial Energy, resulting in a combined company whereby New Terrestrial Energy became the sole stockholder of Legacy Terrestrial Energy, as more fully described in the definitive proxy statement and final prospectus of HCM II, dated September 26, 2025 (the “Proxy Statement/Prospectus”), which was filed with the SEC; (2) HCM II domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware, the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of HCM II (as amended from time to time; and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated.

On October 23, 2025, as contemplated by the Business Combination Agreement HCM II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which HCM II was domesticated and continued as a Delaware corporation.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, prior to or concurrently with the Effective Time:

i.	each share of common stock, par value $0.001, of Legacy Terrestrial Energy (the “Terrestrial Common Shares”) that was issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below) and any Dissenting Shares (as defined in the Business Combination Agreement) was cancelled and converted into the right to receive a number of New Terrestrial Common Shares equal to the Exchange Ratio of 44.7029, which was calculated in accordance with the Business Combination Agreement (the “Per Share Base Consideration”);
ii.	each share of preferred stock, par value $0.001, of Legacy Terrestrial Energy designated as “Series A Preferred Stock” or “Series A-1 Preferred Stock” that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was cancelled and converted into the right to receive a number New Terrestrial Common Shares equal to: (A) the number of Terrestrial Common Shares into which such Terrestrial Series A Preferred Shares were converted in accordance with Legacy Terrestrial Energy’s governing documents as of immediately prior to the Effective Time; multiplied by (B) the Per Share Base Consideration;
iii.	each Terrestrial Common Share and Terrestrial Series A Preferred Share that, immediately prior to the Effective Time, was owned by HCM II or Merger Sub (or any other subsidiary of HCM II), or held by Legacy Terrestrial Energy (in treasury or otherwise), if any (each, an “Excluded Share”), was automatically cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefore;
iv.	each share of preferred stock, par value $0.001 per share, of Legacy Terrestrial Energy previously designated as “Special Voting Preferred Stock” was cancelled and converted into the right to receive one share of preferred stock, par value $0.0001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to New Terrestrial Energy’s certificate of incorporation;
v.	each option to purchase Terrestrial Common Shares (each, a “Terrestrial Option”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial Option became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio, with such assumption and adjustment completed in a manner intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to any Terrestrial Option that was intended to be an “incentive stock option”, Section 422 of the Code;
vi.	each warrant to purchase Terrestrial Common Shares or other equity interests of Legacy Terrestrial Energy (each, a “Terrestrial Warrant”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy and became exercisable, in accordance with the terms and conditions of such Terrestrial Warrant, for the Per Share Base Consideration;
vii.	Each eight percent (8%) Convertible Note due 2026 issued by Legacy Terrestrial Energy (“Terrestrial Convertible Note”) that was outstanding immediately prior to the Effective Time was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of New Terrestrial Common Shares equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) seventy-five percent (75%) of the Redemption Price; and
viii.

Each restricted stock unit (“RSU”) representing the right to receive Terrestrial Common Shares (each, a “Terrestrial RSU”) that was outstanding immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial RSU became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio.

Other Agreements

 PIPE Subscription Agreements

HCM II entered into the PIPE Subscription Agreements, dated as of March 26, 2025, with the PIPE Investors, pursuant to which, among other things, HCM II has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of $10.00 per share. Concurrently with the Closing, New Terrestrial Energy received an aggregate amount of $50,000,000 from the PIPE Investors.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although HCM II will acquire all of the outstanding equity interests of Legacy Terrestrial Energy in the Business Combination, HCM II will be treated as the “acquired” company and Legacy Terrestrial Energy will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Terrestrial Energy issuing stock for the net assets of HCM II, accompanied by a recapitalization. The net assets of HCM II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Terrestrial Energy.

Terrestrial Energy has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The shareholders of Legacy Terrestrial Energy will have the greatest voting interest in the Post-Combination Company;
●	The shareholders of Legacy Terrestrial Energy will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;
●	Legacy Terrestrial Energy will comprise the ongoing operations of the Post-Combination Company; and
●	Legacy Terrestrial Energy’s existing senior management will be the senior management of the Post-Combination Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are based on the audited and unaudited historical financial statements of HCM II and Legacy Terrestrial Energy. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2025

 (in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$27,739	$350	$49,500	A	$298,397
			243,114	B
			(10,720)	C
			(11,586)	D
Accounts receivable	—	—			—
Other receivable	—	—			—
Due from Sponsor	—	4			4
Short-term prepaid insurance	—	75			75
Prepaid expenses and other current assets	466	32	—	D	498
Total current assets	28,205	461	270,308		298,974
Long-term prepaid insurance	—	—			—
Marketable securities held in Trust Account	—	242,643	(242,643)	B	—
Property and equipment, net	1,216	—			1,216
Intangible assets, net	648	—			648
Right-of-use assets	1,495	—			1,495
Other assets	93	—			93
Total Assets	$31,657	$243,104	$27,665		$302,426
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$6,884	$3,540	$(8,117)	D	$2,307
Operating lease liabilities, current	258	—			258
Finance lease liabilities, current	46	—			46
Related party advance	—	—			—
Total current liabilities	7,188	3,540	(8,117)		2,611
Forward purchase agreement liability	—	—	—	A	—
Deferred underwriting fee	—	10,720	(10,720)	C	—
Convertible notes, net of debt discount	22,218	—	(22,218)	F	—
Advance from related party	—	338			338
Accrued interest on convertible notes	1,907	—	(1,907)	F	—
Convertible notes, net of debt discount - related parties	4,176	—	(4,176)	F	—
Accrued interest on convertible notes - related parties	383	—	(383)	F	—
Promissory note	—	400			400
Operating lease liabilities, noncurrent	1,412	—			1,412
Finance lease liabilities, noncurrent	66	—			66
Deferred tax liabilities, net	666	—			666
Total Liabilities	38,016	14,998	(47,521)		5,493
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at redemption value	—	242,643	(242,643)	I	—
Stockholders’ Equity (Deficit)
HCM II preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—			—
HCM II Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 23,000,000 shares subject to possible redemption)	—	—	1	G	—
			2	I
			(3)	J
HCM II Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	—	1	(1)	G	—
Domesticated Common Stock	—	—	1	A	11
			7	E
			—	F
			3	J
Terrestrial preferred shares, $0.001 par value; 4,000,000 authorized shares; 200,592 shares issued and outstanding	—	—	—	E	—
			—	E
Terrestrial common shares, $0.001 par value; 6,000,000 authorized shares; 738,331 shares issued and outstanding	1	—	(1)	E	—
Terrestrial preferred exchangeable shares, $0.001 par value; 6,200 shares issued and outstanding	—	—	—	E	—
Terrestrial common exchangeable shares, $0.001 par value; 530,924 shares issued and outstanding	1	—	(1)	E	—
Additional paid-in capital	111,927	—	49,499	A	415,210
			(5)	E
			28,684	F
			(17,536)	H
			242,641	I
Accumulated deficit	(118,388)	(14,538)	(3,469)	D	(118,388)
			17,536	H
			471	B
Accumulated other comprehensive income	100	—			100
Total Stockholders’ Equity (Deficit)	(6,359)	(14,537)	317,829		296,933
Total Liabilities and Stockholders’ Equity (Deficit)	$31,657	$243,104	$27,665		$302,426

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Derived from the unaudited condensed consolidated balance sheet of Legacy Terrestrial Energy as of September 30, 2025.
(2)	Derived from the unaudited balance sheet of HCM II as of September 30, 2025.
(A)

Reflects the receipt of $50 million proceeds from the PIPE Financing. Pursuant to the PIPE Subscription Agreements signed on March 26, 2025, HCM II has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of $10.00 per share, to the PIPE Investors.

(B)	Reflects the transfer of marketable securities held in the Trust Account to cash.
(C)	Reflects the settlement of the deferred underwriting fee by cash upon the Closing of the Business Combination.
(D)

Represents transaction costs incurred by HCM II and Terrestrial Energy of approximately $7.4 million and $4.9 million, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the HCM II transaction costs, none have been paid or accrued as of the pro forma balance sheet date. The amount of $0.2 million of D&O payment is reflected as an adjustment to prepaid expenses. The remaining amount of $3.5 million is reflected as an adjustment to accumulated losses. The HCM II transaction costs exclude the deferred underwriting fee included in (C) above.

 For the Legacy Terrestrial Energy transaction costs, $1.7 million have been paid and $3.2 million have been accrued as of the pro forma balance sheet date.

(E)	Represents the issuance of 68,062,313 New Terrestrial Common Shares to the existing stockholders of Terrestrial Energy (including 24,011,029 Exchangeable Shares).
(F)

Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, as defined, together with all accrued and unpaid interest thereon, will convert into 3,977,517 shares of Domesticated Common Stock to the existing debtholder of Terrestrial Energy.

(G)	Represents the conversion of 5,750,000 shares HCM II Class B Ordinary Shares into the same number of HCM II Class A Ordinary Shares immediately prior to the Domestication.
(H)	Reflects the elimination of HCM II’s historical accumulated deficit after recording the transaction costs as described in (D) above.
(I)	Reflects the redemption of 7,390 HCM II Class A ordinary shares for a redemption payment of $77,891 at a redemption price of $10.54 per share.
(J)	Represents the conversion of 28,750,000 HCM II Class A Ordinary Shares into the same number of Domesticated Common Stock

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Engineering services revenue	$—	$—	$—		$—

Expenses
Research and development costs	6,211	—			6,211
Depreciation and amortization	666	—			666
General and administrative costs	11,569	4,231	(90)	BB	15,710

Total operating expenses	18,446	4,231	(90)		22,587

Loss before other items	(18,446)	(4,231)	90		(22,587)

Other items
Interest earned on marketable securities held in Trust Account	—	7,449	(7,449)	AA	—
Initial loss on forward purchase agreement liability	—	(893)	893	DD	—
Change in fair value of forward purchase agreement liability	—	893	(893)	DD	—
Government grants	435	—			435
Interest expense	(3,785)	—	3,785	CC	—
Interest expense - related party	(254)	—	254	CC	—
Loss on extinguishment of debt	—	—	—	CC	—
Interest income	169	—			169
Foreign exchange gain	100	—			100
Total other (loss) income, net	(3,335)	7,449	(3,410)		704

(Loss) income before provision for income taxes	(21,781)	3,218	(3,320)		(21,883)
Income tax expense	—	—			—
Net (loss) income	$(21,781)	$3,218	$(3,320)		$(21,883)

Basic and diluted earnings per share	$(17.16)

Basic and diluted net income per ordinary share, Class A ordinary shares		$0.11

Basic and diluted net income per ordinary share, Class B ordinary shares		$0.11

Pro forma weighted average number of common shares outstanding - basic					105,782,439

Pro forma net loss per share - basic					$(0.21)

Pro forma weighted average number of common shares outstanding - diluted					105,782,439

Pro forma net loss per share - diluted					$(0.21)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Derived from the unaudited condensed consolidated statement of operations of Legacy Terrestrial Energy for the nine months ended September 30, 2025.
(2)	Derived from the unaudited statement of operations of HCM II for the nine months ended September 30, 2025.
(AA)Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.
(BB)Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.
(CC)Represents an adjustment to eliminate interest expense recorded on the conversion debt after giving effect to the Business Combination as if it had occurred on January 1, 2024.
(DD)Represents an adjustment to eliminate forward purchase agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except share and per share data)

	Terrestrial	HCM II	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Engineering services revenue	$248	$—	$—		$248

Expenses
Research and development costs	5,177	—			5,177
Depreciation and amortization	1,256	—			1,256
General and administrative costs	4,169	635	(63)	BB	8,210
			3,469	DD

Total operating expenses	10,602	635	3,406		14,643

Loss before other items	(10,354)	(635)	(3,406)		(14,395)

Other items
Interest earned on marketable securities held in Trust Account	—	4,044	(4,044)	AA	—
Government grants	708	—			708
Interest expense	(1,224)	—	1,224	CC	—
Interest expense - related party	(89)	—	89	CC	—
Loss on extinguishment of debt	(1,183)	—	1,183	CC	—
Interest income	60	—			60
Foreign exchange gain	617	—			617
Total other (loss) income, net	(1,111)	4,044	(1,548)		1,385

(Loss) income before provision for income taxes	(11,465)	3,409	(4,954)		(13,010)
Income tax expense	(21)	—			(21)
Net (loss) income	$(11,486)	$3,409	$(4,954)		$(13,031)

Basic and diluted earnings per share	$(9.51)

Basic and diluted net income per ordinary share, Class A ordinary shares		$0.20

Basic and diluted net income per ordinary share, Class B ordinary shares		$0.20

Pro forma weighted average number of common shares outstanding - basic					105,782,439

Pro forma net loss per share - basic					$(0.12)

Pro forma weighted average number of common shares outstanding - diluted					105,782,439

Pro forma net loss per share - diluted					$(0.12)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Derived from the audited consolidated statement of operations of Legacy Terrestrial Energy for the year ended December 31, 2024.
(2)	Derived from the audited statement of operations of HCM II for the period from April 4, 2024 (inception) through December 31, 2024.
(AA)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.
(BB)	Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.
(CC)

Represents an adjustment to eliminate interest expense and loss on extinguishment of debt recorded on the conversion debt after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)

Represents the effect of the pro forma balance sheet adjustment presented in (D) above in the aggregate amount of $3.5 million for the direct, incremental costs of the Business Combination expected to be incurred by HCM II. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

 1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Legacy Terrestrial Energy has been determined to be the accounting acquirer, primarily due to the fact that Legacy Terrestrial Energy’s shareholders will continue to control the Post-Combination Company. Under this method of accounting, although HCM II will acquire all of the outstanding equity interests of Legacy Terrestrial Energy in the Business Combination, HCM II will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Terrestrial Energy issuing stock for the net assets of HCM II, accompanied by a recapitalization. The net assets of HCM II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Terrestrial Energy.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	HCM II’s unaudited balance sheet as of September 30, 2025 and the related notes for the nine months ended September 30, 2025; and
●	Legacy Terrestrial Energy’s unaudited condensed consolidated balance sheet as of September 30, 2025 and the related notes for the nine months ended September 30, 2025, which are included as Exhibit 99.1 to the Amendment No. 1

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	HCM II’s unaudited statement of operations for the nine months ended September 30, 2025, and the related notes; and
●	Legacy Terrestrial Energy’s unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2025, and the related notes, which are included as Exhibit 99.1 to the Amendment No. 1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	HCM II’s audited statement of operations for the period from April 4, 2024 (inception) through December 31, 2024, and the related notes; and
●	Legacy Terrestrial Energy’s audited consolidated statement of operations for the year ended December 31, 2024, and the related notes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of HCM II and Legacy Terrestrial Energy.

 2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

 The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. HCM II has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

 The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Legacy Terrestrial Energy and HCM II have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

 The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

 Since the shares issued for the closing of the Business Combination exceed the number of shares redeemed, the Company will not be subject to the 1% Federal excise tax and the pro forma financial statements do not reflect any accrual/payment of such tax.

 The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “its,” “Terrestrial Energy,” or the “Company” refer to Terrestrial Energy Inc. and its subsidiaries prior to the consummation of the Business Combination (now known as “Terrestrial Energy Development Inc.”) and, after the consummation of the Business Combination, New Terrestrial Energy and its subsidiaries.

The following discussion and analysis of the financial condition and results of operations of Terrestrial Energy includes information that Terrestrial Energy’s management believes is relevant to an assessment and understanding of Terrestrial Energy’s consolidated results of operations and financial condition. You should read the following discussion and analysis of our financial condition and results of operations together with the audited consolidated financial statements for the years ended December 31, 2024 and 2023, and the unaudited condensed consolidated financial statements as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024 and, together with the respective notes thereto, included elsewhere in this prospectus. This discussion and analysis should also be read together with the unaudited pro forma financial information as of September 30, 2025 in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion contains forward-looking statements reflecting current plans, estimates and assumptions concerning events and financial trends that may affect future operating results or financial position, which involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.

Overview

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant, which uses the Company’s proprietary design of Generation IV reactor technology. The IMSR Plant is designed to offer large improvements in affordability and utility of nuclear plants and by extension the cost competitiveness of nuclear energy supply when compared to plants built using Light Water Reactor technology as well as other Generation IV technology.

The IMSR Plant uses molten salt reactor technology, which is characterized by its distinctive use of a molten salt eutectic that acts as both nuclear fuel and reactor coolant. This approach enables stable, high-temperature reactor operation, which supports high-efficiency electricity generation using steam turbines as well as direct use as a supply of thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes.

The Company estimates that the operational advantages accruing from reactor technology and plant design choices place the IMSR Plant competitively in a large and growing serviceable addressable market valued at $1.4 trillion today in Organization for Economic Co-operation and Development (OECD) countries. This market includes both clean, firm, and high-temperature thermal energy, and grid-based electric power supply, across a wide range of industrial and grid applications.

The Company believes that its choice of long-proven molten salt reactor technology for the IMSR Plant, designed within a pragmatic and market-focused innovative process that includes the use of standard nuclear fuel, delivers a market-competitive product in a compelling time frame. The IMSR Plant is scheduled for first commercial operation by the mid 2030s, and fleet operation commencing in the late 2030s.

The Company believes that timing of IMSR Plant development is aligned with changes in market demand for nuclear energy and nuclear reactor innovation. These are driven by major industrial innovations in other industrial sectors, by national energy supply insecurity, elevated by the Ukrainian War, by national energy policy objectives particularly in the US, and by a broad realization that net-zero is not feasible without a massive expansion in nuclear energy supply as evidenced by declarations at COP28 in Dubai.

Terrestrial Energy History

The Company was founded in 2013 and was incorporated in Canada with the intention of engaging first with the Canadian Nuclear Safety Commission (CNSC) through its Vendor Design Review pre-licensing review process, which the Company assessed to offer strategic advantages to the development of IMSR technology compared to other national nuclear regulators. As the U.S. market evolved over subsequent years to become increasingly more attractive in the U.S. for the Company, it sought to redomicile from Canada to the U.S. A court supervised Plan of Arrangement was completed in April 2024, and with shareholder approval, Terrestrial Energy was reorganized as Terrestrial Energy Inc, a Delaware corporation with headquarters in Charlotte, North Carolina. Terrestrial Energy Inc, an Ontario corporation with its headquarters remaining in Oakville, Ontario, became a directly and indirectly wholly owned subsidiary of the Company, and its name was changed to Terrestrial Energy (Ontario) Inc (“TEON”). This reorganization aligns the business strategically with U.S. nuclear energy policy supporting nuclear innovation.

Recent Developments

The Business Combination

On March 26, 2025, the Company entered into the Business Combination Agreement with HCM II and Merger Sub pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (“New Terrestrial Energy”).

The Business Combination between Terrestrial Energy Inc. and HCM II and Merger Sub closed on October 28, 2025 and trading commenced on the Nasdaq Stock Market LLC (“Nasdaq”) on Wednesday, October 29, 2025. Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively. As a result of the business combination, New Terrestrial Energy became the successor to a publicly traded company, which will require the hiring of additional personnel and implementation of procedures and processes to comply with public company regulatory requirements and customary practices.

Financings

In February 2025, the Company completed another closing of the Bridge Round Offering and raised additional units totaling approximately $11.0 million.

Furthermore, on July 1, 2025, Terrestrial Energy closed a private placement in which it sold an aggregate of 62,920 shares of Series A-1 Preferred Stock at a purchase price of $410 per share. Terrestrial Energy received approximately $25.8 million before commissions.

Department of Energy (“DOE”) Advanced Nuclear Reactor Pilot Program

On August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program, established by the Trump administration’s May 2025 executive order to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. We believe this represents a significant milestone in Terrestrial Energy’s commercialization pathway, leveraging the program’s fast-track approach to advance the licensing and deployment of the Company’s proprietary IMSR technology.

DOE Advanced Nuclear Fuel Line Pilot Project

On September 30, 2025, the Company announced that it had been selected for the DOE’s Advanced Nuclear Fuel Line Pilot Project, established by the Trump administration’s May 2025 executive order to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. The selection of Terrestrial Energy to the Fuel Line Pilot Project will expand access to the advanced fuel required to test our design and accelerate the transition from demonstration to deployment. When combined with our selection to the Advanced Nuclear Reactor Pilot Program, and our use of standard assay low enriched uranium (“SALEU”) fuel, we believe this represents another significant milestone in Terrestrial Energy’s commercialization pathway as we won’t have to rely on scarce fuel in the commercialization of our proprietary IMSR technology.

Results of Operations

For the three and nine months ended September 30, 2025 and 2024

The following tables set forth our consolidated statement of operations for the three months and nine months ended September 30, 2025 and 2024, and the dollar and percentage change between the two periods:

	Three months ended September 30
	2025	2024	$ Change	% Change
REVENUES
Engineering services revenue	$—	$124,358	$(124,358)	(100)%

OPERATING EXPENSES
Research and development costs	3,361,858	1,248,189	2,113,669	169%
General and administrative	4,749,399	1,125,121	3,624,278	322%
Depreciation and amortization	287,095	316,711	(29,616)	(9)%
Total operating expenses	8,398,352	2,690,021	5,708,331	212%
OPERATING LOSS	(8,398,352)	(2,565,663)	(5,832,689)	227%

OTHER (EXPENSE) INCOME
Government grants	267,477	278,905	(11,428)	(4)%
Interest expense	(1,247,574)	(448,161)	(799,413)	178%
Interest expense - related party (Note 4)	(92,004)	(26,145)	(65,859)	252%
Interest income	158,056	15,922	142,134	893%
Foreign exchange gain (loss)	33,192	(4,866)	38,058	(782)%
OTHER EXPENSE	(880,853)	(184,345)	(696,508)	378%
Net loss before income tax	(9,279,205)	(2,750,008)	(6,529,197)	237%
Income tax benefit	—	—	—	—
NET LOSS	$(9,279,205)	$(2,750,008)	$(6,529,197)	237%

	Nine months ended September 30
	2025	2024	$ Change	% Change
REVENUES
Engineering services revenue	$—	$249,395	$(249,395)	(100)%

OPERATING EXPENSES
Research and development costs	6,211,043	3,755,549	2,455,494	65%
General and administrative	11,569,376	3,546,510	8,022,866	226%
Depreciation and amortization	665,832	1,015,118	(349,286)	(34)%
Total operating expenses	18,446,251	8,317,177	10,129,074	122%
OPERATING LOSS	(18,446,251)	(8,067,782)	(10,378,469)	129%

OTHER (EXPENSE) INCOME
Government grants	435,453	566,978	(131,525)	(23)%
Interest expense	(3,784,907)	(685,804)	(3,099,103)	452%
Interest expense - related party (Note 4)	(254,206)	(88,320)	(165,886)	188%
Loss on extinguishment of debt	—	(1,183,289)	1,183,289	(100)%
Interest income	169,416	46,183	123,233	267%
Foreign exchange gain (loss)	100,270	(437)	100,707	(23,045)%
OTHER EXPENSE	(3,333,974)	(1,344,689)	(1,989,285)	148%
Net loss before income tax	(21,780,225)	(9,412,471)	(12,367,754)	131%
Income tax benefit	—	—	—	0%
NET LOSS	$(21,780,225)	$(9,412,471)	$(12,367,754)	131%

Revenue

During the reporting periods, the Company provided engineering services to customers with revenue recognized typically on an over time basis. The Company’s contracts with customers are typically to provide a significant service by integrating a complex set of agreed tasks into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company’s failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

Revenue for the three month period ended September 30, 2025 and 2024 was $0.0 million and $0.1, respectively, whereas revenue for the nine month period ended September 30, 2025 and 2024 was $0.0 million and $0.2, respectively. The revenue in 2024 is attributed to the addition of a new contract with a customer in the oil and gas sector for pre-construction and use-specific engineering services, which was completed during 2024.

Operating Expenses

Research and development expense

R&D expenses represent costs incurred for designing and engineering products, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred. R&D expense for the three months ended September 30, 2025 (“Q3 2025”) and 2024 (“Q3 2024”) was $3.4 million and $1.2 million, respectively. R&D expense for the nine months ended September 30, 2025 and 2024 was $6.2 million and $3.8 million, respectively. The increase in Q3 2025, and the nine months ended Q3 2025, is attributed to an increase in R&D activities performed by the Company in Q3 2025, compared to Q3 2024, as the Company began investing in the DOE Advanced Nuclear Reactor Pilot Program and the DOE Advanced Nuclear Fuel Line Pilot Project, increasing its testing capability and expanded headcount.

General and administrative expense

General and administrative expenses consist of costs, such as rent or lease costs, legal, audit and accounting services, and other professional fees, marketing costs, stock compensation, as well as personnel-related expenses for employees, executives and contractors.

General and administrative expense for the three months ended September 30, 2025 and 2024 was $4.7 million and $1.1 million, respectively. General and administrative expense for the nine months ended September 30, 2025 and 2024 was $11.6 million and $3.5 million, respectively. The increase in Q3 2025 compared to Q3 2024 is primarily attributable to increased legal and accounting fees associated with the Company’s preparations to close on the transaction outlined in the Business Combination Agreement.

Depreciation and amortization

Depreciation and amortization consists primarily of depreciation of our computer software and equipment and amortization of our patents and trademarks.

Depreciation and amortization expense for the three months ended September 30, 2025 and 2024 was $0.3 million in each period. Depreciation and amortization expense for the nine months ended September 30, 2025 and 2024 was $0.7 million and $1.0 million, respectively. The cause for the decrease in the nine months ended September 30, 2025 is attributed to a reduction in fixed assets, which were fully depreciated in fiscal 2024.

Government Grants

Government grants were flat when comparing the results for the three months ended September 30, 2025 and 2024 and decreased by $0.1 million, or 23%, when comparing the results for the nine months ended September 30, 2025 and 2024. The decrease was primarily due to a decrease in the government grants awarded by the U.S. and Canadian governments in Q2 2025, compared to Q2 2024.

Interest expense and Interest expense - Related parties

Interest expense and interest expense - related parties increased by $0.9 million, or 182%, when comparing the results for the three months ended September 30, 2025 to 2024. The increase was primarily due to the issuance of convertible debt securities by the Company in the third and fourth quarters of 2024 and the first quarter of 2025 which accrued a full quarter’s interest in 2025 while only a partial quarter of interest was reflected in the 2024 statement of operations and comprehensive loss. Additionally, there were more borrowings outstanding in the third quarter of 2025 as compared to the third quarter of 2024. For the nine months ended September 30, 2025, interest expense and interest expense – Related parties increased $3.3 million or 422% due to increased debt balances in 2025 compared to 2024.

Foreign exchange gain (loss)

Foreign exchange gain (loss) increased by $0.1 million for the nine months ended September 30, 2025 compared to same period in 2024 due to the volatility of the US dollar to Canadian dollar exchange rate.

Years Ended December 31, 2024 and 2023

The following tables set forth our consolidated statement of operations for the years ended December 31, 2024 and 2023, and the dollar and percentage change between the two periods:

	For the Year ended
	December 31,			%
	2024	2023	$ Change	Change
Revenue	$248,357	$18,614	$229,743	1,234%
Operating expenses:
Research and development costs	5,176,932	7,152,913	(1,975,981)	(28)%
General and administrative	4,168,576	5,274,603	(1,106,027)	(21)%
Depreciation and amortization	1,256,391	1,829,997	(573,606)	(31)%
Total operating expenses	10,601,899	14,257,513	(3,655,614)	(26)%
Operating loss	(10,353,542)	(14,238,899)	3,885,357	(27)%
Other (expense) income:
Government grants	708,004	422,719	285,285	67%
Interest Expense	(1,223,929)	(400,679)	(823,250)	205%
Interest Expense – related party	(88,906)	(35,147)	(53,759)	153%
Loss on extinguishment of debt	(1,183,289)	—	(1,183,289)	100%
Interest income	59,860	107,694	(47,834)	(44)%
Foreign exchange gain (loss)	617,357	(19,795)	637,152	(3,219)%
Other (expense) income	(1,110,903)	74,792	(1,185,695)	(1,585)%
Net loss before income taxes	(11,464,445)	(14,164,107)	2,699,662	(19)%
Income tax (expense) benefit	(20,965)	356,437	(377,402)	(106)%
Net loss	$(11,485,410)	(13,807,670)	2,322,260	(17)%

Revenue

Revenue for the years ended December 31, 2024 and 2023 was $0.3 million and $0.02 million, respectively. The increase in revenue in 2024 is attributed to the addition of a new contract with a customer in the oil and gas sector for pre-construction and use-specific engineering services, which was completed during 2024.

Operating Expenses

Research and development expense

R&D expenses represent costs incurred for designing and engineering products, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred.

R&D expense for the years ended December 31, 2024 and 2023 was $5.2 million and $7.2 million, respectively. The decrease in 2024 is attributed to a decrease in R&D activities performed by the Company in 2024, compared to 2023, as the Company focused on other aspects of the Company’s operations.

Depreciation and amortization

Depreciation and amortization consists primarily of depreciation of our computer software and equipment and amortization of our patents and trademarks.

Depreciation and amortization expense for the years ended December 31, 2024 and 2023 was $1.3 million and $1.8 million, respectively. The cause for the decrease in 2024 is attributed to a reduction in fixed assets, which were fully depreciated in 2023.

General and administrative expense

General and administrative expenses consist of costs, such as rent or lease costs, legal, audit and accounting services, and other professional fees, marketing costs, stock compensation, as well as personnel-related expenses for employees, executives and contractors.

General and administrative expense for the years ended December 31, 2024 and 2023 was $4.2 million and $5.3 million, respectively. The cause for the decrease in 2024 is attributed to decreased legal costs compared to 2023, when the Company undertook significant administrative work associated with the reorganization, securities offerings, and a potential transaction that was not completed. The reorganization was completed in 2024.

Government Grants

Government grants increased by $0.3 million, or 67%, in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was primarily due to an increase in the government grants awarded by the U.S. and Canadian governments in 2024, compared to 2023.

Interest expense and Interest expense — Related parties

Interest expense and interest expense — related parties increased by $0.9 million, or 201%, in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was primarily due the issuance of debt securities by the Company in 2023, which accrued interest for a portion of 2023, and for the full year in 2024, as well as the issuance of further debt securities by the Company in 2024, which also accrued further interest in 2024.

Loss on extinguishment of debt

Loss on extinguishment of debt was $1.2 million for 2024 due the result of a debt modification which occurred during 2024.

Interest income

Interest income decreased by $0.05 million, or 44%, in the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease was primarily related to the sale of the Company’s investments in 2024 as well as an overall decrease in cash.

Foreign exchange gain (loss)

Foreign exchange gain (loss) increased from a loss of $0.06 million for the year ended December 31, 2023 to a gain of $0.6 million for the year ended December 31, 2024. The increase is directly attributable to the volatility of the US Dollar to Canadian dollar exchange rate.

Income tax expense

Income tax expense decreased from a benefit of $0.4 million for the year ended December 31, 2023 to an expense of $0.02 million for the year ended December 31, 2024. The decrease was primarily due to the Company’s recognition of taxable income in 2024, compared to a loss in 2023.

Liquidity and Capital Resources

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the nine months ended September 30, 2025 and 2024, the Company reported operating losses of $18.4 million and $8.0 million, respectively, and negative cash flows from operations of $10.8 million and $4.6 million, respectively. As of September 30, 2025, the Company had an aggregate unrestricted cash balance of $27.7 million, a net working capital of $21.0 million, and accumulated deficit of $118.4 million. Our independent registered public accounting firm has included in its report on our financial statements for the year ended December 31, 2024 and 2023 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

The Company commenced trading on Nasdaq on October 29, 2025, after completing its business combination with HCM II on October 28, 2025. Pursuant to the closing of the business combination, the company received in excess of $292 million in gross proceeds before expenses, which included a $50 million common stock private investment (“PIPE”) and approximately $242 million from HCM II’s trust account following redemptions of less than 1%.

The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing, research and development efforts, the Company’s commercial development and deployment of its IMSR Plant, and future revenues. The Company may seek to obtain additional financing to commercialize the IMSR Plant technology through possible public or private equity offerings, debt financings, corporate collaborations, and other means.

Cash flows for the nine months ended September 30, 2025 and 2024

The following table summarizes the Company’s cash flows from operating, investing and financing activities for the nine months ended September 30, 2025 and 2024:

	Nine months ended
	September 30
	2025	2024	$ Change
Net cash used in operating activities	$(10,828,412)	$(4,553,304)	$(6,275,108)
Net cash used in investing activities	$(1,029,332)	$(735,391)	$(293,941)
Net cash provided by financing activities	$36,668,939	$2,033,675	$34,635,264

Cash flows used in operating activities

Net cash used in operating activities for the nine months ended September 30, 2025 and 2024 was $10.8 million and $4.6 million, an increase of $6.3 million. The increase was primarily due to an increase in the Company’s operating loss after non-cash items. The cause of the increase in the Company’s operating loss (excluding non-cash stock-based compensation) was an increase in engineering costs and general and administrative costs as discussed above.

Cash flows used in investing activities

Net cash used in investing activities for the nine months ended September 30, 2025 was $1 million. The corresponding amount for the nine months ended September 30, 2024 was a use of $0.7 million. The increase was primarily related to an increase in the purchases of property and equipment.

Cash flows provided by financing activities

Cash provided by financing activities for the nine months ended September 30, 2025 was $36.7 million. Net cash provided by financing activities for the nine months ended September 30, 2024 was $2.0 million, which was the result of the issuance of convertible notes in 2024. The increase was primarily related to proceeds from issuance of Series A-1 Preferred Stock.

Cash flows for the years ended December 31, 2024 and 2023

The following table summarizes the Company’s cash flows from operating, investing and financing activities for the years ended December 31, 2024 and 2023:

	For the years ended
	December 31,
	2024	2023
Net cash used in operating activities	$(8,202,934)	$(9,163,312)
Net cash used in investing activities	$(662,270)	$(1,102,580)
Net cash provided by financing activities	$7,254,268	$10,125,090

Cash flows used in operating activities

Net cash used in operating activities for the year ended December 31, 2024 was $8.2 million compared to $9.2 million for the year ended December 31, 2023, a decrease of $1.0 million. The decrease was primarily due to a decrease in the Company’s operating loss after non-cash items. The cause of the decrease in the Company’s operating loss (excluding non-cash stock-based compensation) was a slight increase in revenue, coupled with a decrease in general and administrative costs as discussed above.

Cash flows used in investing activities

Net cash used in investing activities for the year ended December 31, 2024 was $0.7 million compared to $1.1 million for the year ended December 31, 2023. The decrease was primarily related to purchases of short-term investments in 2023, as compared to proceeds from the sale of investments in 2024. Additionally, there was a decrease in the purchases of property and equipment.

Cash flows provided by financing activities

Net cash provided by financing activities for the year ended December 31, 2024 was $7.3 million compared to $10.1 million for the year ended December 31, 2023, a decrease of $2.8 million. The decrease was due to a decrease of the issuance of securities to investors in 2024 compared to 2023.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The Company prepares its financial statements in accordance with US GAAP, expressed in U.S. dollars. The Company’s financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP. References to GAAP issued by the FASB are to the FASB Accounting Standards Codification. All significant intercompany balances and transactions have been eliminated in consolidation.

Preparation of condensed consolidated financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis, the Company evaluates its estimates, including those relating to fair values, income taxes, and contingent liabilities among others. The Company bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of its assets and liabilities.

In addition, management monitors the effects of the global macroeconomic environment, including but not limited to increasing inflationary pressures, social and political issues, regulatory matters, geopolitical tensions, and global security issues. The Company is mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

Foreign Currency

The Company’s reporting currency is the US dollar. The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar, that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling, and that of TEUSA., the United States dollar. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Equity. The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in Foreign exchange (gain) loss in the consolidated statements of operations and comprehensive loss.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, short-term investments, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other items in the consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Share-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Research and Development Tax Credits

Research and development expenditures are expensed as incurred. The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. The Company’s claim is subject to audit by Canada Revenue Agency who may disallow all or a portion of the amount recorded.

Recently Adopted Accounting Standards

A discussion of recently issued accounting standards applicable to Terrestrial Energy is described in Note 2, Recent Accounting Pronouncements, in the notes to our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 and the unaudited condensed consolidated financial statements for the three and nine month periods ended September 30, 2025 and 2024, contained elsewhere in this prospectus.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of its financials to those of other public companies more difficult.

The Company expects to retain its emerging growth company status until the earliest of:

●	The end of the fiscal year in which its annual revenues exceed $1.2 billion;
●	The end of the fiscal year in which the fifth anniversary of its public company registration has occurred;
●	The date on which it has issued more than $1.0 billion in non-convertible debt during the previous three-year period; and
●	The date on which it qualifies as a large accelerated filer.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The Company maintains its cash in checking and savings accounts. It does not enter into investments for trading or speculative purposes and has not used any derivative financial instruments to manage its interest rate risk exposure. We believe that our cash and cash equivalents do not have a material exposure to changes in the fair value as a result of changes in interest rates due to the short-term nature of our cash and cash equivalents. At December 31, 2024 and September 30, 2025, we had no outstanding debt obligations subject to interest rate fluctuations.

Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Bank deposits are held by accredited financial institutions. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high quality and by holding balances in short-dated government-secured treasury bills issued by the United States Treasury, or by the Government of Canada. Deposits may exceed federally insured limits, and the Company is exposed to credit risk on deposits in the event of default by the financial institutions to the extent account balances exceed the amount insured by the Federal Deposit Insurance Corporation. The Company is continuing to monitor any events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally. The Company has not experienced any losses on its deposits of cash or cash equivalents.

Foreign Currency Exchange Risk

The Company’s operations include activities primarily in the United States and Canada. In addition, the Company contracts with vendors that are located outside of the United States and certain invoices are denominated in foreign currencies. While its operating results are exposed to changes in foreign currency exchange rates between the U.S. dollar, Canadian Dollar and Euro, there was no material impact on its results of operations for any periods presented herein.

Effects of Inflation

Inflation generally affects the Company by increasing its cost of labor and material costs. It does not believe that inflation and changing prices had a significant impact on its results of operations for any periods presented herein. While the Company is seeing, and expects to continue to see, inflation due to, among other things, geopolitical and macroeconomic events, such as the ongoing global military conflicts and related sanctions, as of December 31, 2024 and September 30, 2025, it does not expect anticipated changes in inflation to have a material effect on its business, financial condition or results of operations for future reporting periods other than general impacts on companies due to general economic and market conditions.

BUSINESS

References in this section to “we,” “our,” “us,” the “Company” or “Terrestrial Energy” generally refer to New Terrestrial Energy and its subsidiaries.

Mission

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (IMSR Plant), which uses the Company’s proprietary design of Molten Salt Reactor (MSR). Our mission is to transform global energy markets by commercializing our IMSR Plant, which will deliver low-carbon electricity and industrial heat with superior economics, speed to deployment, and siting flexibility. In a world demanding rapid, scalable nuclear solutions, the IMSR Plant offers a viable, efficient alternative to both the limitations of legacy nuclear and the intermittency of renewables.

Market Opportunity

Global energy fundamentals are shifting rapidly in response to geopolitical tensions, infrastructure demands, and surging electricity consumption, with nuclear energy emerging as a critical component of future supply. According to the U.S. Energy Information Agency (EIA) and its International Energy Outlook of 2023, global primary energy demand is projected to rise 29% from 2025 to 2050, and electricity generation by 43% in that same period.

Nuclear energy’s role in meeting this demand is driven by both energy security objectives and changing requirements from innovations such as those in the digital economy. In advanced economies, energy supply growth is hindered by electric transmission and pipeline congestion, leading governments and industrial consumers to reconsider electricity infrastructure and reframe nuclear energy, particularly distributed generation solutions with small and modular nuclear plants as a pillar of strategic energy reliability.

Governments are responding with forceful and coordinated action. On May 23, 2025, the President of the United States signed a set of executive orders that lower deployment barriers and streamline federal support for developing new nuclear energy technologies. These actions follow a broader policy pivot, where national energy strategy is increasingly aligned with national security strategy. Compared to past decades, the recent policy recognition of the advantages of nuclear energy is exceptional and a positive development for the nuclear energy industry.

In this policy and market demand context, we believe our IMSR Plant is well-suited to meet the urgent energy priorities now shaping markets and policy across advanced economies to deliver secure, reliable, and resilient power at a time when nations are reasserting control over critical infrastructure and supply chains.

The IMSR Plant we are developing offers a scalable solution for governments and industries seeking reliable energy at fossil fuel scale. It is designed to provide low-cost, firm power and deployable at or near sites of industrial demand enabling distributed generation with customizable thermal and electric output. This decentralized capability will reduce transmission risks, enhance energy autonomy, and support rapid deployment without requiring major grid expansion. As demand accelerates across sectors, we believe our IMSR Plant will enable and promote both economic competitiveness and sovereign energy resilience.

We estimate our current serviceable addressable market (SAM) to exceed $1.4 trillion in Organisation for Economic Co-operation and Development (OECD) countries ($800 billion in grid-based electricity and $600 billion in high-temperature industrial heat), growing to $1.9 trillion by 2050.

Overview

IMSR and Gen IV Technology

Our IMSR is a Molten Salt Reactor (MSR), one of the generic advanced reactor technologies classified as a Generation IV (Gen IV) reactor by the Generation IV International Forum (GIF), an intergovernmental organization founded in 2001 by the United States, Canada, the United Kingdom, and other member countries as they aimed to respond to the economic, environmental and social requirements of nuclear energy in the 21st century. GIF members seek to bring to market advanced reactors through international collaboration for their timely development. Its objectives for selecting Gen IV reactor technologies are those that encompass enhanced fuel efficiency, minimized waste generation, economic competitiveness, and adherence to rigorous safety and proliferation resistance measures.

The Gen IV reactor class is a diverse set of reactor technologies, fundamentally distinct from legacy (Light Water Reactor) nuclear technology. Despite wide variations, Gen IV reactor technologies generally have a principal common operational attribute: they operate at higher temperatures (approximately 400°C to 800°C).

We believe that the reactor technology and nuclear plant design choices that we have used in our IMSR Plant design address a major factor limiting the growth of nuclear energy supply: the fundamental capital inefficiency of legacy nuclear technology, and by extension the uncompetitive levelized cost of nuclear energy supply over full life of plant. Legacy nuclear technology was originally developed for military submarine propulsion and adapted for civilian use in the 1950s. New nuclear plants built using legacy nuclear technology today face increasing economic challenges and a threat of economic obsolescence due to rising construction costs, costly and complex regulatory requirements, and limited operational flexibility. We believe that new plants built on legacy nuclear technology will not be commercially viable without substantial public subsidies and sponsorship. In addition, they are generally only well suited for serving electric grid markets and are not well aligned with energy demand requirements for distributed and efficient supply of cost-competitive and flexible thermal and electric energy.

A MSR uses a molten salt as both the nuclear fuel and reactor coolant, in contrast to legacy nuclear technology that uses a solid nuclear fuel arranged in assemblies of fuel rods and water as the reactor coolant. Molten salt coolants are thermally far more stable than water, which enables stable, high-temperature reactor operation. This importantly allows for high-efficiency steam turbines operation and electric power generation, as well as the direct supply of high-temperature thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes. Our IMSR Plant incorporates our proprietary design of MSR.

We have developed a recognized expertise in MSR technology since inception of our Company in 2013. At the invitation of the Canadian government in May 2019, our Company, represented by our Chief Technology Officer, joined the Gen IV International Forum as a signatory to the MSR provisional System Steering Committee. To our knowledge our Company is currently the only private sector company that is a signatory; we believe this demonstrates the Company’s leadership position in MSR technology.

We have designed our IMSR Plant to be small and modular, which we believe will enable greater geographic siting flexibility and more efficient construction through the use of factory manufactured modules and their on-site assembly. We believe the market will demand clean, firm, and cost-competitive energy at, or near to, the point of industrial demand to mitigate grid and pipeline congestion. We believe that the IMSR Plant’s attributes including its size and modular architecture, and economic efficiency, may make it a competitive and timely solution to this demand.

Our IMSR Plant will use low enriched uranium enriched to <5% U235, which we refer to as standard-assay low enriched uranium (“SALEU”). This is the nuclear fuel used by the large majority of the world’s nuclear plants and widely available in today’s nuclear supply chain. We have intentionally avoided high-assay low enriched uranium enriched to between 15% and 19.9% U235 (“HALEU”), the nuclear fuel used by competing Gen IV technologies. We believe that HALEU presents substantially greater supply chain challenges than the SALEU used by the IMSR. Accordingly, we believe that the use of SALEU will position the IMSR Plant more favorably for earlier deployment than other Gen IV technologies using HALEU as their nuclear fuel.

Since 2015, we have engaged with U.S. and Canadian nuclear regulators and achieved clear IMSR Plant regulatory milestones, which are described in the “Regulatory Matters” section below. Based on our experiences from our engagements with nuclear regulators, including the Canadian regulator’s programmatic review of our IMSR Plant design concluded in April 2023, we believe that the IMSR Plant is well-positioned to secure regulatory approval for commercial operations in the U.S. and other target markets upon application by customers. Commercialization of the IMSR Plant is subject to applicable regulatory approvals. See “— Regulatory Matters” below

Our business model is intended to support long-term, recurring, and capital-efficient revenue streams through the development, commercialization, and deployment of our IMSR Plant. Our customers will be IMSR Plant project developers who are also likely to be the owner-operators of the IMSR Plant to whom we plan to provide engineering and construction services and supply fuel and key components. We intentionally avoid a build-own-operate model for nuclear plants, preferring to leverage scale in our nuclear supply chain to support faster deployment of IMSR Plants to the owners/operators of nuclear plants, subject to regulatory and market conditions.

We expect our revenues to derive from four principal streams — (i) pre-construction services, (ii) construction services and component supply, including the main reactor component called the “IMSR Core-unit,” (iii) post-construction IMSR Core-unit supply and (iv) post-construction IMSR fuel supply. Each revenue stream is anticipated to be repeatable across multiple IMSR Plant projects simultaneously, and IMSR Core-unit and IMSR fuel supply revenues are structured to recur throughout the 56-year operating life of an IMSR Plant. The operating life of the IMSR Plant is 56 years by design; revenue generation for the Company begins during pre-construction and construction, typically four years or more, making the period of revenue generation for the Company over 60 years excluding decommissioning services. Each subsequent IMSR Core-unit replacement cycle provides an additional revenue opportunity at attractive margins.

In response to evolving market demand for our IMSR Plant, we have a pipeline of over ten early-stage IMSR Plant projects each at an identified site. We play an active role in the establishment of each project and its member consortium. An IMSR Plant project is established with an initial consortium of members, and each includes one or more of off-takers, site owners, nuclear plant operators, and suppliers expressing interest in the project with an MOU and/or LOI. Our portfolio of early-stage projects covers a range of industrial sectors such as mining, chemical and petrochemical production, data centers, and grid power provision. Our near-term project milestones include the completion of site characterization work, which is the antecedent to the project’s submission of a USNRC Construction Permit application. We establish a project’s initial consortium by drawing from our portfolio of over 50 collaborative industry relationships, where each such relationship has expressed an interest in our IMSR Plant and has undertaken investigations and due diligence. We expect these collaborative industry relationships to support the growth of our project pipeline with additional IMSR Plant projects. Illustrating this approach to IMSR Plant project development from the formation of its initial consortium, we have announced developments with consortia members and projects over the last 12 months with industrials, suppliers, research partners, and site owners, such as Schneider Electric, Zachry Group, Viaro Energy, Energy Solutions, Texas A&M University and most recently Ameresco. To illustrate further, our Texas A&M project consortium consists of an EPC, a nuclear utility, the site owner, a nuclear fuel supply, and other suppliers.

Our Texas A&M project is a collaboration with Texas A&M University, a leading nuclear engineering and technology university in the U.S., to construct and operate a commercial IMSR Plant at its RELLIS campus in Bryan, Texas, as well as undertake IMSR system R&D testing activities employing the expert resources of the university’s engineering faculty. Our collaboration with Texas A&M has the potential to accelerate our business plans, in particular as it aligns with recent policy statements supporting the commercialization of advanced nuclear technologies made by the Trump Administration, and U.S. Federal and Texas state governments.

We believe the development and commercialization of the IMSR Plant aligns with increasing U.S. and international policy support for nuclear innovation, driven by national energy supply insecurities, and elevated by geopolitical risks such as the Ukraine War. Other recent international developments, such as the declarations at the 28th Conference of the Parties to the UN Framework Convention on Climate Change (“COP28”) in Dubai, have underscored the necessity of a massive expansion of nuclear energy supply to achieve policy, economic and environmental goals. Our technology development roadmap targets first commercial operations of an IMSR Plant during 2034, subject to regulatory approval and financing, with commercial fleet deployment anticipated in the late 2030s.

Our IMSR Plant’s Competitive Strengths

Our IMSR Plant incorporates operating characteristics that differentiate it from nuclear plants built using legacy nuclear technology as well as other competing Gen IV reactor technologies. We believe that these differentiating operating characteristics create competitive advantages for our IMSR Plant.

●	High-temperature and low-pressure reactor operation with high inherent safety for efficient electricity generation and thermal energy supply for industrial processes. Our IMSR Plant’s MSR technology is designed to enable it to supply thermal energy at 585°C from a reactor that operates at low pressure with high inherent safety. These are not the defining characteristics of legacy nuclear technology nor many other Gen IV technologies. Importantly at this high temperature, the IMSR Plant facilitates high-efficiency steam turbine operation and electric power generation as well as direct application to a broad set of industrial processes that require these high temperatures, such as chemical synthesis, petrochemical refining, materials manufacturing, and efficient hydrogen production. By comparison, legacy nuclear technologies typically supply thermal energy at <300 °C, which when used for steam generation leads to lower efficiency for turbine operation and electric power generation. Other current Gen IV competing technologies generally range from 440-585 °C and are less well-suited for high temperature industrial applications.
●	Availability of Nuclear fuel supply. Our IMSR Plant uses SALEU nuclear fuel, as opposed to more expensive and supply-constrained HALEU nuclear fuel relied upon by other competing Gen IV technologies, including those using MSR technology. SALEU fuel has been the standard fuel used by legacy nuclear technologies for many decades, and as such, is generally available from the current nuclear supply chain in commercial quantities, and the regulatory requirements for its safe and secure use are long established and widely understood in the nuclear industry. Our use of SALEU aligns our IMSR Plant with existing fuel suppliers and fuel supply regulatory frameworks for production and transportation, potentially supporting earlier commercialization. We believe that our IMSR Plant is one of the very few Gen IV nuclear plant designs that provides high temperature output using SALEU as opposed to HALEU nuclear fuel.
●	Cost Efficiencies and Use Flexibility from Separating Nuclear and Thermal/Electrical systems. Our IMSR Plant’s Nuclear Facility consists of nuclear systems that are required to comply with nuclear regulatory standards for operation (see Figure 1 on page 77 below), the Plant’s Thermal and Electric Facility are separate and remote from nuclear systems. We believe that as a result of MSR technology and plant design features, the Thermal and Electric Facility systems fall outside the scope of nuclear regulation, which we believe provide the IMSR Plant a competitive advantage compared to legacy nuclear reactors and most other Gen IV nuclear technologies.

This regulatory separation is typically not achievable with legacy nuclear technology nor with other Gen IV technologies, which generally integrate nuclear and thermal supply systems within a single set of regulated nuclear systems. We believe that the functional and regulatory separation of the IMSR Thermal and Electric Facility enables commercial flexibility to tailor the IMSR Plant’s thermal and electrical output to specifical industrial needs, particularly for near- or co-located deployment at industrial facilities.

In addition, as Thermal and Electric Facility systems and their components are not required to meet nuclear-grade standards, we believe that we will be able to construct the Thermal and Electric Facility with many off-the-shelf components from the broader industrial supply chain. We anticipate that this will reduce costs, reduce procurement timelines, and enable greater scalability in delivery.

●	Load-following and black-start capability. Our IMSR Plant is designed to be capable of rapid load-following, enabling it to back-up variable wind and solar generation. Our IMSR Plant is also capable of starting and operating without grid power (“black-start capability”); nuclear plants using legacy nuclear technology are typically not black-start capable and exhibit poor if any capability to load-follow. We believe these features of our IMSR Plant will contribute to grid resilience and reliability and therefore are valued by grid operators.
●	Plant size and siting flexibility. Our IMSR Plant is sized to supply 822MW (net) thermal, which can be used to generate 390MW (net) of electricity if desired. We believe this scale is well-suited for both grid and industrial customers seeking distributed generation and both thermal and electric demand. The IMSR Plant is intended to support near- or co-located siting including “behind-the-fence,” enabling direct delivery of at-scale, clean, firm thermal and electric energy to the point of industrial demand, and therefore avoiding electric grid transmission and natural gas pipeline congestion.

●	Modular architecture for efficient construction. Our IMSR Plant is designed with modular architecture to support factory fabrication of key systems and components. This modularity is intended to substitute on-site construction with more efficient and lower cost factory-based construction, enable further efficiencies from serial component production, and ultimately reduce IMSR Plant construction time and cost.
●	Supply Chain. Our supply chain strategy covers sourcing of components such as reactor vessels, heat exchangers and steam turbines, as well as materials such as graphite and the chemical components of the IMSR fuel salt eutectic (“IMSR Fuel Salt”) and services necessary to construct and operate IMSR Plants. Our IMSR Fuel Salt avoids the use of isotopically enriched lithium or beryllium proposed by others. Our supply chain strategy aims to secure these components, materials and services from suppliers at the scale necessary to achieve our objective of fleet operation of IMSR Plants in the late 2030s.
●	Demonstrated MSR technology. Our IMSR design intention has been to leverage research and development of MSRs by national laboratories over many decades, starting in the 1950s and 1960s at the U.S. Department of Energy’s Oak Ridge National Laboratory (ORNL), which included the construction and operation of three test reactors. Our design process has combined this extensive body of historic R&D with the powerful computing and modeling capabilities of the modern nuclear industry. We believe that this approach facilitates an efficient IMSR Plant design process and supports our timetable for commercialization.
●	Experienced Professional Management Team with Deep Technical Experience. We have a highly educated and growing workforce of approximately 80, 29 of whom have advanced degrees in engineering and science. We have a seasoned leadership team with over 170 years of cumulative experience in the nuclear and energy industries, in addition to those with nuclear regulatory experience over many decades with the U.S. Nuclear Regulatory Commission (“USNRC”) and the Canadian Nuclear Safety Commission (“CNSC”). Together, we bring expertise and experience from several industries, such as from the nuclear power, aerospace, and petrochemical sectors, to deliver on our mission.

Historical Results and Recent Developments

To date our revenues have derived from preliminary site assessment and pre-construction engineering services. Since inception, we have invested substantial resources in R&D and testing of IMSR nuclear systems to complete the IMSR Plant design and to prepare for regulatory submissions. Accordingly, we have a history of operating losses and negative cash flows since inception funded with a series of private placements; our accumulated deficit is $102.3 million as of March 31, 2025. To commercialize our IMSR Plant will require addition capital investments. In view of the foregoing, our independent registered public accounting firm has included in its report for the year ended December 31, 2024, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern; since year-end we have raised $36.7 million of additional capital, including a $25.8 million preferred stock private placement on July 1, 2025. For further information regarding our historical results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere herein. For information regarding risks regarding our business, see “Risk Factors — Risks Related to Our Business and Industry” and “— Risks Related to Compliance with Law, Government Regulation and Litigation” and “— Risks Related to Terrestrial Energy’s Capital Resources.”

On September 30, 2025, the U.S. Department of Energy announced that New Terrestrial Energy was one of four companies selected for the DOE Office of Nuclear Energy Fuel Line Pilot Program. The program is designed to ensure a robust supply of nuclear fuel is available for research, development, and demonstration purposes, including the IMSR, which was previously selected for the DOE’s advanced Reactor Pilot Program. The program is intended to reduce U.S. dependence on foreign sources of enriched uranium and is expected to expand access to the advanced fuel required to test the design and accelerate deployment for New Terrestrial Energy and the other participants in the DOE advanced Reactor Pilot Program.

Industry

Energy market supply-demand dynamics

We believe recent energy market fundamentals create a compelling demand case for a large-scale expansion of nuclear energy supply. Global energy demand continues to increase driven in part by energy-intensive industrial transformation. In parallel, governments and major industrials and technology companies are increasingly focused on technologies that can deliver clean, firm, and cost-competitive energy supply at the point of energy demand. We believe nuclear energy is the only scalable supply source that meets these anticipated demand requirements.

Additional structural drivers are also contributing to increased demand for new nuclear capacity and distributed energy generation solutions. These include energy security concerns, grid transmission and natural gas pipeline congestion, and industrial decarbonization needs. We believe these pressures, amplified both by government policy and growing energy demand from energy-intensive industries, create a strong stimulus for the nuclear sector to deliver supply solutions.

Governments are responding with significant and clear policy support as well as ambitious deployment targets. At COP28 in 2023, the United States and more than twenty other countries made commitments to triple global installed nuclear capacity by 2050. We believe the operational and performance merits of our IMSR Plant place us in a competitive market position as these strong sector dynamics unfold. The Trump administration has continued to signal its support for nuclear energy, with specific policy steps to promote domestic nuclear energy, including supporting advanced reactors, expediting construction permit review, and supporting continued research and development, and issued a series of executive orders on May 23, 2025, further promoting domestic nuclear energy. President Trump’s executive order in May created a new DOE pathway (the Advanced Reactor Pilot Program) to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. On August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program.

Fundamental limitations of legacy nuclear technology

In our view, nuclear plants using legacy nuclear technology are not well-positioned to take advantage of this nuclear renaissance as they are saddled with acute economic and efficiency challenges. Over the past decade, every new nuclear plant construction project in North America and Europe using legacy nuclear technology experienced significant cost overruns, construction delays, and other economic and operational challenges. We believe these outcomes are the manifestations of the economic limitations of legacy nuclear technology due to low capital efficiency, high upfront costs, and long construction timelines. We believe these projects are economically cost-prohibitive on a standalone project basis, and only moved forward due to large-scale public sector sponsorship.

Projects such as the Alvin W. Vogtle Units 3 and 4 (U.S.), Olkiluoto 3 (Finland), Flamanville (France) and Hinkley Point C (UK) typify these challenges. Vogtle Units 3 and 4 were completed seven years behind schedule with a cost overrun of $17 billion. The National Association of Regulatory Utility Commissioners (NARUC), the association of state public utility commissioners, has expressed apprehension toward approving similar large-scale nuclear projects in the future.

The fundamental economic limitations of legacy nuclear technology are linked to its operational characteristics. Using water as the reactor coolant, legacy nuclear technology is limited to low-temperature reactor and high-pressure operation. This results in the engineering expense of designing high pressure cooling systems to nuclear safety standards, and the consequences of low-temperature heat and steam supply (<300°C), which are low turbine efficiency for electricity generation and high levelized cost. In addition, at these low temperatures, legacy nuclear technologies are generally unsuitable for many industrial heat processes, such as chemical synthesis and petrochemical refining, which generally require high-temperature (>400 °C) thermal energy supply.

With these limitations, we believe legacy nuclear technology is not practical for thermal energy supply for industrial applications and its use is limited to electric power generation. Furthermore, the need to strive against low efficiency for acceptable commercial performance has resulted in the repeated application of economies of plant unit-scale as plant designs have evolved, leading to ever larger plant designs. With increasing size, plants using legacy nuclear technology have trended toward centralized deployments, which are generally unsuitably sized for distributed energy generation and private project financing models. We believe the IMSR Plant design incorporates technology and design features to address these limitations.

Industrial thermal energy supply

The industrial sector has proven to be an obstacle to achieve decarbonization targets. Due to a lack of practicable alternatives to fossil fuel combustion for thermal energy supply, the sector remains one of the most carbon-intensive segments of the global economy, accounting for more than 30% of final energy demand according to the International Energy Agency, and 20% of CO2 emissions according to analysis by McKinsey & Company.

Industrial thermal energy supply remains dependent on natural gas and heating oil, unlike electric energy supply, which has already been partially decarbonized with hydroelectric plants, plants employing legacy nuclear technology, and renewable (wind and solar) power plants. The U.S. Department of Energy (“DOE”) and International Energy Agency (IEA) both cite industrial process heat as the most difficult segment to decarbonize, due to its high temperature requirements, 24/7 demand, and sensitivity to energy cost.

The IMSR Plant is designed to supply industrial-grade heat at 585 °C — sufficient for more than two-thirds of industrial thermal applications. The IMSR Plant’s ability to provide reliable, high-temperature thermal energy without greenhouse gas emissions allows it to replace fossil combustion systems at many industrial facilities, such as those associated with chemical and petrochemical production.

Electricity supply

Power plants with the ability to “dispatch” supply — meaning supply that can be quickly varied to meet fluctuations in demand — are highly valued by grid operators mandated to deliver reliable grid supply for all consumers irrespective of the time of day or local weather conditions. While supply from renewable (wind and solar) plants can provide low-cost electricity, it is generally not dispatchable, which may create challenges for grid reliability in the absence of complementary dispatchable supply. Today, dispatchable supply is largely provided by fossil fuels, which are vulnerable to fuel price volatility and contribute significantly to greenhouse gas emissions.

Our IMSR Plant is designed to provide grid operators with new dispatchable electricity supply without the environmental impacts of fossil fuel generators. We believe that the IMSR Plant’s 390 MW (net) designed electrical output is also capable of meeting utility-scale needs for dispatchable zero-carbon electric energy supply, and its small land footprint allows for flexible siting and distributed generation, which has the potential to mitigate electric grid congestion. As described in more detail below, we believe the IMSR Plant would also pair well with many of the hundreds of sites in North America which previously hosted coal generation plants.

Competitive levelized cost of thermal and electricity

Based on internal cost modeling and market data, we believe that the IMSR Plant may achieve a Levelized Cost of Electricity (LCOE) that will position the IMSR Plant favorably in competitive markets relative to competing dispatchable energy supply alternatives, including solar plants and battery storage, combined-cycle and simple-cycle natural gas plants, and some plants using legacy nuclear technology.

Key market verticals for deployment

We are focused on deploying the IMSR Plant in three industrial verticals: data center electricity supply, thermal and electric energy supply for the industrial sector, and in the coal sector as a technology to convert (“repower”) coal plants. We believe that the IMSR Plant’s operational capabilities are most competitive in these three large market verticals beyond grid deployment.

●	Data center supply. The rapid growth of artificial intelligence, cloud computing, and digital infrastructure has led to equally rapidly growing energy demands for around-the-clock, reliable, scalable electricity. The IMSR Plant is designed to provide cost-competitive, firm dispatchable power with zero carbon emissions, which we believe may be a viable alternative in this market sector to power plants using fossil fuel thermal generation, intermittent renewable technology (wind and solar) and other nuclear technologies.
●	Industrial. Our IMSR Plant addresses a major and unsolved decarbonization challenge: the provision of clean, firm, high-temperature thermal energy for industrial processes. Many of these — such as chemical synthesis, petrochemical refining, materials manufacturing, and efficient hydrogen production — require sustained thermal energy at temperatures above the capabilities of legacy nuclear technology. The IMSR Plant is designed or expected to deliver heat at temperatures suitable for more than two-thirds of these applications while also offering co-generation of electric energy. Its compact footprint and modular design may support near- and co-located deployment across a range of industrial facilities.

●	Repowering Coal Plants. A potential large and immediate market for our IMSR technology is in the replacement of retiring coal-fired power plants. According to a 2022 U.S. Department of Energy report, more than 80% of U.S. coal plant sites are suitable for conversion to advanced nuclear based on factors such as infrastructure, transmission access, and regulatory feasibility. These sites represent a 198.5 GWe installed base, much of which is slated for retirement by 2035. The IMSR Plant is well matched to these projects due to its compatible output temperature and suitable size, and potential reuse of existing balance-of-plant assets such as generators, cooling systems, switchyards, labor force and grid interconnections. This may reduce project costs and shorten construction timelines.

Our Business Model

Our business model is intended to support long-term, recurring, and capital-efficient revenue streams through all phases of deployment and operation of our IMSR Plant. Our customers will be the owner-operators of the IMSR Plants to which we provide pre-construction and construction engineering services and supply of fuel and major components. We intentionally avoid a build-own-operate (BOO) model for nuclear plants, preferring to leverage the existing scale and capabilities in our nuclear supply chain to support faster deployment of IMSR Plants. Our revenue strategy spans the 60+ year IMSR Plant project lifecycle (its 56-year operating life plus plant pre-construction and construction periods).

This full-lifecycle, low capital expenditure business model is purposefully designed to maximize returns while reducing capital intensity and exposure to construction and operational risks. We are strategically positioned as a nuclear plant designer, major components (most importantly, the reactor itself — the IMSR Core-unit) and nuclear fuel supplier (the IMSR Fuel Salt), rather than a plant owner or operator, thereby reducing exposure to construction risk, accelerating the path to scalability, and establishing a repeatable project development template that may support recurring revenues across a growing base of IMSR Plants in construction and operation. This approach broadly resembles established business models in the nuclear sector, where nuclear plant design providers supply key components including IMSR Fuel Salt and long-term support services without owning or operating end-user infrastructure.

Project economics

We anticipate that capital expenditures to construct an IMSR Plant will be borne by the project’s consortium partners, primarily by its operator, offtake customers, suppliers as well as third-party project investors, which may include the public sector. At the project level, we expect to be supplying the IMSR Plant design, key components (such as the IMSR Core-unit and associated systems), the IMSR Fuel Salt, and services, many under long-term contract arrangements as described below. Early-stage plants are expected to have higher costs, while later units are expected to benefit from standardization, volume procurement, project management efficiencies, and reduced construction time and risk leading to lower financing costs.

Revenue streams

We expect our revenues to derive from the Company’s project delivery model, which consists of four principal revenue streams, as described below. Each is anticipated to leverage Terrestrial Energy’s proprietary nuclear plant design and technology, its licensing expertise, its developed supply chain, and the project delivery models’ repeatability across multiple IMSR Plant projects operating simultaneously. The IMSR Core-unit and IMSR Fuel Salt supply revenues are structured to recur throughout the 56-year operating lifecycle of an IMSR Plant. Each subsequent IMSR Core-unit replacement cycle provides an additional revenue opportunity at attractive margins. The selection of these four revenue streams is intended to optimize recurring revenue potential, reduce capital intensity for Terrestrial Energy, and support a scalable fleet-based business model.

Pre-construction services.   We anticipate generating early-stage revenue through the supply of site- and use-specific engineering services to IMSR Plant projects to support project development, construction and procurement planning, and the preparation of USNRC construction permits. These services are typically offered on a fixed-fee or time-and-materials basis. While comprising a modest portion of total IMSR Plant life-time revenues, they create early cash flow, initiate project development activities, establish relationships with IMSR Plant developers, and the supply chain. We have conducted several engagements related to pre-construction services that have generated initial revenue.

Construction services, IMSR Core-unit and component supply.   We anticipate generating further revenue through the supply of engineering services, major components (including supply of first IMSR Core-units), IMSR Fuel Salt to IMSR Plant projects supporting construction, USNRC operation license submissions, and commissioning. This revenue stream is expected to be supported by a developed supply chain and nuclear-qualified manufacturing partners, enabling scalable deployment and cost control.

Post-construction IMSR Core-unit supply.   We anticipate generating further revenue from the supply of IMSR Core-units to operational IMSR Plants over the expected 56-year operating life and ancillary operations and maintenance (“O&M”) services. We expect this to be a significant and recurring revenue stream, which occurs on a predictable seven-year cycle over a plant’s anticipated 56-year operating lifespan. Each IMSR Core-unit is replaced periodically with a “plug-and-play” maintenance procedure, which we believe achieves that necessary simplicity of maintenance to achieve a high plant uptime contributing to its capital efficiency. To illustrate, over a typical 56-year operating life of an IMSR Plant, sixteen IMSR Core-units are required, the initial pair at commissioning plus fourteen replacements. Consequently, our revenue model is expected to provide recurring major component supply revenues per plant over many decades, subject to market demand and customer deployment.

Post-construction IMSR fuel supply.   We intend to also supply IMSR Fuel Salt to operational IMSR Plants over the plant’s 56-year operating life together with ancillary O&M services. IMSR Fuel Salt must be manufactured to the precise specifications of the IMSR Plant design as approved by the USNRC in the U.S. or the relevant nuclear regulator in non-U.S. markets. We intend to provide services at the end of IMSR Plant operating life to assist with the decommissioning of the IMSR Plant and its spent IMSR Fuel Salt.

The structure of the IMSR Plant project lifecycle, with a multi-decade operational design life, periodic core replacements, ongoing O&M contracts, and fuel supply, enables long-term revenue visibility that may provide a strong foundation for recurring, predictable, and durable cash flows, subject to successful commercialization. With each IMSR Plant requiring post-construction operations and maintenance support for 56 years, replacement of IMSR Core-units and IMSR Fuel Salt supply will generate revenue at regular intervals, such that we expect our business model to deliver recurring revenues with defensible gross margins that scale linearly with the installed base of operating IMSR Plants.

IMSR Plant Overview

Figure 1: IMSR Plant with its customizable Thermal and Electricity Facility (“B”)

The figure above illustrates that the conceptual customization of Thermal and Electric Facility enabling the integration of other energy systems such as thermal storage to supply a near-located industrial facility (“C”). We believe that the Thermal and Electricity Facility can be hybridized with other energy systems, such as by integration with natural gas thermal energy supply. This is intended to serve as an initial source of thermal energy supply, and later as a backup source of thermal energy supply to the operating IMSR Nuclear Facility. We believe the customization of the IMSR Thermal and Electricity Facility with the integration of natural gas systems will accelerate commercial energy supply and increase the reliability of energy supply from a fully operational IMSR Plant; in our experience early electricity supply and reliable supply are both prized by industrial users and datacenter operators. While there are many methods to customize the IMSR Thermal and Electricity Facility, we are focused on the development of the small and modular regulated nuclear systems that form the Nuclear Facility (“A”) in the figure above, which is not conceptual but rendered from civil structures engineered by Terrestrial Energy and represents a part of IMSR Plant design that CNSC’s VDR reviewed. Our Company has a generic configuration of the Thermal and Electric Facility for 390 MW of electricity supply. We expect that the configuration of the Thermal and Electric Facility will be customized by project level requirements for energy supply.

Plant and infrastructure.   Our IMSR Core-unit constitutes the primary nuclear system. It houses the key components such as graphite moderator, IMSR Fuel Salt, primary pumps and primary heat exchanges. We have agreements for the design and development of these components. Our supply strategy includes working with suppliers on plant infrastructure, such as turbine generators, simulation technology, and product lifecycle management.

Graphite supply.   Our IMSR Core-unit utilizes a thermal spectrum nuclear system with graphite as moderator, requiring approximately 125 metric tons of graphite per Core-unit. We are evaluating the optimal graphite grade from variations offered by four leading nuclear graphite suppliers. Our rigorous selection process includes testing graphite samples at the High Flux test reactor in Petten, Netherlands owned by the European Union Joint Centre, the European Commission’s science and knowledge service. We are undertaking an ongoing program of graphite irradiation testing at the Petten reactor for nuclear-grade graphite, advised by recognized industry leaders in graphite performance services.

Engineering services.   Our planned supply of services to an IMSR Plant spans its full project lifecycle, providing an anticipated 60+ years of revenue opportunity. We expect that these engineering services will provide: (i) assistance with regulatory applications; (ii) project management and component procurement before and during construction; and (iii) operations and maintenance support during operation, including for IMSR Core-unit replacement management and fuel management. A pivotal development in our IMSR Plant project execution strategy is the timely selection of experienced engineering, procurement and construction firms with demonstrated nuclear power plant detailed design, construction, and large-scale procurement capabilities.

Nuclear fuel supply.   We are engaged with suppliers including Springfields Fuels Limited, a Westinghouse subsidiary, to establish production capabilities for key IMSR Fuel Salt elements, including SALEU, with the scale to support a fleet of IMSR Plants operating in the 2030s. To provide supply chain resilience, we have engaged with other fuel vendors for similar services, and with those offering fuel transport packaging and shipping services, unenriched uranium supply, and enrichment services.

A major differentiator of the IMSR Plant among other competing Gen IV technologies, including those using MSR technology, is its use of SALEU as nuclear fuel. This is the enrichment standard of fuel for nuclear plants using legacy nuclear technology and has been in use for many decades. To our knowledge, almost all of the other competitive nuclear technologies in commercialization today — those capable of supplying high-temperature thermal energy — use HALEU. Commercial HALEU production requires the construction and licensing of entirely new enrichment facilities as current facilities cannot be converted to HALEU production. Prior to the Ukraine conflict, many of our competitors anticipated sourcing HALEU from Russian sources, which was the only known source of commercial supply. As a result of changing geopolitical factors, the U.S. government has funded pilot programs in onshore HALEU production, but it is currently available only in small test quantities.

We believe our fuel choice for the IMSR Plant aligns our product with existing fuel suppliers and fuel supply regulatory frameworks for production and transportation, potentially enabling earlier commercialization of our IMSR Plant and reducing the development and supply chain risks associated with restricted fuel types such as HALEU. In our view, the use of SALEU may also help mitigate policy and regulatory uncertainties in key markets.

The table below summarizes certain technical attributes and specifications of our IMSR Plant design.

IMSR Plant attribute	Specification
Reactor Type	Liquid fueled molten salt

Neutron Spectrum	Thermal

Reactor Thermal Output, gross	2x442 MWt

Power Plant Electrical Output, net	2x195 MWe

Moderator	Graphite

Thermal Efficiency (net)	44% for normal electric power configuration

Reactor Operating Pressure	Near Atmospheric

Temperature of thermal supply	585°C/1,085°F

Fuel and coolant salt eutectic (Fuel Salt)	Common Fluoride Salts with UF4 – No beryllium or isotopically enriched lithium

Initial Fuel Enrichment	Less than 3% SALEU

Make-up Fuel Enrichment	Less than 5% SALEU

Reactor Vessel Diameter (Core-unit)	4.1 m/13 ft.

Reactor Vessel Height (Core-unit)	18 m/59 ft.

Core-unit Design Life	Replaced every 7 years

Refueling	On-power make-up fuel added during reactor operation.

Plant Operating Life	56 years

IMSR Plant land footprint with the Thermal and Electricity Facility designed for electricity generation only	6.4 hectares/16 acres

Design, testing, and development status

We have developed an engineering program to advance the timely, safe and efficient evolution of the IMSR Plant within a controlled engineering environment. Our engineering program develops the design requirements and specifications of the Structures, Systems and Components that make up the IMSR plant. It employs advanced software and engineering methods used in the highly regulated aviation industry for document and design control, which we believe express best practice. During the CNSC’s Vendor Design Review (VDR) of the IMSR Plant design, the CNSC reviewed our engineering program and concluded that it was aligned to CNSC requirements for controlled development of a nuclear plant design.

Our engineering program consists of five distinct phases — Conceptual Engineering, Basic Engineering, Detailed Engineering, Operations Support and Decommissioning. Conceptual Engineering, which laid the foundation for the IMSR’s nuclear systems, was completed in 2017 coincident with the first major regulatory milestone, the CNSC Vendor Design Review Phase 1. Basic Engineering was started immediately, and it developed safety and design requirements of the IMSR Plant, computer models for process systems and engineering of plant interfaces such as the relationship between mechanical and electrical systems of the IMSR Plant’s Nuclear Facility. This work facilitated CNSC’s VDR Phase 2 process. We considered the Basic Engineering phase complete in April 2023 when CNSC concluded its VDR and issued its Phase 2 report.

We are currently in the Detailed Engineering phase where design focus has moved from the system level to components and the performance requirements for integrated systems, including the requirements for their manufacture, construction and operation. This is an important undertaking to ensure plant economics are achieved.

Our engineering program is designed to coordinate with the scope and timing of elements of our R&D and testing program, as well as our supply chain development activities. Our objective is to ensure that we are able to validate & verify and qualify systems and materials with data secured from accredited R&D and testing counterparties to support our engineering program.

We have progressed the engineering of the IMSR Plant’s Structures, Systems and Components to the Detail Engineering phase. The completion of Detailed Engineering requires that we have R&D and test data to support Operating License applications with nuclear regulatory authorities. We have advanced the engineering program of our IMSR Plant to complete the CNSC VDR, which reactor developers can complete during the design process if the applicable criteria are met. We believe that the conclusion of the CNSC’s VDR as well as the co-incident inter-agency CNSC-USNRC review to be a positive reflection of our engineering program, R&D and testing program, and the status of our IMSR Plant design. Our engineering and R&D and testing programs are facilitating the preparation and submission of technical material to the USNRC supporting our pre-application engagement.

Our R&D and testing program has specified detailed individual tests that we need to undertake to qualify our materials, including our graphite moderator; those tests have been underway since 2020 at the NRG Petten reactor in the Netherlands and given us a deep understanding of graphite performance. Our R&D and testing program has specified the individual tests to qualify our IMSR Fuel Salt. While many tests have already been undertaken and are complete, giving us a deep understanding of graphite/fuel salt and alloy/fuel salt interactions, our program for IMSR Fuel Salt qualification is continuing.

We have developed a comprehensive code validation & verifications strategy, which is being implemented in part through U.S. DOE-funded projects targeting validation & verifications of physics and thermal-hydraulics computational models. We intend to build and operate test rigs that will deliver the data to validate and verify our key models for IMSR fission power control and heat transport. We consider all these activities to be typical for the design and licensing a fission reactor for commercial use.

Our engineering program has progressed our IMSR Plant design to a Preliminary Safety Analysis Report (PSAR) standard, a recognized development status of nuclear plant design in the nuclear industry. While we believe the status of our IMSR Plant design process to be satisfactory for an IMSR Plant project to secure a Construction Permit, this process must be substantially complete for an Operating License application and expressed by a Final Safety Analysis Report for our IMSR Plant design.

Regulatory Matters

Regulatory strategy and engagement

Our regulatory strategy has been a central element of our commercialization plan since the Company’s inception. Its objective is to establish the IMSR Plant as licensable and deployable by the plant’s owner-operator in key global markets, starting with the United States and Canada. We have structured our regulatory engagement to reduce commercial and development risks, which includes our objective to align to the greatest extent we can with existing regulatory frameworks, particularly in the United States and Canada. This approach supports strategic entry in other markets based on jurisdictional readiness and market demand.

The nuclear power industry in the United States is subject to extensive regulation by the USNRC and in Canada by the CNSC, which oversees licensing, safety, environmental impact, and decommissioning. Compliance with USNRC/CNSC regulations is mandatory at all stages of nuclear plant project development and operation, and regulatory approvals can significantly impact project timelines and costs. Additional oversight may come from federal, state/provincial, and local authorities, particularly concerning environmental and construction permits.

Our regulatory strategy has focused on early, collaborative engagement with regulators to develop our IMSR Plant design under regulator-informed conditions. Its intention is to reduce development risk, enhance commercial readiness, and establish a clear pathway for the deployment of the IMSR Plant by future owner-operators in key global markets. Importantly, as noted above, our Company does not intend to act as the licensee, owner, or operator of IMSR Plants. Our business model is based on the supply of nuclear reactor systems, fuel, and engineering services to owner-operator customers who are responsible for securing all necessary regulatory approvals. As such, our regulatory engagement is focused on providing a technology and design foundation that can support third-party licensing activities without requiring Terrestrial Energy itself to hold construction or operating licenses. This model reduces our direct regulatory burden and exposure to project-specific licensing timelines and requirements.

We have prioritized deep, early-stage technical engagement with the CNSC and the USNRC to advance mutual understanding of the IMSR Plant’s design and licensing potential. This early engagement enables regulators to provide feedback on the design’s alignment with existing regulatory frameworks and expectations well in advance of the submission of any construction and operating license applications. By investing in this pre-licensing dialogue, we have been able to systematically identify and address potential regulatory challenges, support future applications by owner-operators, and build commercial confidence in the IMSR Plant’s licensability.

Until our successful completion of the Canadian Vendor Design Review (VDR) process described below, we focused on the CNSC regulatory process as it was accessible mid-design to a nuclear plant developer and aligned well with our business objectives. While we have planned for engagements with any other nuclear regulators, such as the Office of Nuclear Regulation in the United Kingdom, to date we have only engaged with the USNRC and CNSC. The completion of our engagement with the CNSC in 2023 has allowed us to focus on our USNRC engagement.

In 2019 we were selected by leadership of the USNRC and CNSC for the first-ever inter-agency collaborative cross-border regulatory review of a Gen IV reactor technology; the review was completed in May 2022. This joint review assisted with advancing regulatory understanding of our IMSR technology in advance of license applications. This cross-border regulatory collaboration provided early alignment on reactor design and licensing considerations across both agencies, facilitating future licensing submissions.

In 2016, we requested the CNSC to undertake a VDR of our IMSR Plant design. A VDR is a pre-licensing programmatic review of a nuclear power plant against Canadian nuclear regulatory requirements for commercial operation and is designed to identify early in the reactor design process any barriers to licensing for commercial use, and to establish commercial confidence in the “licensability” of a nuclear plant design before proceeding to site specific activities. The scope of the VDR covered design, operation and decommissioning of the IMSR plant. A completed VDR has historically been required by Canadian owner-operators of nuclear plants before a decision will be made to progress to site-specific licensing activities for a new nuclear plant, as it establishes the “licensability” of the nuclear plant, a critical commercial risk mitigator.

In April 2023, the CNSC completed its VDR of our IMSR Plant design. Our Company became the first developer of a Gen IV power plant to complete the CNSC’s VDR. The CNSC issued a public summary report confirming that our IMSR Plant design meets the expectations set out in the 19 focus areas required for licensing, including reactor physics, thermal-hydraulics, human factors, fuel qualification, and decommissioning. The CNSC concluded that there are “no fundamental barriers to licensing” the IMSR Plant design in Canada for commercial use. The CNSC defines a fundamental barrier as “a failure to address known issues of safety significance or the use of unproven engineering practices for new or innovative design features (i.e., not adequately supported by analysis, research and development, or both).”

Consequently, we believe the CNSC VDR completion was a major milestone for our Company and our IMSR Plant commercialization program. While this does not constitute a regulatory approval of the design in Canada, it has provided us with a detailed understanding of regulatory requirements for licensed operation of an IMSR Plant and commercial confidence that our nuclear plant design, which employs MSR technology, is “licensable” for commercial use in Canada and, by extension, also potentially licensable in other Western markets. We believe that this is first time in Western markets that a power plant design using MSR technology has been presented to a leading nuclear regulator for a detailed and programmatic regulatory review for commercial use.

The insights gained through the VDR process — including regulator feedback on IMSR nuclear systems, fuel qualification, and safety-related features — are now being directly incorporated into the technical basis for future construction permit and operating license applications. This improves the completeness and defensibility of our licensing submissions.

In 2017, we started our engagement with the USNRC, entering a pre-application phase of the U.S. nuclear regulatory process with a program of technical reports, white papers and topical report submissions. Our USNRC pre-application engagement is guided by our regulator engagement plan, which we periodically update and file with the USNRC. This plan anticipates that we will seek as applicant 10 C.F.R. Part 52 Standard Design Approval of the IMSR.

For the FCP IMSR Plant project, we have assumed a 10 C.F.R. Part 50 licensing process, rather than a 10 C.F.R. Part 52 process. A Part 50 process bifurcates the process for licensing nuclear reactors into two steps, one for the Construction Permit and one for the Operating License, whereas the Part 52 combines the approval process for both the Construction Permit and the Operating License into a single application. The decision to use a Part 50 or 52 process will be made by the IMSR Plant project developer depending on the individual circumstances applicable to a project, which are not determinable at this time. The USNRC process permits our 10 C.F.R. Part 52 Standard Design Approval work to be transferred to support a 10 C.F.R. Part 50 application by the developer of our FCP IMSR Plant project. By pursuing this pathway, we believe this will accelerate our ability to receive a USNRC approval under Part 50. We anticipate that our FCP IMSR Plant project will consist of an approximately five-year pre-construction period, concluding with USNRC’s issuance of a Construction Permit to the IMSR Plant project developer, and an approximately five-year construction period, concluding with the USNRC’s issuance of an Operating License to the IMSR Plant project developer.

We anticipate assisting the IMSR Plant project developer with the preparation of the Construction Permit application to the USNRC. This will require the completion of the IMSR Plant’s site characterization analysis, which covers site water, soil, weather, seismic and other environment datasets. We also anticipate assisting the IMSR Plant project developer with the preparation of the Operating License application to the USNRC. An Operating License application will require us to have substantially completed our IMSR Plant design as well as our R&D and testing program, which will achieve the validation & verification and qualification of IMSR plant nuclear systems required for USNRC approval of the Operating License application.

We have assumed a 10 C.F.R. Part 50 licensing process for an NCP IMSR Plant project. This is expected to consist of an approximately four-year pre-construction period, concluding with the USNRC’s issuance of Construction Permit to the IMSR Plant project developer, and an approximately four-year construction period, concluding with the USNRC’s issuance of an Operating License to the IMSR Plant project developer.

In addition to its value in supporting licensing efforts in North America, our regulatory engagement with the CNSC and USNRC is also expected to inform future licensing applications in other jurisdictions. The technical materials, methodologies, and regulatory precedents developed through our VDR with the CNSC and our pre-application interactions with the USNRC are intended to form a core body of licensing support documentation that can be adapted for use by our Company, as well as owner/operators in other national regulatory contexts. This includes markets such as the United Kingdom, where the Memorandum of Cooperation signed between the CNSC, USNRC, and the UK’s Office for Nuclear Regulation (ONR) facilitates trilateral information-sharing and collaborative review of advanced reactor technologies. We believe this formal regulatory cooperation, along with other multilateral initiatives, will enable the technical and regulatory basis for the IMSR Plant to be more efficiently recognized by regulators beyond Canada and the United States, enhancing the scalability and international deployment potential of our technology. Given the USNRC’s international leadership in the establishment of nuclear regulatory standards, we believe that design approval by the USNRC will assist with our development and the market acceptance of a standard IMSR Plant design outside of North America, reducing the cost of subsequent regulatory review activities in international markets.

Coordinated with our CNSC VDR engagement, we have engaged with the International Atomic Energy Agency (“IAEA”) as part of our program to ensure compliance with international safeguards for non-proliferation and security of nuclear materials. We continue to participate in global intergovernmental working groups on Molten Salt Reactor technologies, supporting our goal to establish the IMSR Plant and viable international solution in export markets beyond Canada and the United States.

Environmental, Health and Safety

The IMSR Plant presents known and novel safety, health, and environmental risks with respect to its construction, operation, IMSR Core-unit replacement, IMSR spent fuel and Core-unit storage, and decommissioning. These activities share risks common to energy-related capital projects, such as construction safety, industrial hazards, and material handling risks.

The IMSR Plant also presents unique risks due to its nuclear fission process and innovative design, including the use of IMSR Core-unit and IMSR Fuel Salt. We believe many of these risks are mitigated by our design of safety systems for our IMSR Plant and its high inherent safety in operation attributable to our use of MSR technology and our proprietary design of MSR. By design, during IMSR operation non-gaseous radioactive products and by-products of the fission process are contained in the sealed IMSR Core-unit and immobilized in the IMSR Fuel Salt via strong ionic chemical bonding. Gaseous fission products are captured safety by a specifically designed “off-gas” system. The IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in each replacement IMSR Core-unit with the excess fuel salt removed and stored in a spent fuel vault within the plant nuclear containment until decommissioning of the IMSR Plant. Furthermore, each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is removed to a separate and secure IMSR Core-unit Storage Silo within the reactor building, where it will remain for the life of the plant. As a result of the IMSR Plant’s spent fuel management process, we do not anticipate the plant requires a separate licensed facility for the interim storage of spent nuclear fuel required by some of our competitors. Nevertheless, IMSR Plant operations and the related supply chain inherently involve the use, transportation, and disposal of toxic, hazardous and radioactive materials.

The risks of our IMSR Plant and its design features for safe operation were the subject of the CNSC’s formal and programmatic VDR process from 2016 to 2023. The scope of the VDR covered design, operation and decommissioning of the IMSR Plant. At the conclusion the CNSC VDR process, the CNSC stated that IMSR Plant design demonstrated compliance with Canadian safety codes and standards and there were no “fundamental barriers” to licensing. The CNSC defines a fundamental barrier as “a failure to address known issues of safety significance or the use of unproven engineering practices for new or innovative design features (i.e., not adequately supported by analysis, research and development, or both).”

We anticipate supplying the IMSR Plant design for construction, the IMSR Core-unit and IMSR Fuel Salt as well as O&M services. We expect to have contractual provisions to limit liability to breaches in contracted performance of our IMSR design, components and services. Although we will not be the owner and operator of an IMSR Plant, we believe the risks from incidents during the operation of a licensing nuclear plant are insurable and furthermore they are underwritten by the Price-Anderson Act, which generally establishes a no-fault insurance-type system in which the first approximately $15 billion is industry-funded as provided for under such Act. See “Risk Factors — Risks Related to Our Business and Industry — The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.”

Research, Development and Testing

Our reactor design process is supported by a comprehensive research and development (R&D) program that works collaboratively with our design teams to integrate rigorous nuclear systems testing, iterative design refinement, and regulatory safety analysis. Our R&D program, which was reviewed by the CNSC as part of its VDR of the IMSR Plant, spans critical technical areas including reactor materials’ qualification, neutronic and thermal-hydraulic systems’ design and testing, and plant instrumentation. Our rigorous computer code validation & verification program of major reactor systems, leveraging the availability of U.S. DOE funding, supports these efforts to verify our neutronics and thermal-hydraulics simulation models against experimental and reference data. We believe that this R&D integrated design process will reduce time-to-market, achieve regulatory compliance, and provide the technical foundation defining IMSR Plant performance.

In August 2025, our “TETRA” proposal was selected by DOE Office of Nuclear Energy for its Advanced Reactor Pilot Program for Accelerated Development, which targets first criticality by July 2026. This program was established as part of President Trump’s Executive Order 14301 in May, creating a new DOE pathway to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. TETRA purpose and scope is part of our program to prepare for commercial licensing applications. These applications require that neutronic reactor models, including our neutronic model for the IMSR are verified with reference data collected from a small scale “pilot” reactor and in a manner compliant with NRC requirements for a future commercial operating license application.

We believe our TETRA pilot reactor was selected as it was a direct product of our R&D integrated design process that since its creation in 2013 also integrates the licensing requirements for IMSR plant operation as well as the capabilities of our IMSR plant supply chain; the former has been deeply informed by our regulatory experiences with the CNSC and the USNRC. In addition, our TETRA pilot reactor’s target criticality-date benefits from our use of SALEU and the availability of its reactor fuel, as well as the DOE’s willingness to expedite TETRA’s licensed operation using its existing statutory authority, an alternative to the USNRC’s process.

Our testing strategy involves relationships with laboratory facilities that possess the necessary quality assurance programs, technical capabilities, and qualified personnel. We have cultivated these strategic relationships across a network of facilities spanning North America, Western Europe, and Australia. Our North American relationships include three U.S. national laboratories: Argonne National Laboratory (ANL), Idaho National Laboratory (INL) and Pacific Northwest National Laboratory (PNNL), alongside Canada’s Canadian Nuclear Laboratory (CNL). In Europe, we collaborate with the UK’s National Nuclear Laboratory (NNL), the European Union Joint Research Centre (JRC) including its NRG Pallas facility in the Netherlands. Our international reach extends to the Australian Nuclear Science and Technology Organisation (ANSTO). These relationships are complemented by targeted academic engagements, including with Virginia Polytechnic Institute and State University (Virginia Tech) and Université de Paris, which conduct fundamental research critical to IMSR technological advancement. We are collaborating with Texas A&M University, a leading nuclear engineering and technology university in the U.S., on a proposed IMSR Plant project at the RELLIS campus in Bryan, Texas. We have also integrated specialized private sector expertise through partnerships with KSB in Germany for pump technology and Heat Transfer Research, Inc. (HTRI) in the U.S. for heat exchanger and thermohydraulic test loop design. These R&D and testing relationships provide or have provided contracted R&D and testing services with defined scopes of work to us as part of our normal course business activities to develop the IMSR Plant design to license, construct and commercial operation at fleet scale. Grant awards from the U.S. DOE, Canadian Federal Government, and UK Government have assisted us with our testing and development activities with these diverse organizations.

Each of our R&D and testing counterparties must be “accredited” and comply with our Quality Assurance program required for regulatory compliance before the start of R&D and testing activities. These “accredited” and collaborative R&D and testing relationships under agreed scopes of work intend to demonstrate safe operation of IMSR systems and components, a process referred to as “verification & validation” and “qualification.” In parallel, our R&D relationships have supported critical graphite irradiation tests conducted at the High Flux Reactor in Petten, Netherlands. The first phase of this program has yielded a substantial volume of essential data that demonstrate the performance of our preferred graphite grades at high temperatures under irradiation. R&D activities also encompass testing, optimization, and scale-up of ANSTO’s liquid fuel stabilization and encapsulation “Synroc®” technology. Synroc is recognized in the nuclear industry as an alternative to vitrification for the management of waste nuclear material. We believe our activities with ANSTO have demonstrated Synroc® to be a robust and safe solution for the management of spent IMSR Fuel Salt and its long-term storage. Parallel advancements have been achieved in the design of neutronics and thermalhydraulic test rigs, and the design of key nuclear components — including primary pumps and primary heat exchangers in the IMSR Core-unit. These efforts build upon our design expertise in IMSR technology that commenced in 2013 and are complemented by our understanding of regulatory requirements to demonstrate validation & verification and qualification.

IMSR Technology

The IMSR is a design of MSR that operates in the thermal neutron spectrum achieved by a graphite moderator with a fluoride salt eutectic operating as the reactor’s nuclear fuel and its primary coolant. A MSR is defined by its use of a molten salt — a fluid with high thermal stability that acts as both the reactor fuel and primary coolant — operating in a low-pressure cooling system. As such, this is a major departure from legacy nuclear technology, which is characterized by solid fuel cooled with high-temperature water, a thermally unstable fluid, which necessitates a highly pressurized active cooling system and almost universally by forced coolant flow from pump action. We believe that these and other clear and distinct operational differences articulated in this document offer considerable potential for the IMSR Plant to improve safety, economic efficiency, flexibility, and overall commercial value compared to nuclear plants built with legacy nuclear technology and other Gen IV technologies.

We believe that our IMSR Plant can achieve a competitive position in commercial markets due to the distinct characteristics of MSR technology and our application of it within the IMSR Plant design. Our IMSR Plant has the following operating characteristics that we believe may be fundamental to addressing certain economic challenges associated with legacy and other Gen IV nuclear technologies, such as high-temperature gas reactors (HTR) and sodium fast reactors (SFR). While high-temperature and low-pressure operation with high inherent safety is characteristic of MSR technology, our IMSR Plant collectively expresses the five characteristics of a small and modular nuclear plant that we believe are essential for commercial success. These five characteristics differentiate the IMSR Plant from nuclear plant using legacy technology as well as other Gen IV nuclear technologies. Additionally, as discussed previously, our IMSR Plant uses readily obtained SALEU fuel instead of HALEU. Figure 2 below illustrates the connection between these characteristics and the levelized cost of electricity.

Figure 2: IMSR operating characteristics

High-temperature operation.   The IMSR Core-unit operates at ~700 °C, which facilitates the IMSR Plant’s thermal energy supply temperature for commercial use of 585 °C. As a result of this high-temperature reactor operation and energy supply, we have calculated the IMSR Plant’s steam turbines to be approximately 44% (net) thermal efficiency for electricity generation, substantially higher than the approximately 30% (net) efficiency typical of steam turbines driven by a SMR using legacy nuclear technology. Holding all other variables constant, we have calculated that this increased thermal efficiency will lead to a proportionally lower (~32% reduction) in the levelized cost of electricity supplied.

Low-pressure operation.   Unlike legacy nuclear technology and some Gen IV nuclear technologies, which require a primary cooling system pressurized to 60-170 atmospheres, the IMSR’s primary cooling system operates at near atmospheric pressure. We believe that as a result of avoiding the regulatory safety requirements and engineering complexity of high-pressure operation, the IMSR may allow for simplified containment and systems, which has the potential to reduce manufacturing, construction complexity and cost in U.S., North American and other markets.

Inherent safety in operation.   The IMSR’s use of a thermally stable coolant, which is also the nuclear fuel, has inherent performance characteristics that we believe to be advantageous. For example: (i) low-pressure reactor operation enabled by the use of a thermally stable coolant avoids the hazards of high-pressure reactor operation; (ii) the IMSR Fuel Salt dissipates fission heat through a process of convective fluid flow of the fuel, which is not an inherent operating attribute of legacy nuclear technology, this uses a solid fuel; (iii) our primary means of reactor power control is inherent and facilitated by the IMSR’s strong negative temperature-of-reactivity, rather than with active mechanisms such as mechanical control rods; and, finally (iv) many of the radioactive products and by-products of the IMSR’s nuclear fission process are captured and contained by the IMSR Fuel Salt via strong ionic chemical bonding. These mechanisms, which are highly relevant to IMSR safety, are inherent properties of our reactor’s systems and distinct from the mechanisms of reactor safety used in plants built with legacy and many Gen IV nuclear technologies, which typically involve engineered active safety systems. We believe that economic advantage can be gained from inherent safety.

IMSR innovation

The technological centerpiece of the IMSR Plant is its proprietary IMSR Core-unit. This is a sealed, replaceable reactor vessel that encapsulates all primary reactor systems. Each Core-unit contains the IMSR Fuel Salt, graphite moderator, primary heat exchangers, primary pumps, and other systems.

The IMSR Core-unit leverages MSR technology first developed over many decades, starting in 1950s and 1960s, by the U.S. Department of Energy’s Oak Ridge National Laboratory (ORNL), resulting in the benchmark Molten Salt Reactor Experiment (“MSRE”), a prototype MSR that operated successfully for over 13,000 hours. Subsequent innovations to the MSRE include the Denatured Molten Salt Reactor (“DMSR”) design in 1980 and the Sm-AHTR high-temperature reactor in 2010. These later designs introduced important advancements such as a once-through fuel cycles using SALEU and cartridge-based core architecture, further enhancing safety and proliferation resistance.

A key challenge to early MSR commercialization efforts was limited lifetime of components in the reactor core, which is exacerbated at the reactor power densities required for a commercial reactor. Such high-power densities significantly reduce the lifetime of components and particularly the graphite moderator, requiring periodic replacement; this has the potential to create significant maintenance challenges that must be overcome for industrial use of MSR technology.

We believe our proprietary innovation — the IMSR Core-unit — addresses this maintenance challenge. The IMSR Core-unit innovation is the integration of the primary reactor components (the graphite moderator, primary pumps, primary heat exchangers, and other components) into a sealed and replaceable reactor vessel; see Figure 3. During operating each IMSR Core-unit is housed its Operating Silo and after use a Storage Silo.

This replaceable IMSR Core-unit is designed to mitigate the limited lifetimes of reactor components with a “plug-and-play” component replacement process that operates every seven years and involves the installation of a replacement IMSR Core-unit. We expect the IMSR Core-unit innovation to streamline maintenance, support operational efficiency, and confer potential safety benefits.

Figure 3: Illustrative rendering of the IMSR Core-unit innovation to facilitate efficient MSR maintenance. Actual Core-units design, characteristics and appearance may vary materially.

The IMSR Core-unit is designed to be fabricated in a quality-controlled factory-based manufacturing environment and transported to IMSR Plant site for installation in its standardized operating silo. At the end of each seven-year cycle, the now-spent IMSR Core-unit is replaced with a new one. IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in the subsequent IMSR Core-unit and the remainder is removed and stored in a spent fuel vault inside the plant’s nuclear containment structure until decommissioning of the IMSR Plant. Each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is stored in a separate and secure IMSR Core-unit Storage Silo within the Nuclear Facility, where it will remain until decommissioning of the IMSR Plant.

As a result of the IMSR Plant’s distinct operating characteristics, we believe that it will offer improved affordability and cost-competitiveness of nuclear energy supply relative to new nuclear plants built with legacy and other Gen IV nuclear technologies, and in doing so, address the economic obstacles to the deployment of new nuclear plant and the expansion of nuclear supply to meet demand.

Intellectual property

The MSR was invented in the 1950’s and its key innovation — the nuclear fuel and coolant combined into single molten salt eutectic — was successfully demonstrated by a graphite moderated thermal spectrum MSR in the 1960s at the U.S. Department of Energy’s Oak Ridge National Laboratory and subsequently improved upon. However, the long-standing design challenge to commercialization of a graphite moderated thermal spectrum MSR remained graphite’s limited lifetime in the reactor core operating at the high-power densities of commercial power reactor, and the high complexity and challenging safety requirements of maintenance protocols for its replacement along with other primary reactor components during plant operation.

The Company’s key MSR innovation, which solves for this maintenance challenge, is the IMSR Core-unit. This component integrates the primary reactor systems (for example the reactor vessel, graphite moderator, primary molten salt pumps and primary heat exchangers) into a swappable and replaceable reactor module. We believe the swappable and replaceable IMSR Core-unit design addresses not only the limited lifetimes of all primary reactor system components, include the graphite moderator, but does so with a simpler and safer maintenance protocol and enables the high reactor power density and high plant capacity factors necessary for capital efficiency and successful commercial use.

Our intellectual property strategy is designed to establish and maintain a defensible portfolio of patents, trademarks, trade secrets, and proprietary know-how related to the IMSR Plant and its key systems and components, including the IMSR Core-unit. This strategy is designed to safeguard our technological leadership and support our business objectives. We seek to protect key innovations through targeted patent filings in jurisdictions primary to our business and regulatory strategy, including the United States, Canada, the European Union, China, and Japan. Our IP protections cover the IMSR Core-unit innovation.

We currently have approximately 90 patents granted or pending across six invention families, of which approximately 84 are granted, 5 pending, and 8 are Patent Cooperation Treaty applications. These patents include both broad and narrow claims that collectively create significant barriers to entry around the IMSR technology, which may discourage or prevent replication of our technology by competitors.

Our patented technology is distinct from MSR technology in the public domain. While we have built on public domain MSR research, other developers are employing public domain MSR technology in different ways, creating different MSR designs. During the tenor of our patents, we believe that these developers will have to find alternative solutions to the operational maintenance challenges from limited materials’ lifetimes of MSRs that our IMSR addresses in the jurisdictions where we benefit from that patent protection. We are not presently aware of infringing technologies.

Accordingly, our IMSR technology is proprietary and not available for public use, and we will license it in the course of our operations to the extent commercially necessary to owners and operators of IMSR Plants. We do not license our IMSR technology from third parties; it is our proprietary design.

Our patent families cover innovations such as: the IMSR Core-unit with multiple independent heat exchangers for redundancy and safety in operation; neutron fluence control; pneumatic motor assemblies; a nuclear core design; thermal storage; and method patents. U.S. Patents and descriptions in these extended families are (i) Integral molten salt reactor (US 10056160), (ii) Pneumatic Motor Assembly, Flow Induction System Using Same And Method Of Operating A Pneumatic Motor Assembly (US 2018/0258829), (iii) Molten salt nuclear reactor (US 2014/0023172), (iv) Cooling system for nuclear reactor (US 2022/0375635), (v) Power Plant system (US 11756696), (vi) Molten Salt Nuclear Reactor (US 11,200,991). Filing dates of patents granted or in the process of prosecution range from 2013 to 2023, with and the correlative expiry dates are accordingly 2033 to 2043.

We also generally maintain trade secrets for design and engineering elements where disclosure is not commercially advantageous, and regularly evaluate this balance. The trademark “IMSR” is registered in Canada and the UK and used as an unregistered mark in the United States.

Commercialization Pathway

In response to evolving market demand for our IMSR Plant, we have a pipeline of over ten early-stage IMSR Plant projects each at an identified site. We play an active role in the establishment of each project and its member consortium. An IMSR Plant project is established with an initial consortium of members, and each includes one or more of off-takers, site owners, nuclear plant operators, and suppliers expressing interest in the project with MOU and LOI. Our portfolio of early-stage projects covers a range of industrial sectors such as mining, chemical and petrochemical production, data centers, and grid power provision.

Our near-term project milestones include the completion of site characterization work, which is the antecedent to the project’s submission of a USNRC Construction Permit application. We establish a project’s initial consortium by drawing from our portfolio of over 50 collaborative industry relationships, where each such relationship has expressed an interest in our IMSR Plant and has undertaken investigations and due diligence. We expect these collaborative industry relationships to support the growth of our project pipeline with additional IMSR Plant projects. Illustrating this approach to IMSR Plant project development from the formation of its initial consortium, we have announced developments with consortia members and projects over the last 12 months with industrials, suppliers, research partners, and site owners, such with Schneider Electric, Zachry Group, Viaro Energy, Energy Solutions, Texas A&M University and most recently Ameresco. To illustrate further, our Texas A&M project consortium consists of an EPC, a nuclear utility, the site owner, a nuclear fuel supply, and other suppliers.

Our Texas A&M project is a collaboration with Texas A&M University, a leading nuclear engineering and technology university in the U.S., to construct and operate a commercial IMSR Plant at its RELLIS campus in Bryan, Texas, as well as undertake IMSR system R&D testing activities employing the expert resources of the university’s engineering facility. The IMSR Plant project at the RELLIS campus site with an attendant consortium was proposed by Terrestrial Energy following Texas A&M University’s competitive RFP process in the third quarter of 2024. Terrestrial Energy was one of four companies selected by Texas A&M in the fourth quarter of 2024 to collaborate with Texas A&M on SMR projects at the RELLIS campus site. Terrestrial Energy and its project consortium partners intend to pursue licensing, construction, and operation of the IMSR Plant at the RELLIS campus site, subject to regulatory approvals and financing. This plant is intended to supply clean, firm power to the campus and to the ERCOT grid. Our collaboration with Texas A&M University has the potential to accelerate our business plans and aligns with recent policy statements supporting commercialization of advanced nuclear technologies by the Trump Administration, and U.S. Federal and Texas state governments. As noted above, on August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program, which we believe represents a significant milestone in Terrestrial Energy’s commercialization pathway, leveraging the program’s fast-track approach to advance the licensing and deployment of the Company’s proprietary IMSR technology.

Government support and financing

The IMSR Plant development has benefitted from multiple grant awards totaling approximately $30 million in non-dilutive funding support from the governments of the United States, Canada, and the United Kingdom for licensing, engineering, and fuel supply activities.

The U.S. Department of Energy’s Loan Programs Office (“LPO”) has accepted a loan guarantee application for up to $890 million to support project financing of an IMSR Plant in the United States. The application included a project plan and supporting technical, regulatory, and financial materials, in accordance with the LPO’s review requirements. As of the date of this filing, our application is under review with the LPO.

If approved, the loan guarantee may help reduce project financing risk, enhance investor confidence, and improve project viability. However, acceptance of an application does not imply regulatory approval or project endorsement. Furthermore, no assurance can be given that such funding will be approved or disbursed.

Competition

Our competitors are other electricity and thermal generation technologies, including those used for traditional baseload electricity and industrial thermal power production. They include fossil fuels, renewables such as hydroelectric, wind and solar with storage, and other nuclear technologies. We believe our competitive strengths differentiate us from our competition.

Traditional Baseload.   According to the U.S. Energy Information Agency’s (EIA) International Energy Outlook, approximately 83% of global primary energy demand (and approximately 66% of global electricity generation) is forecasted in 2025 to be met by coal, natural gas, petroleum, and large-scale nuclear. These technologies are highly reliable, cost-effective, dispatchable and land-use efficient. However, except for traditional large-scale nuclear, these resources are carbon-intensive, and we expect them to largely be replaced with carbon-free generation over time. Traditional large-scale nuclear power plants, while carbon-free, require significant upfront capital expenditures, have a history of extensive construction times, complex safety systems and do not have viable business cases apart from utility-scale generation. We believe our IMSR Plant contain all of the positive attributes of traditional baseload and addresses many of the commercial limitations of legacy nuclear power plants.

Industrial Thermal Power Production.   At present there is no viable source of industrial thermal power production other than from the combustion of fossil fuels. Such methods are carbon intensive and subject to the commercial risk of commodity price volatility. We believe our IMSR Plant offers a valuable solution to many customers seeking low-carbon intensity industrial heat production to maintain their businesses.

Renewables.   According to the EIA’s International Energy Outlook, approximately 17% of global primary energy demand in 2025 will come from renewable power generation sources. Although these sources generate carbon-free power, wind and solar are highly intermittent and non-dispatchable, and hydroelectric is often seasonal and subject to curtailment. Additionally, since renewables are weather-dependent, they are too unreliable to support certain end-use cases, including mission-critical applications or industrial applications that require extensive on-site, always-available power.

Legacy Nuclear Technology.   Legacy nuclear power plants face fundamental economic and technical constraints that limit their competitiveness in the current and future energy landscape. These plants are characterized by high capital costs, prolonged construction timelines, and low thermal and by extension capital efficiency, often resulting in levelized costs of electricity that are uncompetitive without significant public subsidy. As a result, we believe that new projects based on legacy nuclear technology are unlikely to be commercially viable on a standalone basis and are poorly suited to meet modern demands for distributed, flexible, and cost-effective clean energy.

Other Advanced Nuclear Reactors.   There are a number of reactor technologies that are in various stages of development, such as high temperature gas reactors, sodium fast reactors, molten salt reactors, fusion technologies and others. These technologies, like ours, are designed to be clean, safe and highly reliable. However, the commercial operation of plant with these technologies has not received regulatory approval in the United States, and many of the technologies have not been commercially demonstrated nor have commercial scale fuel supply infrastructure.

Facilities

We have offices in Charlotte, North Carolina and Oakville, Ontario. Our office in Charlotte is our corporate headquarters and consists of office space for our executives and to expand our U.S. engineering, operations, sales and corporate functions. We expect our office in Oakville will continue to provide engineering and R&D support as well as expertise relevant for developing Canada IMSR Plant projects.

Export Controls

Our business is or will be subject to, and complies with or will comply with, U.S. and Canadian nuclear export and import control regimes. We are required to comply with stringent regulations administered by the DOE, the USNRC, the Bureau of Industry and Security within the U.S. Department of Commerce (“BIS”), and the CNSC. These regulations are designed to protect national security, advance foreign policy and nonproliferation objectives, and control the transfer of nuclear-related materials, technology, and services.

Under DOE regulations at 10 C.F.R. Part 810, the export of certain nuclear-related technology and the provision of technical assistance by U.S. persons to foreign nuclear programs require prior authorization or reporting. These controls apply to a broad range of technical exchanges and commercial activities, including design, engineering, consulting, and training services associated with nuclear reactor technology. Not all exports require a license; for example, exports of Part 810-controlled technology to Canada are only subject to reporting requirements.

The USNRC regulates the physical export and import of nuclear materials and equipment under 10 C.F.R. Part 110, including reactor components, source and special nuclear material, and related commodities. Exports may require specific licenses depending on the destination country and nature of the item; exports of major nuclear equipment and nuclear material from the U.S. also require there to be a bilateral nuclear cooperation agreement (known as a “123 Agreement”) between the United States and the end-user country before the export license can be granted. As of July 11, 2025, the United States has twenty-five (25) 123 Agreements in force. These agreements cover 48 countries, as well as the IAEA and Taiwan. All of our current markets are covered by Section 123 Agreements. Further, exports of minor reactor items are subject to a general license and don’t require advance approval from the USNRC.

The BIS, through its Export Administration Regulations (“EAR”), oversees the export of “dual-use” items — goods and technologies that have both civilian and military or strategic applications. Certain components, software, and supporting technologies related to nuclear operations may fall under EAR controls depending on their classification and end use. Exports of IMSR items subject to the EAR generally don’t require a license from the BIS.

In Canada, the CNSC administers export and import licenses under the Nuclear Non-Proliferation Import and Export Control Regulations (NNIECR). These regulations control the cross-border transfer of nuclear and nuclear-related dual-use items, including reactor technologies, fuel cycle components, and technical data. Exports from Canada may require CNSC authorization if destined for countries outside of Canada, including the United States, depending on the item and its strategic classification. Licenses are typically issued within 15 business days.

Collectively, these export and import control frameworks impose compliance obligations on our business operations. The U.S. government agencies responsible for administering the nuclear export control regulations have a degree of discretion interpreting and enforcing these regulations. These agencies also have significant discretion in approving, denying, or instituting specific conditions regarding authorizations to engage in controlled activities. However, as noted above, many of the exports related to the IMSR in our target market will not require specific licenses.

We have IMSR technology and proprietary technology information that was developed and is owned by our Canadian subsidiary; this information is subject to CNSC export control of nuclear technology. It includes elements of the IMSR Plant design that was submitted to the CNSC for its VDR of the IMSR Plant. We have obtained requisite export licenses when required from the CNSC to export this technology including its export to our U.S.-domesticated company. We anticipate that our U.S. operation will provide a substantial part of the remaining engineering work to complete of the IMSR design for U.S. and export market deployment. We have also reported to the DOE the export of nuclear technology to our Canadian operations, which was generated from our U.S. activities and engagements with U.S. laboratories for R&D and testing of IMSR nuclear systems.

Collectively, these export and import control frameworks impose extensive compliance obligations on our business operations. As we pursue international commercial opportunities for our IMSR Plant and engage with cross-border development partners, we will continue to maintain internal policies and compliance mechanisms designed to ensure adherence to all applicable regulatory requirements. Our ability to obtain and maintain the necessary authorizations from the DOE, USNRC, CNSC, and other regulatory bodies may impact the timing and scope of our commercialization efforts in various jurisdictions.

Legal Proceedings

From time to time, we may be subject to various claims, lawsuits and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. We currently do not have any claims, lawsuits, or proceedings against us that, individually or in the aggregate, would be considered material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information concerning the persons serving as directors and officers following the completion of the Business Combination.

Name	Age	Position
Executive Officers
Simon Irish	56	Chief Executive Officer and Director
Brian Thrasher	52	Chief Financial Officer
David LeBlanc	58	Chief Technology Officer and Director
William Smith	73	Chief Operating Officer
Steven Millsap	57	General Counsel, Secretary and Chief Compliance Officer
Non-Employee Directors
Frederick Buckman	79	Director
Hugh MacDiarmid	73	Director
David Hill	76	Director
William Johnson	71	Director
Charles Pardee	66	Director
Shawn Matthews	57	Director
Robert W. Jones	75	Director

We believe that the below-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, provide New Terrestrial Energy with a diverse range of perspectives and judgment necessary to facilitate the goals of New Terrestrial Energy and be good stewards of capital.

Officers, Directors and Key Employees

Simon Irish.   Simon Irish has served as Terrestrial Energy’s Chief Executive Officer and a member of the board of directors of Terrestrial Energy and its predecessors since 2014. Mr. Irish brings more than 20 years of finance and investment management experience across a broad range of market sectors and industries, both domestically and internationally. Previously, Mr. Irish held senior positions for nearly 8 years at Man Global Strategies (“MGS”), including head of MGS in North America. MGS is the strategic investment division of Man Group Plc (“MAN”), a leading global investment management business. During his time at MGS, Mr. Irish was responsible for building and managing the largest and most active strategic investment and managed account business in North America at the time. Mr. Irish was also a member of MAN’s Investment Committee and responsible for corporate acquisition opportunities in North America. Prior to that, Mr. Irish was a derivatives structurer and trader at Credit Suisse Financial Products, a London-based investment firm and a leading global bank in the derivatives sector. Mr. Irish holds an MA in Natural Sciences from Cambridge University and an MSc in Finance from the London Business School. At Closing, Mr. Irish is expected to serve as Chief Executive Officer of New Terrestrial Energy and a director of the New Terrestrial Board. We believe that Mr. Irish is well qualified to serve as Chief Executive Officer of New Terrestrial Energy, and as a director of the New Terrestrial Board, due to his deep understanding of Terrestrial Energy’s business and his significant investment banking and finance experience.

Brian Thrasher.   Brian Thrasher has served as Terrestrial Energy’s Chief Financial Officer since May 2025. Mr. Thrasher has more than 25 years of financial management experience holding executive management positions and serving as an officer at multi-billion dollar public and private companies in the U.S. Before joining Terrestrial Energy, Mr. Thrasher served as Chief Financial Officer of Hilco Transport, Inc., from November 2021 to May 2025. Prior to that, Mr. Thrasher served in various accounting roles at Hanesbrands Inc. from April 2015 to November 2021. Throughout his career, Mr. Thrasher developed expertise in strategic financial planning, public market reporting and financing, budgeting, forecasting, and systems development and implementation. Mr. Thrasher has successfully led cross-functional teams, and played key roles in mergers and acquisitions, capital structuring, and regulatory compliance. Mr. Thrasher was a member of the board of directors of Hilco Transport, Inc, a specialty trucking company, from 2021 until 2025. Mr. Thrasher began his career in public accounting at Ernst & Young before transitioning to industry. His audit work focused primarily on large multi-national public companies. Mr. Thrasher holds a B.B.A. from Acadia University and a M.Acc. from The University of Alabama. He is a CPA licensed in the state of North Carolina and is a member of the North Carolina Association of Certified Public Accountants as well as the American Institute of Certified Public Accountants. At Closing, Mr. Thrasher is expected to serve as Chief Financial Officer of New Terrestrial Energy. We believe that Mr. Thrasher is well qualified to serve as Chief Financial Officer of New Terrestrial Energy due to his educational background, executive experience serving as a Chief Financial Officer, and experience in other areas of financial management and accounting.

Dr. David LeBlanc.   Dr. David LeBlanc has served as Chief Technology Officer of Terrestrial Energy and a member of the Terrestrial Board since 2013. Dr. LeBlanc is a globally recognized expert and leader on molten salt reactors and has dedicated his career to the improvement and realization of advanced nuclear power systems, in particular MSR technologies. Dr. LeBlanc is the sole private sector member of the Gen IV International Forum, an intergovernmental research group focused on advanced reactors. In 2008, Dr. LeBlanc founded Ottawa Valley Research Associates Ltd. to advance MSR technologies and has filed patents relating to such technologies that have specific bearing on improving and broadening the commercial application of the MSR technology. Dr. LeBlanc is a frequent speaker at international nuclear industry conferences on Molten Salt Reactor design concepts, he has had numerous news media engagements covering MSR technologies, and his numerous academic articles are extensively cited. Dr. LeBlanc holds a Ph.D. and M.Sc. in Physics from the University of Ottawa and a B.Sc. in Physics from the University of New Brunswick. At Closing, Dr. LeBlanc is expected to serve as Chief Technology Officer of New Terrestrial Energy. We believe that Dr. LeBlanc is well qualified to serve as Chief Technology Officer of New Terrestrial Energy, and as a director of the New Terrestrial Board, due to his unique industry experience, educational background, and expertise in nuclear engineering.

William Smith.   William Smith has served as Chief Operating Officer of Terrestrial Energy since July 2025. Prior to that, Mr. Smith has served as Senior Vice President, Operations and Engineering of Terrestrial Energy since 2016. Throughout his 44-plus years of experience in the energy sector, including over 20 years in the nuclear industry, Mr. Smith has developed deep experience and capability in major project execution, building team capability and managing external interfaces with clients, suppliers and regulators. Prior to joining Terrestrial Energy in 2016, Mr. Smith worked at Siemens Canada, where he eventually became the Senior Vice President of its Canadian energy business. Mr. Smith was responsible for all sales and marketing, manufacturing, service delivery, and project management and successfully helped build the business into a billion-dollar enterprise. Prior to that, from 1981 to 2002, Mr. Smith worked at Ontario Hydro and Ontario Power Generation, where he advanced to the level of Vice President of Supply Chain, where his responsibilities included all nuclear procurement, materials management and source surveillance activities. Mr. Smith holds an M.B.A. from York University and a B. Eng. from Carleton University. He is a Professional Engineer registered with the Professional Engineers of Ontario and with the Association of Professional Engineers and Geoscientists of Alberta. We believe that Mr. Smith is well qualified to serve as Chief Operating Officer of New Terrestrial Energy due to his extensive experience in the field, long history of operations and project execution, and deep understanding of the nuclear industry.

Steven Millsap.   Mr. Millsap has served as Terrestrial Energy’s General Counsel, Secretary and Chief Compliance Officer since July 2025. Mr. Millsap has more than 27 years of legal experience, including over 24 years as in-house legal counsel at private and publicly traded companies. Before joining Terrestrial Energy, he held senior leadership roles where he led legal functions, worked with cross-functional teams, and served as an advisor on governance, risk management, corporate, commercial, operational, intellectual property, litigation, and compliance matters. Recently, he served as the Vice President, General Counsel, Secretary and Chief Compliance Officer at Divergent Technologies, Incorporated from 2022 to 2025. Prior to that, he served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Global Advanced Metals PTY Limited from 2012 to 2022. Prior to that, he was in-house counsel at Polymer Group, Continental Tire, and CarMax. He began his legal career at the law firms of McGuireWoods and Wright, Robinson, Osthimer & Tatum. He holds a B.A. in Economics from Rollins College, a J.D. from Florida State University College of Law, and an LL.M. in Intellectual Property from the University of New Hampshire Franklin Pierce School of Law. At Closing, Mr. Millsap is expected to serve as the General Counsel, Secretary and Chief Compliance Officer of New Terrestrial Energy. We believe that Mr. Millsap is well qualified to serve in these roles due to his legal executive management experience and educational background.

Dr. Frederick Buckman.   Dr. Frederick Buckman has served as a director of Terrestrial Energy since 2017 and the Chairman of the Terrestrial Board since February 2025. Dr. Buckman previously held other directorships for several companies, including Pacific Gas & Electric Company from April 2019 to November 2019, Solomon Corporation from 2014 to 2019, and StanCorp Financial Group from 1996 to 2021. In 1999, Dr. Buckman founded and was Chairman and Chief Executive Officer of Trans-Elect Development Company Inc., which became the first independent transmission company in North America. Earlier in his career, Dr. Buckman was the Chief Executive Officer and President of PacifiCorp, where he helped transform PacifiCorp from a regional utility to an international energy company, and, prior to that, he was the President and Chief Executive Officer of Consumers Power Company. Dr. Buckman also served as the Managing Partner of Brookfield Asset Management, where he was responsible for Brookfield’s utility sector, and the President of the Power Group of The Shaw Group Inc., where he oversaw Shaw’s fossil and nuclear power industry capabilities. Dr. Buckman holds a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S.E. in Science Engineering from the University of Michigan. At Closing, Dr. Buckman is expected to serve as a director and the Chairperson of the New Terrestrial Board. We believe that Dr. Buckman is well qualified to serve on the New Terrestrial Board due to his extensive experience serving as an executive officer and director of several energy companies.

Hugh MacDiarmid.   Hugh MacDiarmid was appointed to the Terrestrial Board in 2014, where he also served as Chairperson until February 2025. Mr. MacDiarmid currently serves as a director of Ridge Canada Cyber Solutions Inc., a managing general agency for cyber risk insurance. Mr. MacDiarmid also served on the board of directors of SeaCube Container Leasing Limited, a global-scale marine container leasing firm, from 2013 to 2023, and of Pinnacle Renewable Energy, a wood pellet producer, from 2018 to 2021. From 2008 to 2011, Mr. MacDiarmid served as the President and Chief Executive Officer of Atomic Energy of Canada Limited. Previously, Mr. MacDiarmid was the President and Chief Executive Officer of Laidlaw Transit Inc. from 2003 to 2005, Executive Vice-President, Commercial of Canadian Pacific Railway from 1995 to 2001, and President and Chief Executive Officer of Lumonics Inc. from 1987 to 1990. Early in his career, Mr. MacDiarmid was an Associate and then Principal with McKinsey & Company, a leading international management consulting firm. Mr. MacDiarmid holds an M.B.A. from Stanford University, graduating as a Miller Scholar, and an H.B.A. in Business Administration from Western University. At Closing, Mr. MacDiarmid is expected to serve as a director on the New Terrestrial Board. We believe that Mr. MacDiarmid is well qualified to serve as a director on the New Terrestrial Board due to his significant executive experience serving on corporate boards, his executive experience gained as CEO of Atomic Energy of Canada Limited and several other C-Suite roles, and as a former Chairman of Terrestrial Energy.

Dr. David Hill.   Dr. David Hill has served on the Terrestrial Board since 2014. Dr. Hill is a scientist with 35 years of career experience in nuclear research and nuclear laboratory management. From 2005 to 2012, Dr. Hill was Deputy Laboratory Director for Science and Technology at Idaho National Laboratory. From 1984 to 2012, Dr. Hill has held senior executive management positions in the foremost national nuclear laboratories in the U.S., specifically Argonne National Laboratory, Oak Ridge National Laboratory and Idaho National Laboratory. During this period, he led major projects, oversaw hundreds of staff, and managed annual research and development budgets totaling hundreds of millions of dollars. Dr. Hill holds a Ph.D. and B.Sc. in mathematical physics from the Imperial College, London University, and an M.B.A. from the University of Chicago Graduate School of Business. He is a Fellow of the American Nuclear Society and Member of the International Nuclear Academy. At Closing, Dr. Hill is expected to serve as a director on the New Terrestrial Board. We believe that Dr. Hill is well qualified to serve as a director on the New Terrestrial Board due to his expertise in nuclear energy technologies and Terrestrial Energy’s business.

William Johnson.   William Johnson has served on the Terrestrial Board since 2023. Mr. Johnson has almost 40 years of experience in and around the utility business. He started his career in 1983 as an attorney with Hunton & Williams, a firm focused broadly on the utility industry, where he represented utilities across the United States. After becoming a partner in the firm in 1990, he transitioned to working directly in the utility field. Since 1992, Mr. Johnson has served in nearly every executive capacity within utility companies and has been the chief executive officer of three large utilities (Progress Energy, Tennessee Valley Authority, and Pacific Gas & Electric). Mr. Johnson has broad experience in operations, public and governmental affairs, finance, mergers and acquisitions and other aspects of the utility business. He currently holds directorships on a number of corporate boards, including TC Energy (TSX:TRP) and Nisource Inc. (NYSE: NI). Mr. Johnson holds a J.D. degree from the University of North Carolina School of Law, graduating summa cum laude, and a B.A. degree from Duke University in North Carolina. At Closing, Mr. Johnson is expected to serve as a director on the New Terrestrial Board. We believe that Mr. Johnson is well qualified to serve as a director on the New Terrestrial Board due to his extensive utility and legal experience.

Charles Pardee.   Charles Pardee has served on the Terrestrial Board since 2024. Mr. Pardee has also served on the board of directors of Xcel Energy Inc. (Nasdaq: XEL) since 2020 and Emirates Nuclear Energy Corporation since 2019. Mr. Pardee has more than three decades of leadership experience in the electric utility industry, including past operational responsibilities at a dozen U.S. nuclear stations. From 2013 to 2017 he was Executive Vice President and Chief Operating Officer of the Tennessee Valley Authority (“TVA”), the largest public power provider in the United States and the sixth largest by generating capacity with approximately 35 gigawatts, of which nuclear generation is 40 percent. Prior to joining TVA, he was Chief Operating Officer of Exelon Generation, where he led more than 10,000 employees and managed 30,000 megawatts of diverse generation, including the nation’s largest nuclear fleet. At the same time, he served as chairman of Constellation Energy Nuclear Group, an Exelon subsidiary. From 2018 to 2023, Mr. Pardee was a member of the Nuclear Safety Advisory Board of Tokyo Electric Power Company. Mr. Pardee holds a B.S. in Marine Engineering from the United States Merchant Marine Academy and completed the Harvard Advanced Management Program. At Closing, Mr. Pardee is expected to serve as a director on the New Terrestrial Board. We believe that Mr. Pardee is well qualified to serve as a director on the New Terrestrial Board due to his extensive experience in the nuclear energy sector and significant management experience.

Shawn Matthews.   Shawn Matthews has served as Chairman of the Board and Chief Executive Officer of HCM II since its inception. Mr. Matthews is a financial services expert and entrepreneur with more than 30 years of management experience in public and private corporations. On January 20, 2022, HCM Acquisition Corp (Nasdaq: HCMA) (“HCM”), raised $287 million in its initial public offering, led by Mr. Matthews as Chairman and CEO. Since January 2019, Mr. Matthews founded and has served as the Chief Investment Officer of Hondius Capital Management, an alternative investment firm. In such capacity, he is responsible for the overall success of Hondius Capital Management with a particular focus on managing all firm investments. Mr. Matthews is the founder and Chief Executive Officer of Hondius Energy and its affiliate, HondGo, owners and operators of fast chargers and batteries for electric vehicles. Mr. Matthews is also the Chief Executive Officer of Mercator Power, a company that provides installation services for fast chargers and batteries for electric vehicles. From March 2009 until December 2018, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co., a leading financial services firm. Mr. Matthews also served as a member of the Executive Committee of the Cantor Fitzgerald & Co. from March 2009 until December 2018. During his tenure at Cantor, Mr. Matthews played a significant role of the growth of the company, with significant revenue and earnings growth during his tenure. In addition, while serving as the Chief Executive Officer of Cantor, Mr. Matthews founded and oversaw their sizeable SPAC business. Mr. Matthews also served on the Board of Directors of Securities Industry and Financial Markets Association from January 2011 through December 2013. Since July 7, 2025, Mr. Matthews has also served as Chief Executive Officer of DNA Holdings Venture, Inc., a leader in integrating Web 3, cryptocurrency, artificial intelligence, and capital markets. Mr. Matthews received his M.B.A. from Hofstra University and a B.S. in Finance and Economics from the Fairfield University Dolan School of Business. At Closing, Mr. Matthews is expected to serve as a director on the New Terrestrial Board. We believe that Mr. Matthews is well qualified to serve as a director on the New Terrestrial Board due to his extensive public company experience, background in SPAC transactions, and his leadership skillset.

Robert W. Jones.   Robert W. Jones has served on the Terrestrial Board since 2025. Mr. Jones is a seasoned finance professional with over 50 years of experience in the financial sector. Robert W. Jones served in various positions at Morgan Stanley from 1974 to 2024. Robert W. Jones ran the Global Power and Utility Group at Morgan Stanley from 1990 to 1997. In 1997, Robert W. Jones was named the Vice Chairman of Investment Banking, a position he held until 2009. From 2009 to 2024, Robert W. Jones was a Senior Advisor to Morgan Stanley. In 2007, Robert W. Jones was elected to the board of directors of Progress Energy Corporation, on which he served until its merger with Duke Energy in 2012. While serving on the board, Robert W. Jones chaired the Finance Committee and was a member of both the Executive Committee and the Organization and Compensation Committee. In 2013, Robert W. Jones was elected to the board of directors of BATS Global Markets Inc. where he chaired the Compensation Committee until the company was sold to the Chicago Board of Options Exchange in 2017. From 2015 to 2019, Robert W. Jones also served on the board of directors of the Electric Power Research Institute. Robert W. Jones received his B.A. from Colgate University and his M.B.A. from Harvard Business School. At Closing, Robert W. Jones is expected to serve as a director on the New Terrestrial Board. We believe that Robert W. Jones is well qualified to serve as a director on the New Terrestrial Board due to his extensive experience in the financial sector, as well as his experience serving on the board of a large power generation and transmission company as well as advising many major companies in the power sector during his career.

Corporate Governance

Composition of the New Terrestrial Board

Our business and affairs is managed under the direction of the New Terrestrial Board. On October 20, 2025, Simon Irish, David LeBlanc, Frederick Buckman, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee, Shawn Matthews and Robert W. Jones were elected to serve as initial directors of the New Terrestrial Board. The New Terrestrial Board is chaired by Frederick Buckman.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the New Terrestrial Board to satisfy its oversight responsibilities effectively in light of its business and structure, the New Terrestrial Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Pursuant to the Business Combination Agreement and as set forth above, HCM II was granted rights to designate one director for election to the New Terrestrial Board.

Director Independence

Under New Terrestrial Energy’s corporate governance guidelines and the Nasdaq rules, a director will not be independent unless the New Terrestrial Board affirmatively determines that the director does not have a direct or indirect material relationship with New Terrestrial Energy or any of its subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

The New Terrestrial Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the New Terrestrial Board determined that each of Frederick Buckman, Shawn Matthews, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee and Robert W. Jones was considered an “independent director” as defined under the Nasdaq listing requirements and rules and the applicable rules of the Exchange Act.

Classified Board of Directors

The New Terrestrial Board currently consists of nine (9) directors. Pursuant to the Certificate of Incorporation, New Terrestrial Board is divided into three classes, with each class serving staggered three-year terms, with each class serving staggered three-year terms and until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal.

and divided into three (3) classes, with each class serving staggered three-year terms and until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal

Committees of the New Terrestrial Board

The standing committees of the New Terrestrial Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee.

In addition, from time to time, special committees may be established under the direction of the New Terrestrial Board when the New Terrestrial Board deems it necessary or advisable to address specific issues. Copies of New Terrestrial Energy’s committee charters are posted on New Terrestrial Energy’s website, (https://www.terrestrialenergy.com), as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, New Terrestrial Energy’s website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

Audit Committee

New Terrestrial Energy’s audit committee is responsible for, among other things:

●	overseeing our accounting and financial reporting process;
●	appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
●	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
●	pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);
●	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

●	discussing our risk management policies;
●	reviewing and approving or ratifying any related person transactions;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
●	preparing the audit committee report required by SEC rules.

Our audit committee consists of Robert W. Jones, William Johnson and Hugh MacDiarmid, with Robert W. Jones serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. The New Terrestrial Board has affirmatively determined that each member of the audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act applicable audit committee members. In addition, the New Terrestrial Board has determined that Hugh MacDiarmid and Robert W. Jones each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

New Terrestrial Energy’s compensation committee is responsible for, among other things:

●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;
●	reviewing and setting or making recommendations to the New Terrestrial Board regarding the compensation of our other executive officers;
●	reviewing and making recommendations to the New Terrestrial Board regarding director compensation;
●	reviewing and approving or making recommendations to the New Terrestrial Board regarding our incentive compensation and equity-based plans and arrangements;
●	appointing and overseeing any compensation consultants;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
●	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee consists of Hugh MacDiarmid, Charles Pardee and Shawn Matthews, with Hugh MacDiarmid serving as chair. The New Terrestrial Board has determined that each of these directors qualify as “independent” under Nasdaq’s additional standards applicable to compensation committee members, and the New Terrestrial Board or the compensation committee meets the requirements of Section 16b-3 of the Exchange Act with respect to acquisitions from the issuer.

Nominating and Corporate Governance Committee

New Terrestrial Energy’s nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of the New Terrestrial Board and ensure the New Terrestrial Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
●	recommending to the New Terrestrial Board the persons to be nominated for election as directors and to each committee of the New Terrestrial Board;

●	developing and recommending to the New Terrestrial Board corporate governance guidelines, and reviewing and recommending to the New Terrestrial Board proposed changes to our corporate governance guidelines from time to time; and
●	overseeing the annual evaluations of the New Terrestrial Board, its committees and management.

Our nominating and corporate governance committee consists of Charles Pardee, William Johnson and Robert W. Jones, with William Johnson serving as chair. The New Terrestrial Board has determined that the members of our nominating and corporate governance committee qualify as “independent” under Nasdaq rules applicable to nominating and corporate governance committee members.

The nominating and corporate governance committee has not set specific minimum qualifications for director positions. Instead, the nominating and corporate governance committee will review nominations for election or re-election to the New Terrestrial Board on the basis of a particular candidate’s merits and New Terrestrial Energy’s needs after taking into account the current composition of the New Terrestrial Board. When evaluating candidates annually for nomination for election, the nominating and corporate governance committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the New Terrestrial Board and ability to devote adequate time to New Terrestrial Board duties. The nominating and corporate governance committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the New Terrestrial Board is being filled, candidates that appear to best fit the needs of the New Terrestrial Board and New Terrestrial Energy will be identified, interviewed and evaluated by the nominating and corporate governance committee. Candidates selected by the nominating and corporate governance committee will then be recommended to the full New Terrestrial Board.

The New Terrestrial Board may from time to time establish other committees.

Code of Ethics

New Terrestrial Energy has adopted a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website (https://www.terrestrialenergy.com).

New Terrestrial Energy intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION

HCM II Executive and Director Compensation

As of December 31, 2024, HCM II had two executive officers, Shawn Matthews (Chief Executive Officer and Chairman of the Board of Directors) and Steven Bischoff (Chief Financial Officer, President and Director). Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each of the HCM II executive officers ceased serving in such capacities.

None of HCM II’s executive officers or directors have received any cash compensation for services rendered to HCM II prior to the Business Combination. HCM II was not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to its Sponsor, officers or directors, or its or their affiliates, for services rendered to it prior to or in connection with the completion of its initial business combination, including the following payments, all of which, if made prior to the completion of HCM II’s initial business combination, would be paid from funds held outside the trust account:

●	Repayment of up to an aggregate of $300,000 in loans made to HCM II by the Sponsor to cover offering-related and organizational expenses;
●	Reimbursement for office space, utilities and secretarial and administrative support made available to HCM II by the Sponsor or an affiliate thereof, in an amount equal to $15,000 per month;
●	Payment of consulting, success or finder fees to our independent directors, advisors, or their respective affiliates in connection with the consummation of HCM II’s initial business combination;
●	HCM II was permitted to engage the Sponsor or an affiliate of the Sponsor as an advisor or otherwise in connection with its initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions;
●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and
●	Repayment of loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of HCM II’s officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the applicable lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

After the completion of the Business Combination, directors or members of HCM II’s management team who remain with New Terrestrial Energy may be paid consulting or management fees from the combined company. All of these fees were fully disclosed to stockholders, to the extent then known, in the proxy statement/prospectus furnished to HCM II’s shareholders in connection with the Extraordinary General Meeting. HCM II has not established any limit on the amount of such fees that may be paid by the combined company to HCM II’s directors or members of management. The amount of such compensation is not currently known, because the New Terrestrial Board will be responsible for determining executive officer and director compensation.

Terrestrial Energy Executive Compensation

In this section, “we,” “us” and “our” generally refer to Terrestrial Energy prior to the consummation of the Business Combination (now known as “Terrestrial Energy Development Inc.”) or New Terrestrial Energy from and after the Business Combination.

New Terrestrial Energy is an “emerging growth company,” as defined in the JOBS Act and the following is intended to comply with the reduced disclosure requirements applicable to emerging growth companies.

This section discusses the material components of the executive compensation program of Terrestrial Energy for our executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers” and their positions (or former positions) were as follows:

●	Simon Irish, Chief Executive Officer
●	David LeBlanc, Chief Technology Officer
●	William Smith, Senior Vice President, Operations and Engineering of Terrestrial Energy and promoted to Chief Operating Officer in July 2025

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the Closing are likely to differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)
Simon Irish	2024	$43,023	$0	$61,876	$136,144	$241,043
Chief Executive Officer	2023	$34,790	$0	$212,418	$69,370	$316,578
David LeBlanc	2024	$104,638	$0	$38,949	$2,742	$146,329
Chief Technology Officer	2023	$95,845	$0	$49,752	$2,315	$147,912
William Smith	2024	$175,208	$0	$0	$2,092	$177,300
Chief Operating Officer(4)	2023	$175,208	$0	$114,555	$1,759	$291,522

(1)	The amount in this column reflects the amount of base salary actually paid during fiscal years 2024 and 2023 to the named executive officers. See “— Base Salaries” below for more details regarding the named executive officers’ salaries.
(2)	Reflects the aggregate grant date fair value of Terrestrial Options granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(3)	The amount in this column includes certain consultancy fees and expense reimbursements.
(4)	Mr. Smith served as Senior Vice President, Operations and Engineering prior to his promotion to Chief Operating Officer in 2025.

Narrative to Summary Compensation Table

Base Salaries

The named executive officers receive an annual base salary to compensate them in-part for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The actual base salaries earned by our named executive officers for services in 2024 and 2023 are set forth above in the Summary Compensation Table in the column entitled “Salary.”

Annual Bonuses

Our named executive officers were eligible also to earn annual bonuses for calendar years 2024 and 2023, as determined in the discretion of the Terrestrial Board based on its review of Terrestrial Energy’s performance for the applicable year and each named executive officer’s individual performance and contributions to the success of Terrestrial Energy.

As is reflected in the Summary Compensation Table in the column entitled “Bonuses,” no annual bonuses were earned or paid in 2023 or 2024.

Equity Compensation

In addition, we currently maintain the Terrestrial Option Plan in order to provide our service providers the opportunity to acquire an equity interest in Terrestrial Energy. Pursuant to the Terrestrial Option Plan and award agreements thereunder, directors, officers, employees, consultants and other service providers may be granted Terrestrial Options.

As discussed in this prospectus, in connection with the Business Combination, each Terrestrial Option that is outstanding immediately prior to the Effective Time will be automatically assumed by HCM II such that, as of the Effective Time, each share underlying each Terrestrial Option will instead be New Terrestrial Common Shares and the number of such shares will be equal to the Exchange Ratio; provided, that the assumption and adjustment of the unvested Terrestrial Options shall be completed in a manner that satisfies the requirements of Code Section 409A and, with respect to any Terrestrial Option intended to be an “incentive stock option,” Code Section 422 and the applicable regulations promulgated thereunder. It is expected that Terrestrial Energy or New Terrestrial will consider one-time additional equity awards in the discretion of the applicable Board of Directors to recognize extraordinary service in connection with the Business Combination. After Closing, New Terrestrial Energy is expected to grant equity awards in the discretion of the New Terrestrial Board pursuant to the Equity Incentive Plan.

The material terms of the Terrestrial Option Plan are described below:

●	The Terrestrial Board, or a committee delegated by the Terrestrial Board, administers the Terrestrial Option Plan. Subject to the terms of the Terrestrial Option Plan, the administrator has the power to, among other things, determine the eligible persons to whom, and the times at which, awards will be granted, to determine the terms and conditions of each award (including the number of shares subject to the award, the exercise price of the award, as applicable, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the Terrestrial Option Plan and awards granted thereunder.
●	Eligible service providers may be granted stock options pursuant to the Terrestrial Option Plan and the terms of an applicable option agreement.
●	Terrestrial Options that are unvested on termination of employment are generally forfeited and Terrestrial Options that are vested on termination of employment may still be exercised until the earlier of (i) the expiration date of such Terrestrial Option or (ii) the end of any applicable period set forth in the applicable award agreement.
●	Pursuant to the Terrestrial Option Plan, if the Terrestrial Options are changed by reason of a change in corporate capitalization or exchanged for other securities as a result of merger, consolidation or reorganization, the Terrestrial Board, or applicable committee, will make appropriate adjustment to the maximum number of Terrestrial Options that may be granted. With the exception of certain Terrestrial Options held by Mr. Irish, in the event of a “Liquidity Event” the Terrestrial Board, or applicable committee, may provide that any or all of one of the following may occur, (i) accelerate the vesting of any option, (ii) permit the conditional exercise of an option, (iii) amend or modify the terms of an option to assist the participant to participate in the liquidity event, or (iv) cancel any option award for a payment equal to the excess, if any, of the value of the shares subject to the award over any exercise price per share applicable to the award. “Liquidity Event” means (a) a transaction, whether by way of a take-over bid, amalgamation, plan of arrangement, sale of securities, sale of all or substantially all of the assets or otherwise and whether for cash or non-cash consideration, pursuant to which (1) in the case of any transaction other than a sale of all or substantially all of the assets of Terrestrial Energy, at least 50% of the interests in Terrestrial Energy are, directly or indirectly, disposed of by the shareholders or (2) in the case of a sale of assets, the offeror acquires all or substantially all of the assets of Terrestrial Energy; (b) an initial public offering of Terrestrial Energy, resulting in the holding by the public of Terrestrial Common Shares, or a transaction giving rise to a stock exchange listing; or (c) the commencement of a liquidation of Terrestrial Energy.

Mr. Irish was awarded 2,000 Terrestrial Options on April 1, 2023, and 4,000 Terrestrial Options on July 14, 2023. These units were scheduled to vest in one-third increments on each anniversary of the applicable grant dates, subject to Mr. Irish’s continued employment with Terrestrial Energy. Mr. Irish was granted zero Terrestrial Options in 2024.

Other Elements of Compensation

Employee Benefits and Prerequisites

All of our U.S. full-time employees, including our named executive officers who are resident in the United States, are eligible to participate in our health and welfare plans, including:

●	Medical, dental and vision benefits;
●	Life insurance;
●	Short-term and long-term disability
●	An employee assistance program; and
●	Travel insurance benefits.

Our Canadian full-time employees, including our named executive officers who are resident in Canada, are eligible for life insurance and a wellness subsidy provided by Terrestrial Energy’s subsidiary, Terrestrial Energy (Ontario) Inc. (“TEON”). We believe the health and welfare benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Terrestrial Energy paid premiums for health benefits for Mr. LeBlanc and Mr. Smith.

Our named executive officers, like all of our full-time employees, are also eligible to receive reimbursement of up to C$500 per year as a wellness subsidy for items not covered by health benefits but relating to physical and mental health.

Executive Compensation Arrangements

TEON and Mr. Irish entered into an executive employment agreement, dated June 1, 2014, which has been amended from time to time and which was assigned to and assumed by Terrestrial Energy. Mr. Irish’s current annual base salary is $274,933.32. Pursuant to the amended agreement, Mr. Irish is eligible to receive salary continuation for six-months, payable in monthly installments, in the event of Mr. Irish’s permanent disability that causes him to be unable to perform the duties under his employment agreement. Mr. Irish is further eligible for ten (10) days of paid vacation each year, which may be rolled over to subsequent years, and fifteen (15) days of paid sick leave.

TEON and Mr. LeBlanc entered into an employment contract, dated February 1, 2016, which has been amended from time to time. Mr. LeBlanc’s currently annual base salary is C$215,000. Pursuant to the amended agreement, Mr. LeBlanc is currently eligible for twenty-four (24) days of annual leave, which will increase to, and be capped at, twenty-five (25) days on February 1, 2026.

TEON and Mr. Smith entered into an employment contract, dated May 2, 2016, which has been amended from time to time. Mr. Smith’s current annual base salary is C$200,000. Pursuant to the amended agreement, Mr. Smith is currently eligible for twenty-three (23) days of annual leave, which will increase to twenty-four (24) days on May 2, 2025, and twenty-five (25) days on May 2, 2026, and remain capped at twenty-five (25) days per year thereafter.

Executive Compensation of New Terrestrial Energy Following the Business Combination

New Terrestrial Energy is currently developing an executive compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling New Terrestrial Energy to attract, retain, incentivize and reward individuals who contribute to New Terrestrial Energy’s long-term success. Decisions on the executive compensation program will be made by New Terrestrial Energy’s compensation committee. In addition to the guidance provided by its compensation committee, New Terrestrial Energy may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees.

CEO Employment Agreement

New Terrestrial Energy and Simon Irish entered into an employment agreement, effective as of the Closing, pursuant to which Mr. Irish is employed as the Chief Executive Officer of New Terrestrial Energy (the “Irish Employment Agreement”). Mr. Irish is entitled to certain compensation and benefits pursuant to the agreement, including (i) an annual base salary of $500,000, (ii) in each fiscal year of New Terrestrial Energy during the term of the Irish Employment Agreement, eligibility for an annual bonus based on the achievement of performance targets established by the New Terrestrial Energy Board, with a target opportunity of 60% of base salary (the “Annual Bonus”), and (iii) reimbursement of reasonable expenses for Mr. Irish’s travel to New Terrestrial Energy’s office in Charlotte, North Carolina in accordance with New Terrestrial Energy’s and, in the event Mr. Irish relocates to the Charlotte, North Carolina, area, reimbursement of reasonable relocation expenses, in each case subject to New Terrestrial Energy’s travel and relocation policies and procedures. In addition, while the Chief Executive Officer, Mr. Irish will be nominated for the New Terrestrial Energy Board.

If Mr. Irish’s employment is terminated by New Terrestrial Energy without “cause,” then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against New Terrestrial Energy and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for (a) 12 months following his termination if such termination is not in relation to a “change of control” (as defined in the Irish Employment Agreement) or (b) 24 months following his termination if such termination occurs in the 3 months preceding or the 12 months following a “change of control,” (with each of the 12-month or 24-month periods, as applicable, the “Severance Period”); (ii) payment of an amount equal to the full target Annual Bonus for the year in which the termination occurs; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 12-month period following the termination; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Irish is no longer eligible for COBRA coverage, or the date on which Mr. Irish becomes eligible to participate in another group health plan. The Irish Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

For purposes of the Irish Employment Agreement, “cause” generally means, subject to certain notice and cure rights: (i) conviction of, or plea of guilty or no-contest to, a felony crime involving dishonesty or moral turpitude (meaning a crime that includes the commission of an act of depravity or poor morals); (ii) material violation of law, or act of fraud or material dishonesty, in connection with Mr. Irish’s employment; (iii) refusal or intentional failure to comply with any material lawful written directive of the New Terrestrial Board; (iv) material breach of Mr. Irish’s fiduciary duty or duty of loyalty to New Terrestrial Energy; (v) material breach of the Irish Employment Agreement; or (vi) material violation of any New Terrestrial Energy policy.

RSU Grant to Mr. Irish

As of October 28, 2025, the Compensation Committee approved a grant of 166,298 RSUs to Mr. Irish under the Equity Incentive Plan. The RSUs will vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to Mr. Irish’s continued employment through each applicable vesting date and accelerated vesting in certain events.

CEO Transaction Bonus

As of October 21, 2025 (the “Grant Date”), Legacy Terrestrial Energy and Mr. Irish entered into a Restricted Stock Unit Agreement (“RSU Agreement”), pursuant to which Mr. Irish was awarded 22,888 RSUs in Legacy Terrestrial Energy. The RSU Agreement was entered into to recognize the efforts of Mr. Irish in furtherance of completion of the Transactions and to incentivize Mr. Irish to remain employed beyond the Closing. Pursuant to the RSU Agreement, 50% of the RSUs will vest on the 12-month anniversary of the Grant Date, and the remaining 50% of the RSUs will vest on the 24-month anniversary of the Grant Date, subject to Mr. Irish’s continued employment through each vesting date; provided that, if Mr. Irish is terminated without “cause” or due to Mr. Irish’s death or disability (each a “Qualifying Termination”), all unvested RSUs will immediately accelerate and become vested as of the date of such Qualifying Termination. In the event that Mr. Irish is terminated as a result of an event that is not a Qualifying Termination, all unvested RSUs held by Mr. Irish pursuant to the RSU Agreement will be automatically forfeited. Vested RSUs will be settled in New Terrestrial Common Shares on or before the 10th business day following the applicable vesting date.

In the event of a “change in control” after the completion of the Transactions, the New Terrestrial Board may unilaterally take one or more of the following actions with respect to the RSUs: (i) arrange for the surviving corporation or acquiring corporation to assume or continue the RSU Agreement or substitute a similar stock award; (ii) accelerate the vesting, in whole or in part, of the RSU Agreement; or (iii) cancel or arrange for the cancellation of the RSU Agreement.

For purposes of the RSU Agreement, “cause” has the same definition as in the Irish Employment Agreement. Further, for purposes of the RSU Agreement, “change in control” means (i) any “person” becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the New Terrestrial Energy representing more than 50% of the total combined voting power represented by New Terrestrial Energy’s then-outstanding voting securities; (ii) the consummation of a sale or disposition of all or substantially all of the assets of New Terrestrial Energy, other than the sale or disposition of all or substantially all of the assets of New Terrestrial Energy to a person or persons who beneficially own, directly or indirectly, more than 50% of the total combined voting power represented by New Terrestrial Energy’s then-outstanding voting securities; (iii) the consummation of a merger, reorganization, share exchange, or consolidation of New Terrestrial Energy with or into any other entity, other than a merger, reorganization, share exchange, or consolidation which would result in the voting securities of New Terrestrial Energy’s outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of New Terrestrial Energy or such surviving entity or its parent outstanding immediately after such merger, reorganization, share exchange, or consolidation; (iv) a majority of the members of the New Terrestrial Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the New Terrestrial Board before the date of appointment or election. A transaction shall not constitute a change in control if its sole purpose is to change the state of New Terrestrial Energy’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held New Terrestrial Energy’s securities immediately before such transaction.

Terrestrial Energy Inc. 2025 Equity Incentive Plan

At the Extraordinary General Meeting, the HCM II shareholders considered and approved the Equity Incentive Plan, which became effective immediately upon the Closing. The following summary describes the material terms of the Equity Incentive Plan.

Purpose

The purpose of the Equity Incentive Plan is to provide a means through which New Terrestrial Energy and its affiliates may attract and retain key personnel and to provide a means whereby certain of our and our affiliates’ directors, officers, employees, consultants and advisors can acquire and maintain an equity interest, or be paid incentive compensation, which may be measured by reference to the value of the New Terrestrial Common Shares, thereby strengthening their commitment to New Terrestrial Energy and its affiliates’ welfare and aligning their interests with those of our shareholders. The Equity Incentive Plan has been established to advance New Terrestrial Energy’s interests by providing for the grant to participants of stock and stock-based awards.

Administration

The Equity Incentive Plan will be administered by the compensation committee, except with respect to matters that are not delegated to the compensation committee by the New Terrestrial Board (whether pursuant to committee charter or otherwise). As used in this summary, the term “Administrator” refers to the compensation committee and its authorized delegates, as applicable. With respect to any award to which Section 16 of the Exchange Act applies, the Administrator will always be the compensation committee, which committee will always consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for New Terrestrial Common Shares.

The compensation committee (or New Terrestrial Board, as applicable) will have the discretionary authority to administer and interpret the Equity Incentive Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Equity Incentive Plan and awards, and otherwise do all things necessary or desirable to carry out the purposes of the Equity Incentive Plan or any award.

Except as set forth above with respect to awards to which Section 16 of the Exchange Act applies, the compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the New Terrestrial Board and, to the extent permitted by law, New Terrestrial Energy’s officers, and may delegate to New Terrestrial Energy’s employees and other persons such ministerial tasks as it deems appropriate.

Eligibility

New Terrestrial Energy employees, non-employee directors, consultants and advisors are eligible to participate in the Equity Incentive Plan. Eligibility for stock options intended to be incentive stock options, or “ISOs,” is limited to New Terrestrial Energy employees or employees of certain of its affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights, or “SARs,” is limited to individuals who are providing direct services to New Terrestrial Energy or its subsidiary companies on the date of grant of the award. As of the date of this prospectus, approximately 29 current employees, 17 consultants and advisors, and approximately 8 non-employee directors would be eligible to participate in the Equity Incentive Plan following the Business Combination, including all of New Terrestrial Energy’s executive officers.

Authorized shares

Subject to adjustment as described below, the maximum number of New Terrestrial Common Shares that may be delivered in satisfaction of awards under the Equity Incentive Plan (the “Share Pool”) is equal to the sum of (i) ten percent (10%) of New Terrestrial Energy’s fully diluted outstanding New Terrestrial Common Shares immediately following the Effective Time, (ii) any New Terrestrial Energy subject to awards granted under the Terrestrial Option Plan (and assumed by New Terrestrial Energy pursuant to the Business Combination Agreement) that are outstanding on the Closing Date and that subsequently are forfeited, expire, or lapse unexercised or unsettled, and (iii) the annual increase in New Terrestrial Common Shares described below. Up to 100% of the New Terrestrial Common Shares reserved for issuance under the Equity Incentive Plan may be delivered in satisfaction of ISOs.

On the first day of each January during the term of the Equity Incentive Plan, commencing on January 1, 2026, and ending on (and including) January 1, 2035, the aggregate number of New Terrestrial Common Shares that may be issued under the Equity Incentive Plan will automatically increase by a number of shares equal to the lesser of (i) 5% of the total number of New Terrestrial Common Shares actually issued and outstanding on the last day of New Terrestrial Energy’s preceding fiscal year or (ii) such number of shares determined by the New Terrestrial Board.

Shares that may be delivered under the Equity Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us. No fractional shares will be delivered under the Equity Incentive Plan.

Director Limits

The maximum value of all compensation granted or paid to any of New Terrestrial Energy non-employee directors with respect to any calendar year, including awards under the Equity Incentive Plan and cash fees or other compensation paid by us to any such director for services as a director during such calendar year, will generally be subject to certain limitations, calculating the value of any awards under the Equity Incentive Plan based on their grant date fair value and assuming maximum payout.

Types of Awards

The Equity Incentive Plan provides for the grant of stock options, SARs, restricted stock, restricted stock units, performance awards and other awards that are convertible into or otherwise based on New Terrestrial Common Shares. Dividend equivalents may also be provided in connection with certain awards under the Equity Incentive Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.

●	Stock options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the Equity Incentive Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of ISOs granted to certain shareholders). Each stock option and SAR will have a maximum term of not more than ten (10) years from the date of grant (or five (5) years, in the case of ISOs granted to certain shareholders). The Administrator may limit or restrict the exercisability of any stock option or SAR in its discretion, including in connection with any change in control (as defined below).

●	Restricted stock and restricted stock units. The Administrator may grant awards of restricted stock and restricted stock units. A restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to New Terrestrial Energy if specified performance or other vesting conditions are not satisfied.
●	Performance awards. The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.
●	Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as it determines.
●	Substitute awards. The Administrator may grant substitute awards under the Equity Incentive Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition, which substitute awards may have terms and conditions that are inconsistent with the terms and conditions of the Equity Incentive Plan.

Vesting; Terms of Awards

The Administrator determines the terms and conditions of all awards granted under the Equity Incentive Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may accelerate the vesting or exercisability of an award in connection with a change in control (as defined below).

Unless otherwise provided in an award agreement, on the termination of a participant’s employment or service: (i) all unvested awards are forfeited, (ii) vested stock options and SARs will remain exercisable for three (3) months following the participant’s termination of employment or service (other than due to death or disability) and one (1) year following the participant’s termination of employment or service due to death or disability, but in no event past the stated term of the stock option or SAR and (iii) all awards (whether or not vested or exercisable) will terminate on the termination of a participant’s employment or service for “cause” (as defined in the Equity Incentive Plan).

Recovery of Compensation

The Administrator may provide that any outstanding award (whether or not vested or exercisable), the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any company policy that provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.

Transferability of Awards

Except as the Administrator otherwise expressly provides, no equity awards may be transferred other than by will or by the laws of descent and distribution. During a participant’s lifetime, awards may be exercised only by the participant unless the participant is disabled from caring for his or her affairs.

Effect of a Covered Transaction

In the event of a “change in control” (as defined in the Equity Incentive Plan and which generally includes the consummation of a reorganization, merger, share exchange or consolidation of the Company of more than 50% of the shares of our common stock, a sale of all or substantially all of our assets, acquisition of more than 50% of the total combined voting power, or certain replacements of the New Terrestrial Board members), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):

●	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;

●	The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, with payment subject to such terms and conditions as the Administrator determines. If the per share exercise or purchase price (or base value) of an award (or portion thereof) is equal to or greater than the fair market value of one share of common stock, such award (or portion thereof) may be cancelled with no payment due; and/or
●	The acceleration of vesting, exercisability, lapse of restrictions or delivery of shares in respect of any award, in full or in part.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the change in control, other than awards that are substituted for, assumed, or that continue following the change in control.

Any share of common stock and any cash or other property or other award delivered to a participant in connection with a change in control may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate.

The Administrator is not required to treat participants or awards (or portions thereof) in a uniform manner in connection with a change in control.

Adjustment Provisions

In the event of certain corporate transactions, including a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization, spin-off or other change in our capital structure, the Administrator shall make appropriate adjustments to the Share Pool, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event. The Administrator may also make any such adjustments if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Equity Incentive Plan or any outstanding awards.

Amendments and Termination

The Administrator may at any time amend the Equity Incentive Plan or any outstanding award and may at any time terminate the Equity Incentive Plan as to future grants. However, except as expressly provided in the Equity Incentive Plan, the Administrator may not alter the terms of an award so as to adversely affect a participant’s rights without the participant’s consent. Any amendments to the Equity Incentive Plan will be conditioned on shareholder approval to the extent required by applicable law, regulations or stock exchange requirements. However, any amendment that the Administrator deems necessary or desirable for the purpose of the Equity Incentive Plan or an award complying with changes in accounting standards or applicable laws, regulations or rules or Code Section 409A do not require a participant’s consent.

Term

No awards shall be granted under the Equity Incentive Plan after the completion of ten (10) years from the date on which the Equity Incentive Plan is approved by the HCM II Board, but awards previously granted may extend beyond that time.

New Terrestrial Energy has reserved a total of 15,473,715 New Terrestrial Energy Common Shares for issuance pursuant to the Equity Incentive Plan, and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Equity Incentive Plan is 15,473,715 New Terrestrial Energy Common Shares, in each case, subject to certain adjustments set forth in the Equity Incentive Plan.

The Equity Incentive Plan is filed as an exhibit to the registration statement of which this prospectus is a part.

Non-Employee Director Compensation Program

Terrestrial historically did not have formal arrangements under which non-employee directors receive cash compensation for their service on the Terrestrial Board or its committees prior to the Business Combination. Terrestrial Energy had a practice of granting awards under the Terrestrial Option Plan to non-employee directors from time-to-time prior to the Business Combination.

The New Terrestrial Energy Board has adopted a non-employee director compensation policy which provides that non-employee directors will receive cash and equity compensation for their service on the board of directors. The policy provides for cash compensation in the amount of $25,000 annually and an annual equity grant of $25,000 in restricted stock units. The Board Chair is eligible to receive an additional $25,000 cash retainer and $25,000 in additional restricted stock units annually. The non-employee directors serving on a board of directors committee or as the chair of the board of directors are eligible to receive additional annual cash and equity compensation. Non-employee directors will also be reimbursed for reasonable travel expenses incurred in connection with in-person attendance at board of director meetings in accordance with the board of directors compensation policy and New Terrestrial Energy’s reimbursement policies and procedures. Non-employee directors are also subject to New Terrestrial Energy’s named executive officer and director perquisite policy.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information available to us at regarding beneficial ownership of New Terrestrial Energy Common Shares following the consummation of the Transactions by:

●	each person who was named an executive officer or director of New Terrestrial Energy and all executive officers and directors of New Terrestrial Energy as a group; and
●	each person who is a beneficial owner of more than 5% of a class of New Terrestrial Energy equity securities.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the measurement date.

The information below is based on an aggregate of 105,782,452 New Terrestrial Common Shares and share equivalents issued and outstanding as of December 15, 2025 (inclusive of all New Terrestrial Common Shares issuable upon exchange of the Exchangeable Shares). Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all ordinary shares beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. The beneficial ownership information below: (i) reflects the automatic conversion of the Terrestrial Convertible Notes without the need to issue any additional shares in respect of the contingent value rights; (ii) assumes that all Exchangeable Shares have been exchanged for New Terrestrial Common Shares; (iii) reflects that no Terrestrial Call Options have been exercised; and (iv) reflects record or beneficial ownership of the New Terrestrial Warrants, and New Terrestrial Options only to the extent that they are exercisable within 60 days of December 15, 2025.

	Number of	Total
	New Terrestrial	Voting
Directors and Executive Officers of New Terrestrial Energy	Common Shares	%
Simon Irish(1)	10,572,054	9.5%
Brian Thrasher	—	*
David LeBlanc(2)	11,400,409	9.7%
William Smith(3)	1,543,771	1.4%
Frederick Buckman(4)	267,466	*
Hugh MacDiarmid(5)	2,140,844	2.0%
David Hill(6)	633,136	*
William Johnson(7)	89,406	*
Charles Pardee(8)	297,328	*
Shawn Matthews(9)	7,119,231	6.4%
Robert W. Jones	7,466	*
Steven M. Millsap	—	*
All officers and directors as a group (12 individuals)	29,273,512	27.7%
Five Percent Holders
Roberto M. Sella and Francine F. Sella(10)	15,378,688	14.3%

*Less than one percent

(1)	Includes (i) 2,295,934 New Terrestrial Common Shares held directly by Mr. Irish, 2,818,520 New Terrestrial Common Shares held indirectly by SWH Capital LLC (“SWH”) and 52,255 New Terrestrial Common Shares held indirectly by SWH Capital LLC Defined Benefit Plan (“SWH Benefit”); (ii) 5,271,236 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 44,703 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 89,406 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants that are held by SWH Benefit. Mr. Irish maintains sole voting and investment power over the securities held by SWH and SWH Benefit and thus may be deemed to beneficially own such securities. Mr. Irish and Mr. LeBlanc are also parties to a voting agreement that provides that to the extent Mr. LeBlanc would otherwise be entitled to cast more votes on any matter submitted to New Terrestrial Energy stockholders than Mr. Irish, Mr. LeBlanc has granted Mr. Irish the power to direct the voting of such excess shares. Giving effect to such arrangement, Mr. Irish would have sole voting power with respect to an additional 3,014,391 shares beneficially owned by Mr. LeBlanc.

(2)	Includes (i) 5,981 New Terrestrial Common Shares held directly by Mr. LeBlanc and 11,175,778 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares; (ii) 145,464 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 17,882 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants; (iv) 13,731 New Terrestrial Common Shares held by M. Denis-LeBlanc Medecine Societe Professionelle (the “LeBlanc Entity”) and (v) 41,574 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants that are held by the LeBlanc Entity. The LeBlanc Entity is an entity wholly owned by Mr. LeBlanc’s wife, and, as such, Mr. LeBlanc may be deemed to beneficially own such shares.
(3)	Includes 1,543,771 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options.
(4)	Includes (i) 6,669 New Terrestrial Common Shares held directly by Mr. Buckman; (ii) 178,812 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 22,352 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 14,930 New Terrestrial Common Shares held by the Frederick and Marion Buckman Family Trust dated July 25, 2014 (the “Buckman Trust”) and (v) 44,703 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants that are held by the Buckman Trust. Mr. Buckman maintains sole voting and investment power over the securities held by the Buckman Trust and thus may be deemed to beneficially own such securities.
(5)	Includes (i) 25,946 New Terrestrial Common Shares and 558,787 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares held directly by Mr. MacDiarmid; (ii) 1,343,771 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 78,231 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants; (iv) 134,109 New Terrestrial Common Shares held by Visex Management Corporation (“Visex”); and 134,109 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares held directly by Visex. Mr. MacDiarmid maintains sole voting and investment power over the shares held by Visex and thus may be deemed to beneficially own such shares.
(6)	Includes (i) 18,470 New Terrestrial Common Shares held directly by Mr. Hill; (ii) 558,787 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; and (iii) 55,879 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants.
(7)	Includes 89,406 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options.
(8)	Includes (i) 6,758 New Terrestrial Common Shares held directly by Mr. Pardee; (ii) 268,218 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; and (iii) 22,352 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants.
(9)	Includes (i) 533,514 New Terrestrial Common Shares and 1,788,118 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants held directly by Mr. Matthews; (ii) 2,755,000 New Terrestrial Common Shares and 775,000 New Terrestrial Common Shares issuable upon the exercise of Private Placement Warrants distributed by the Sponsor to Mr. Matthews; and (iii) 1,267,599 New Terrestrial Common Shares issuable upon the exercise of Private Placement Warrants held by Hondo Holdings LLC (“Hondo”). The Resale Securities consist of 1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans to Hondo. Mr. Matthews is the sole managing member of Hondo and holds voting and investment power with respect to securities held of record by Hondo.
(10)	Includes (i) 180,316 New Terrestrial Common Shares held directly by Roberto M. Sella (“Mr. Sella); (ii) 539,118 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants by Mr. Sella; (iii) 12,244,088 New Terrestrial Common Shares held jointly by Roberto M. Sella and Francine M. Sella (iv) 223,515 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants by Roberto M. Sella and Francine M. Sella; (v) 807,873 New Terrestrial Common Shares held by the Roberto M. Sella 2012 Family Trust (the “Sella Trust”); (vi) 730,446 New Terrestrial Common Shares issuable upon the exercise of Legacy Terrestrial Warrants by the Sella Trust; and (vii) 65,334 New Terrestrial Common Shares held by LL Charitable Foundation. The address of Mr. and Mrs. Sella and the Sella Trust is 2400 Market Street, Philadelphia, PA 19103.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders from time to time of (i) an aggregate of 18,792,599 New Terrestrial Common Shares and (ii) 1,267,599 Private Placement Warrants.

The Selling Securityholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Capital Stock” for further information regarding the rights and restrictions of these Resale Securities.

In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

Certain of the Selling Securityholders have purchased or may acquire or purchase their respective New Terrestrial Common Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the New Terrestrial Common Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than stockholders that acquired their New Terrestrial Common Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other New Terrestrial Energy securityholders experience a negative rate of return.

The sale or possibility of sale of New Terrestrial Common Shares or of Private Placement Warrants, including those pursuant to this prospectus, could have the effect of increasing the volatility in our New Terrestrial Common Shares or Public Warrant price or putting significant downward pressure on the price of our New Terrestrial Common Shares or Public Warrants. The New Terrestrial Common Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 12.6% of our total issued and outstanding New Terrestrial Common Shares on a fully diluted basis, and the Private Placement Warrants being offered for resale pursuant to this prospectus represent approximately 6.5% of our current total outstanding Warrants.

The table below sets forth, as of December 15, 2025, the name of the Selling Securityholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities. The information set forth in the table below is based upon the information available to us as of the date hereof. Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all ordinary shares beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

Because each Selling Securityholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Resale Securities. In the table set forth below Common Stock Beneficially Owned is as set forth in the section titled “Beneficial Ownership of Securities.”

				Warrants to Purchase
	New Terrestrial Common Shares			New Terrestrial Common Shares
			Common
			Stock
			Beneficially			Beneficially
	Common		Owned			Owned
	Stock		After Sale of			After
	Beneficially	Common	all Common		Number	Sale of All
	Owned	Stock	Stock	Warrants	Registered	Warrants
	Prior to	Registered	Offered	Prior to	for Sale	Offered
Name	Offering	Hereby	Hereby	Offering	Hereby	Hereby
Cantor Fitzgerald & Co.(1)	2,625,000	2,625,000	—	2,575,000	—	2,575,000
MMCAP International Inc. SPC(2)	1,299,000	1,299,000	—	305,000	—	305,000
Alyeska Master Fund, LP(3)	774,500	774,500	—	152,500	—	152,500
The K2 Principal Fund L.P.(4)	274,500	274,500	—	152,500	—	152,500
Nautilus Master Fund, L.P.(5)	279,500	274,500	5,000	152,500	—	152,500
Magnetar Alpha Star Fund LLC(6)(8)	65,880	65,880	—	36,600	—	36,600
Magnetar Lake Credit Fund LLC(7)(8)	109,800	109,800	—	61,000	—	61,000
Magnetar Xing He Master Fund Ltd(8)(9)	93,330	93,330	—	51,850	—	51,850
Magnetar SC Fund Ltd(8)(10)	43,920	43,920	—	24,400	—	24,400
Magnetar Structured Credit Fund, LP(8)(11)	98,820	98,820	—	54,900	—	54,900
Magnetar Constellation Master Fund, Ltd(8)(12)	137,250	137,250	—	76,250	—	76,250
CSS, LLC(13)	274,500	274,500	—	152,500	—	152,500
Kepos Alpha Master Fund L.P.(14)	332,475	332,475	—	184,725	—	184,725
Kepos Special Opportunities Master Fund L.P.(15)	79,275	79,275	—	44,025	—	44,025
Senator Global Opportunity Master Fund L.P.(16)	1,000,000	500,000	500,000	—	—	—
HBK Master Fund L.P.(17)	500,000	500,000	—	—	—	—
AQR Diversified Arbitrage Fund, a series of AQR Funds(18)(19)	132,905	132,905	—	73,836	—	73,836
AQR Corporate Arbitrage Master Account, L.P.(19)(20)	49,055	47,028	2,027	26,127	—	26,127
AQR Absolute Return Master Account, L.P.(19)(21)	56,957	54,184	2,773	30,102	—	30,102
AQR APEX MS Master Account, L.P.(19)(22)	41,054	38,849	2,205	21,583	—	21,583
AQR Global Alternative Investment Offshore Fund, L.P.(19)(23)	278,242	266,832	11,410	148,240	—	148,240
AQR SPAC Opportunities Offshore Fund, L.P.(19)(24)	9,202	9,202	—	5,112	—	5,112
Shawn P. Matthews(25)	40,000	40,000	—	—	—	—
Shawn Matthews(26)	7,119,231	3,530,000	—	5,810,717	1,267,599	4,543,118
Richard C. Donohoe(27)	40,000	40,000	—	—	—	—
Nine Left Capital Master Fund LP(28)	200,000	200,000	—	1,423,754	—	1,423,754
LMR Multi-Strategy Master Fund Limited(29)	1,423,754	205,875	1,217,879	114,375	—	114,375
LMR CCSA Master Fund Limited(30)	1,423,756	205,875	1,217,881	114,375	—	114,375
Ascent Partners LLC(31)	261,000	261,000	—	145,000	—	145,000
Altana Calderwood Specialist Alpha Fund(32)(33)	13,725	13,725	—	7,625	—	7,625
Harraden Circle Investors, LP(33)(34)	109,800	109,800	—	61,000	—	61,000
Harraden Circle Special Opportunities, LP(33)(35)	1,501,975	1,501,975	—	83,875	—	83,875
Picton Mahoney Arbitrage Fund(36)(37)	6,498	6,498	—	3,610	—	3,610
Picton Mahoney Arbitrage Plus Fund(37)(38)	57,710	57,710	—	32,061	—	32,061
Picton Mahoney Fortified Arbitrage Alternative Fund(37)(39)	28,473	28,473	—	15,818	—	15,818
Picton Mahoney Fortified Arbitrage Plus Alternative Fund(37)(40)	319,069	319,069	—	177,261	—	177,261
HITE Hedge Horizon LP(41)(42)	19,100	19,100	—	—	—	—
HITE Hedge Offshore Ltd(42)(43)	127,100	127,100	—	—	—	—
HITE Hedge II LP(42)(44)	288,100	288,100	—	—	—	—
HITE Hedge LP(42)(45)	65,700	65,700	—	—	—	—
Context Partners Master Fund, L.P.(46)	137,250	137,250	—	76,250	—	76,250
Steven Bischoff(47)	40,000	40,000	—	—	—	—
YA II PN, Ltd.(48)	274,500	274,500	—	152,500	—	152,500
Galaxy Digital LP(49)	500,000	500,000	—	—	—	—
Riverview Omni Master Fund LP(50)	3,987,500	1,500,000	2,487,500	—	—	—
Alberta Investment Management Corporation(51)	411,750	411,750	—	228,750	—	228,750
Highbridge Tactical Credit Master Fund, L.P.(52)	462,341	462,341	—	256,856	—	256,856
Highbridge Tactical Credit Institutional Fund, Ltd.(53)	86,659	86,659	—	48,144	—	48,144

(1)	Common Stock Registered Hereby consists of 50,000 New Terrestrial Common Shares and 2,575,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities reported herein. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner.

Mr. Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM, and therefore controls CFGM. No one other than Brandon G. Lutnick and entities and trusts controlled by him for the benefit of himself, his siblings and their respective descendants owns more than a 10% economic interest in Cantor Fitzgerald, L.P. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(2)	Common Stock Registered Hereby consists of 994,000 New Terrestrial Common Shares and 305,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. MM Asset Management, Inc. is the investment advisor to MMCAP International Inc. SPC. The business address of MMCAP International Inc. SPC is Mourant Governance Service(Cayman) Ltd, 94 Solaris Ave Camana Bay, Grand Cayman, Cayman Islands KY1-1108.
(3)	Common Stock Registered Hereby consists of 622,000 New Terrestrial Common Shares and 152,500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The business address of Alyeska Master Fund, LP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.
(4)	Common Stock Registered Hereby consists of 122,000 New Terrestrial Common Shares and 152,500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. K2 & Associates Investment Management Inc. is the manager of The K2 Principal Fund L.P. The business address of The K2 Principal Fund and K2 & Associates Investment Management Inc. is 2 Bloor Street West, Suite 801, Toronto, ON M4W 3E2 Canada.
(5)	Common Stock Registered Hereby consists of 122,000 New Terrestrial Common Shares and 152,500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. PF GP Ltd. is the general partner of Nautilus Master Fund, L.P. (“Nautilus”). Voting and investment power over the interests held by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus. The business address of Nautilus, PF GP Ltd., Periscope Capital Inc. and Jamie Wise is c/o 333 Bay Street, Suite 1240, Toronto, ON M5H 2R2 Canada.
(6)	Common Stock Registered Hereby consists of 29,280 New Terrestrial Common Shares and 36,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(7)	Common Stock Registered Hereby consists of 48,800 New Terrestrial Common Shares and 61,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(8)	Magnetar Financial LLC is the manager of Magnetar Lake Credit Fund LLC and Purpose Alternative Credit Fund – T LLC, the managing shareholder of Magnetar Xing He Master Fund Ltd., Magnetar SC Fund Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd and Purpose Alternative Credit Fund Ltd, and the general partner of Magnetar Structured Credit Fund, LP. Magnetar Capital Partners LP is the sole member of Magnetar Financial LLC. Supernova Management LLC is the general partner of Magnetar Capital Partners LP.

David J. Snyderman, the administrative manager of Magnetar Financial LLC, is a citizen of the United States and may be deemed to share voting and investment power with respect to the securities held by Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund – T LLC and Purpose Alternative Credit Fund Ltd. Each of Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund – T LLC, Purpose Alternative Credit Fund Ltd, Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Mr. Snyderman disclaims beneficial ownership of the securities except to the extent of its or his pecuniary interest therein. The business address of the Magnetar entities is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(9)	Common Stock Registered Hereby consists of 41,400 New Terrestrial Common Shares and 51,850 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(10)	Common Stock Registered Hereby consists of 19,520 New Terrestrial Common Shares and 24,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(11)	Common Stock Registered Hereby consists of 43,920 New Terrestrial Common Shares and 54,900 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(12)	Common Stock Registered Hereby consists of 61,000 New Terrestrial Common Shares and 76,250 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(13)	Common Stock Registered Hereby consists of 122,000 New Terrestrial Common Shares and 152,500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. CSS, LLC is managed by Brian Bentley, Glenn McMillan and Clayton Struve. The business address is 1 North Wacker Dr., Suite 3075, Chicago, IL 60606.

(14)	Common Stock Registered Hereby consists of 147,750 New Terrestrial Common Shares and 184,725 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(15)	Common Stock Registered Hereby consists of ,250 New Terrestrial Common Shares and 44,025 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(16)	Common Stock Registered Hereby consists of 500,000 New Terrestrial Common Shares. The investment manager of Senator Global Opportunity Master Fund L.P. is Senator Investment Group LP. The business address of Senator Global Opportunity Master Fund L.P. is 124 E. 14th Street, 20th Floor, New York, NY 10003.
(17)	Common Stock Registered Hereby consists of 500,000 New Terrestrial Common Shares. HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power of the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC.

The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Matthew A. Leffers and Matthew F. Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of HBK Master Fund L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.

(18)	Common Stock Registered Hereby consists of 56,009 New Terrestrial Common Shares and 73,836 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR Capital Management, LLC acts as investment adviser to AQR Diversified Arbitrage Fund, a series of AQR Funds. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(19)	The business address of AQR Diversified Arbitrage Fund, a series of AQR Funds, AQR Corporate Arbitrage Master Account, L.P., AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P. and AQR SPAC Opportunities Offshore Fund, L.P.is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(20)	Common Stock Registered Hereby consists of 20,901 New Terrestrial Common Shares and 26,127 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR Corporate Arbitrage Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Corporate Arbitrage Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.

(21)	Common Stock Registered Hereby consists of 24,082 New Terrestrial Common Shares and 30,102 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR Absolute Return Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(22)	Common Stock Registered Hereby consists of 17,266 New Terrestrial Common Shares and 21,583 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR APEX MS Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Apex MS GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR APEX MS Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(23)	Common Stock Registered Hereby consists of 118,692 New Terrestrial Common Shares and 148,240 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR Global Alternative Investment Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR Capital Management GP, Ltd., a Cayman Islands company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(24)	Common Stock Registered Hereby consists of 4,090 New Terrestrial Common Shares and 5,112 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. AQR SPAC Opportunities Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR SPAC Opportunities GP, LLC, a Delaware limited liability company, is its general partner. Todd Pulvino serves as the sole shareholder of AQR SPAC Opportunities Offshore Fund, L.P. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(25)	Common Stock Registered Hereby consists of 40,000 New Terrestrial Common Shares.
(26)	Common Stock Registered Hereby consists of 3,530,000 New Terrestrial Common Shares. Includes (i) 2,755,000 New Terrestrial Common Shares held directly by Mr. Matthews; and (ii) 775,000 New Terrestrial Common Shares issuable upon the exercise of Private Placement Terrestrial Warrants. The Warrants Registered Hereby consist of 1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans to Hondo Holdings LLC. Mr. Matthews is the sole managing member of Hondo Holdings LLC, which is registered owner of these warrants, and Mr. Matthews holds voting and investment power with respect to warrants held of record by Hondo Holdings LLC.
(27)	Common Stock Registered Hereby consists of 40,000 New Terrestrial Common Shares. The business address of Mr. Donohoe is c/o HCM III Acquisition Corp., 100 First Stamford Place, Suite 330, Stamford, CT 06902.
(28)	Common Stock Registered Hereby consists of 200,000 New Terrestrial Common Shares. Nine Left Capital LP is the investment advisor of Nine Left Capital Master Fund LP, and Joshua Nemser has investment discretion and control of the entity. The business address of Nine Left Capital Master Fund LP, Nine Left Capital LP and Mr. Nemser is 27 West 24th Street, Suite 403, New York NY 10010.
(29)	Common Stock Registered Hereby consists of 91,500 New Terrestrial Common Shares and 114,375 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The business address of LMR Multi-Strategy Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(30)	Common Stock Registered Hereby consists of 91,500 New Terrestrial Common Shares and 114,375 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The business address of LMR CCSA Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.

(31)	Common Stock Registered Hereby consists of 116,000 New Terrestrial Common Shares and 145,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Ascent Partners LLC is managed by Dominion Capital LLC, a Connecticut limited liability company, managed by Dominion Capital GP LLC, managed by Dominion Capital Holdings LLC (the “DC Entities”), all DE limited liability companies, and (ii) Masada Group Holdings LLC, a Florida limited liability company. Mikhail Gurevich, Gennadiy Gurevich may be deemed to have voting or investment control through the DC Entities and Alon Brenner may be deemed to have voting or investment control through Masada Group Holdings LLC. The business address of Ascent Partners LLP, the DC Entities, Masada Group Holdings and Messrs. M. Gurevich, G. Gurevich and Brenner is 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180.
(32)	Common Stock Registered Hereby consists of 6,100 New Terrestrial Common Shares and 7,625 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The managing partner of Altana Calderwood Specialist Alpha Fund is Harraden Circle Investment, LLC, and Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investment, LLC. The business address of Altana Calderwood Specialist Alpha Fund and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(33)	The business address of Altana Calderwood Specialist Alpha Fund, Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(34)	Common Stock Registered Hereby consists of 48,800 New Terrestrial Common Shares and 61,000 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The managing partner of Harraden Circle Investors, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors CGP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(35)	Common Stock Registered Hereby consists of 67,100 New Terrestrial Common Shares and 83,875 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The managing partner of Harraden Circle Special Opportunities, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors CGP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(36)	Common Stock Registered Hereby consists of 2,888 New Terrestrial Common Shares and 3,610 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(37)	Picton Mahoney Asset Management is trustee for Picton Mahoney Arbitrage Fund, Picton Mahoney Arbitrage Plus Fund, Picton Mahoney Fortified Arbitrage Alternative Fund and Picton Mahoney Fortified Arbitrage Plus Alternative Fund. David Picton has voting and investment control over the units. Arthur Galloway has signing authority on behalf of Picton Mahoney Asset Management. The unitholders have voting and investment control with respect to the funds listed. The business address of the Picton Mahoney entities is 33 Yonge Street, Suite 320, Toronto, ON, M5E 1G4, Canada.
(38)	Common Stock Registered Hereby consists of 25,649 New Terrestrial Common Shares and 32,061 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(39)	Common Stock Registered Hereby consists of 12,655 New Terrestrial Common Shares and 15,818 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(40)	Common Stock Registered Hereby consists of 141,808 New Terrestrial Common Shares and 177,261 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants.
(41)	Common Stock Registered Hereby consists of 19,100 New Terrestrial Common Shares.
(42)	HITE Hedge Asset Management LLC is the investment manager of HITE Hedge Horizon LP, HITE Hedge Offshore Ltd., HITE Hedge II LP and HITE Hedge LP. Howard Rubin is the COO of HITE Hedge Asset Management LLC. The business address of the HITE entities is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.
(43)	Common Stock Registered Hereby consists of 127,100 New Terrestrial Common Shares.
(44)	Common Stock Registered Hereby consists of 288,100 New Terrestrial Common Shares.
(45)	Common Stock Registered Hereby consists of 65,700 New Terrestrial Common Shares.
(46)	Common Stock Registered Hereby consists of 61,500 New Terrestrial Common Shares and 76,250 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Context Capital Management, LLC is the investment adviser of Context Partners Master Fund, L.P. Charles Carnegie is the Chief Information Officer of the Managing Member of Context Capital Management, LLC. The business address of Context Partners Master Fund, L.P., Context Capital Management, LLC and Mr. Carnegie is 7724 Girard Ave., Suite 300, La Jolla, CA 92037.
(47)	Common Stock Registered Hereby consists of 40,000 New Terrestrial Common Shares. The business address of Mr. Bischoff is 852 Boston Post Road, Madison, CT 06443.
(48)	Common Stock Registered Hereby consists of 122,000 New Terrestrial Common Shares and 152,500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Yorkville Advisors Global II, LLC is the general partner of YA II PN, Ltd. Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. and Mr. Angelo is 1012 Springfield Ave., Mountainside, NJ 07092.

(49)	Common Stock Registered Hereby consists of 500,000 New Terrestrial Common Shares. Galaxy Digital LP is the holder of record of the securities reported in this statement and is a Cayman Islands limited partnership. Galaxy Digital GP LLC is the general partner of Galaxy Digital LP and wholly owned by Galaxy Digital Holdings LP. Galaxy Digital Inc., a publicly traded company on NASDAQ (GLXY), is the general partner of Galaxy Digital Holdings LP. Galaxy Group Investments LLC holds a majority of the voting power over Galaxy Digital Inc. and is controlled by Michael Novogratz. The business address of Galaxy Digital LP is c/o Connor Finemore, 300 Vesey St., Fl 13, New York, NY 10016.
(50)	Common Stock Registered Hereby consists of 1,500,000 New Terrestrial Common Shares. Margan Stanley AIP GP LP is the investment advisor of Riverview Omni Master Fund LP. Morgan Stanley AIP GP LP is a wholly owned subsidiary of Morgan Stanley, a publicly traded company on the NYSE (MS). The business address of Riverview Omni Master Fund LP is Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(51)	Common Stock Registered Hereby consists of 183,000 New Terrestrial Common Shares and 228,7500 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. The business address of Alberta Investment Management Corporation is 1600, 10250 101 Street NW, Edmonton, Alberta T5J 3P4 Canada.
(52)	Common Stock Registered Hereby consists of 205,485 New Terrestrial Common Shares and 256,856 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(53)	Common Stock Registered Hereby consists of 38,515 New Terrestrial Common Shares and 48,144 New Terrestrial Common Shares issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

HCM II Related Person Transactions

Founder Shares

On April 8, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of the Company’s expenses, for which the Company issued 5,750,000 founders shares to the Sponsor. Up to 750,000 of the founder shares were subject to forfeiture by the Sponsor for no consideration depending on the extent to which the underwriters’ over-allotment was exercised. On August 19, 2024, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 founder shares are no longer subject to forfeiture.

On August 19, 2024, our Sponsor transferred 25,000 founder shares to each of our three (3) independent directors at their original purchase price. At December 31, 2024, our Sponsor held 5,675,000 founder shares.

Pursuant to the Letter Agreements, the Sponsor and HCM II’s officers and directors have agreed not to transfer, assign or sell any of their founder shares and any Class A Ordinary Shares issued upon conversion thereof until the earlier to occur of (i) one (1) year after the completion of the initial business combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s Initial Shareholders with respect to any founder shares (the “Lock-up”). Notwithstanding the foregoing, if (1) the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivision, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least 150 days after the initial business combination or (2) if the Company consummates a transaction after the initial business combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the Lock-up.

Private Placement Warrants

The Sponsor and Cantor, the representative of the underwriters in the Company’s IPO, have purchased an aggregate of 6,850,000 private placement warrants, each exercisable to purchase one HCM II Class A Ordinary Share at $11.50 per share, at a price of $1.00 per warrant, or $6,850,000 in the aggregate, in a private placement simultaneously with the closing of the IPO. Of those 6,850,000 private placement warrants, our sponsor purchased 4,275,000 warrants and Cantor Fitzgerald & Co. purchased 2,575,000 warrants. The private placement warrants are identical to the warrants sold in the IPO except that, so long as they are held by our sponsor or its permitted transferees, the private placement warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (ii) will be entitled to registration rights and (iii) with respect to private placement warrants held by Cantor, will not be exercisable more than five (5) years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8).

The non-managing sponsor investors indirectly purchased, through the purchase of non-managing sponsor membership interests, an aggregate of 3,500,000 of the 6,850,000 private placement warrants at a price of $1.00 per warrant ($3,500,000 in the aggregate) in a private placement simultaneously with the closing of the IPO. Such non-managing sponsor investors hold a total of 81.9% of the sponsor’s 4,275,000 private placement warrants. The sponsor has issued membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of 48.7% of the HCM II Class B Ordinary Shares held by the Sponsor or 2,800,000 HCM II Class B Ordinary Shares. The private placement warrants held by the Sponsor, including the private placement warrants represented by the non-managing sponsor investors’ membership interests, are subject to a lock-up as described in above however, the non-managing sponsor investors will not be subject to transfer restrictions or a lock-up agreement on any units (or underlying Class A ordinary shares or warrants) that they may have purchased in the IPO or in the open market.

Immediately prior to the Closing, Working Capital Loans in the amount of $1,267,599 made to HCM II by the Sponsor or its affiliates converted into 1,267,599 New Terrestrial Warrants, at the price of $1.00 per warrant.

Promissory Note-Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2024 or the closing of the Initial Public Offering. The Company repaid all the outstanding balance of the note at the closing of the Initial Public Offering on August 19, 2024. Borrowings under the note are no longer available.

Administrative Services Agreement

HCM II entered into an agreement, commencing on August 15, 2024, through the earlier of consummation of the initial business combination and the liquidation, to pay the Sponsor $15,000 per month for office space, utilities and secretarial and administrative support services. For the period from April 4, 2024 (inception) through June 30, 2025, the Company incurred $152,500 for these services.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of June 30, 2025, no such Working Capital Loans were outstanding.

Immediately prior to the Closing, Working Capital Loans in the amount of $1,267,599 made to HCM II by the Sponsor or its affiliates converted into 1,267,599 New Terrestrial Warrants, at the price of $1.00 per warrant.

Registration Rights Agreement

On October 28, 2025, New Terrestrial Energy, Cantor and the Sponsor entered into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain Terrestrial Stockholders and the other parties thereto are entitled to customary piggyback registration rights and demand registration rights, on the terms and subject to the conditions therein, with respect to securities of New Terrestrial Energy that they hold following the Business Combination.

The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Second Amended and Restated Exchange and Support Agreement

Concurrently with the Closing, New Terrestrial Energy entered into a Second Amended and Restated Exchange and Support Agreement with Terrestrial Energy Canada (Call) Inc. (“CallCo”) and Terrestrial Energy Canada (Exchange) Inc. (the “ExchangeCo”) (the “A&R Exchange Agreement”). The A&R Exchange Agreement contains customary provisions and covenants that are intended to ensure that the equity ownership in ExchangeCo is economically equivalent to equity ownership in New Terrestrial Energy in respect of dividends, distributions, splits, combinations, reclassifications or similar events affecting New Terrestrial Energy. At the option of the shareholder, each Exchangeable Share can be converted into New Terrestrial Common Shares at any time.

The A&R Exchange Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Terrestrial Energy Related Person Transactions

As discussed above, on December 23, 2024, the Company entered into the TEUSA Merger, pursuant to which SWH, which is wholly owned by the Chief Executive Officer of the Company, received 63,050 Terrestrial Common Shares. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy — Critical Accounting Policies and Estimates.”

From May 2023 through June 2023, TEON entered into subscription agreements for an offering of units with various investors, including related parties. Each unit comprised of (i) a convertible note due September 30, 2024 with a principal amount of $1,000 per unit bearing interest at 8%, and (ii) a warrant expiring March 31, 2028. From September 2023 through October 2023, TEON entered into subscription and exchange agreements for an offering of units with various investors, including related parties. Each unit was comprised of (i) a convertible note and (ii) five (5) warrants expiring July 31, 2028 to buy common shares of the Company at $200 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner. From April 2024 through February 2025, Terrestrial Energy entered into subscription and exchange agreements for an offering of units with various investors, including related parties. Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner. Shawn Matthews purchased $4,000,000 aggregate principal amount of Terrestrial Convertible Notes; Frederick Buckman purchased 50 Terrestrial Convertible Notes directly; the Frederick and Marion Buckman Family Trust dated July 25, 2014, purchased 100 Terrestrial Convertible Notes; Frederick W. Buckman Jr. purchased 300 Convertible Notes; Hugh MacDiarmid purchased 175 Terrestrial Convertible Notes; David Hill purchased 125 Terrestrial Convertible Notes; Simon Irish purchased 100 Terrestrial Convertible Notes directly and 200 Terrestrial Convertible Notes through a benefit plan of which he is the sole beneficiary; David LeBlanc purchased 40 Terrestrial Convertible Notes directly, as well as 93 Terrestrial Convertible Notes indirectly through an entity wholly owned by his wife; and Charles Pardee purchased 50 Terrestrial Convertible Notes.

Statement of Policy Regarding Transactions with Related Persons

New Terrestrial Energy has adopted a formal written policy providing that New Terrestrial Energy’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of New Terrestrial Energy’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with New Terrestrial Energy without the approval of New Terrestrial Energy’s audit committee, subject to certain exceptions.

Indemnification of Directors and Officers

The By-Laws provide that New Terrestrial Energy will be required to indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation provides that New Terrestrial Energy’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

In connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, New Terrestrial Energy entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by New Terrestrial Energy of certain expenses and costs relating to claims, suits, or proceedings arising from service to New Terrestrial Energy or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of the capital stock of the Company is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our By-Laws, the Certificate of Designation, and the Warrant Agreement, described herein, and certain provisions of Delaware law. We urge you to read each of our Certificate of Incorporation, our By-Laws, the Certificate of Designation, and the Warrant Agreement, described herein, in their entirety for a complete description of the rights and preferences of our securities.

Certain provisions of the Certificate of Incorporation, By-Laws and the Warrant Agreement summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the New Terrestrial Common Shares.

General

The Certificate of Incorporation authorizes the issuance of 501,000,000 shares, consisting of:

●	500,000,000 New Terrestrial Common Shares, par value $0.0001 per share; and
●	1,000,000 shares of New Terrestrial Preferred Stock, par value $0.0001 per share.

Except as otherwise required by the Certificate of Incorporation, the holders of New Terrestrial Common Shares shall vote together as a single class (or, if any holders of shares of New Terrestrial Preferred Stock are entitled to vote together with the holders of New Terrestrial Common Shares, as a single class with such holders of New Terrestrial Preferred Stock) on all matters submitted to a vote of stockholders of New Terrestrial Energy.

Common Stock

New Terrestrial Common Shares

Voting rights.   Each holder of record of New Terrestrial Common Shares, as such, shall have one vote for each New Terrestrial Common Share that is outstanding and held by such holder on all matters on which stockholders are entitled to vote generally. The holders of New Terrestrial Common Shares do not have cumulative voting rights.

Dividend rights.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of New Terrestrial Preferred Stock or any other class or series of stock, in each case having a preference over or the right to participate with the New Terrestrial Common Shares with respect to the payment of dividends and other distributions in cash, property or shares of stock of New Terrestrial Energy, dividends and other distributions may be declared and paid ratably on the New Terrestrial Common Shares out of the assets of New Terrestrial Energy that are legally available for this purpose at such times and in such amounts as the New Terrestrial Board, in its discretion, shall determine.

The payment of future dividends on the New Terrestrial Common Shares will depend on the financial condition of New Terrestrial Energy after the completion of the Business Combination, and subject to the discretion of the New Terrestrial Board. There can be no guarantee that cash dividends will be declared. The ability of New Terrestrial Energy to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by New Terrestrial Energy or any of its subsidiaries from time to time.

Rights upon liquidation, dissolution and winding up.   In the event of dissolution, liquidation or winding up of New Terrestrial Energy, after payment or provision for payment of the debts and other liabilities of New Terrestrial Energy and subject to the rights, if any, of the holders of any outstanding series of New Terrestrial Preferred Stock or any class or series of stock having a preference over or the right to participate with the New Terrestrial Common Shares with respect to the distribution of assets of New Terrestrial Energy upon such dissolution, liquidation or winding up of New Terrestrial Energy, the holders of New Terrestrial Common Shares shall be entitled to receive the remaining assets of New Terrestrial Energy available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other rights.   The holders of New Terrestrial Common Shares have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the New Terrestrial Common Shares. The rights, preferences and privileges of holders of the New Terrestrial Common Shares will be subject to those of the holders of any shares of the New Terrestrial Preferred Stock that New Terrestrial Energy may issue in the future.

Key Holder Lock-Up Arrangement.   The stockholders who entered into the Key Holder Lock-Up Agreements (together with their permitted transferees, the “Key Holders”) will not be permitted, prior to the date which is twelve months from the closing (subject to the early release conditions described below) (the “ Common Stock Lock-Up Period”), to transfer any New Terrestrial Common Shares that are or will be issued or are or will be issuable to such Key Holders in connection with the transactions contemplated by the Business Combination Agreement (the “Key Holder Lock-Up Shares”) in each case, without the prior written consent of the New Terrestrial Board. The Key Holder Lock-Up Agreements further provide that, following the 180th day following the Closing, fifty percent(50%) of the Key Holder Lock-Up Shares may be transferred once the dollar volume-weighted average adjusted price for the New Terrestrial Common Shares calculated as an average for the prior twenty Business Days (the “VWAP”) equals or exceeds $15.00 per share. Similarly, following the 180th day following the Closing, the Key Holder Lock-Up Agreements provide that all of the Key Holder Lock-Up Shares may be transferred once the VWAP equals or exceeds $20.00 per share. The Key Holder Lock-Up Agreements provide for certain permitted transfers of the Key Holder Lock-Up Shares including but not limited to, transfers to certain affiliates or family members, or the exercise of certain stock options and warrants.

New Terrestrial Preferred Stock

The Certificate of Incorporation authorizes up to 1,000,000 shares of New Terrestrial Preferred Stock to be issued from time to time in one or more series, as determined by New Terrestrial Board. Unless required by law or any stock exchange, the authorized shares of New Terrestrial Preferred Stock will be available for issuance without further action by the holders of New Terrestrial Common Shares. Except as contemplated below related to the New Terrestrial Special Voting Stock, no shares of New Terrestrial Preferred Stock will be issued or outstanding immediately after the completion of the Business Combination.

The New Terrestrial Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of New Terrestrial Preferred Stock. The issuance of New Terrestrial Preferred Stock may have the effect of delaying, deferring or preventing a change in control of New Terrestrial Energy without further action by the stockholders. Additionally, the issuance of New Terrestrial Preferred Stock may adversely affect the holders of the New Terrestrial Common Shares by restricting dividends on the New Terrestrial Common Shares, diluting the voting power of the New Terrestrial Common Shares or subordinating the liquidation rights of the New Terrestrial Common Shares. As a result of these or other factors, the issuance of New Terrestrial Preferred Stock could have an adverse impact on the market price of the New Terrestrial Common Shares.

New Terrestrial Special Voting Stock

In connection with the ExchangeCo Recapitalization, the New Terrestrial Board authorized the creation of a new class of preferred stock, par value $0.001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to the Certificate of Incorporation (the “New Terrestrial Special Voting Stock”) and the issuance of one (1) share of such New Terrestrial Special Voting Stock to each holder of Exchangeable Shares. If the ExchangeCo Recapitalization is not completed prior to or concurrently with the Closing, the existing Terrestrial Special Voting Shares will be cancelled for no consideration.

Each holder of a share of New Terrestrial Special Voting Stock will, with respect to all meetings of stockholders of New Terrestrial Energy at which the holders of the New Terrestrial Common Shares are entitled to vote, (i) be entitled to cast on such matter a number of votes equal to (a) the number of Exchangeable Shares held by such holder as of the record date for determining stockholders entitled to vote, multiplied by (b) the Exchange Ratio, and (ii) have the same voting rights as the holders of New Terrestrial Common Shares. That is, upon the cancellation of the Terrestrial Special Voting Shares and issuance of New Terrestrial Special Voting Stock in exchange therefor pursuant to the ExchangeCo Recapitalization, holders of Exchangeable Shares will to continue to vote on a one-for-one basis and have the same voting power per share as holders of New Terrestrial Common Shares, pursuant to their voting power exercisable through their ownership of Terrestrial Special Voting Shares.

The holders of the New Terrestrial Special Voting Stock are not entitled to receive any dividends declared and paid by New Terrestrial Energy. Upon any liquidation, dissolution or winding up of New Terrestrial Energy, whether voluntary or involuntary, the New Terrestrial Special Voting Stock shall rank senior to the New Terrestrial Common Shares, and junior to all other series of New Terrestrial Preferred Stock, and are entitled to receive, prior to the holders of New Terrestrial Common Shares, an amount equal to the par value per share of New Terrestrial Special Voting Stock.

At such time as any share of New Terrestrial Special Voting Stock has no votes attached to it, such share of Terrestrial Special Voting Stock will be automatically cancelled for no consideration. Voting rights would cease to attach to a share of New Terrestrial Special Voting Stock at such time as the holder of that share of New Terrestrial Special Voting Stock ceases to hold any Exchangeable Shares.

Warrants

As a result of and upon the effective time of the Domestication, amongst other things (a) each HCM II Warrant was automatically converted into a redeemable New Terrestrial Warrant on the same terms as the HCM II Warrants, and (b) each HCM II Unit issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one New Terrestrial Common Share and one-half of one New Terrestrial Warrant. No fractional New Terrestrial Warrants were issued upon separation of the HCM II Units.

Public Warrants

Each whole New Terrestrial Warrant received upon conversion of a Public Warrant will entitle the registered holder to purchase one New Terrestrial Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that New Terrestrial Energy has an effective registration statement under the Securities Act covering the New Terrestrial Common Shares issuable upon exercise of such New Terrestrial Warrants and a current prospectus relating to them is available (or New Terrestrial Energy permits holders to exercise such New Terrestrial Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its New Terrestrial Warrants only for a whole number of New Terrestrial Common Shares. This means only a whole New Terrestrial Warrant may be exercised at a given time by a warrant holder. No fractional New Terrestrial Warrants will be issued upon separation of the HCM II Units and only whole New Terrestrial Warrants will trade. The New Terrestrial Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New Terrestrial Energy will not be obligated to deliver any New Terrestrial Common Shares pursuant to the exercise of a New Terrestrial Warrant issued upon conversion of a Public Warrant and will have no obligation to settle such New Terrestrial Warrant exercise unless a registration statement under the Securities Act with respect to the New Terrestrial Common Shares underlying such New Terrestrial Warrants is then effective and a prospectus relating thereto is current, subject to New Terrestrial Energy satisfying its obligations described below with respect to registration. No New Terrestrial Warrant issued upon conversion of a Public Warrant will be exercisable and New Terrestrial Energy will not be obligated to issue a New Terrestrial Common Share upon exercise of such New Terrestrial Warrant unless the New Terrestrial Common Share issuable upon exercise of such New Terrestrial Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such New Terrestrial Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a New Terrestrial Warrant issued upon conversion of a Public Warrant, the holder of such New Terrestrial Warrant will not be entitled to exercise such New Terrestrial Warrant and such New Terrestrial Warrant may have no value and expire worthless. In no event will New Terrestrial be required to net cash settle any New Terrestrial Warrant. In the event that a registration statement is not effective for the New Terrestrial Common Shares underlying the exercised New Terrestrial Warrants, the purchaser of a HCM II Unit containing the Public Warrant that has been converted into a New Terrestrial Warrant will have paid the full purchase price for the HCM II Unit solely for the Public Share underlying such HCM II Unit.

HCM II registered the HCM II Class A Ordinary Shares issuable upon exercise of the Public Warrants in the registration statement for its IPO because the Public Warrants (or the New Terrestrial Warrants into which the Public Warrants convert) will become exercisable 30 days after the completion of the Business Combination, which, at the time of the IPO, may have occurred within one (1) year of the IPO. However, because the New Terrestrial Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, under the terms of the Warrant Agreement, HCM II has agreed that, as soon as practicable, but in no event later than twenty (20) Business Days, after the closing of the Business Combination, New Terrestrial Energy will use its best efforts to file with the SEC a post-effective amendment to the registration statement for the IPO or a new registration statement covering the registration under the Securities Act of the New Terrestrial Common Shares issuable upon exercise of the New Terrestrial Warrants and thereafter will use its best efforts to cause the same to become effective within sixty (60) Business Days following the Business Combination and to maintain a current prospectus relating to the New Terrestrial Common Shares issuable upon exercise of the New Terrestrial Warrants until the expiration of the New Terrestrial Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the New Terrestrial Common Shares issuable upon exercise of the New Terrestrial Warrants is not effective by the sixtieth (60th) Business Day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when New Terrestrial Energy will have failed to maintain an effective registration statement, exercise New Terrestrial Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the New Terrestrial Common Shares is at the time of any exercise of a New Terrestrial Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New Terrestrial Energy may, at its option, require holders of New Terrestrial Warrants who exercise their New Terrestrial Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New Terrestrial Energy so elects,

New Terrestrial Energy will not be required to file or maintain in effect a registration statement, and in the event New Terrestrial Energy does not so elect, New Terrestrial Energy will use its best efforts to register or qualify the New Terrestrial Common Shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the New Terrestrial Warrants for that number of New Terrestrial Common Shares equal to the quotient obtained by dividing (x) the product of the number of New Terrestrial Common Shares underlying the New Terrestrial Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such New Terrestrial Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the New Terrestrial Common Shares for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of New Terrestrial Warrants when the price per New Terrestrial Common Share equals or exceeds $18.00.

Once the New Terrestrial Warrants become exercisable, New Terrestrial Energy may redeem the outstanding New Terrestrial Warrants:

●	in whole and not in part;
●	at a price of $0.01 per New Terrestrial Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the closing price of the New Terrestrial Common Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a New Terrestrial Warrant as described under the heading “— Anti-dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending three (3) Business Days before New Terrestrial Energy sends the notice of redemption to the warrant holders.

If and when the New Terrestrial Warrants become redeemable by New Terrestrial Energy, New Terrestrial Energy may exercise its redemption right even if New Terrestrial Energy is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

HCM II has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the New Terrestrial Warrant exercise price. If the foregoing conditions are satisfied and New Terrestrial Energy issues a notice of redemption of the New Terrestrial Warrants, each warrant holder will be entitled to exercise his, her or its New Terrestrial Warrant prior to the scheduled redemption date.

However, the price of the New Terrestrial Common Shares may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 New Terrestrial Warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a New Terrestrial Warrant may notify New Terrestrial Energy in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such New Terrestrial Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the New Terrestrial Common Shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding New Terrestrial Common Shares is increased by a stock dividend payable in New Terrestrial Common Shares, or by a split-up of New Terrestrial Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of New Terrestrial Common Shares issuable on exercise of each New Terrestrial Warrant will be increased in proportion to such increase in the outstanding New Terrestrial Common Shares. A rights offering made to all or substantially all holders of New Terrestrial Common Shares entitling holders to purchase New Terrestrial Common Shares at a price less than the fair market value will be deemed a stock dividend of a number of New Terrestrial Common Shares equal to the product of (i) the number of New Terrestrial Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Terrestrial Common Shares) and (ii) the quotient of (x) the price per New Terrestrial Common Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Terrestrial Common Shares, in determining the price payable for New Terrestrial Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Terrestrial Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the New Terrestrial Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New Terrestrial Energy, at any time while the New Terrestrial Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of New Terrestrial Common Shares on account of such New Terrestrial Common Shares (or other securities into which the New Terrestrial Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the New Terrestrial Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each New Terrestrial Common Share in respect of such event.

If the number of outstanding New Terrestrial Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of New Terrestrial Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of New Terrestrial Common Shares issuable on exercise of each New Terrestrial Warrant will be decreased in proportion to such decrease in outstanding New Terrestrial Common Shares.

Whenever the number of New Terrestrial Common Shares purchasable upon the exercise of the New Terrestrial Warrants is adjusted, as described above, the New Terrestrial Warrant exercise price will be adjusted by multiplying the New Terrestrial Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of New Terrestrial Common Shares purchasable upon the exercise of the New Terrestrial Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of New Terrestrial Common Shares so purchasable immediately thereafter.

In addition, if (i) HCM II issues additional HCM II Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price of less than $9.20 per HCM II Ordinary Share (with such issue price or effective issue price to be determined in good faith by the HCM II Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and the IPO), and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions) and (z) the Market Value of HCM II Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which HCM II consummates the Business Combination is below $9.20 per share, then the exercise price of the New Terrestrial Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding New Terrestrial Common Shares (other than those described above or that solely affects the par value of such New Terrestrial Common Shares), or in the case of any merger or consolidation of New Terrestrial Energy with or into another corporation (other than a consolidation or merger in which New Terrestrial Energy is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding New Terrestrial Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New Terrestrial Energy as an entirety or substantially as an entirety in connection with which New Terrestrial Energy is dissolved, the holders of the New Terrestrial Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the New Terrestrial Warrants and in lieu of the New Terrestrial Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the New Terrestrial Warrants would have received if such holder had exercised their New Terrestrial Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Terrestrial Common Shares in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the New Terrestrial Warrant properly exercises the New Terrestrial Warrant within thirty days following public disclosure of such transaction, the New Terrestrial Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the New Terrestrial Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the New Terrestrial Warrants when an extraordinary transaction occurs during the exercise period of the New Terrestrial Warrants pursuant to which the holders of the New Terrestrial Warrants otherwise do not receive the full potential value of the New Terrestrial Warrants.

The HCM II Warrants were, and the New Terrestrial Warrants will be, issued in registered form under a Warrant Agreement between the warrant agent, and HCM II (prior to the Business Combination) and New Terrestrial Energy (after the Business Combination). The Warrant Agreement provides that the terms of the New Terrestrial Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the New Terrestrial Warrants, provided that the approval by the holders of at least 50% of the then-outstanding New Terrestrial Warrants received upon conversion of Public Warrants is required to make any change that adversely affects the interests of the registered holders of such New Terrestrial Warrants, and, solely with respect to any amendment to the terms of the New Terrestrial Warrants received upon conversion of Private Placement Warrants, 50% of such New Terrestrial Warrants.

Private Placement Warrants

The New Terrestrial Warrants received upon conversion of the Private Placement Warrants (including the New Terrestrial Common Shares issuable upon exercise of such New Terrestrial Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to HCM II’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described herein, the New Terrestrial Warrants received upon conversion of the Private Placement Warrants have terms and provisions that are identical to those of the New Terrestrial Warrants received upon conversion of the Public Warrants.

Legacy Terrestrial Warrants

As of the date hereof, there are Legacy Terrestrial Warrants outstanding to purchase an aggregate of 10,658,520 Terrestrial Common Share at an exercise price of $2.24 per share, subject to customary anti-dilution adjustments. The Legacy Terrestrial Warrants expire on July 31, 2028 (the “Termination Date”) The Legacy Terrestrial Warrants may also be exercised on a cashless basis.

The Legacy Terrestrial Warrants may not be sold, assigned or transferred without the prior written approval of the Terrestrial Energy. The holders of Legacy Terrestrial Warrants will not have the rights or privileges of holders of New Terrestrial Common Shares or any voting rights in respect of the Legacy Terrestrial Warrants or underlying New Terrestrial Common Shares until they exercise their Legacy Terrestrial Warrants and receive New Terrestrial Common Shares. After the issuance of New Terrestrial Common Shares upon exercise of the Legacy Terrestrial Warrants, each holder will be entitled to one vote for each New Terrestrial Common Share held of record on all matters to be voted on by stockholders.

Terrestrial Call Options

Pursuant to various call option agreements entered into with certain stockholders Terrestrial Energy will retain the right to repurchase shares of its outstanding common stock subject to the call option agreements, at fixed exercise prices ranging from $50.00 CAD to $100.00 per share, subject to adjustment. These call options are exercisable at Terrestrial Energy’s discretion and expire at various dates ranging from December 31, 2035, through March 7, 2043. The call option agreements will remain enforceable and the respective call options will remain outstanding following the Closing. For additional details, see Note 12, Stockholders’ Deficit, in Terrestrial Energy’s audited consolidated financial statements included elsewhere in this prospectus.

The Certificate of Incorporation, the By-Laws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the By-Laws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your New Terrestrial Common Shares.

The Certificate of Incorporation and By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the New Terrestrial Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

●	Authorized but Unissued Capital Stock. The authorized but unissued New Terrestrial Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued New Terrestrial Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.
●	Director Designees; Classes of Directors. The New Terrestrial Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire New Terrestrial Board. The New Terrestrial Board is authorized to assign members of the New Terrestrial Board already in office to Class I, Class II or Class III at the time such classification becomes effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at New Terrestrial Energy’s first annual meeting of stockholders held after the effectiveness of the Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at New Terrestrial Energy’s second annual meeting of stockholders held after the effectiveness of the Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at Terrestrial Energy’s third annual meeting of stockholders held after the effectiveness of the Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

●	No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of New Terrestrial Common Shares representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.
●	Quorum. The By-Laws provide that at all meetings of the New Terrestrial Board, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.
●	Action by Written Consent. Any action required or permitted to be taken by the stockholders of New Terrestrial Energy must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of New Terrestrial Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of New Terrestrial Preferred Stock.
●	Special Meetings of Stockholders. The Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of New Terrestrial Preferred Stock, special meetings of the stockholders of New Terrestrial Energy for any purpose or purposes may be called at any time only by or at the direction of the Chief Executive Officer, the President, or the Chairperson of the New Terrestrial Board or by a resolution adopted by the affirmative vote of a majority of the total number of directors at any time in office, or by any person appointed pursuant to such resolution, but such special meetings may not be called by stockholders or any other Person or Persons.
●	Advance Notice Procedures. The By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to the New Terrestrial Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the New Terrestrial Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the secretary of New Terrestrial Energy timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of New Terrestrial Energy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of New Terrestrial Energy and its stockholders, through stockholders’ derivative suits on New Terrestrial Energy’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The By-Laws provide that New Terrestrial Energy must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. New Terrestrial Energy is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. New Terrestrial Energy believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New Terrestrial Energy and its stockholders. In addition, your investment may be adversely affected to the extent New Terrestrial Energy pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. New Terrestrial Energy believes that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Terrestrial Energy’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, New Terrestrial Energy has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of HCM II’s directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the New Terrestrial Common Shares will be Continental Stock Transfer & Trust Company.

Listing

The New Terrestrial Common Shares and Public Warrants are listed on Nasdaq, under the symbols “IMSR” and “IMSRW,” respectively.

SECURITIES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of New Terrestrial Common Shares or Warrants, or the availability for future sale of New Terrestrial Common Shares or Warrants, will have on the market price of New Terrestrial Common Shares or Public Warrants prevailing from time to time. The sale of substantial amounts of New Terrestrial Common Shares or our Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of New Terrestrial Common Shares or of our Public Warrants and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of October 28, 2025, prior to the issuance and resale of the securities offered by this prospectus, we had a total of 105,782,452 New Terrestrial Common Shares and share equivalents outstanding (including 81,771,423 New Terrestrial Common Shares issued and outstanding and 24,011,029 New Terrestrial Common Shares that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares). Of these shares, approximately 56,418,105 New Terrestrial Common Shares are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates,” as of October 28, 2025. Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer. The remaining New Terrestrial Common Shares are “restricted securities,” as defined in Rule 144 under the Securities Act (“Rule 144”) or are otherwise not permitted to be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration.

In addition, as of October 28, 2025, we also have outstanding:

(i)	11,500,000 Public Warrants outstanding, each exercisable for one New Terrestrial Common Share at a price of $11.50 per share;
(ii)	8,117,599 Private Placement Warrants outstanding, each exercisable for one New Terrestrial Common Share at a price of $11.50 per share; and
(iii)	Legacy Terrestrial Warrants, currently exercisable for a total of 10,658,520 New Terrestrial Common Shares, at an exercise price of $2.24 per share.

As a result of the registration provisions of the Registration Rights Agreement and the Warrant Agreement, all of the New Terrestrial Common Shares issuable upon exercise of the Private Placement Warrants and the Legacy Terrestrial Warrants may be eligible for future sale without restriction by persons other than our “affiliates.” As a result of the registration provisions of the PIPE Subscription Agreements, all of the PIPE Shares may be eligible for future sale without restriction by persons other than our “affiliates.” We are registering issuance and/or resale of the New Terrestrial Common Shares issuable upon exercise of the Private Placement Warrants and the Legacy Terrestrial Warrants, along with the resale of the PIPE Shares, and therefore such shares may be eligible for future sale without restriction.

See “Risk Factors — Risks Related to this Offering by Us and the Selling Stockholders — Sales, or the perception of sales, of our New Terrestrial Common Shares or Warrants by us or our existing securityholders could dilute existing stockholders and cause the market price for our New Terrestrial Common Shares or Public Warrants to decline” for additional information.

Equity Plans

We intend to file a registration statement on Form S-8 under the Securities Act to register the offer and sale of all New Terrestrial Common Shares or securities convertible or exchangeable for New Terrestrial Common Shares issuable under the Terrestrial Energy Inc. 2025 Equity Incentive Plan of our New Terrestrial Common Shares registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

Registration Rights

In connection with the consummation of the Business Combination, we entered into the Registration Rights Agreement by and among us, Cantor and the Sponsor, pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

The Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the New Terrestrial Common Shares issuable upon exercise of the Private Placement Warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their Private Placement Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement.

In connection with the PIPE, the Company and Selling Stockholder entered into the PIPE Subscription Agreements, pursuant to which we agreed to file with the SEC a shelf registration statement registering the resale of the New Terrestrial Common Shares issued to the PIPE Investors within 30 days following the Closing and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies New Terrestrial Energy that it will “review” the registration) following the filing deadline and (ii) the tenth (10th) Business Day after New Terrestrial Energy is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Lock-Up Agreements

Sponsor Lock-Up Agreement

At the Closing, the Sponsor entered into the Sponsor Lock-Up Agreement, pursuant to which New Terrestrial Common Shares the Sponsor received upon conversion of its HCM II Class A Ordinary Shares (following the Sponsor Share Conversion) in connection with the Domestication and New Terrestrial Warrants received upon conversion of private placement warrants in connection with the Domestication will be locked up and may not be transferred, subject to certain customary transfer exceptions, from the Closing until the date that is the earliest of (a) the twelve (12) month anniversary of the date of the Sponsor Lock-Up Agreement, and (b) following the 180th day following the Closing, (i) with respect to 50% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP (defined below) equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $20.00 per share (the “Lock-Up Period”). “VWAP” means, for the Domesticated Common Stock for a period of twenty (20) business days ending on any given determination date, the dollar volume-weighted average price for the Domesticated Common Stock on the Nasdaq Capital Market, for such period, as reported by Bloomberg through its “AQR” function (excluding, for the avoidance of doubt, the opening and closing print of each VWAP purchase date), or any successor thereto.

Key Holder Lock-Up Arrangement

At the Closing, the Key Holders entered into the Key Holder Lock-Up Agreement, pursuant to which (a) shares received by the Key Holders as Per Share Base Consideration, and (b) the New Terrestrial Common Shares underlying all other securities of HCM II held by the Key Holders immediately following the Closing that are convertible into, or exercisable or exchangeable for, New Terrestrial Common Shares will be locked up and may not be transferred by the Key Holder thereof, subject to certain customary transfer exceptions, until the expiration of the Lock-Up Period.

Additionally, the holders of Convertible Notes entered into Key Holder Lock-Up Agreements in connection with the conversion of the Convertible Notes.

Letter Agreement

On August 15, 2024, HCM II, its directors and officers and the Sponsor entered into the Letter Agreement containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Warrants, indemnification of the Trust Account, voting obligations, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

Under this Letter Agreement, the Class B ordinary shares and Private Placement Warrants and any Class A Ordinary Shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Those lock-up provisions provide that such securities are not transferable or saleable (i) in the case of the Class B ordinary shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) in the case of the private placement warrants and any Class A ordinary shares issuable upon conversion or exercise thereof, until 30 days after the completion of our initial business combination except in each case (a) to our or Cantor Fitzgerald & Co.’s officers, directors, advisors or consultants, any affiliate or family member of any of our or Cantor Fitzgerald & Co.’s officers, directors, advisors or consultants, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) pro rata distributions from our sponsor or Cantor Fitzgerald & Co. to its respective members, partners or shareholders pursuant to our sponsor’s or Cantor Fitzgerald & Co.’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor or upon dissolution of Cantor Fitzgerald & Co., (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Pursuant to the Sponsor Lock-Up Agreement, Key Holder Lock-Up Agreement and Letter Agreement entered into with HCM II, each of our Sponsor, directors and officers have agreed to restrictions on its ability to transfer, assign, or sell the units, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

New Terrestrial Common Shares New Terrestrial Warrants HCM II Class A Ordinary Shares held by the Sponsor following the Closing	12 months from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

180 days after Closing (i) with respect to 50% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the

VWAP equals or exceeds $20.00 per share. The Key Holder Lock-Up Agreements provide for certain permitted transfers of the Key Holder Lock-Up Shares including but not limited to, transfers to certain affiliates or family members, or the exercise of certain stock options and warrants.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

Founder Shares	12 months from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

The Letter Agreement provides for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Transfer restrictions will expire the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

If, subsequent to the initial business combination, the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30)-trading day period commencing at least 150 days after the initial business combination, the transfer restrictions on the Founder Shares will expire.

Private Placement Warrants	30 days from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

The Letter Agreement provides for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Additionally, subsequent to our consummation of an initial business combination, transfer restrictions on the Private Placement Warrants will no longer apply if we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”) and subject to the requirements set forth under “— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” below, a Person who has beneficially owned restricted New Terrestrial Common Shares or New Terrestrial Warrants for at least six months would be entitled to sell their securities, provided that (a) such Person is not deemed to have been an affiliate of New Terrestrial Energy at the time of, or at any time during the three months preceding, a sale and (b) New Terrestrial Energy is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as New Terrestrial was required to file reports) preceding the sale.

Persons who have beneficially owned restricted New Terrestrial Common Shares or New Terrestrial Warrants for at least six months but who are affiliates of New Terrestrial at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the volume limitations set forth in Rule 144.

Sales by affiliates of New Terrestrial Energy under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Terrestrial Energy.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if all the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
FOR HOLDERS OF NEW TERRESTRIAL COMMON SHARES AND WARRANTS

The following discussion is a summary of material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of the ownership and disposition of New Terrestrial Common Shares and Private Placement Warrants that are being offered pursuant to this prospectus (such offered Private Placement Warrants, the “Offered Warrants,” and collectively with such offered New Terrestrial Common Shares, the “Offered Securities”). This discussion applies only to Holders that hold their Offered Securities as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This discussion also does not address the U.S. federal income tax consequences of the exercise of Private Placement Warrants or Legacy Terrestrial Warrants (other than the exercise of the Offered Warrants as specifically discussed below) by existing holders of such Private Placement Warrants or Legacy Terrestrial Warrants, and such holders should consult their own tax advisors regarding the U.S. federal income tax consequences to them of their receipt of New Terrestrial Common Shares in connection with an exercise of such Private Placement Warrants or Legacy Terrestrial Warrants. This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income tax considerations or considerations arising under the tax laws of any U.S. state, or local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular investor in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

●	banks, financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules with respect to the Offered Securities;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies or real estate investment trusts;
●	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or pass-through entities (including S Corporations), or persons that hold or will hold the Offered Securities through such partnerships or pass-through entities;
●	U.S. expatriates or former long-term residents of the United States;
●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock;
●	persons that acquired the Offered Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	persons that hold or will hold the Offered Securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or
●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Offered Securities, the tax treatment of such partnership and a person treated as a partner, member or other beneficial owner in such partnership will generally depend on the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. Partnerships holding any Offered Securities and persons that are treated as partners, members or other beneficial owners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of the Offered Securities.

This discussion is based on the Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. The Company has not sought, and does not intend to seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.
A.	Taxation of Distributions

In general, distributions of cash or other property to U.S. Holders of New Terrestrial Common Shares (other than certain distributions of our stock or rights to acquire our stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its New Terrestrial Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of New Terrestrial Common Shares and will be treated as described below under the section entitled “— U.S. Holders — B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

B.	Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

Upon a sale or other taxable disposition of Offered Securities (which, in general, would include a redemption of Offered Warrants that is treated as a sale of such Offered Warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Offered Securities so disposed (as further described below). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Offered Securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Offered Securities so disposed of. A U.S. Holder’s adjusted tax basis in its Offered Securities generally will equal (A) with respect to the New Terrestrial Common Shares, the U.S. Holder’s acquisition cost, less any prior distributions treated as a return of capital, or in the case of a U.S. Holder that acquired New Terrestrial Common Shares upon exercise of an Offered Warrant for cash, as described below in “— U.S. Holders — C. Exercise, Lapse or Redemption of Offered Warrants,” and (B) with respect to the Offered Warrants, the U.S. Holder’s acquisition cost with respect thereto, plus the amount of any constructive distributions included in income by such U.S. Holder (as described below in “— U.S. Holders — D. Possible Constructive Distributions”).

C.	Exercise, Lapse or Redemption of Offered Warrants

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of New Terrestrial Common Shares upon exercise of Offered Warrants for cash. The U.S. Holder’s tax basis in the New Terrestrial Common Shares received upon exercise of the Offered Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Offered Warrants (as described above in “— U.S. Holders — B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”) and the exercise price of such Offered Warrants. It is unclear whether the U.S. Holder’s holding period for the New Terrestrial Common Shares received upon exercise of the Offered Warrants will begin on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Offered Warrants. If any Offered Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed Offered Warrants.

The tax consequences of a cashless exercise of Offered Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the New Terrestrial Common Shares received would equal the U.S. Holder’s basis in the Offered Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the New Terrestrial Common Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the New Terrestrial Common Shares would include the holding period of the Offered Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Offered Warrants equal to the number of New Terrestrial Common Shares having a value equal to the exercise price for the total number of Offered Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the Offered Warrants deemed surrendered in an amount equal to the difference between the fair market value of the New Terrestrial Common Shares that would have been received in a regular exercise of the Offered Warrants deemed surrendered and the U.S. Holder’s tax basis in the Offered Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the New Terrestrial Common Shares received would equal the sum of the U.S. Holder’s tax basis in the Offered Warrants deemed exercised and the aggregate exercise price of such Offered Warrants. It is unclear whether a U.S. Holder’s holding period for the New Terrestrial Common Shares would commence on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the New Terrestrial Common Shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Offered Warrants for cash or if it purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “— U.S. Holders — B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

D.	Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of New Terrestrial Common Shares for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of New Terrestrial Common Shares that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of New Terrestrial Common Shares, or as a result of the issuance of a stock dividend to holders of New Terrestrial Common Shares, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described above under the section entitled “— U.S. Holders — A. Taxation of Distributions” in the same manner as if the U.S. Holders of the Offered Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of distributions on and the proceeds from a sale or other disposition of Offered Securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
●	a foreign corporation; or
●	an estate or trust that is not a U.S. Holder.

A.	Taxation of Distributions

In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) made to a Non-U.S. Holder of New Terrestrial Common Shares, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Company will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its New Terrestrial Common Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of New Terrestrial Common Shares, which will be treated as described below under the section entitled “— Non-U.S. Holders — B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.” In addition, if the Company determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “— Non-U.S. Holders — B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities” below), the applicable withholding agent may withhold fifteen percent (15%) of any distribution that exceeds the Company’s current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise.

A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

B.	Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities (including a lapse or redemption of the Offered Warrants as described below under the section entitled “— Non-U.S. Holders — C. Exercise, Lapse or Redemption of Offered Warrants”), unless:

●	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States);
●	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

●	the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable Offered Securities being disposed of, except, in the case where New Terrestrial Common Shares are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), (x) the Non-U.S. Holder is disposing of New Terrestrial Common Shares and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of New Terrestrial Common Shares at all times within the shorter of the five-year period preceding such disposition of such New Terrestrial Common Shares or such Non-U.S. Holder’s holding period for such New Terrestrial Common Shares or (y) the Non-U.S. Holder is disposing of Offered Warrants and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of the total fair market value of our Warrants (provided our Warrants are considered to be “regularly traded”) at all times within the shorter of the five-year period preceding such disposition of Offered Warrants or such Non-U.S. Holder’s holding period for such Offered Warrants. There can be no assurance that any Offered Securities will be treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to New Terrestrial Common Shares or Offered Warrants, including how a Non-U.S. Holder’s ownership of Offered Warrants impacts the five percent (5%) threshold determination with respect to the New Terrestrial Common Shares and whether the five percent (5%) threshold determination with respect to Offered Warrants must be made with or without reference to our warrants that are not Offered Warrants. In addition, special rules may apply in the case of a disposition of Offered Warrants if our New Terrestrial Common Shares is considered to be “regularly traded,” but Offered Warrants are not considered to be “regularly traded.” Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%) (or a lower applicable tax treaty rate).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition or redemption. The Company believes it is not currently a United States real property holding corporation and is not expected to be a United States real property holding corporation in the foreseeable future. However, such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether the Company would be treated as a United States real property holding corporation in any taxable year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities.

C.	Exercise, Lapse or Redemption of Offered Warrants

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Offered Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of an Offered Warrant by a U.S. holder, as described above in “— U.S. Holders — C. Exercise, Lapse or Redemption of Offered Warrants,” although to the extent a cashless exercise results in a taxable exchange, the tax consequences to a Non-U.S. Holder would be the same as those described below in “— Non-U.S. Holders— B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

If the Company redeems Offered Warrants for cash or if the Company purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “— Non-U.S. Holders — B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of Offered Warrants.

D.	Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of New Terrestrial Common Shares for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A Non-U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the Non-U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of New Terrestrial Common Shares that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of New Terrestrial Common Shares, or as a result of the issuance of a stock dividend to holders of New Terrestrial Common Shares, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a corporate distribution from the Company equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “— Non-U.S. Holders — A. Taxation of Distributions.”

E.	Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Offered Securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid U.S. information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

F.	Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Offered Securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed Treasury Regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Offered Securities.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling New Terrestrial Common Shares or our Private Placement Warrants or interests in our New Terrestrial Common Shares or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their New Terrestrial Common Shares or Private Placement Warrants or interests in our New Terrestrial Common Shares or Private Placement Warrants on any stock exchange, market, or trading facility on which New Terrestrial Common Shares or Warrants, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions to their members, partners, or stockholders;
●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	directly to one or more purchasers;
●	through agents;
●	broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or Warrant; or
●	a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some New Terrestrial Common Shares or Private Placement Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors-in-interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of New Terrestrial Common Shares, Private Placement Warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Securityholders may also sell New Terrestrial Common Shares or our Private Placement Warrants short and deliver these securities to close out their short positions, or loan or pledge New Terrestrial Common Shares or our Private Placement Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of New Terrestrial Common Shares or our Private Placement Warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of New Terrestrial Common Shares and our Private Placement Warrants offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of New Terrestrial Common Shares or our Private Placement Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell New Terrestrial Common Shares or our Private Placement Warrants in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of New Terrestrial Common Shares or our Private Placement Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of New Terrestrial Common Shares or our Private Placement Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our New Terrestrial Common Shares or our Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more New Terrestrial Common Shares or our Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our New Terrestrial Common Shares or our Warrants by bidding for or purchasing New Terrestrial Common Shares or Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if New Terrestrial Common Shares or Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our New Terrestrial Common Shares or Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement or the applicable PIPE Subscription Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, transfer taxes, and certain legal expenses relating to the offering.

A selling securityholder that is an entity may elect to make an in-kind distribution of New Terrestrial Common Shares or Warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable New Terrestrial Common Shares or Warrants pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP.

EXPERTS

The consolidated financial statements of Terrestrial Energy Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 included in this prospectus and elsewhere in the registration statement have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion and includes an explanatory paragraph relating to Terrestrial Energy Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of HCM II Acquisition Corp., as for the period from April 4, 2024 (inception) through December 31, 2024, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to HCM II’s ability to continue as a going concern described in Note 1 to the financial statements, thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of said firm as experts in accounting and auditing.

Change in Certifying Accountant

On November 21, 2025, the Audit Committee of our Board of Directors approved the dismissal of WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of HCM II prior to the consummation of the Merger, as the independent registered public accounting firm of the Company, effective as of the date of notice to Withum, which was delivered to Withum on Monday, November 24, 2025.

The report of Withum on the financial statements of HCM II for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about HCM II’s ability to continue as a going concern. The report of Withum on HCM II’s report on the financial statements of HCM for the year ended December 31, 2024 included an emphasis of matter paragraph with respect to the restatement of financial statements to correct the inclusion of a transaction with HCM II’s underwriter in the related party transaction footnote.

During the period from April 4, 2024 (HCM II’s inception) through September 30, 2025 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1935, as amended.

We previously provided Withum with a copy of the foregoing disclosures and requested that Withum furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us set forth above. A copy of the letter from Withum, dated November 24, 2025, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on November 24, 2025, and is incorporated by reference into the registration statement of which this prospectus forms a part.

On November 21, 2025, the Audit Committee approved the engagement of UHY LLP (“UHY”) as our independent registered public accounting firm to audit the consolidated financial statements of the Company as of and for the year ended December 31, 2025. UHY served as the independent registered public accounting firm of Legacy Terrestrial Energy prior to the consummation of the Merger. During the period from April 4, 2024 (HCM II’s inception) to September 30, 2025 and the subsequent interim period through November 21, 2025, HCM II did not consult with UHY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of HCM II, and neither a written report nor oral advice was provided to HCM II that UHY concluded was an important factor considered by HCM II in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

TERRESTRIAL ENERGY, INC.

HCM II ACQUISITION CORP.

Page
Condensed Consolidated Balance Sheets as of September 30, 2025 (Unaudited) and December 31, 2024	F-47

Condensed Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2025, for the Three Months Ended September 30, 2024 and for the Period from April 4, 2024 (Inception) Through September 30, 2024 (Unaudited)

F-48

Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Three and Nine Months Ended September 30, 2025, for the Three Months Ended September 30, 2024 and for the Period from April 4, 2024 (Inception) Through September 30, 2024 (Unaudited)

F-49
Condensed Consolidated Statements of Cash Flows for Nine Months Ended September 30, 2025 and for the Period from April 4, 2024 (Inception) Through September 30, 2024 (Unaudited)	F-51
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-52

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$27,739,256	$3,021,795
Prepaid expenses and other current assets	466,050	270,091
Total current assets	28,205,306	3,291,886
Property and equipment, net	1,215,626	770,548
Intangible assets, net	648,171	616,972
Right-of-use assets	1,495,115	622,450
Other assets	93,013	29,748
Total assets	$31,657,231	$5,331,604

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$6,883,598	$748,867
Operating lease liabilities, current	258,010	114,507
Finance lease liabilities, current	45,826	140,796
Related party advance (Note 4)	—	100,000
Total current liabilities	7,187,434	1,104,170
Convertible notes, net of debt discount	22,218,122	13,708,832
Accrued interest on convertible notes	1,907,135	266,554
Convertible notes, net of debt discount – related parties (Note 4)	4,176,017	2,371,994
Accrued interest on convertible notes – related parties (Note 4)	383,163	57,116
Operating lease liabilities, noncurrent	1,412,190	598,493
Finance lease liabilities, noncurrent	66,312	49,044
Deferred tax liabilities, net	665,953	665,953
Total liabilities	38,016,326	18,822,156

Commitments and Contingencies (Note 8)

Stockholders’ deficit
Preferred shares, $0.001 par value; 4,000,000 authorized shares; 200,592 and 137,672 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	201	138
Common shares, $0.001 par value; 6,000,000 authorized shares; 738,331 shares issued and outstanding as of September 30, 2025 and December 31, 2024	738	738
Preferred exchangeable shares, $0.001 par value; 6,200 shares issued and outstanding as of September 30, 2025 and December 31, 2024	6	6
Common exchangeable shares, $0.001 par value; 530,924 shares issued and outstanding as of September 30, 2025 and December 31, 2024	531	531
Additional paid-in-capital	111,927,736	82,779,088
Accumulated deficit	(118,388,467)	(96,608,242)
Accumulated other comprehensive income	100,160	337,189
Total stockholders’ deficit	(6,359,095)	(13,490,552)
Total liabilities and stockholders’ deficit	$31,657,231	$5,331,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. Dollars)

	Three months ended		Nine months ended
	September 30		September 30
	2025	2024	2025	2024
REVENUES
Engineering services revenue	$—	$124,358	$—	$249,395

OPERATING EXPENSES
Research and development costs	3,361,858	1,248,189	6,211,043	3,755,549
General and administrative	4,749,399	1,125,121	11,569,376	3,546,510
Depreciation and amortization	287,095	316,711	665,832	1,015,118
Total operating expenses	(8,398,352)	(2,690,021)	(18,446,251)	(8,317,177)
OPERATING LOSS	(8,398,352)	(2,565,663)	(18,446,251)	(8,067,782)

OTHER (EXPENSE) INCOME
Government grants	267,477	278,905	435,453	566,978
Interest expense	(1,247,574)	(448,161)	(3,784,907)	(685,804)
Interest expense – related party (Note 4)	(92,004)	(26,145)	(254,206)	(88,320)
Loss on extinguishment of debt	—	—	—	(1,183,289)
Interest income	158,056	15,922	169,416	46,183
Foreign exchange gain (loss)	33,192	(4,866)	100,270	(437)
OTHER EXPENSE	(880,853)	(184,345)	(3,333,974)	(1,344,689)
Net loss before income tax	(9,279,205)	(2,750,008)	(21,780,225)	(9,412,471)
Income tax benefit	—	—	—	—
NET LOSS	$(9,279,205)	$(2,750,008)	$(21,780,225)	$(9,412,471)

Less: Net income attributable to noncontrolling interest	—	60,296	—	115,134
Net loss attributable to common stockholders	$(9,279,205)	$(2,810,304)	$(21,780,225)	$(9,527,605)

Loss per common share, basic and diluted	$(7.31)	$(2.33)	$(17.16)	$(7.90)
Weighted-average shares of common shares outstanding, basic and diluted	1,269,255	1,206,205	1,269,255	1,206,205

Net loss	$(9,279,205)	$(2,750,008)	$(21,780,225)	$(9,412,471)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	27,871	(84,655)	(237,029)	488,848
Comprehensive loss	$(9,251,334)	$(2,834,663)	$(22,017,254)	$(8,923,623)
Less: Net income attributable to noncontrolling interest	—	60,296	—	115,134
Comprehensive loss attributable to common stockholders	$(9,251,334)	$(2,894,959)	$(22,017,254)	$(9,038,757)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Expressed in U.S. Dollars)

(Unaudited)

										Accumulated
					Preferred		Common		Additional	Other
	Preferred Shares		Common Shares		Exchangeable Shares		Exchangeable Shares		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, December 31, 2024	137,672	$138	738,331	$738	6,200	$6	530,924	$531	$82,779,088	$337,189	$(96,608,242)	$(13,490,552)
Stock-based compensation	—	—	—	—	—	—	—	—	179,801	—	—	179,801
Issuance of warrants in connection with convertible notes	—	—	—	—	—	—	—	—	2,594,531	—	—	2,594,531
Currency translation adjustments	—	—	—	—	—	—	—	—	—	(826,454)	—	(826,454)
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(6,251,893)	(6,251,893)
Balance, March 31, 2025	137,672	138	738,331	738	6,200	6	530,924	531	85,553,420	(489,265)	(102,860,135)	(17,794,567)
Stock-based compensation	—	—	—	—	—	—	—	—	214,062	—	—	214,062
Currency translation adjustments	—	—	—	—	—	—	—	—	—	561,554	—	561,554
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(6,249,127)	(6,249,127)
Balance, June 30, 2025	137,672	138	738,331	738	6,200	6	530,924	531	85,767,482	72,289	(109,109,262)	(23,268,078)
Stock-based compensation	—	—	—	—	—	—	—	—	363,117	—	—	363,117
Issuance of Series A-1 preferred shares for cash	62,920	63	—	—	—	—	—	—	25,797,137	—	—	25,797,200
Currency translation adjustments	—	—	—	—	—	—	—	—	—	27,871	—	27,871
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(9,279,205)	(9,279,205)
Balance, September 30, 2025	200,592	$201	738,331	$738	6,200	$6	530,924	$531	$111,927,736	$100,160	$(118,388,467)	$(6,359,095)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit (continued)

(Expressed in U.S. Dollars)

(Unaudited)

										Accumulated
										Other		Terrestrial	Attributable
					Preferred		Common		Additional	Comprehensive		Energy Inc.	to Non-
	Preferred Shares		Common Shares		Exchangeable Shares		Exchangeable Shares		Paid-In	Income	Accumulated	Stockholders’	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Deficit	Interest	Total
Balance, December 31, 2023	137,672	$138	675,281	$675	6,200	$6	530,924	$531	$79,769,519	$(58,336)	$(85,122,832)	$(5,410,299)	$534,611	$(4,875,688)
Stock-based compensation	—	—	—	—	—	—	—	—	155,539	—	—	155,539	—	155,539
Currency translation adjustments	—	—	—	—	—	—	—	—	—	(95,355)	—	(95,355)	—	(95,355)
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(3,052,189)	(3,052,189)	45,580	(3,006,609)
Balance, March 31, 2024	137,672	138	675,281	675	6,200	6	530,924	531	79,925,058	(153,691)	(88,175,021)	(8,402,304)	580,191	(7,822,113)
Stock-based compensation	—	—	—	—	—	—	—	—	161,323	—	—	161,323	—	161,323
Currency translation adjustments	—	—	—	—	—	—	—	—	—	668,858	—	668,858	—	668,858
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	2,006,982	—	—	2,006,982	—	2,006,982
Loss on extinguishment of debt from related parties	—	—	—	—	—	—	—	—	(202,204)	—	—	(202,204)	—	(202,204)
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(3,665,112)	(3,665,112)	9,258	(3,655,854)
Balance, June 30, 2024	137,672	138	675,281	675	6,200	6	530,924	531	81,891,159	515,167	(91,840,133)	(9,432,457)	589,449	(8,843,008)
Stock-based compensation	—	—	—	—	—	—	—	—	176,691	—	—	176,691	—	176,691
Currency translation adjustments	—	—	—	—	—	—	—	—	—	(84,655)	—	(84,655)	—	(84,655)
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	379,638	—	—	379,638	—	379,638
Net loss for the period	—	—	—	—	—	—	—	—	—	—	(2,810,304)	(2,810,304)	60,296	(2,750,008)
Balance, September 30, 2024	137,672	$138	675,281	$675	6,200	$6	530,924	$531	$82,447,488	$430,512	$(94,650,437)	$(11,771,087)	$649,745	$(11,121,342)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

(Unaudited)

	For the nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net loss	$(21,780,225)	$(9,412,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	665,832	1,015,118
Loss on extinguishment of debt	—	1,183,289
Amortization of debt issuance costs	1,922,844	373,118
Stock based compensation	756,980	493,553
Unrealized foreign currency transaction(gain) loss	(310,680)	1,669,931
Noncash lease expense	263,563	106,842
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(494,336)	(647,546)
Accounts payable and accrued expenses	6,228,541	721,699
Accrued interest	1,640,581	27,976
Accrued interest - related party	326,047	13,985
Operating lease payments	(47,559)	(98,798)
Net cash used in operating activities	(10,828,412)	(4,553,304)

Cash flows from investing activities
Purchase of property and equipment	(993,860)	(700,482)
Purchase of intangible assets	(35,472)	(34,909)
Net cash used in investing activities	(1,029,332)	(735,391)

Cash flows from financing activities
Proceeds from issuance of convertible notes	9,335,000	1,400,000
Proceeds from issuance of convertible notes - related party	1,650,000	650,000
Proceeds from Series A-1 preferred issuance	25,797,200	—
Repayment of finance lease liabilities	(113,261)	(16,325)
Net cash provided by financing activities	36,668,939	2,033,675

Effect of exchange rate changes on cash	(93,734)	668,847
Net increase (decrease) in cash and cash equivalents	24,717,461	(2,586,173)
Cash and cash equivalents at beginning of period	3,021,795	4,600,530
Cash and cash equivalents at end of period	$27,739,256	$2,014,357

Supplemental cash flow information
Interest paid	$23,446	$27,236
Supplemental noncash investing and financing activities
Initial recognition of finance leases	$43,736	$—
Recognition of warrants in connection with convertible notes, net of tax	$2,594,531	$2,006,982
Related party debt extinguishment	$—	$202,204

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(Expressed in U.S. Dollars)

(Unaudited)

1. Organization and Description of Business

Terrestrial Energy Inc. (the “Company” or “TEI”), a Company incorporated under the laws of the State of Delaware, is a developing Generation IV nuclear technology, as defined by the Generation IV International Forum. The Company is committed to delivering reliable, resilient, emission-free, and cost-competitive energy by developing and deploying its patented Integral Molten Salt Reactor (“IMSR”) for commercial operation.

Prior to April 5, 2024, the Company was incorporated under the Business Corporations Act of Ontario and was domiciled in Canada. On December 13, 2023 the Company entered into an agreement with Terrestrial Energy Delaware Inc. (“DelawareCo”) and Terrestrial Energy Canada (Exchange) Inc. (the “Arrangement Agreement”) pursuant to which TEI completed a corporate redomicile under the laws of the State of Delaware by way of a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) that provided for, among other things:

(a)	the issuance to holders of Class A Common Shares, at their election and subject to applicable eligibility criteria, for their Class A Common Shares of either: (i) shares of common stock of Terrestrial Energy Delaware Inc., par value $0.001 per share (the “DelawareCo Common Shares”), a corporation existing under the laws of the State of Delaware (“DelawareCo”), on a one-for-one basis; or (ii) common exchangeable shares in the capital of Terrestrial Energy Canada (Exchange) Inc. (the “Common Exchangeable Shares”), a corporation existing under the laws of the Province of Ontario (“ExchangeCo”) and a direct wholly-owned subsidiary of Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario and a direct, wholly-owned subsidiary of DelawareCo (“CallCo”), on a one-for-one basis;
(b)	the issuance to holders of Series 4 Preferred Shares, at their election and subject to applicable eligibility criteria, for their Series 4 Preferred Shares of either: (i) shares of Series A preferred stock in the capital of DelawareCo, par value $0.001 per share (the “DelawareCo Series A Preferred Shares”), on a one-for-one basis, or (ii) (A) Preferred Exchangeable Shares in the capital of ExchangeCo (the “Preferred Exchangeable Shares”, and together with the “Common Exchangeable Shares” the “Exchangeable Shares”), on a one-for-one basis;
(c)	the issuance to holders of Exchangeable Shares of voting shares in the Company proportionate to their beneficial ownership interest;
(d)	the entry by DelawareCo, CallCo and ExchangeCo into the Exchange and Support Agreement (the “Exchange and Support Agreement”);
(e)	the exchange of outstanding warrants issued by Terrestrial Energy (Ontario) Inc. (“TEON”) for warrants issued by TEI; and
(f)	the exchange of options exercisable for TEON securities for options exercisable for TEI securities.

The Arrangement became effective on April 5, 2024. Based on an assessment of the ownership and control of the Company both prior to and after the reorganization, the reorganization was accounted for as a transaction under common control. As a result, the assets and liabilities of the transferred entities were recognized at their carrying amounts at the date of transfer. In addition, the reorganization has been treated with retrospective application as of the beginning of the reporting period.

Merger Agreement

On March 26, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with HCM II Acquisition Corp., a Cayman Islands exempted company (which will transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing (“HCM II”), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of HCM II (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company. Under the terms of the Merger Agreement, the Company’s outstanding shares and convertible notes will be exchanged for shares in HCM II at an exchange ratio specified in the Business Combination Agreement. The closing of the Merger is subject to the receipt of the required approvals by the Company’s and HCM II’s shareholders and the fulfilment of other customary closing conditions set forth in the Business Combination Agreement. In connection with the closing of the Merger, HCM II will change its name to Terrestrial Energy Inc.

The Business Combination closed on Tuesday, October 28, 2025, subject to the satisfaction or waiver of all closing conditions, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on Wednesday, October 29, 2025.

Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the nine months ended September 30, 2025 and 2024, the Company reported operating losses of $18.4 million and $8.1 million, respectively, and negative cash flows from operations of $10.8 million and $4.6 million, respectively. As of September 30, 2025, the Company had an aggregate unrestricted cash balance of $27.7 million, a net working capital of $21.0 million, and accumulated deficit of $118.4 million.

The Company commenced trading on Nasdaq on October 29, 2025, after completing its business combination with HCM II on October 28, 2025. Pursuant to the closing of the business combination, the company received in excess of $292 million in gross proceeds before expenses, which included a $50 million common stock private investment (“PIPE”) and approximately $242 million from HCM II’s trust account following redemptions of less than 1%. Based on the financing received subsequent to the balance sheet date, management believes that it has sufficient liquidity to support operations for at least the next twelve months following the date of issuance of the condensed consolidation financial statements. This projection is based on the Company’s current expectations regarding future sales, cost structure, cash burn rate and other operating assumptions. Accordingly, while the Company continues to face risks and uncertainties, management has determined that the plans in place to alleviate the conditions and events that previously raised substantial doubt about the Company’s ability to continue as a going concern, and therefore substantial doubt does not exist as of the issuance date.

These consolidated financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete consolidated financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP. Interim results are not necessarily indicative of the results for a full year. Therefore, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2024 and 2023.

The Company has made certain revisions to the prior period information presented within the condensed consolidated financial statements to present 6,200 preferred exchangeable shares and 530,924 common exchangeable shares issued and outstanding (Note 5). The revisions had no effect on total liabilities, stockholders’ deficit or net loss after taxes as previously reported.

The unaudited condensed consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, determination of deferred income for government assistance, VIE determination, useful life of property and equipment and intangible assets, fair value of stock options granted, recognition of deferred income tax assets, determination of incremental borrowing rate used to measure lease liabilities, warrants, embedded derivatives in convertible notes, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a variable interest entity (“VIE”). The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

In 2014, the Company agreed to establish Terrestrial Energy USA, Inc. (“TEUSA”), a Delaware corporation, which was initially majority owned by SWH Capital LLC (“SWH”), an entity owned and controlled by the CEO of the Company, with the minority interest owned by the Company. TEUSA’s purpose was to be an independent entity to commercialize IMSR technology for US market deployment with the support of the U.S. Federal and State governments. The Company and TEUSA held several officers and directors in common. Under mutual licensing agreements between the companies, the Company would receive revenue royalties in the event that the technology was successfully commercialized in the U.S. The Company concluded that the TEUSA was a Variable Interest Entity as defined by ASC 810. The Company performed an analysis to identify the primary beneficiary under the related party group (all under common control). Consequently, the accounts of the TEUSA were consolidated with the accounts of the Company, and a noncontrolling interest was recorded. Net assets and net income attributable to the non-controlling interest as of and for the nine months ended September 30, 2024 was $0.4 million and $0.1 million, respectively.

On December 23, 2024, the Company entered into an agreement and plan of merger providing for the merger of TEUSA (the “TEUSA Merger”) into a wholly owned subsidiary of the Company. Immediately prior to the TEUSA Merger, TEUSA was 70.1% owned by SWH, and 29.9% owned by the Company. At the effective time of the TEUSA Merger, the separate corporate existence of TEUSA ceased and:

(a)	each share of TEUSA Common Stock held by TEON that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive an amount in cash, without interest, equal to $12,362.64 (the “Per Share Cash TEUSA Merger Consideration”);
(b)	each share of TEUSA Common Stock held by SWH that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive a number TEI Common Shares, equal to the Per Share Cash Merger Consideration divided by $100.00 (the “Per Share Stock Merger Consideration” and, together with the Per Share Cash TEUSA Merger Consideration, the “Merger Consideration”); and
(c)	each share of capital stock of Merger Sub issued and outstanding immediately prior to the TEUSA Merger remained outstanding following the consummation of the merger.

The effect of the TEUSA Merger is that the Company owns 100% of TEUSA as of December 23, 2024. In accordance with ASC 810, as the Company maintained controlling financial interest, the acquisition of the noncontrolling interest was accounted for as an equity transaction, consistent with ASC 810-10-45-23.

Foreign Currency

The Company’s reporting currency is the US dollar (“USD”). The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar (“CAD”), that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling and that of Terrestrial Energy USA, Inc., the United States dollar. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Deficit. The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the respective reporting period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in foreign exchange (gain) loss in the condensed consolidated statements of operations and comprehensive loss.

Concentration of Credit Risks

The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. At September 30, 2025 and December 31, 2024, the Company’s cash balances exceeded FDIC insured limits by $27.5 million and $2.7 million, respectively. No losses have been incurred to date on any deposit balance.

Revenue Recognition

The Company determines revenue recognition through the following steps: a) identification of the contract with a customer, b) identification of the performance obligations in the contract, c) determination of the transaction price, d) allocation of the transaction price to the performance obligations in the contract and e) recognition of revenue when the Company satisfies a performance obligation.

The Company carries out engineering services for customers with revenue recognized typically on an over time basis. The Company’s contracts with the customer are to provide a significant service of integrating a complex set of tasks and components into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company’s failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company intends to disaggregate revenue into categories to provide useful information to the users of the condensed consolidated financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows as the Company’s customer base expands.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, approximate fair value due to their relatively short maturities.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income (expense) in the condensed consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, stock options and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment reporting

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

The Company has assessed the adoption impacts of recently issued accounting standards by the Financial Accounting Standards Board on the Company’s condensed consolidated financial statements as well as material updates to previous assessments, if any, to the Company’s annual audited consolidated financial statements and notes for the years ended December 31, 2024 and 2023, and noted no changes.

In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU introduces a practical expedient that allows entities to assume current economic conditions remain unchanged over the life of an asset when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions under ASC 606, Revenue from Contracts with Customers. The amendments also permit certain non-public entities to make an accounting policy election to consider post-balance-sheet collections when applying the expedient. The guidance is effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The amendments are applied prospectively to eligible assets existing on or arising after the date of adoption. The Company does not currently have accounts receivable or contract assets arising from ASC 606 transactions. Accordingly, the adoption of ASU 2025-05 is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor future activity and evaluate the applicability of this guidance if accounts receivable or contract assets arise in future periods.

3. Convertible Notes and Convertible Notes — Related Parties

May 2023 Offering

From May 2023 through June 2023, the Company entered into subscription agreements for an offering of units with various investors, including related parties (“May 2023 Offering”). Each unit comprised of a convertible note due September 30, 2024 with a principal amount of $1,000 per unit bearing interest at 8%, and a warrant expiring March 31, 2028. The convertible notes (including unpaid interest) were automatically convertible into equity or equity linked securities of the Company in the case of the first of either a $150,000,000 equity or equity linked financing or an initial public offering (IPO) occurring before September 30, 2024. In the case of a $150,000,000 equity or equity linked financing the conversion would convert into equity or equity linked securities at a conversion price equal to 80% of the financing price. In the case of an IPO, the conversion would convert into the Company’s most recent issuance of equity or equity linked securities at a conversion price equal to 80% of the IPO issue price. In the event that no conversion event as described above occurred, the notes (principal and unpaid interest) would be exchanged for a secured promissory note repayable either on 30 days’ demand or on September 30, 2026. Each warrant issued by the Company entitled the holder to acquire up to $1,000 in equity or equity linked securities issued by the Company after March 31, 2023 but before September 30, 2024 at the price that such securities were issued.

The May 2023 Convertible Notes were initially recognized at proceeds received with a debt discount recognized in the full amount of the initial fair value of the bifurcated embedded derivative for a conversion feature. The warrants qualified as permanent equity under ASC 815-40; therefore, the Warrant was recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Warrant, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the May 2023 Offering Convertible Notes was based on the Black-Scholes pricing model based on the following inputs:

May 2023 Offering
Stock price	$51.12
Exercise (Strike) price	Variable
Time to maturity (years)	3.5
Annualized risk-free rate	4.6%
Annualized volatility	50.0%

The May 2023 units were replaced by exchange in September 2023, see further discussion below.

September 2023 Offering

From September 2023 through October 2023, the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (“September 2023 Offering”). Each unit was comprised of (i) a convertible note and (ii) five (5) warrants expiring July 31, 2028 to buy common shares of the Company at $200 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 80% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) common or preferred shares in the case of a $50,000,000 issuance of common or preferred shares (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 80% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with an IPO at a conversion price equal to 80% of the price of such shares immediately post IPO.

Additionally, the Company entered into exchange agreements with each of the May 2023 Convertible Note holders whereby the holders received similar rights as under the September 2023 Offering. The Company concluded the exchanges met the definition of a troubled debt restructuring under ASC 470-60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and the creditors granted a concession. The future undiscounted cash flows of the September 2023 Convertible Notes after the exchanges exceeded the carrying value of the May 2023 Convertible Notes prior to the exchanges. As such, the effective interest rate was adjusted prospectively, and no gain or loss was recognized.

The September 2023 Convertible Note are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the September 2023 Offering Convertible Notes was based on Black-Scholes pricing model based on the following inputs:

September 2023 Offering
Stock price	$51.14
Exercise (Strike) price	$200
Time to maturity (years)	4.9
Annualized risk-free rate	4.4%
Annualized volatility	60.0%

The September 2023 units were replaced by exchange in 2024, see further discussion below.

2024 Bridge Round Offering

From April 2024 through December 2024 the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (“Bridge Round Offering”). Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company’s common or preferred stock in the case of a $50,000,000 issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company’s obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

Additionally, the Company entered into exchange agreements with each of the September 2023 Convertible Note holders whereby the holders received similar rights as the 2024 Bridge Round Offering. The Company evaluated the exchange agreement and determined it was not required to be accounted for as a Troubled Debt Restructuring under ASC 470-60 as no concession was granted to the Company. The Company then evaluated the exchange under ASC 470-50, Debt — Modifications and Extinguishment.

The 2024 Bridge Round Convertible Notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the 2024 Bridge Round Offering was based on Black-Scholes pricing model based on the following inputs:

2024 Bridge Round Offering
Stock price	$52.06
Exercise (Strike) price	$100
Time to maturity (years)	4.1
Annualized risk-free rate	4.3%
Annualized volatility	63.0%

February 2025 Bridge Round Offering

During February 2025 the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (“February 2025 Offering”) totaling $10,985,000. Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company’s common or preferred stock in the case of a $50,000,000 issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company’s obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

The February 2025 Offering Convertible Notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the February 2025 Offering Convertible Notes was based on Black-Scholes pricing model based on the following inputs:

February 2025 Bridge Round
Offering
Stock price	$64.93
Exercise (Strike) price	$100
Time to maturity (years)	3.4
Annualized risk-free rate	4.2%
Annualized volatility	51.3%

Roll forward of Convertible Notes and Convertible Notes-Related Party

		Convertible Notes –
	Convertible Notes	Related Party
Balance at January 1, 2024	$7,918,528	$2,032,017
2024 Bridge Round Offering proceeds	6,563,000	650,000
Loss on extinguishment of debt	1,183,289	202,204
Recognition of debt discount	(2,173,509)	(514,827)
Foreign currency translation adjustment	(369,323)	(130,898)
Amortization of debt discount	586,847	133,498
Balance at December 31, 2024	13,708,832	2,371,994
February 2025 Bridge Round Offering proceeds	9,335,000	1,650,000
Recognition of debt discount	(2,323,073)	(271,458)
Amortization of debt discount	304,616	212,160
Balance at March 31, 2025	21,025,375	3,962,696
Amortization of debt discount	593,114	106,078
Balance at June 30, 2025	21,618,489	4,068,774
Amortization of debt discount	599,633	107,243
Balance at September 30, 2025	$22,218,122	$4,176,017

4. Related Party Balances and Transactions

The following table summarizes the Company’s related party transactions for:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Professional fees and expenses paid to companies controlled by officers included in general and administrative	$247,552	$98,609	$450,484	$301,770
Research and development expenses paid to companies controlled by officers included in general and administrative	$7,083	$8,828	$28,238	$26,948

These transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

During the year ended December 31, 2024, the Company issued 63,050 shares of Common Stock to SWH as consideration for all of the shares of common stock of TEUSA owned by SWH.

In December 2024, the Company received $100,000 in advance from a related party as in advance of the February 2025 Bridge Round Offering.

The Company has issued convertible notes to certain related parties, which include accrued interest (see Note 3).

5. Stockholders’ Deficit

Preferred Stock

The Company has authorized 4,000,000 shares of preferred stock, par value $0.001 per share. 150,000 shares of preferred stock have been designated as Series A Preferred Stock (“Series A Preferred Stock”) and 62,920 have been designated as Series A-1 Preferred Stock (“Series A-1 Preferred Stock”) (collectively, the “Preferred Stock”). These shares do not pay dividends, carry one vote per share, rank in preference ahead of common stock in the event of liquidation with any distribution being up to the amount originally subscribed by the relevant shareholder. Each share of Preferred Stock can be converted into one share of Common Stock at the option of the shareholder at any time. As of September 30, 2025 and December 31, 2024, 137,672 shares of Series A Preferred Stock were issued and outstanding. As of September 30, 2025 and December 31, 2024, 62,920 and 0 shares, respectively, of Series A-1 Preferred stock were issued and outstanding. Each Share of Series A-1 Preferred Stock is convertible at the option of the holder and mandatorily convertible immediately prior to the consummation of any SPAC transaction.

In accordance with ASC 815-40-25-22, the Company evaluated whether it has a sufficient number of authorized and unissued shares available to settle the conversion features of the Preferred Stock. The Company compared (i) the number of authorized and unissued shares of Common Stock as of the balance sheet date to (ii) the maximum number of shares that could be required to be delivered upon conversion of the Preferred Stock, taking into account all other outstanding commitments to issue shares, including stock options, warrants, and other convertible instruments. As the remaining authorized and unissued shares exceed the maximum number of shares that could be required to be delivered, the Company is able to assert share settlement of the conversion feature in accordance with ASC 815-40-25-22 through 25-23. Accordingly, the Preferred Stock is equity classified.

Common Stock

The Company’s Board of Directors has authorized 6,000,000 shares of $0.001 par value of Common Stock. As of September 30, 2025 and December 31, 2024, the Company has 738,331 shares of common stock issued and outstanding.

Common Stock Warrants

As of September 30, 2025 and December 31, 2024, the Company had 283,430 and 173,580 outstanding warrants, respectively, to purchase common stock at an exercise price of $100 per share.

Call Options

Pursuant to various call option agreements entered into with certain stockholders prior to the Company’s redomicile and business combination, the Company retains the right to repurchase up to an aggregate of 137,000 shares of its outstanding common stock at fixed exercise prices ranging from $50.00 CAD to $100.00 USD per share. These call options are exercisable at the Company’s discretion and expire at various dates ranging from/ December 31, 2035, through March 7, 2043. The call options are not subject to any service, performance, or market-based vesting conditions and are not transferable without Company consent. The Company has not exercised any of these call options to date.

The options continue to be valid and enforceable following the April 5, 2024 redomicile and corporate reorganization. These instruments are presented within stockholders’ deficit at the original consideration price per share and are not remeasured unless exercised. The call option agreements will remain enforceable, and the respective call options will remain outstanding after the potential closing of the Business Combination Agreement unless previously exercised.

Exchangeable Shares

As of September 30, 2025 and December 31, 2024, the Company had 6,200 Preferred Exchangeable shares and 530,924 Common Exchangeable shares outstanding. These shares are legally issued by Terrestrial Energy Canada (Exchange) Inc., a wholly-owned subsidiary of the Company. Each exchangeable share is convertible on a 1-for-1 basis into the Company’s preferred or common shares, either at the option of the holder or upon the occurrence of certain events, such as an initial public offering or change of control. The exchangeable shares carry economic rights and dividend entitlements equivalent to the Company’s corresponding equity instruments and participate in Company-level voting through a special voting mechanism. Exchangeable shares hold limited economic rights with respect to ExchangeCo and are not entitled to dividends of ExchangeCo; provided that holders of exchangeable shares are entitled to dividends paid on Company shares.

The Company has entered into a support and exchange agreement with the subsidiary and a trustee to guarantee all obligations associated with the exchangeable shares and ensure that holders receive equivalent rights to direct shareholders. As such, these instruments are treated as equity of the Company, and not reported as noncontrolling interests. No exchange of shares occurred during the nine months ended September 30, 2025 and 2024.

6. Stock Options

In 2014, the Company adopted the amended and restated Terrestrial Energy Inc. 2014 Stock Options Plan A (“the 2014 Plan”). In connection with the Company’s re-domestication to Delaware, outstanding awards under the 2014 Plan were assumed by the Terrestrial Energy Delaware Inc. 2024 Stock Option Plan, which was most recently amended and restated in October 2024, as the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (the “Current Plan”). As of September 30, 2025, the Current Plan authorizes the Company to award options resulting in the issuance of up to 415,295 Class A common shares stock options. The Current Plan provides for grants of options to employees, non-employee directors and officers, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Plan have a contractual term of twenty years from the date of the grant and vest over one to three years.

The Company has recorded stock-based compensation expense of $0.8 million and $0.5 million for the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025, total compensation expense related to awards not yet recognized (except those with performance conditions that are not yet probable) was approximately $1.3 million which is expected to be recognized over a weighted average period of 1.6 years.

7. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Three Months ended
	September 30,
	2025	2024
Research and development costs	$3,361,858	$1,248,189
General and administrative expenses	4,749,399	1,125,121
Other significant non-cash items:
Depreciation and amortization	287,095	316,711
Total Operating Expenses	$(8,398,352)	$(2,690,021)

	For the Nine Months ended
	September 30,
	2025	2024
Research and development costs	$6,211,043	$3,755,549
General and administrative expenses	11,569,376	3,546,510
Other significant non-cash items:
Depreciation and amortization	665,832	1,015,118
Total Operating Expenses	$(18,446,251)	$(8,317,177)

As the Company has not earned significant revenue yet, the key measures of segment profit or loss reviewed by the Company’s CODM are research and development costs and general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews research and development costs and general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

8. Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or the condensed consolidated financial statements.

9. Subsequent Events

The Company evaluated subsequent events from September 30, 2025, the date of these condensed consolidated financial statements, through November 14, 2025, the date these condensed consolidated financial statements were available to be issued, for events requiring recording or disclosure in the condensed consolidated financial statements. The Company concluded that no events have occurred that would require recognition or disclosure in the condensed consolidated financial statements, except as described below.

The Business Combination closed on October 28, 2025, subject to the satisfaction or waiver of all closing conditions, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on October 29, 2025. Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Terrestrial Energy Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Terrestrial Energy Inc. (the “Company”), as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and negative cash flows from operations, has an accumulated deficit, and has historically relied on cash proceeds from private fundraising offerings from related parties or other investors and other financing activities to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2025

Melville, New York

May 30, 2025

Terrestrial Energy Inc.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$3,021,795	$4,600,530
Accounts receivable	—	19,847
Prepaid expenses and other current assets	270,091	444,272
Total current assets	3,291,886	5,064,649

Non-current
Property and equipment, net	770,548	1,456,590
Intangible assets, net	616,972	666,108
Right-of-use assets	622,450	673,052
Other assets	29,748	28,920
Total Assets	$5,331,604	$7,889,319

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$748,867	$1,661,583
Operating lease liabilities, current	114,507	130,017
Finance lease liabilities, current	140,796	22,281
Related party advance (Note 11)	100,000	—
Total current liabilities	1,104,170	1,813,881

Convertible notes, net of debt discount	13,708,832	7,918,528
Accrued interest on convertible notes	266,554	113,983
Convertible notes, net of debt discount – related parties (Note 10)	2,371,994	2,032,017
Accrued interest on convertible notes – related parties (Note 10)	57,116	19,268
Operating lease liabilities, noncurrent	598,493	782,249
Finance lease liabilities, noncurrent	49,044	85,081
Deferred tax liabilities, net	665,953	—
Total liabilities	18,822,156	12,765,007

Commitments and Contingencies (Note 16)

Stockholders’ Deficit
Preferred shares, $0.001 par value; 4,000,000 authorized shares; 137,672 shares issued and outstanding as of December 31, 2024 and 2023	138	138
Common shares, $0.001 par value; 6,000,000 authorized shares; 738,331 and 675,281 shares issued and outstanding as of December 31, 2024 and 2023, respectively	738	675
Additional paid-in-capital	82,779,625	79,770,056
Accumulated deficit	(96,608,242)	(85,122,832)
Accumulated other comprehensive income (loss)	337,189	(58,336)
Non-controlling interest	—	534,611
Total stockholders’ deficit	(13,490,552)	(4,875,688)
Total liabilities and stockholders’ deficit	$5,331,604	$7,889,319

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2024 and 2023

(Expressed in U.S. Dollars)

	2024	2023
REVENUES
Engineering services revenue	$248,357	$18,614
	248,357	18,614

OPERATING EXPENSES
Research and development costs	5,176,932	7,152,913
General and administrative	4,168,576	5,274,603
Depreciation and amortization	1,256,391	1,829,997
Total Operating Expenses	10,601,899	14,257,513
OPERATING LOSS	(10,353,542)	(14,238,899)

OTHER INCOME (EXPENSE)
Government grants	708,004	422,719
Interest expense	(1,223,929)	(400,679)
Interest expense – related party	(88,906)	(35,147)
Loss on extinguishment of debt	(1,183,289)	—
Interest income	59,860	107,694
Foreign exchange gain (loss)	617,357	(19,795)
OTHER INCOME (EXPENSE)	(1,110,903)	74,792

Net loss before income tax	(11,464,445)	(14,164,107)
Income tax (expense) benefit	(20,965)	356,437
Net loss	(11,485,410)	(13,807,670)
Less: Net income attributable to noncontrolling interest	—	100,792
Net loss attributable to common stockholders	$(11,485,410)	$(13,908,462)

Loss per common share, basic and diluted	$(16.97)	$(20.60)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	676,659	675,281

Net loss	$(11,485,410)	$(13,807,670)
Other comprehensive income (loss) net of tax:
Foreign currency translation adjustments	395,525	(153,347)
Comprehensive loss	(11,089,885)	(13,961,017)
Less: Net income attributable to noncontrolling interest	—	100,792
Comprehensive loss attributable to common stockholders	$(11,089,885)	$(14,061,809)

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2024 and 2023

(Expressed in U.S. Dollars)

						Accumulated		Total	Attributable
						Other		Terrestrial	to
	Preferred		Common		Additional	Comprehensive		Energy Inc.	Non-
	Shares		Shares		Paid-In-	Income	Accumulated	Stockholders’	Controlling
	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Deficit	Interest	Total
Balance, January 1, 2023	137,672	$138	675,281	$675	78,320,108	$95,011	$(71,214,370)	$7,201,562	$433,819	$7,635,381
Stock-based compensation	—	—	—	—	716,537	—	—	716,537	—	716,537
Issuance of warrants in connection with convertible notes	—	—	—	—	733,411	—	—	733,411	—	733,411
Currency translation adjustments	—	—	—	—	—	(153,347)	—	(153,347)	—	(153,347)
Net (loss) income for the year	—	—	—	—	—	—	(13,908,462)	(13,908,462)	100,792	(13,807,670)
Balance, December 31, 2023	137,672	138	675,281	675	79,770,056	(58,336)	(85,122,832)	(5,410,299)	534,611	(4,875,688)
Stock-based compensation	—	—	—	—	670,243	—	—	670,243	—	670,243
Acquisition of non-controlling interest	—	—	63,050	63	534,548	—	—	534,611	(534,611)	—
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	2,006,982	—	—	2,006,982	—	2,006,982
Loss on extinguishment of debt from related parties	—	—	—	—	(202,204)	—	—	(202,204)	—	(202,204)
Currency translation adjustments	—	—	—	—	—	395,525	—	395,525	—	395,525
Net loss for the year	—	—	—	—	—	—	(11,485,410)	(11,485,410)	—	(11,485,410)
Balance, December 31, 2024	137,672	$138	738,331	$738	$82,779,625	$337,189	$(96,608,242)	$(13,490,552)	$—	$(13,490,552)

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2024 and 2023

(Expressed in U.S. Dollars)

	2024	2023
Cash flows from operating activities
Net loss	$(11,485,410)	$(13,807,670)
Adjustments to reconcile net loss for the year to net cash used in operating activities:
Depreciation and amortization	1,256,391	1,829,997
Loss on extinguishment of debt	1,183,289	—
Amortization of debt issuance costs	802,573	260,601
Stock-based compensation	670,243	716,537
Unrealized foreign currency transaction (gain) loss	(812,849)	517,295
Noncash lease expense	152,086	132,225
Deferred income taxes	(15,401)	(194,354)
Changes in operating assets and liabilities
Accounts receivable	19,163	2,313,579
Prepaid expenses and other current assets	166,315	(197,653)
Accounts payable and accrued expenses	(5,880)	(614,593)
Operating lease payments	(133,454)	(119,276)
Net cash used in operating activities	(8,202,934)	(9,163,312)

Cash flows from investing activities
Purchases of intangible assets	(54,404)	(97,875)
Purchases of property and equipment	(607,866)	(1,004,705)
Net cash used in investing activities	(662,270)	(1,102,580)

Cash flows from financing activities
Proceeds from issuance of convertible notes	6,563,000	8,015,000
Proceeds from issuance of convertible notes – related parties	650,000	2,130,000
Proceeds from related party advance	100,000	—
Repayments of finance lease liabilities	(58,732)	(19,910)
Net cash provided by financing activities	7,254,268	10,125,090

Effect of exchange rate changes on cash and cash equivalents	32,201	218,648

(Decrease) increase in cash and cash equivalents during the year	(1,578,735)	77,846
Cash and cash equivalents, beginning of the year	4,600,530	4,522,684
Cash and cash equivalents, end of the year	$3,021,795	$4,600,530

Supplemental cash flow information
Interest paid	$514,431	$504,431

Supplemental noncash investing and financing activities
Recognition of derivative liability in connection with convertible note	$—	$614,075
Derecognition of derivative liability in connection with troubled debt restructuring	$—	$614,075
Recognition of warrants in connection with convertible notes, net of tax	$2,006,982	$733,411
Related party debt extinguishment	$202,204	$—
Acquisition of non-controlling interest	$534,611	$—

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

1. Organization and Description of Business

Terrestrial Energy Inc. (the “Company” or “TEI”), a Company incorporated under the laws of the State of Delaware, is a developing Generation IV nuclear technology, as defined by the Generation IV International Forum. The Company is committed to delivering reliable, resilient, emission-free, and cost-competitive energy by developing and deploying its patented Integral Molten Salt Reactor (“IMSR”) for commercial operation.

Prior to April 5, 2024, the Company was incorporated under the Business Corporations Act of Ontario and was domiciled in Canada. On December 13, 2023 the Company entered into an agreement with Terrestrial Energy Delaware Inc. (“DelawareCo”) and Terrestrial Energy Canada (Exchange) Inc. (the “Arrangement Agreement”) pursuant to which TEI completed a corporate redomicile under the laws of the State of Delaware by way of a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) that provided for, among other things:

(a)

the issuance to holders of Class A Common Shares, at their election and subject to applicable eligibility criteria, for their Class A Common Shares of either: (i) shares of common stock of Terrestrial Energy Delaware Inc., par value $0.001 per share (the “DelawareCo Common Shares”), a corporation existing under the laws of the State of Delaware (“DelawareCo”), on a one-for-one basis; or (ii) common exchangeable shares in the capital of Terrestrial Energy Canada (Exchange) Inc. (the “Common Exchangeable Shares”), a corporation existing under the laws of the Province of Ontario (“ExchangeCo”) and a direct wholly-owned subsidiary of Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario and a direct, wholly-owned subsidiary of DelawareCo (“CallCo”), on a one-for-one basis;

(b)

the issuance to holders of Series 4 Preferred Shares, at their election and subject to applicable eligibility criteria, for their Series 4 Preferred Shares of either: (i) shares of Series A preferred stock in the capital of DelawareCo, par value $0.001 per share (the “DelawareCo Series A Preferred Shares”), on a one-for-one basis, or (ii) (A) Preferred Exchangeable Shares in the capital of ExchangeCo (the “Preferred Exchangeable Shares”, and together with the “Common Exchangeable Shares” the “Exchangeable Shares”), on a one-for-one basis;

(c)	the issuance to holders of Exchangeable Shares of voting shares in the Company proportionate to their beneficial ownership interest;
(d)	the entry by DelawareCo, CallCo and ExchangeCo into the Exchange and Support Agreement (the “Exchange and Support Agreement”);
(e)	the exchange of outstanding warrants issued by Terrestrial Energy (Ontario) Inc. (“TEON”) for warrants issued by TEI; and
(f)	the exchange of options exercisable for TEON securities for options exercisable for TEI securities.

The Arrangement became effective on April 5, 2024. Based on an assessment of the ownership and control of the Company both prior to and after the reorganization, the reorganization was accounted for as a transaction under common control. As a result, the assets and liabilities of the transferred entities were recognized at their carrying amounts at the date of transfer. In addition, the reorganization has been treated with retrospective application as of the beginning of the reporting period.

Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the years ended December 31, 2024 and 2023, the Company reported operating losses of $10.4 and $14.2 million, respectively, and negative cash flows from operations of $8.2 and 9.2 million, respectively. As of December 31, 2024, the Company had an aggregate unrestricted cash balance of $3.0 million, a net working capital of $2.2 million, and accumulated deficit of $96.6 million.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

1. Organization and Description of Business (cont.)

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing, and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity or debt fundraising activities. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are the consolidated financial statements of the Company and its subsidiaries, each of which are controlled, and are based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, determination of deferred income for government assistance, VIE determination, useful life of property and equipment and intangible assets, fair value of stock options granted, recognition of deferred income tax assets, determination of incremental borrowing rate used to measure lease liabilities, warrants, embedded derivatives in convertible notes, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a variable interest entity (“VIE”). The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

In 2014, the Company agreed to establish Terrestrial Energy USA, Inc. (“TEUSA”), a Delaware corporation, which was initially majority owned by SWH Capital LLC (“SWH”), an entity owned and controlled by the CEO of the Company, with the minority interest owned by the Company. TEUSA’s purpose was to be an independent entity to commercialize IMSR technology for US market deployment with the support of the U.S. Federal and State governments. The Company and TEUSA held several officers and directors in common. Under mutual licensing agreements between the companies, the Company would receive revenue royalties in the event that the technology was successfully commercialized in the U.S. The Company concluded that the TEUSA was a Variable Interest Entity as defined by ASC 810. The Company performed an analysis to identify the primary beneficiary under the related party group (all under common control) and determined that the Company was most closely associated for the financial years ended December 31, 2024 and 2023. Consequently the accounts of the TEUSA were consolidated with the accounts of the Company, and a noncontrolling interest was recorded. Net assets and net income attributable to the non-controlling interest as of and for the year ending December 31, 2023 was $0.3 million and $0.1 million, respectively.

On December 23, 2024, the Company entered into an agreement and plan of merger providing for the merger of TEUSA (the “TEUSA Merger”) into a wholly owned subsidiary of the Company. Immediately prior to the TEUSA Merger, TEUSA was 70.1% owned by SWH and 29.9% owned by the Company. At the effective time of the TEUSA Merger, the separate corporate existence of TEUSA ceased and:

(a)

each share of TEUSA Common Stock held by TEON that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive an amount in cash, without interest, equal to $12,362.64 (the “Per Share Cash TEUSA Merger Consideration”);

(b)

each share of TEUSA Common Stock held by SWH that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive a number TEI Common Shares, equal to the Per Share Cash Merger Consideration divided by $100.00 (the “Per Share Stock Merger Consideration” and, together with the Per Share Cash TEUSA Merger Consideration, the “Merger Consideration”); and

(c)	each share of capital stock of Merger Sub issued and outstanding immediately prior to the TEUSA Merger remained outstanding following the consummation of the merger.

The effect of the TEUSA Merger is that the Company owns 100% of TEUSA as of December 23, 2024. In accordance with ASC 810, as the Company maintained controlling financial interest, the acquisition of the noncontrolling interest was accounted for as an equity transaction, consistent with ASC 810-10-45-23.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Foreign Currency

The Company’s reporting currency is the US dollar (“USD”). The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar (“CAD”), that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling and that of Terrestrial Energy USA, Inc., the United States dollar. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Deficit. The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in foreign exchange (gain) loss in the consolidated statements of operations and comprehensive loss.

Cash and Cash Equivalents

Cash equivalents represent short-term, highly liquid investments, which are readily convertible to cash and have maturities of 90 days or less at time of purchase. The Company’s cash and cash equivalents are held with major financial institutions and earn interest at the prevailing rate for business operating accounts.

Accounts Receivable

Accounts receivable is recorded at the invoiced amount and does not accrue interest. The allowance for credit losses is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There have been no recoveries or write off of accounts receivable in the years ended December 31, 2024 or 2023. The allowance for credit losses was zero as of December 31, 2024 and 2023.

Property and Equipment, Net

Property and equipment is stated at cost or deemed at cost less accumulated amortization. Property and equipment is amortized monthly over its useful life on a straight-line basis at the following rates:

Computer equipment	2 – 4 years
Computer software	1 – 3 years
Equipment	5 years
Furniture and fixtures	5 years

Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Concentration of Credit Risks

The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. No losses have been incurred to date on any deposit balance.

For the years ended December 31, 2024 and 2023, one customer accounted for 100% of the Company’s revenue and accounts receivable balances.

Intangible Assets, Net

Intangible assets consist of intellectual property rights and patents and trademarks related to the IMSR technology. Intangible assets acquired separately are measured on initial recognition at cost. Internally generated intangible assets are initially recognized if they meet certain recognition criteria. Development expenditures not satisfying the above criteria, and expenditure on the research phase of internal projects, are expensed as incurred and are included in research and development costs in the consolidated statement of operations and comprehensive loss.

The Company amortizes intangible assets with finite lives over their estimated useful lives of 20 years using a straight-line amortization method, which the Company believes is the best estimate to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized and reviews them for impairment whenever an impairment indicator exists.

Impairment of Long-lived Assets

Management reviews each asset or asset group for impairment whenever events or circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company measures the recoverability of the assets by comparing the carrying amount of such asset or asset group to the future undiscounted cash flows it expects the asset or asset group to generate. If the Company considers the asset or asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset or asset group exceeds its fair value. No impairment losses were recorded by the Company during the years ended December 31, 2024 and 2023.

Revenue Recognition

The Company determines revenue recognition through the following steps: a) identification of the contract with a customer, b) identification of the performance obligations in the contract, c) determination of the transaction price, d) allocation of the transaction price to the performance obligations in the contract and e) recognition of revenue when the Company satisfies a performance obligation.

The Company carries out engineering services for customers with revenue recognized typically on an over time basis. The Company’s contracts with the customer are to provide a significant service of integrating a complex set of tasks and components into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company’s failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company intends to disaggregate revenue into categories to provide useful information to the users of the consolidated financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows as the Company’s customer base expands.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Leases

All leases are accounted for by recognizing a right-of-use asset and a lease liability except for leases with a duration of 12 months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate inherent in the lease unless this is not readily determinable, in which case the Company’s incremental borrowing rate on commencement of the lease is used. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

●	amounts expected to be payable under any residual value guarantee;
●	the exercise price of any purchase option granted in favour of the Company if it is reasonably certain to assess that option;
●	any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Right of use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

●	lease payments made at or before commencement of the lease;
●	initial direct costs incurred; and
●	the amount of any provision recognized where the Company is contractually required to dismantle, remove or restore the leased asset.

Subsequent to initial measurement lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortized on a straight-line basis over the remaining term of the lease.

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted using a revised discount rate. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised, except the discount rate remains unchanged. In both cases, an equivalent adjustment is made to the carrying value of the right-of-use asset, with the revised carrying amount being amortized over the remaining (revised) lease term. If the carrying amount of the right-of-use asset is adjusted to zero, any further reduction is recognized in profit or loss.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, approximate fair value due to their relatively short maturities.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income (expense) in the consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Income Taxes

The Company’s tax provision consists of taxes currently payable or receivable, plus a change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than not that some portion of the deferred tax asset will not be realized.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Advertising

Advertising costs are expensed as incurred and are recognized as a component of general and administrative expenses on the consolidated statement of operations and comprehensive loss. Advertising costs expensed were approximately $0.2 million and $0.2 million for the years ended December 31, 2024 and 2023, respectively.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Research and Development

Research and development expenditures are expensed as incurred for designing and engineering products, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred.

Research and Development Tax Credits

Research and development expenditures are expensed as incurred. The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. The Company’s claim is subject to audit by Canada Revenue Agency who may disallow all or a portion of the amount recorded. For the years ended December 31, 2024 and 2023, the Company earned $0.2 million and $0.2 million of research and development tax credits.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, stock options and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment reporting

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 during the year ended December 31, 2024. See Note 15, Segment Information in the accompanying notes to the consolidated financial statements for further detail.

In December 2023, the FASB issued ASU No. 2023-09 (Topic 740), Improvements to Income Tax Disclosures. The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as an expansion of other income tax disclosures. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2024. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

Issued in November 2024, ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40), requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2. Significant Accounting Policies (cont.)

In March 2025, the FASB issued ASU No. 2025-03 (Topics 805 and 810), Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The ASU modifies the guidance for identifying the accounting acquirer in business combinations involving a variable interest entity (VIE) by requiring entities to evaluate the existing business combination indicators when the VIE is a business and equity interests are exchanged. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2026. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

Other than as described above, no accounting pronouncements issued or effective during the year ended December 31, 2024, has had or is expected to have a material impact on the consolidated financial statements.

3. Accounts Receivable

The below table represents the accounts receivable balances as of December 31, 2024 and 2023:

	December 31,
	2024	2023
Beginning balance	$19,847	$14,774
Additions	248,357	19,847
Payments received	(268,204)	(14,774)
Ending balance	$—	$19,847

4. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets were as follows:

	December 31,
	2024	2023
Income tax receivable	$125,714	$162,080
Sales tax receivable	82,924	180,442
Government grants receivable	45,991	22,915
Prepaid software costs	15,462	22,060
Other prepaid expenses	—	56,775
Total	$270,091	$444,272

5. Property and Equipment, Net

The components of property and equipment, net were as follows:

	December 31,
	2024	2023
Computer equipment	$1,548,538	$1,672,315
Computer software	5,123,755	4,980,196
Equipment	4,827	5,250
Furniture and fixtures	163,756	177,831
Leasehold improvements	687,024	747,436
Total	7,527,900	7,583,028
Less: Accumulated depreciation and amortization	(6,757,352)	(6,126,438)
Total	$770,548	$1,456,590

Depreciation and amortization expense on property and equipment for the year ended December 31, 2024 and 2023 was $1,206,215 and $1,794,519, respectively.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

6. Intangible Assets, Net

Intangible assets at December 31, 2024 and 2023 consists of the following:

	Useful life	December 31,
		2024	2023
Intellectual property rights	20 years	$21,718	$23,628
Patents and trademarks	20 years	865,682	884,720
Total		887,400	908,348
Less: Accumulated amortization		(270,428)	(242,240)
Total		$616,972	$666,108

Amortization expense relating to the intangible assets for the years ended December 31, 2024 and 2023 was approximately $50,176 and $35,478, respectively.

Estimated future amortization of intangibles is as follows:

Year ending December 31,	Amount
2025	$70,488
2026	70,488
2027	70,488
2028	70,488
2029	70,488
Thereafter	264,532
$616,972

7. Accounts Payable and Accrued Expenses

The components of accounts payable and accrued expenses were as follows:

	December 31,
	2024	2023
Trade payables	$366,321	$1,246,347
Accrued salaries and benefits	54,569	132,266
Accrued contractor expense	47,956	17,246
Government grant repayment accrual	10,274	—
Other accrued expenses	269,747	265,724
Total	$748,867	$1,661,583

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

8. Leases

The Company leases office spaces and office equipment from various lessors. Some property leases contain extension options exercisable by the Company up to one year before the end of the non-cancellable contract period. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the year ended December 31, 2024 and 2023 are summarized below:

	Year ended
	December 31,
	2024	2023
Operating lease cost	218,886	219,308
Finance lease cost	62,453	69,133
Total lease cost	281,339	288,441

Operating lease costs are included under “general and administrative” in the consolidated statements of operations. Finance lease costs are included under “interest expense” in the consolidated statements of operations.

Other information — operating leases

	Year ended
	December 31,
	2024	2023
Weighted-average remaining lease term (in years)	5.00	6.00
Weighted-average discount rate	4.38%	7.5%
Cash paid for amounts included in the measurement of operating lease liabilities	$218,886	$219,308

Right-of-use assets obtained in exchange for operating lease liabilities for the year ended December 31, 2024 and 2023 were $144,978 and $118,371, respectively.

The following table reconciles the future undiscounted cash flows of operating leases to the operating and finance lease liabilities recorded on the consolidated balance sheet as of December 31, 2024:

	Operating	Finance
Period range	leases	leases
0 – 1 years	$153,584	$152,970
1 – 2 years	156,715	26,684
2 – 3 years	156,999	26,684
3 – 4 years	160,128	2,224
4 – 5 years	160,412	—
After 5 years	13,368	—
Total undiscounted lease payments	801,206	208,562
Less: imputed interest	(88,206)	(18,722)
Total lease liabilities	713,000	189,840
Less current portion	(114,507)	(140,796)
Noncurrent portion	$598,493	$49,044

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

9. Government Grants

On September 2, 2020, the Ministry of Innovation, Science and Economic Development Canada (“ISED”) agreed to make a 20,000,000 CAD conditionally repayable contribution (“Contribution Agreement”) to the Company for the funding period from April 1, 2019, to December 31, 2021. The investment was made through the Strategic Innovation Fund (“SIF”) for eligible expenses relating to development of the Group’s patented IMSR reactor (“SIF Project”).

The repayment period will begin at the start of the Company’s second fiscal year following the completion of the project, with annual repayments made for a 25-year period or until such time as the agreed amount to be repaid, defined as up to 1.75 times the actual amount paid by ISED to the Company, is reached, whichever occurs first. In the event that revenue is earned by the Company in the government fiscal year ending March 31, 2024, the first annual repayment payable shall be paid after March 31, 2024, and not later than April 30, 2024. The annual repayment will be calculated at 3.00% of revenue earned by the Company in the fiscal year. If no revenue is earned by the Company in a given government fiscal year, then no repayment is due. The repayment period will expire on the later of April 30, 2048, or the date of the last repayment. The total contribution amount to-date as of December 31, 2024, was $14,925,373. The Company has recorded $10,274 and $0 as a repayment accrual as of December 31, 2024 and 2023, respectively, which is included in accounts payable and accrued expenses on the consolidated balance sheets.

10. Convertible Notes and Convertible Notes — Related Parties

May 2023 Offering

From May 2023 through June 2023, the Company entered into subscription agreements for an offering of units with various investors, including related parties (“May 2023 Offering”). Each unit comprised of a convertible note due September 30, 2024 with a principal amount of $1,000 per unit bearing interest at 8%, and a warrant expiring March 31, 2028. The convertible notes (including unpaid interest) were automatically convertible into equity or equity linked securities of the Company in the case of the first of either a $150,000,000 equity or equity linked financing or an initial public offering (IPO) occurring before September 30, 2024. In the case of a $150,000,000 equity or equity linked financing the conversion would convert into equity or equity linked securities at a conversion price equal to 80% of the financing price. In the case of an IPO, the conversion would into the Company’s most recent issuance of equity or equity linked securities at a conversion price equal to 80% of the IPO issue price. In the event that no conversion event as described above occurred, the notes (principal and unpaid interest) would be exchanged for a secured promissory note repayable either on 30 days’ demand or on September 30, 2026. Each warrant issued by the Company entitled the holder to acquire up to $1,000 in equity or equity linked securities issued by the Company after March 31, 2023 but before September 30, 2024 at the price that such securities were issued.

The Convertible Notes were initially recognized at proceeds received with a debt discount recognized in the full amount of the initial fair value of the bifurcated embedded derivative for a conversion feature. The Warrant qualified as permanent equity under ASC 815-40; therefore, the Warrant was recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Warrant, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The value of the warrants issued with the May 2023 Offering Convertible Notes was based on the Black-Scholes pricing model based on the following inputs:

May 2023
Offering
Stock price	$51.12
Exercise (Strike) price	Variable
Time to maturity (years)	3.5
Annualized risk-free rate	4.6%
Annualized volatility	50.0%

The May 2023 units were replaced by exchange in September 2023, see further discussion below.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

10. Convertible Notes and Convertible Notes — Related Parties (cont.)

September 2023 Offering

From September 2023 through October 2023, the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (“September 2023 Offering”). Each unit was comprised of (i) a convertible note and (ii) five (5) warrants expiring July 31, 2028 to buy common shares of the Company at $200 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 80% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) common or preferred shares in the case of a $50,000,000 issuance of common or preferred shares (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 80% of the issue price of such securities, or (iii) the same class of shares of the Company issued in connection with an IPO at a conversion price equal to 80% of the price of such shares immediately post IPO.

Additionally, the Company entered into exchange agreements with each of the May 2023 Convertible Note holders whereby the holders received similar rights as under the September 2023 Offering. The Company concluded the exchanges met the definition of a troubled debt restructuring under ASC 470-60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and the creditors granted a concession. The future undiscounted cash flows of the Convertible Notes after the exchanges exceeded the carrying value of the Convertible Notes prior to the exchanges. As such, the effective interest rate was adjusted prospectively, and no gain or loss was recognized.

The September 2023 Convertible Note are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The Warrant qualified as permanent equity under ASC 815-40; therefore, the Warrant was recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Warrant, the Company followed the guidance in ASC 820 Fair Value Measurement.

The value of the warrants issued with the September 2023 Offering Convertible Notes was based on Black-Scholes pricing model based on the following inputs:

September 2023
Offering
Stock price	$51.14
Exercise (Strike) price	$200
Time to maturity (years)	4.9
Annualized risk-free rate	4.4%
Annualized volatility	60.0%

The September 2023 units were replaced by exchange in June 2024, see further discussion below.

Bridge Round

From April 2024 through December 2024, the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (“Bridge Round Offering”). Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

10. Convertible Notes and Convertible Notes — Related Parties (cont.)

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company’s common or preferred stock in the case of a $50,000,000 issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) the same class of shares of the Company issued in connection with an IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company’s obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

Additionally, the Company entered into exchange agreements with each of the September 2023 Convertible Note holders whereby the holders received similar rights as the Bridge Round Offering. The Company evaluated the exchange agreement and determined it was not required to be accounted for as a Troubled Debt Restructuring under ASC 470-60 as no concession was granted to the Company. The Company then evaluated the exchange under ASC 470-50, Debt — Modifications and Extinguishment. The Company recorded a loss on extinguishment of debt of $1.2 million for the year ended December 31, 2024.

The convertible notes issued in connection with Bridge Round Offering are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The Warrant qualified as permanent equity under ASC 815-40; therefore, the Warrant was recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Warrant, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The value of the warrants issued with the Bridge Round Offering was based on Black-Scholes pricing model based on the following inputs:

Bridge Round
Offering
Stock price	$52.06
Exercise (Strike) price	$100
Time to maturity (years)	4.1
Annualized risk-free rate	4.3%
Annualized volatility	63.0%

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

10. Convertible Notes and Convertible Notes — Related Parties (cont.)

Rollforward of Convertible Notes and Convertible Notes-Related Party

		Convertible
	Convertible	Notes – Related
	Notes	Party
Balance at January 1, 2023	$—	$—
May 2023 Offering proceeds	1,945,000	1,065,000
Recognition of debt discount	(633,822)	(345,411)
September 2023 Offering proceeds	6,070,000	1,065,000
Adjustment for troubled debt restructuring	229,129	170,550
Foreign currency translation adjustment	267,340	64,386
Amortization of debt discount	40,881	12,492
Balance at December 31, 2023	7,918,528	2,032,017
Bridge Round Offering proceeds	6,563,000	650,000
Loss on extinguishment of debt	1,183,289	202,204
Recognition of debt discount	(2,173,509)	(514,827)
Foreign currency translation adjustment	(369,323)	(130,898)
Amortization of debt discount	586,847	133,498
Balance at December 31, 2024	$13,708,832	$2,371,994

11. Related Party Balances and Transactions

The following table summarizes the Company’s related party transactions for the year:

	2024	2023
Key management, directors, and officers of the Company Salaries paid to related directors and officers included in general and administrative	$371,541	$357,501
Stock-based compensation	$304,460	$250,276
Professional fees and expenses paid to companies controlled by officers included in general and administrative	$442,110	$467,534
Research and development expenses paid to companies controlled by officers included in general and administrative	$42,212	$45,131
Accounts payable due to related parties	$9,010	$9,847

These transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

During the year ended December 31, 2024, the Company issued 63,050 shares of Common Stock to SWH Capital LLC, an entity controlled and owned by the Chief Executive Officer of the Company, as consideration for all of the shares of common stock of TEUSA owned by SWH.

In December 2024, the Company received $100,000 in advance from a related party as a part of an additional closing of a private unit offering closed in early 2025 (see Note 17).

The Company has issued convertible notes to certain related parties, which include accrued interest (see Note 10).

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

12. Stockholders’ Deficit

Preferred Stock

The Company has authorized 4,000,000 shares of preferred stock, par value $0.001 per share. 150,000 shares of preferred stock have been designated as Series A Preferred Stock. These shares do not pay dividends, carry one vote per share, rank in preference ahead of common stock in the event of liquidation with any distribution being up to the amount originally subscribed by the relevant shareholder. Each share can be converted into one share of common stock at the option of the shareholder at any time. As of December 31, 2024 and 2023, 137,672 shares of Series A Preferred Stock was issued and outstanding.

Common Stock

The Company’s Board of Directors has authorized 6,000,000 shares of $0.001 par value of Common Stock. As of December 31, 2024 and 2023, the Company has 738,331 and 675,281 shares of common stock issued and outstanding, respectively.

Common Stock Warrants

As of December 31, 2024, the Company had 173,580 of outstanding warrants to purchase common stock at an exercise price of $100 per share.

As of December 31, 2023, the Company had 50,725 of outstanding warrants to purchase common stock at an exercise price of $200 per share.

Call Options

Pursuant to various call option agreements entered into with certain stockholders prior to the Company’s redomicile and business combination, the Company retains the right to repurchase up to an aggregate of 137,000 shares of its outstanding common stock at fixed exercise prices ranging from $50.00 CAD to $100.00 per share. These call options are exercisable at the Company’s discretion and expire at various dates ranging from December 31, 2035, through March 7, 2043. The call options are not subject to any service, performance, or market-based vesting conditions and are not transferable without Company consent. The Company has not exercised any of these call options to date. The options continue to be valid and enforceable following the April 5, 2024 redomicile and corporate reorganization. These instruments are presented within stockholders’ deficit at the original consideration price per share and are not remeasured unless exercised. The call option agreements will remain enforceable and the respective call options will remain outstanding after the potential closing of the Business Combination Agreement (see Note 17), unless previously exercised.

Exchangeable Shares

As of December 31, 2024, the Company had 6,200 Preferred Exchangeable shares and 530,924 Common Exchangeable shares outstanding. These shares are legally issued by Terrestrial Energy Canada (Exchange) Inc., a wholly-owned subsidiary of the Company. Each exchangeable share is convertible on a 1-for-1 basis into the Company’s preferred or common shares, either at the option of the holder or upon the occurrence of certain events, such as an initial public offering or change of control. The exchangeable shares carry economic rights and dividend entitlements equivalent to the Company’s corresponding equity instruments and participate in Company-level voting through a special voting mechanism.

The Company has entered into a support and exchange agreement with the subsidiary and a trustee to guarantee all obligations associated with the exchangeable shares and ensure that holders receive equivalent rights to direct shareholders. As such, these instruments are treated as equity of the Company, and not reported as noncontrolling interests. No exchange of shares occurred during the years ended December 31, 2024 or 2023.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

13. Stock Options

In 2014, the Company adopted the amended and restated Terrestrial Energy Inc. 2014 Stock Options Plan A (the “2014 Plan”). In connection with the Company’s redomestication to Delaware, outstanding awards under the 2014 Plan were assumed by the Terrestrial Energy Delaware Inc. 2024 Stock Option Plan, which was most recently amended and restated in October 2024, as the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (the “Current Plan”). As of December 31, 2024, the Current Plan authorizes the Company to award options resulting in the issuance of up to 412,375 Class A common shares stock options. The Current Plan provides for grants of options to employees, non-employee directors and officers, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Plan have a contractual term of twenty years from the date of the grant and vest over one to three years.

Stock option transactions and the number of stock options outstanding are summarized as follows:

	December 31, 2024		December 31, 2023
		Weighted		Weighted
		Average		Average
	Number	Exercise Price	Number	Exercise Price
Outstanding, beginning of year	383,533	$45	368,827	$42
Granted	17,194	100	22,981	100
Forfeited	—	—	(8,275)	91
Outstanding, end of year	400,427	47	383,533	45
Less: Options not vested	(27,228)	100	(48,708)	100
Vested at year end	373,499	$43	334,825	$37

The Company recorded stock-based compensation expense of $670,243 and $716,537 for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, total compensation expense related to awards not yet recognized (except those with performance conditions that are not yet probable) was $890,031 which is expected to be recognized over a weighted average period of 3 years.

The Company used the Black-Scholes option-pricing model to estimate the fair value of the options granted at the grant date using the following data and assumptions:

	2024	2023
Risk-free interest rate	3.87%	3.87%
Exercise price	$100	$100
Share price	$52.06	$51.12
Expected life of options	3 Years	3 Years
Annualized volatility	63.0%	60.0%

As there is insufficient historical share price data of the Company from which to estimate future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities. The expected life of the share options is based on the expectation that investors will exercise their rights as certain Company milestones are met as well as review of comparable companies. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying cash dividends on shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

14. Income Taxes

The income tax expense (benefit) for 2024 and 2023 are as follows:

	2024	2023
Current:
Federal	$35,088	$(178,691)
State	—	—
Foreign	1,278	16,608
Total current income tax	36,366	(162,083)

Deferred:
Federal	(15,401)	(194,354)
State	—	—
Foreign	—	—
Total deferred tax	(15,401)	(194,354)
Total income tax expense (benefit)	$20,965	$(356,437)

A reconciliation between domestic and international earnings (loss) before income taxes is as follows:

	2024	2023
Domestic	$(1,374,250)	$(14,303,215)
International	(10,090,195)	139,108
Earnings/(loss) before income taxes	$(11,464,445)	$(14,164,107)

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	2024	2023
Federal tax at statutory rate	21.0%	26.5%
Permanent book/tax differences	(4.9)	(2.1)
Return to provision adjustments	0.6	0.2
Foreign rate differential	0.1	0.1
State tax impact	—	(0.1)
Impact of foreign exchange rate changes	(14.3)	(3.9)
Impact of convertible debt	(2.0)	—
Tax Credits	—	6.4
Change in valuation allowance	(5.7)	(24.6)
Total tax (expense) benefit	(5.2)%	2.5%

The change in statutory rate for the 2024 period is reflective of the reorganization of the Company’s organizational structure in the period. The 2024 period reflects the U.S. statutory rate as the domestic jurisdiction as compared to the 2023 period which reflects Canada as the domestic jurisdiction.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

14. Income Taxes (cont.)

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	2024	2023
Deferred tax assets:
R&D expenses	$3,380,350	$3,667,914
Net operating loss carryforwards	13,401,755	12,612,523
Tax credit carryforwards	3,133,678	3,433,474
Operating lease liabilities	239,253	267,851
Other	73,668	61,016
Total gross deferred tax assets	20,228,704	20,042,778
Valuation allowance	(19,821,008)	(19,519,942)
Total deferred tax assets, net of valuation allowance	407,696	522,836

Deferred tax liabilities
Property and equipment	(60,460)	(151,498)
Intangible assets	(96,660)	(103,239)
Right of use assets	(176,333)	(197,645)
Convertible debt	(740,196)	(51,531)
Other	—	(18,923)
Total gross deferred tax liabilities	(1,073,649)	(522,836)
Net deferred tax liabilities	$(665,953)	$—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are offset by a valuation allowance at December 31, 2024 and 2023. As of December 31, 2024, the Company recorded a valuation allowance of $19,821,008 compared to $19,519,942 as of December 31, 2023.

As of December 31, 2024 and 2023, the Company had $0 of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both December 31, 2024 and December 31, 2023, the Company had accrued $0 for net interest and penalties.

As of December 31, 2024 and 2023, the Company had federal net operating loss carryforwards (“NOLs”) of $50,927,528 and $47,594,428, respectively, which have a 20-year expiration period and will begin to expire in 2035, federal tax credit carryforwards of $3,187,456 and $3,467,739, respectively, that have a 20-year expiration period and will begin to expire in 2039, state tax credit carryforwards of $790,898 and $860,444, respectively, that have a 20-year expiration and will begin to expire in 2035, and foreign tax credit carryforwards of $7,136 and $26,326, respectively, that have a 20-year expiration period and will begin to expire in 2041.

The Company is subject to U.S. federal and state income tax, Canadian federal and provincial income tax, as well as various other foreign jurisdictions that impose an income tax. The years that remain subject to examination are primarily 2021 and later.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

15. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the year ended
	December 31,
	2024	2023
Research and development costs	$5,176,932	$7,152,913
General and administrative expenses	4,168,576	5,274,603
Other significant non-cash items:
Depreciation and amortization	1,256,391	1,829,997
Total Operating Expenses	10,601,899	14,257,513
Revenue	248,357	18,614
Total other items	(1,110,903)	74,792
Income tax (expense) benefit	(20,965)	356,437
Net loss	$(11,485,410)	$(13,807,670)

As the Company has not earned significant revenue yet, the key measures of segment profit or loss reviewed by the Company’s CODM are research and development costs and general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews research and development costs and general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

16. Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

17. Subsequent Events

The Company evaluated subsequent events from December 31, 2024, the date of these financial statements, through May 30, 2025, the date these consolidated financial statements were available to be issued, for events requiring recording or disclosure in the consolidated financial statements as of and for the year ended December 31, 2024. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below.

In February 2025, the Company completed another closing of the Bridge Round Offering and raised additional units totaling approximately $11.0 million.

On March 26, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with HCM II Acquisition Corp., a Cayman Islands exempted company (which will transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing (“HCM II”), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of HCM II (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company. Under the terms of the Merger Agreement, the Company’s outstanding shares and convertible notes will be exchanged for shares in HCM II at an exchange ratio specified in the Business Combination Agreement. The closing of the Merger is subject to the receipt of the required approvals by the Company’s and HCM II’s shareholders and the fulfilment of other customary closing conditions set forth in the Business Combination Agreement. In connection with the closing of the Merger, HCM II will change its name to Terrestrial Energy Inc.

HCM II ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash	$350,389	$668,089
Other receivable	—	41,250
Due from Sponsor	4,466	4,466
Short-term prepaid insurance	75,208	90,250
Prepaid expenses	31,594	16,112
Total current assets	461,657	820,167
Long-term prepaid insurance	—	52,646
Marketable securities held in Trust Account	242,642,972	235,193,585
Total Assets	$243,104,629	$236,066,398

Liabilities and Shareholders’ Deficit
Current Liabilities
Accrued expenses	$3,539,988	$458,624
Advance from related party	338,002	—
Promissory note - related party	400,000	—
Total current liabilities	4,277,990	458,624
Forward purchase agreement liability	—	—
Deferred underwriting fee	10,720,000	10,720,000
Total Liabilities	14,997,990	11,178,624

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 23,000,000 shares at redemption value of $10.55 and $10.23 per share at September 30, 2025 and December 31, 2024, respectively	242,642,972	235,193,585

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at September 30, 2025 and December 31, 2024	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 23,000,000 and 23,000,000 shares subject to possible redemption) at September 30, 2025 and December 31, 2024, respectively	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 and 5,750,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	575	575
Additional paid-in capital	—	—
Accumulated deficit	(14,536,908)	(10,306,386)
Total Shareholders’ Deficit	(14,536,333)	(10,305,811)
Total Liabilities and Shareholders’ Deficit	$243,104,629	$236,066,398

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HCM II ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

				For the
				Period
				from
				April 4,
			For the	2024
	For the Three Months		Nine Months	(Inception)
	Ended		Ended	Through
	September 30,		September 30,	September 30,
	2025	2024	2025	2024
General and administrative costs	$1,638,082	$278,494	$4,230,522	$331,157
Loss from operations	(1,638,082)	(278,494)	(4,230,522)	(331,157)

Other income (expense):
Interest earned on marketable securities held in Trust Account	2,508,797	1,349,715	7,449,387	1,349,715
Initial loss on forward purchase agreement liability	-	—	(893,425)	—
Change in fair value of forward purchase agreement liability	1,057,124	—	893,425	—
Total other income, net	3,565,921	1,349,715	7,449,387	1,349,715
Net income	$1,927,839	$1,071,221	$3,218,865	$1,018,558

Weighted average shares outstanding of Class A ordinary shares	23,000,000	10,615,385	23,000,000	5,396,648
Basic net income per ordinary share, Class A ordinary shares	$0.07	$0.07	$0.11	$0.09
Weighted average shares outstanding of Class A ordinary shares	23,000,000	10,615,385	23,000,000	5,396,648
Diluted net income per ordinary share, Class A ordinary shares	$0.07	$0.07	$0.11	$0.09

Weighted average shares outstanding, Class B ordinary shares(1)	5,750,000	5,750,000	5,750,000	5,621,508
Basic net income per ordinary share, Class B ordinary shares	$0.07	$0.07	$0.11	$0.09
Weighted average shares outstanding, Class B ordinary shares	5,750,000	5,750,000	5,750,000	5,621,508
Diluted net income per ordinary share, Class B ordinary shares	$0.07	$0.07	$0.11	$0.09

(1)

Excludes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 6). On August 19, 2024, the Company consummated its IPO and sold 23,000,000 Units, including 3,000,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment, hence the 750,000 shares of Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HCM II ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2025	—	$—	5,750,000	$575	$—	$(10,306,386)	$(10,305,811)

Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,462,864)	(2,462,864)

Net income	—	—	—	—	—	689,999	689,999

Balance – March 31, 2025 (unaudited)	—	—	5,750,000	575	—	(12,079,251)	(12,078,676)

Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,477,726)	(2,477,726)

Net income	—	—	—	—	—	601,027	601,027

Balance – June 30, 2025 (unaudited)	—	$—	5,750,000	$575	$—	$(13,955,950)	$(13,955,375)

Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,508,797)	(2,508,797)

Net income	—	—	—	—	—	1,927,839	1,927,839

Balance – September 30, 2025 (unaudited)	—	$—	5,750,000	$575	$—	$(14,536,908)	$(14,536,333)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND FOR THE PERIOD FROM APRIL 4, 2024
(INCEPTION) THROUGH SEPTEMBER 30, 2024

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – April 4, 2024 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor(1)	—	—	5,750,000	575	24,425	—	25,000

Net loss	—	—	—	—	—	(52,663)	(52,663)

Balance - June 30, 2024	—	—	5,750,000	575	24,425	(52,663)	(27,663)

Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(7,348,508)	(11,021,304)	(18,369,812)

Sale of 6,850,000 Private Placement Warrants	—	—	—	—	6,850,000	—	6,850,000

Fair value of Public Warrants at issuance	—	—	—	—	529,000	—	529,000

Allocated value of transaction costs	—	—	—	—	(54,917)	—	(54,917)

Net income	—	—	—	—	—	1,071,221	1,071,221

Balance – September 30, 2024	—	$—	5,750,000	$575	$—	$(10,002,746)	$(10,002,171)

(1)

Includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 6). On August 19, 2024, the Company consummated its IPO and sold 23,000,000 Units, including 3,000,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment, hence the 750,000 shares of Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HCM II ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

		For The
		Period
		from
	For The	April 4,
	Nine	2024
	Months	(Inception)
	Ended	To
	September 30,	September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$3,218,865	$1,018,558
Adjustments to reconcile net income to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	—	12,463
Formation and operational costs paid through promissory note - related party	—	45,200
Interest earned on marketable securities held in Trust Account	(7,449,387)	(1,349,715)
Initial loss on forward purchase agreement liability	893,425	—
Change in fair value of forward purchase agreement liability	(893,425)	—
Changes in operating assets and liabilities:
Other receivable	41,250	(41,250)
Prepaid expenses	(15,482)	(60,869)
Short-term prepaid insurance	15,042	(90,250)
Long-term prepaid insurance	52,646	(75,208)
Accrued expenses	3,081,364	246,941
Net cash used in operating activities	(1,055,702)	(294,130)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(231,150,000)
Net cash used in investing activities	—	(231,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	226,000,000
Proceeds from sale of Private Placements Warrants	—	6,850,000
Advances from related party	338,002	—
Proceeds from promissory note - related party	400,000	—
Repayment of promissory note - related party	—	(233,127)
Payment of offering costs	—	(347,609)
Net cash provided by financing activities	738,002	232,269,264

Net Change in Cash	(317,700)	825,134
Cash - Beginning of period	668,089	—
Cash - End of period	$350,389	$825,134

Non-Cash investing and financing activities:
Accrued offering costs	$—	$127,941
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$12,537
Deferred offering costs paid through promissory note - related party	$—	$187,927
Deferred underwriting fee payable	$—	$10,720,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

HCM II Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on April 4, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”).

The Company has a wholly owned subsidiary that was created on March 4, 2025, AKOM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”). The transactions contemplated by the Merger Agreement are intended to serve as the Company’s initial Business Combination. See Note 6 for further information.

On March 26, 2025, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) by and among the Company, Terrestrial Energy Inc., a Delaware corporation (“Terrestrial Energy”), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Company (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into Terrestrial Energy (the “Merger”), with Terrestrial Energy continuing as the surviving entity (the “Surviving Company”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” The combined company’s business will continue to operate through Terrestrial Energy and its subsidiaries.

Pursuant to the Business Combination Agreement, the aggregate consideration to be paid in the Merger in respect of each Terrestrial Energy Common Share and each Terrestrial Energy Series A Preferred Share that is issued and outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement), will be a number of shares of Domesticated Common Stock equal to the Exchange Ratio (the “Per Share Base Consideration”). The “Exchange Ratio” is equal to the number of shares of Domesticated Common Stock equal to the quotient of (i)(a) $925,000,000, divided by (b) the Redemption Price divided by (ii) the Terrestrial Energy Fully Diluted Capital (as defined in the Business Combination Agreement).

The Company has also entered into subscription agreements (collectively, the “PIPE Subscription Agreements”), each dated as of March 26, 2025, with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, the Company has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 shares of Domesticated Common Stock for a purchase price of $10.00 per share (the “PIPE Financing”). The PIPE Investors are permitted, under the PIPE Subscription Agreements, to satisfy their commitments thereunder if they hold shares of Domesticated Common Stock that qualify as Non-Redeemed Shares (as defined in the PIPE Subscription Agreements), subject to certain conditions and restrictions set forth in the PIPE Subscription Agreements (see Note 6 for details).

As of September 30, 2025, the Company had not commenced any operations. All activity for the period from April 4, 2024 (inception) through September 30, 2025 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on August 15, 2024. On August 19, 2024, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 6,850,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to the Company’s sponsor, HCM Investor Holdings II, LLC (the “Sponsor”), and Cantor Fitzgerald & Co., the representative of the underwriter of the initial Public Offering, generating gross proceeds of $6,850,000, which is described in Note 4.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Transaction costs amounted to $15,396,014, consisting of $4,000,000 of cash underwriting fee, $10,720,000 of deferred underwriting fee (see additional discussion in Note 6), and $676,014 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the Initial Public Offering, on August 19, 2024, an amount of $231,150,000 ($10.05 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was placed in the trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee and will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on management team’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Nevertheless, the Company may be considered to be operating as an investment company and if the Company is deemed as such compliance with additional regulatory burdens would require additional expenses for which the Company has not allotted funds and would severely hinder the Company’s ability to compete a business combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Initial Public Offering or by such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.05 per public share.

The ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” In such case, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

The Company will have only the duration of the Completion Window to complete the initial Business Combination. However, if the Company is unable to complete its initial Business Combination within the Completion Window, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Liquidity and Going Concern

As of September 30, 2025, the Company had $350,389 in its operating bank account and working capital deficit of $3,816,333.

Subsequent to the balance sheet date, on October 28, 2025, the Company completed its business combination with Terrestrial Energy Inc. (“Terrestrial Energy”), a developer of advanced nuclear power technology. In connection with the closing, HCM II Acquisition Corp. was renamed Terrestrial Energy Inc., and the combined company’s securities began trading on the Nasdaq Stock Market under the ticker symbols “IMSR” and “IMSRW” on October 29, 2025.

The transaction generated gross proceeds exceeding $292 million before expenses, including a previously placed $50 million PIPE investment and a negligible level of redemptions by public shareholders. The resulting cash proceeds substantially improve the Company’s liquidity position and are expected to provide adequate funding for at least twelve months following issuance of these financial statements.

Accordingly, management believes that the completion of the Business Combination and the related financing transactions have alleviated the substantial doubt about the Company’s ability to continue as a going concern that existed as of September 30, 2025.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025. The interim results for the three and nine months ended September 30, 2025, are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, which was formed on March 4, 2025. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $350,389 and $668,089 in cash and no cash equivalents as of September 30, 2025 and December 31, 2024, respectively.

Marketable Securities Held in Trust Account

As of September 30, 2025 and December 31, 2024, the assets held in the Trust Account, amounting to $242,642,972 and $235,193,585, were held in a Money Market Mutual Fund, respectively.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares were charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants were charged to shareholders’ equity as Public and Private Placement Warrants after management’s evaluation were accounted for under equity treatment.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheets, primarily due to their short-term nature.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the unaudited condensed consolidated financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2025 and December 31, 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary shares outstanding for the period. The Company has two classes of ordinary shares, which are referred to as Class A ordinary Shares and Class B ordinary shares. Accretion associated with the redeemable shares of Class A Ordinary Shares is excluded from income per ordinary share as the redemption value approximates fair value.

The following tables reflect the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	For the
	Three Months Ended		For the Nine Months Ended
	September 30, 2025		September 30, 2025
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$1,542,271	$385,568	$2,575,092	$643,773
Denominator:
Basic weighted average shares outstanding	23,000,000	5,750,000	23,000,000	5,750,000
Basic and diluted net income per ordinary share	$0.07	$0.07	$0.11	$0.11

	For the Three Months
	Ended		For the Period from April 4, 2024
	September 30, 2024		(Inception) Through September 30, 2024
	Class A	Class B	Class A	Class B
Basic net income per ordinary share
Numerator:
Allocation of net income	$694,846	$376,375	$498,886	$519,672
Denominator:
Basic weighted average shares outstanding	10,615,385	5,750,000	5,396,648	5,621,508
Basic net income per ordinary share	$0.07	$0.07	$0.09	$0.09

	For the Three Months
	Ended		For the Period from April 4, 2024
	September 30, 2024		(Inception) Through September 30, 2024
	Class A	Class B	Class A	Class B
Diluted net income per ordinary share
Numerator:
Allocation of net income	$694,846	$376,375	$510,005	$508,553
Denominator:
Diluted weighted average shares outstanding	10,615,385	5,750,000	5,396,648	5,621,508
Diluted net income per ordinary share	$0.07	$0.07	$0.09	$0.09

Warrant Instruments

The Company accounted for the 11,500,000 Public and 6,850,000 Private Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above were not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Forward Purchase Agreement Liability

On March 26, 2025, the Company entered into a Forward Purchase Agreement. The Company accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the condensed consolidated statement of operations. The ability of the Company to receive any of the proceeds of the Forward Purchase Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. As of September 30, 2025 and December 31, 2024, the fair value of the forward purchase derivative liability was $0.

Class A Redeemable Share Classification

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of September 30, 2025 and December 31, 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

As of September 30, 2025 and December 31, 2024, the Class A ordinary shares subject to redemption reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(529,000)
Class A ordinary shares issuance costs	(15,341,097)
Plus:
Accretion of carrying value to redemption value	21,063,682
Class A ordinary shares subject to possible redemption, December 31, 2024	235,193,585
Plus:
Accretion of carrying value to redemption value	2,462,864
Class A ordinary shares subject to possible redemption, March 31, 2025	237,656,449
Plus:
Accretion of carrying value to redemption value	2,477,726
Class A ordinary shares subject to possible redemption, June 30, 2025	240,134,175
Plus:
Accretion of carrying value to redemption value	2,508,797
Class A ordinary shares subject to possible redemption, September 30, 2025	$242,642,972

Recent Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any recently other issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, on August 19, 2024 the Company sold 23,000,000 Units, which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 4). Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Warrants—As of September 30, 2025 and December 31, 2024, there were 18,350,000 warrants outstanding, including 11,500,000 Public Warrants and 6,850,000 Private Placement Warrants. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

On October 10, 2024, the Company announced that, commencing on October 10, 2024, the holders of units issued in its Initial Public Offering may elect to separately trade shares of Class A ordinary shares and warrants included in the Units. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Units not separated will continue to trade on the Nasdaq under the symbol “HONDU.” Shares of Class A ordinary shares and the warrants are expected to trade on the Nasdaq under the symbols “HOND” and “HONDW,” respectively.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

Under the terms of the warrant agreement, the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of its Business Combination, it will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for the Initial Public Offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the Company’s initial Business Combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

If the holders exercise their public warrants on a cashless basis, they would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00: The Company may redeem the outstanding warrants:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the initial business combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

Additionally, if the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor Fitzgerald & Co. purchased an aggregate of 6,850,000 warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or $6,850,000 in the aggregate, in a private placement. Of those 6,850,000 Private Placement Warrants, the Sponsor purchased 4,275,000 Private Placement Warrants and Cantor Fitzgerald & Co. purchased 2,575,000 Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

The Private Placement Warrants were identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, Cantor Fitzgerald & Co. or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to private placement warrants held by Cantor Fitzgerald & Co. and/or its designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On April 8, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of the Company’s expenses, for which the Company issued 5,750,000 founders shares to the Sponsor. Up to 750,000 of the founder shares may be surrendered by the Sponsor for no consideration depending on the extent to which the underwriter’s over-allotment is exercised. On August 19, 2024, the underwriter exercised its over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 founder shares are no longer subject to forfeiture.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any founder shares (the “Lock-up”). Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivision, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the Lock-up.

Promissory Note—Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2024 or the closing of the Initial Public Offering. The Company repaid all the outstanding balance of the note at the closing of the Initial Public Offering on August 19, 2024. Borrowings under the note are no longer available.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

On August 14, 2025, the Company entered into a Promissory Note agreement with Hondo Holdings LLC (the “Sponsor”), pursuant to which the Sponsor agreed to make available to the Company up to $2,500,000 to fund working capital needs and expenses related to the completion of the Company’s initial business combination. The Promissory Note is non-interest bearing, may be prepaid at any time without penalty, and becomes due and payable upon the earlier of (i) the consummation of a business combination or (ii) the liquidation of the Company. At the Sponsor’s election, up to $1,500,000 of the unpaid principal balance may be converted into private placement warrants of the Company at a conversion price of $1.00 per warrant, with terms identical to those issued in the Company’s IPO. The Sponsor waived any right, title, interest, or claim to the Company’s trust account. As of September 30, 2025, the outstanding principal balance under the Promissory Note was $400,000. The Promissory Note is classified as a liability and accounted for under ASC 470, “Debt”, as a freestanding financial instrument. The embedded conversion option was evaluated under ASC 815-15 and ASC 815-40 and determined to meet the criteria for equity classification. Accordingly, the Promissory Note is carried at par value with no bifurcated derivative or imputed interest recognized.

Administrative Services Agreement

The Company entered into an agreement, commencing on August 15, 2024, through the earlier of consummation of the initial Business Combination and the liquidation, to pay the Sponsor $15,000 per month for office space, utilities and secretarial and administrative support services. For the three and nine months ended September 30, 2025, the Company incurred and paid $45,000 and $135,000 for these services, respectively. For the period from April 4, 2024 (inception) through September 30, 2024, the Company incurred $17,500 for these services.

Due from Sponsor

The Company covered certain expenses on behalf of its Sponsor, paying $4,466 as of September 30, 2025 and December 31, 2024, of which such amount is included in due from Sponsor in the accompanying condensed consolidated balance sheets.

Advances from Related Party

Advances from related party represents payment of expenses by the Sponsor that are not covered by the Promissory Note. As of September 30, 2025, total advances from related party amounted to $338,002. These advances are due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of September 30, 2025 and December 31, 2024, no such Working Capital Loans were outstanding.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to Eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the founder shares, Private Placement Warrants and the Class A ordinary shares underlying such Private Placement Warrants and Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The underwriter has a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,000,000 units to cover over-allotments, if any. On August 19, 2024, simultaneously with the closing of the Initial Public Offering, the underwriter elected to fully exercise the over-allotment option to purchase the additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriter was entitled to a cash underwriting discount of $4,000,000 (2.0% of the gross proceeds of the units offered in the Initial Public Offering, excluding any proceeds from units sold pursuant to the underwriter’s over-allotment option). Additionally, the underwriter is entitled to a deferred underwriting discount of 4.40% of the gross proceeds of the Initial Public Offering held in the Trust Account other than those sold pursuant to the underwriter’s over-allotment option and 6.40% of the gross proceeds sold pursuant to the underwriter’s over-allotment option, $10,720,000 in the aggregate, payable upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement. At September 30, 2025 and December 31, 2024, the balance of the deferred underwriting fee payable was $10,720,000.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Business Combination Agreement

On March 26, 2025, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) by and among the Company, Terrestrial Energy, and Merger Sub, pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into Terrestrial Energy (the “Merger”), with Terrestrial Energy continuing as the Surviving Company. The combined company’s business will continue to operate through Terrestrial Energy and its subsidiaries.

Pursuant to the Business Combination Agreement, the aggregate consideration to be paid in the Merger in respect of each Terrestrial Energy Common Share and each Terrestrial Energy Series A Preferred Share that is issued and outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement), will be a number of shares of Domesticated Common Stock equal to the Exchange Ratio (the “Per Share Base Consideration”). The “Exchange Ratio” is equal to the number of shares of Domesticated Common Stock equal to the quotient of (i)(a) $925,000,000, divided by (b) the Redemption Price divided by (ii) the Terrestrial Energy Fully Diluted Capital (as defined in the Business Combination Agreement).

The Business Combination Agreement and the Business Combination were unanimously approved by the board of directors of the Company and the board of directors of Terrestrial Energy.

The Business Combination is expected to close in the fourth quarter of 2025, subject to the receipt of the required approvals by Company’s shareholders and the fulfilment of other customary closing conditions.

In addition to the Merger, the Company will, subject to obtaining the required shareholder approvals and at least one (1) day prior to the date of the closing of the Business Combination (the “Closing”), change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Company will provide its public shareholders the opportunity to elect, at least two (2) business days prior to the Company shareholder’s meeting, to redeem their shares on the terms and conditions set forth in the Business Combination Agreement and the Company’s governing documents (the “Redemption”). Subject to the receipt of approval from shareholders of the Company, and at least one (1) day prior to the Domestication, the Company will carry out the Redemption.

By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of the Company’s shareholders: (i) immediately prior to the Domestication, each of the then issued and outstanding Class B Ordinary Shares of the Company will convert automatically, on a one-for-one basis, into one (1) Class A Ordinary Share, par value of $0.0001 per share, of the Company (the “Sponsor Share Conversion”); and (ii) immediately following the Sponsor Share Conversion, in connection with the Domestication, (x) each then issued and outstanding Class A Ordinary Share (other than any Class A Ordinary Share included in the Cayman Purchaser Units (as defined in the Business Combination Agreement)) will convert automatically, on a one-for-one basis, into one (1) share of common stock, par value $0.0001 per share, of the Company (after the Domestication) (the “Domesticated Common Stock”); (y) each of the then issued and outstanding warrants (other than any Cayman Purchaser Public Warrants (as defined in the Business Combination Agreement) included in the Cayman Purchaser Units) representing the right to purchase one (1) Class A Ordinary Share will convert automatically into a warrant to acquire one (1) share of Domesticated Common Stock (each a “Domesticated Warrant”); and (z) each of the then issued and outstanding Cayman Purchaser Units will be cancelled and each holder thereof will be entitled to one (1) share of Domesticated Common Stock and one-half (1/2) of one (1) Domesticated Warrant.

The Company has also entered into PIPE Subscription Agreements, each dated March 26, 2025, with the PIPE Investors, pursuant to which, among other things, the Company has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 5,000,000 shares of Domesticated Common Stock for a purchase price of $10.00 per share. The PIPE Investors are permitted, under the PIPE Subscription Agreements, to satisfy their commitments thereunder if they hold shares of Domesticated Common Stock that qualify as Non-Redeemed Shares (as defined in the PIPE Subscription Agreements), subject to certain conditions and restrictions set forth in the PIPE Subscription Agreements.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

The Company accounts for the Forward Purchase Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the condensed consolidated statement of operations. The ability of the Company to receive any of the proceeds of the Forward Purchase Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. As of September 30, 2025, the fair value of the forward purchase liability was $0.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares—The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. As of September 30, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. As of September 30, 2025 and December 31, 2024, there were no shares of Class A ordinary shares issued or outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares—The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. On April 8, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, or approximately $0.004 per share. As of September 30, 2025 and December 31, 2024, there were 5,750,000 Class B ordinary shares issued and outstanding.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriter’s over-allotment option and excluding the Class A ordinary shares underlying the private placement warrants issued to the Sponsor), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another the company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of the approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following tables present information about the Company’s assets that are measured at fair value on September 30, 2025 and December 31, 2024, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Fair Value Measured as of September 30, 2025
	Level 1	Level 2	Level 3	Total
Assets
Money market mutual fund held in Trust Account	$242,642,972	$—	$—	$242,642,972
Liabilities:
Forward purchase agreement liability	$—	$—	$—	$—

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

	Fair Value Measured as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Money market mutual fund held in Trust Account	$235,193,585	$—	$—	$235,193,585

Forward Purchase Agreement Liability

In order to calculate the fair value of the forward purchase agreement derivative liability, the Company utilized the following inputs:

	March 26,
	2025
	(Initial	September 30,
	measurement)	2025
Probability of business combination	90%	99%
Underlying ordinary share price	$10.80	$16.41
Term (years)	0.42	0.08
Risk-free rate	4.28%	4.20%
Volatility	10.73%	77.5%

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) derivative liability:

FPA
Fair value as of March 26, 2025 (initial measurement)	$893,425
Change in fair value	(223,693)
Fair value as of March 31, 2025	669,732
Change in fair value	387,392
Fair value as of June 30, 2025	1,057,124
Change in fair value	(1,057,124)
Fair value as of September 30, 2025	$—

The change in the fair value of the forward purchase agreement liability for the nine months ended September 30, 2025 is $893,425. There was no forward purchase agreement liability for the nine months ended September 30, 2024.

There were no transfers between fair value levels during the period ended September 30, 2025 and for the year ended December 31, 2024.

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their unaudited condensed consolidated financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

HCM II ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income that also is reported on the condensed consolidated statements of operations as net income or loss. The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income and total assets, which include the following:

	September 30,	December 31,
	2025	2024
Marketable Securities held in trust account	$242,642,972	$235,193,585
Cash	$350,389	$668,089

				For the
				Period
				from
	For the	For the	For the	April 4,
	Three	Three	Nine	2024
	Months	Months	Months	(Inception)
	Ended	Ended	Ended	Through
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2025
Net income	$1,927,839	$1,071,221	$3,218,865	$1,018,558
General and administrative expenses	$1,638,082	$278,494	$4,230,522	$331,157
Interest earned on marketable securities held in Trust Account	$2,508,797	$1,349,715	$7,449,387	$1,349,715

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

Net income and general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the condensed consolidated statements of operations, are the significant segment expenses provided to the CODM on a regular basis. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies. All other segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On October 28, 2025, the Company completed its business combination with Terrestrial Energy Inc. (“Terrestrial Energy”), a developer of advanced nuclear power technology. In connection with the closing, the Company changed its name from HCM II Acquisition Corp. to Terrestrial Energy Inc. and its securities began trading on the Nasdaq Stock Market under the symbols “IMSR” and “IMSRW” on October 29, 2025. The transaction generated gross proceeds exceeding $292 million before expenses, including a previously placed $50 million PIPE investment and a negligible level of redemptions by public shareholders. The proceeds are expected to support the Company’s ongoing operations and accelerate the commercial deployment of its proprietary Integral Molten Salt Reactor (IMSR) nuclear technology.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

HCM II Acquisition Corp.

Opinion on the Financial Statement

We have audited the accompanying balance sheet of HCM II Acquisition Corp. (the “Company’) as of December 31, 2024, and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from April 4, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from April 4, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 of the financial statements, the financial statements as of December 31, 2024, and for the period from April 4, 2024 (inception) through December 31, 2024 have been restated to correct a certain misstatement.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and needs to complete a Business Combination by the close of business on August 19, 2026, otherwise the Company will cease all operations except for the purpose of liquidating. The liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024.

New York, New York

March 31, 2025, except for the effects of the Restatement disclosed in Note 2, as to which the date is July 17, 2025

PCAOB Number 100

HCM II ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2024

Assets
Current assets
Cash	$668,089
Other receivable	41,250
Due from Sponsor	4,466
Short-term prepaid insurance	90,250
Prepaid expenses	16,112
Total current assets	820,167
Long-term prepaid insurance	52,646
Marketable securities held in Trust Account	235,193,585
Total Assets	$236,066,398

Liabilities and Shareholders’ Deficit
Current Liabilities
Accrued expenses	$458,624
Total current liabilities	458,624
Deferred underwriting fee	10,720,000
Total Liabilities	11,178,624

Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 23,000,000 shares at redemption value of $10.23 per share	235,193,585

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 23,000,000 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	—
Accumulated deficit	(10,306,386)
Total Shareholders’ Deficit	(10,305,811)
Total Liabilities and Shareholders’ Deficit	$236,066,398

The accompanying notes are an integral part of the financial statement.

HCM II ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 4, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

General and administrative costs	$634,797
Loss from operations	(634,797)

Other income:
Interest earned on marketable securities held in Trust Account	4,043,585
Total other income	4,043,585
Net income	$3,408,788

Weighted average shares outstanding of Class A ordinary shares	11,372,694
Basic and diluted net income per ordinary share, Class A ordinary shares	$0.20
Weighted average shares outstanding, Class B ordinary shares	5,297,048
Basic and diluted net income per ordinary share, Class B ordinary shares	$0.20

The accompanying notes are an integral part of the financial statement.

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 4, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – April 4, 2024 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	5,750,000	575	24,425	—	25,000
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(7,348,508)	(13,715,174)	(21,063,682)
Sale of 6,850,000 Private Placement Warrants	—	—	—	—	6,850,000	—	6,850,000
Fair value of Public Warrants at issuance	—	—	—	—	529,000	—	529,000
Allocated value of transaction costs	—	—	—	—	(54,917)	—	(54,917)
Net income	—	—	—	—	—	3,408,788	3,408,788
Balance – December 31, 2024	—	$—	5,750,000	$575	$—	$(10,306,386)	$(10,305,811)

(1)	Included up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 8). On August 19, 2024, the Company consummated its IPO and sold 23,000,000 Units, including 3,000,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment, hence the 750,000 shares of Class B ordinary shares were no longer subject to forfeiture.

The accompanying notes are an integral part of the financial statement.

HCM II ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 4, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

Cash Flows from Operating Activities:
Net income:	$3,408,788
Adjustments to reconcile net income to net cash used in operating activities:
Operating costs paid by Sponsor in exchange for issuance of Class B founder shares	12,463
Payment of operation costs through promissory note	45,200
Interest earned on marketable securities held in Trust Account	(4,043,585)
Changes in operating assets and liabilities:
Other receivable	(41,250)
Prepaid expenses	(16,112)
Due from Sponsor	(4,466)
Short term prepaid insurance	(90,250)
Long term prepaid insurance	(52,646)
Accrued expenses	458,624
Net cash used in operating activities	(323,234)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(231,150,000)
Net cash used in investing activities	(231,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	226,000,000
Proceeds from sale of Private Placements Warrants	6,850,000
Repayment of promissory note – related party	(233,127)
Payment of offering costs	(475,550)
Net cash provided by financing activities	232,141,323

Net Change in Cash	668,089
Cash – Beginning of period	—
Cash – End of period	$668,089

Noncash financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$12,537
Deferred offering costs paid through promissory note – related party	$187,927
Deferred underwriting fee payable	$10,720,000
Accretion of Class A ordinary shares to redemption value	$21,063,682

The accompanying notes are an integral part of the financial statement.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

HCM II Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on April 4, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). As of December 31, 2024, the Company has not selected any specific Business Combination target, and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from April 4, 2024 (inception) through December 31, 2024 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on August 15, 2024. On August 19, 2024, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 6,850,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, in a private placement to the Company’s sponsor, HCM Investor Holdings II, LLC (the “Sponsor”), and Cantor Fitzgerald & Co., the representative of the underwriters of the initial Public Offering, generating gross proceeds of $6,850,000, which is described in Note 5.

Transaction costs amounted to $15,396,014, consisting of $4,000,000 of cash underwriting fee, $10,720,000 of deferred underwriting fee (see additional discussion in Note 7), and $676,014 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Following the closing of the Initial Public Offering, on August 19, 2024, an amount of $231,150,000 ($10.05 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was placed in the trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee and will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on management team’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Nevertheless, the Company may be considered to be operating as an investment company and if the Company is deemed as such compliance with additional regulatory burdens would require additional expenses for which the Company has not allotted funds and would severely hinder the Company’s ability to compete a business combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Initial Public Offering or by such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.05 per public share.

The ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” In such case, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will have only the duration of the Completion Window to complete the initial Business Combination. However, if the Company is unable to complete its initial Business Combination within the Completion Window, the Company will as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity obligations to the IPO’s underwriters for certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Liquidity and Going Concern

As of December 31, 2024, the Company had $668,089 in its operating bank account and working capital of $361,543.

The Company initially has until August 19, 2026 to consummate the initial Business Combination (assuming no extensions). If the Company does not complete a Business Combination, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. Notwithstanding management’s belief that the Company would have sufficient funds to execute its business strategy, there is a possibility that business combination might not happen within the 24-month period from the date of the auditors’ report.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Going Concern”, as of December 31, 2024, the Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Management plans to address this uncertainty through a Business Combination. If a Business Combination is not consummated by the end of the Combination Period, currently August 19, 2026, there will be mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete the initial Business Combination before the end of the Combination Period. However, there can be no assurance that the Company will be able to consummate any Business Combination by the end of the Combination Period.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The original footnote disclosure within Note 5. Related Party Transactions of the Original 10-K incorrectly described a transaction with its underwriter as a related party transaction. This description was incorrect. There is no impact on the Company’s balance sheet, statement of operations, cash flows, or shareholders’ equity as a result of this correction.

Accordingly, the previously issued financial statements as of December 31, 2024 and for the period from April 4, 2024 have been restated to remove the incorrect footnote disclosure. No other changes were required.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $668,089 in cash as of December 31, 2024.

Marketable Securities held in Trust Account

As of December 31, 2024, the assets held in the Trust Account, amounting to $235,193,585, were held in a money market mutual fund.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares were charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants were charged to shareholders’ equity as Public and Private Placement Warrants after management’s evaluation were accounted for under equity treatment.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary shares outstanding for the period. The Company has two classes of ordinary shares, which are referred to as redeemable Class A Ordinary Shares and non-redeemable Class B ordinary shares. Accretion associated with the redeemable shares of Class A Ordinary Shares is excluded from income per ordinary share as the redemption value approximates fair value.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following tables reflect the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	For the Period from April 4, 2024
	(Inception) Through
	December 31,
	2024
	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$2,325,597	$1,083,191
Denominator:
Basic weighted average shares outstanding	11,372,694	5,297,048
Basic net income per ordinary share	$0.20	$0.20

Warrant Instruments

The Company accounted for the 11,500,000 Public and 6,850,000 Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above were not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

Class A Redeemable Share Classification

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of December 31, 2024, the Class A ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(529,000)
Class A ordinary shares issuance costs	(15,341,097)
Plus:
Accretion of carrying value to redemption value	21,063,682
Class A ordinary shares subject to possible redemption, December 31, 2024	$235,193,585

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting” (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

Management does not believe that any recently other issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, on August 19, 2024 the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 5). Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Warrants — As of December 31, 2024, there were 18,350,000 warrants outstanding, including 11,500,000 Public Warrants and 6,850,000 Private Placement Warrants. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

On October 10, 2024, the Company announced that, commencing on October 10, 2024, the holders of units issued in its Initial Public Offering may elect to separately trade shares of Class A ordinary shares and warrants included in the Units. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Units not separated will continue to trade on the Nasdaq under the symbol “HONDU.” Shares of Class A ordinary shares and the warrants are expected to trade on the Nasdaq under the symbols “HOND” and “HONDW,” respectively.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 4. INITIAL PUBLIC OFFERING (cont.)

Under the terms of the warrant agreement, the Company has agreed that, as soon as practicable, but in no event later than twenty (20) Business Days, after the closing of its Business Combination, it will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for the Initial Public Offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the Company’s initial Business Combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) Business Day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If the holders exercise their public warrants on a cashless basis, they would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00:    The Company may redeem the outstanding warrants:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any twenty (20) trading days within a thirty (30)-trading day period commencing at least 30 days after completion of the initial business combination and ending three (3) Business Days before we send the notice of redemption to the warrant holders.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 4. INITIAL PUBLIC OFFERING (cont.)

Additionally, if the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Cantor Fitzgerald & Co. purchased an aggregate of 6,850,000 warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or $6,850,000 in the aggregate, in a private placement. Of those 6,850,000 Private Placement Warrants, the Sponsor purchased 4,275,000 Private Placement Warrants and Cantor Fitzgerald & Co. purchased 2,575,000 Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

The Private Placement Warrants were identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, Cantor Fitzgerald & Co. or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to private placement warrants held by Cantor Fitzgerald & Co. and/or its designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(8).

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On April 8, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of the Company’s expenses, for which the Company issued 5,750,000 founders shares to the Sponsor. Up to 750,000 of the founder shares may be surrendered by the Sponsor for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. On August 19, 2024, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 founder shares are no longer subject to forfeiture.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of (i) one (1) year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any founder shares (the “Lock-up”). Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivision, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the Lock-up.

Promissory Note — Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2024 or the closing of the Initial Public Offering. The Company repaid all the outstanding balance of the note at the closing of the Initial Public Offering on August 19, 2024. Borrowings under the note are no longer available.

Administrative Services Agreement

The Company entered into an agreement, commencing on August 15, 2024, through the earlier of consummation of the initial Business Combination and the liquidation, to pay the Sponsor $15,000 per month for office space, utilities and secretarial and administrative support services. For the period from April 4, 2024 (inception) through December 31, 2024, the Company incurred $62,500 for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024, no such Working Capital Loans were outstanding.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 7. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to Eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the founder shares, Private Placement Warrants and the Class A ordinary shares underlying such Private Placement Warrants and Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The underwriters have a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,000,000 units to cover over-allotments, if any. On August 19, 2024, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase the additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriters were entitled to a cash underwriting discount of $4,000,000 (2.0% of the gross proceeds of the units offered in the Initial Public Offering, excluding any proceeds from units sold pursuant to the underwriters’ over-allotment option). Additionally, the underwriters are entitled to a deferred underwriting discount of 4.40% of the gross proceeds of the Initial Public Offering held in the Trust Account other than those sold pursuant to the underwriters over-allotment option and 6.40% of the gross proceeds sold pursuant to the underwriter’s over-allotment option, $10,720,000 in the aggregate, payable upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement. At December 31, 2024, the balance of the deferred underwriting fee payable was $10,720,000.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 8. SHAREHOLDER’S DEFICIT

Preference Shares — The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. As of December 31, 2024, there were no shares of preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. As of December 31, 2024, there were no shares of Class A ordinary shares issued or outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. On April 8, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, or approximately $0.004 per share. As of December 31, 2024, there were 5,750,000 Class B ordinary shares issued and outstanding.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the private placement warrants issued to the sponsor), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 8. SHAREHOLDER’S DEFICIT (cont.)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another the company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of the approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets that are measured at fair value on December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
	Level	2024
Assets:
Money market mutual fund held in Trust Account	1	$235,193,585

The following table presents information about the Company’s assets that are measured at fair value on August 19, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		August 19,
	Level	2024
Equity:
Fair value of Public Warrants for Class A ordinary shares subject to redemption allocation	3	$529,000

The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

August 19,
2024
Underlying share price	$9.98
Exercise price	$11.50
Term (years)	7.0
Risk-free rate	3.78%
Volatility	9.0%

The Company accounted for warrants issued at the IPO under equity treatment, as such, no subsequent re-measurement is required.

NOTE 10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 10. SEGMENT INFORMATION (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income that also is reported on the statement of operations as net income. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income and total assets, which include the following:

December 31,
2024
Trust Account	$235,193,585
Cash	$668,089

December 31,
2024
Net income (loss)	$3,408,788
General and administrative expenses	$634,797
Interest earned on marketable securities held in Trust Account	$4,043,585

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

Net income (loss) and general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

On March 26, 2025, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) by and among the Company, Terrestrial Energy Inc., a Delaware corporation (“Terrestrial Energy”), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Company (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into Terrestrial Energy (the “Merger”), with Terrestrial Energy continuing as the surviving entity (the “Surviving Company”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” The combined company’s business will continue to operate through Terrestrial Energy and its subsidiaries.

HCM II ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 11. SUBSEQUENT EVENTS (Cont.)

The Business Combination Agreement and the Business Combination were unanimously approved by the board of directors of the Company and the board of directors of Terrestrial Energy.

The Business Combination is expected to close in the fourth quarter of 2025, subject to the receipt of the required approvals by Company’s shareholders and the fulfilment of other customary closing conditions.

In addition to the Merger, the Company will, subject to obtaining the required shareholder approvals and at least one (1) day prior to the date of the Closing, change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. The Company will provide its public shareholders the opportunity to elect, at least two (2) Business Days prior to the Company shareholder’s meeting, to redeem their shares on the terms and conditions set forth in the Business Combination Agreement and the Company’s governing documents (the “Redemption”). Subject to the receipt of approval from shareholders of the Company, and at least one (1) day prior to the Domestication, the Company will carry out the Redemption.

By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of the Company’s shareholders: (i) immediately prior to the Domestication, each of the then issued and outstanding Class B Ordinary Shares of the Company will convert automatically, on a one-for-one basis, into one (1) Class A Ordinary Share, par value of $0.0001 per share, of the Company; and (ii) immediately following the Sponsor Share Conversion, in connection with the Domestication, (x) each then issued and outstanding Class A Ordinary Share (other than any Class A Ordinary Share included in the Cayman Purchaser Units (as defined in the Business Combination Agreement)) will convert automatically, on a one-for-one basis, into one (1) share of common stock, par value $0.0001 per share, of the Company (after the Domestication) (the “New Terrestrial Common Share”); (y) each of the then issued and outstanding warrants (other than any Cayman Purchaser Public Warrants (as defined in the Business Combination Agreement) included in the Cayman Purchaser Units) representing the right to purchase one (1) Class A Ordinary Share will convert automatically into a warrant to acquire one (1) share of New Terrestrial Common Share (each a “New Terrestrial Warrant”); and (z) each of the then issued and outstanding Cayman Purchaser Units will be cancelled and each holder thereof will be entitled to one share of New Terrestrial Common Share and one-half (1/2) of one (1) New Terrestrial Warrant.

The Company has also entered into the PIPE Subscription Agreements, each dated as of March 26, 2025, with the PIPE Investors, pursuant to which, among other things, the Company has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, the PIPE Financing. The PIPE Investors are permitted, under the PIPE Subscription Agreements, to satisfy their commitments thereunder if they hold shares of New Terrestrial Common Share that qualify as Non-Redeemed Shares (as defined herein), subject to certain conditions and restrictions set forth in the PIPE Subscription Agreements.

ANNEX B

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION STATEMENT

IN RESPECT OF THE SPECIAL MEETING OF SHAREHOLDERS OF

TERRESTRIAL ENERGY CANADA (EXCHANGE) INC.

TO BE HELD ON OCTOBER 20, 2025

PROPOSED EXCHANGECO RECAPITALIZATION

IN CONNECTION WITH THE PROPOSED MERGER OF TERRESTRIAL ENERGY INC. WITH HCM

II MERGER SUB INC.

Dated as of October 6, 2025

TERRESTRIAL ENERGY CANADA (EXCHANGE) INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of exchangeable shareholders of Terrestrial Energy Canada (Exchange) Inc. (“ExchangeCo” or the “Corporation”) will be held on October 20, 2025 at 8:30 a.m. (Eastern Time) at the offices of Terrestrial Energy Inc. (“TEI” or “DelawareCo”), 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217 for the following purposes:

1.	to consider, and if deemed advisable, approve, with or without amendment, separate special resolutions of the holders of: common exchangeable shares in the capital of the Corporation (the “Common Exchangeable Shares”) and preferred exchangeable shares in the capital of ExchangeCo (the “Preferred Exchangeable Shares”, and together with Common Exchangeable Shares, the “Existing Exchangeable Shares”), voting both together as a single class and separately as single classes, the full text of which is set forth in Appendix A of the accompanying management information statement (the “Information Statement”), approving a recapitalization of the Existing Exchangeable Shares (the “ExchangeCo Recapitalization”) in connection with the proposed merger (the “Merger”) of TEI with HCM II Merger Sub Inc. (“Merger Sub”), a direct, wholly-owned subsidiary of HCM II Acquisition Corp. (the “SPAC”), pursuant to the Business Combination Agreement among TEI, the SPAC and Merger Sub dated March 26, 2025, and approving the articles of amendment of ExchangeCo (the “Articles of Amendment”) to:
(a)

create two new classes of exchangeable shares – Class B exchangeable shares and Class C exchangeable shares of ExchangeCo (collectively, the “New Exchangeable Shares”) – with substantially the same rights, privileges, restrictions and conditions as the Existing Exchangeable Shares, except as described under the section entitled Description of the New Exchangeable Shares – Summary Table in the Information Statement accompanying this notice;

(b)	rename the Common Exchangeable Shares as “Class A Common Exchangeable Shares” and the Preferred Exchangeable Shares as “Class A Preferred Exchangeable Shares”; and
(c)

exchange, on a 1-for-1 basis, each Class A Common Exchangeable Share for a Class B exchangeable share of ExchangeCo and each Class A Preferred Exchangeable Share for a Class C exchangeable share of ExchangeCo (such that, for greater clarity, upon the filing of the Articles of Amendment, there shall be no Class A Common Exchangeable Shares or Class A Preferred Exchangeable Shares issued and outstanding); and

2.	to transact such further or other business as may properly come before the Meeting and any adjournments thereof.

In addition, as part of the ExchangeCo Recapitalization, the holders of Existing Exchangeable Shares are being asked to consider, and if deemed advisable, approve, pursuant to Section 6.9 of the Exchange and Support Agreement among ExchangeCo, TEI and Terrestrial Energy Canada (Call) Inc. (“CallCo”, and together with ExchangeCo and TEI, the “Parties”) dated April 5, 2024 (the “Existing Exchange and Support Agreement”), by executing the Proxy and Approval Form (as defined below) accompanying the Information Statement:

1.

ExchangeCo’s entry into the amended and restated exchange and support agreement (the “First A&R Exchange and Support Agreement”) with TEI and CallCo amending the Existing Exchange and Support Agreement; and

2.

ExchangeCo’s entry into the second amended and restated exchange and support agreement (the “Second A&R Exchange and Support Agreement”) amending the First A&R Exchange and Support Agreement with the SPAC (which will, following the closing of the Merger, change its name to “Terrestrial Energy Inc.”) and the Parties as parties, to be executed upon, and contingent upon, the closing of the Merger (for clarity, the Second A&R Exchange and Support Agreement would no longer need to include DelawareCo as a party as the SPAC will be taking DelawareCo’s place as the successor, parent company in connection with the Merger).

Information about the Meeting

The specific details of the matters proposed to be put before the Meeting are set forth in the Information Statement, which accompanies this Notice of Special Meeting and form’s part hereof.

Your Vote is Important

As a shareholder, it is very important that you read this material carefully and then vote your shares, either by proxy or in person at the Meeting.

This notice is accompanied by a proxy and approval form (the “Proxy and Approval Form”). We request that shareholders who are unable to attend the Meeting in person complete the Proxy and Approval Form with the Corporation through SRS Acquiom’s (the “Solicitation Agent”) Clearinghouse portal, accessible pursuant to the log-in instructions provided by email to such Voting Shareholder from the Solicitation Agent no later than 8:30 a.m. (Eastern Time) on October 16, 2025, or 48 hours preceding any reconvened meeting following any postponement or adjournment of the Meeting. If the required resolutions are not approved at the Meeting or the holders of two-thirds of the Existing Exchangeable Shares do not approve the First A&R Exchange and Support Agreement and the Second A&R Exchange and Support Agreement, the ExchangeCo Recapitalization will not be completed.

The purpose of the ExchangeCo Recapitalization is to allow eligible holders of Existing Exchangeable Shares to receive a full or partial tax deferral available under the Income Tax Act (Canada) in connection with the Merger that would not be available to them if their Existing Exchangeable Shares were exchanged for shares of common stock of DelawareCo (the “DelawareCo Common Shares”) and/or shares of Series A preferred stock of DelawareCo (the “DelawareCo Series A Preferred Shares”).

ii

If the ExchangeCo Recapitalization is not approved and the ExchangeCo Recapitalization is not completed prior to or concurrently with closing of the Merger (the “Closing”), then immediately prior to the effective time of the Merger (the “Effective Time”), but conditional upon Closing, DelawareCo will cause each Common Exchangeable Share to be exchanged for a DelawareCo Common Share and each Preferred Exchangeable Share to be exchanged for a DelawareCo Series A Preferred Share, as applicable and in accordance with the terms and conditions of the existing articles of incorporation, as amended, of ExchangeCo, and pursuant to the Merger, each such DelawareCo Common Share or DelawareCo Series A Preferred Share issued pursuant to such exchange will be cancelled and converted at the Effective Time into the right to receive shares of common stock of the SPAC (the “New Terrestrial Common Shares”) as if such DelawareCo Common Share or DelawareCo Series A Preferred Share were issued and outstanding immediately prior to the Effective Time. Accordingly, absent the ExchangeCo Recapitalization, holders of Existing Exchangeable Shares would realize a taxable event upon the exchange of their Existing Exchangeable Shares for DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares. The Canadian tax consequences of receiving or holding New Exchangeable Shares may differ significantly from those relating to receiving or holding New Terrestrial Common Shares payable in connection with the Merger and will depend on the specific circumstances of each ExchangeCo Shareholder. Approval of the Recapitalization Resolution and completion of the ExchangeCo Recapitalization are not conditions to Closing, and the Merger may close regardless of whether these actions have been approved or completed.

For the avoidance of doubt, if the ExchangeCo Recapitalization is approved and the Merger is completed, holders of Existing Exchangeable Shares will be entitled, through their ownership of the New Exchangeable Shares, to the same number of New Terrestrial Common Shares that such holders would have received if the ExchangeCo Recapitalization was not approved.

Shareholders with questions regarding items being voted on at the Meeting may contact Steve Millsap at smillsap@terrestrialenergy.com.

The Information Statement and Proxy and Approval Form accompany this Notice of Special Meeting.

Dated this 6th day of October, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Simon Irish”

Simon Irish

Chief Executive Officer

Please complete, date, sign and return the accompanying Proxy and Approval Form at your earliest convenience. The accompanying Information Statement provides further information respecting proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice of Special Meeting.

iii

TERRESTRIAL ENERGY INC.

MANAGEMENT INFORMATION STATEMENT

Dated October 6, 2025, except where otherwise noted.

This management information statement (this “Information Statement”) is furnished in connection with the special meeting (the “Meeting”) of shareholders of Terrestrial Energy Canada (Exchange) Inc. (“ExchangeCo” or the “Corporation”) to be held at the offices of Terrestrial Energy Inc., 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217 on October 20, 2025 at 8:30 a.m. (Eastern Time) in accordance with the bylaws of the Corporation (the “Bylaws”).

VOTING SHAREHOLDERS ENTITLED TO VOTE

Each holder of Exchangeable Shares carrying the right to vote (the “Voting Shareholders”) as prescribed in the existing articles of incorporation, as amended, of ExchangeCo (the “Existing Articles”) will be entitled to: (a) one (1) vote for each Common Exchangeable Share of the Corporation held; and (b) one (1) vote for each Preferred Exchangeable Share held with respect to matters proposed to come before Voting Shareholders at the Meeting, or any adjournment or postponement thereof, and requiring a vote by Voting Shareholders.

Record Date

Only Voting Shareholders whose names have been entered in the register of Voting Shareholders as at the close of business on October 3, 2025 (the “Record Date”) will be entitled to receive notice of and vote at the Meeting.

APPOINTMENT OF PROXIES AND THE PROXY AND APPROVAL FORM

A Voting Shareholder who is unable to participate in the Meeting is entitled to appoint a proxy holder, or one or more alternate proxy holders, who need not be Voting Shareholders, to participate and act as their representative at the Meeting, or any adjournment or postponement thereof, in the manner and to the extent authorized and with the authority conferred by the proxy. Any such proxy appointment will be made in writing, executed by the Voting Shareholder and will comply with the requirements of the Business Corporations Act (Ontario) (the “OBCA”). A Voting Shareholder wishing to appoint a proxy holder is required to complete and duly execute a valid and legal form of proxy and approval form (the “Proxy and Approval Form”) with the Corporation through SRS Acquiom’s (the “Solicitation Agent”) Clearinghouse portal (the “Portal”), accessible pursuant to the log-in instructions provided by email to such Voting Shareholder from the Solicitation Agent, by no later than 8:30 a.m. (Eastern Time) on October 16, 2025 or no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any reconvened Meeting following any postponement or adjournment of the Meeting. Failure to properly complete a Proxy and Approval Form may result in its invalidation.

In addition, Section 6.9 of the Exchange and Support Agreement among ExchangeCo, Terrestrial Energy Inc. (“TEI” or “DelawareCo”) and Terrestrial Energy Canada (Call) Inc. (“CallCo”) dated April 5, 2024 (the “Existing Exchange and Support Agreement”) requires the written approval of the holders of two-thirds of the outstanding Existing Exchangeable Shares in order for the Existing Exchange and Support Agreement to be amended. Voting Shareholders are accordingly also asked to complete the Proxy and Approval Form for the purposes of considering, and if deemed advisable, approving, the Exchange and Support Agreements (as defined below), as further described below.

A Voting Shareholder who has submitted a Proxy and Approval Form may revoke the proxy appointment contained therein at any time prior to the exercise thereof. In addition to any other manner permitted by law, a proxy may be revoked before it is exercised by an instrument in writing executed in the same manner as a proxy and completed and duly executed through the Solicitation Agent’s Portal, accessible pursuant to the log-in instructions provided by email to you from the Solicitation Agent at any time up to 8:30 a.m. (Eastern Time) on October 16, 2025 or no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any reconvened Meeting following any postponement or adjournment of the Meeting, and thereupon the proxy is revoked.

A Voting Shareholder participating at the Meeting has the right to vote at the Meeting and, if he or she does so, his or her proxy appointment contained in the Proxy and Approval Form is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof. A Voting Shareholder participating at the Meeting who has not completed a Proxy and Approval Form will be presented with a form to consider, and if deemed advisable, approve the Exchange and Support Agreements.

1

USE OF DISCRETIONARY POWER CONFERRED BY THE PROXIES

Existing Exchangeable Shares represented by proxies will be voted in accordance with the instructions of the Voting Shareholder on any ballot that may be called for and, if a Voting Shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Existing Exchangeable Shares represented by proxy will be voted accordingly. Where no choice is specified, the proxy will confer discretionary authority and will be voted FOR all matters proposed by management at the Meeting. The enclosed form of proxy also confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the notice with respect to this Meeting and with respect to any other matters which may properly come before the Meeting in such manner as the nominee in his or her judgment may determine. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

PARTICULARS OF THE MATTERS TO BE ACTED UPON

ExchangeCo Recapitalization

On March 26, 2025, HCM II Acquisition Corp. (the “SPAC”) entered into a business combination agreement (the “Business Combination Agreement”) with its wholly-owned subsidiary, HCM II Merger Sub Inc. (“Merger Sub”) and Terrestrial Energy Inc. (“TEI” or the “DelawareCo”), pursuant to which Merger Sub will merge with and into TEI, with TEI surviving as a wholly-owned subsidiary of the SPAC. In connection with the transaction (the “Merger”), the SPAC will transfer and domesticate from the Cayman Islands to Delaware, convert its existing shares and warrants into equivalent Delaware securities (the “Domestication”), in each case as more fully described in the proxy statement/prospectus attached as Exhibit A to the Notice of Special Meeting of Stockholders of TEI that each Voting Shareholder has received through the Solicitation Agent’s Portal. Upon completion of the Merger and the Domestication, the SPAC will continue the business of TEI as a publicly traded entity and will change its name to “Terrestrial Energy Inc.”. In connection with the Merger, and in order to preserve certain existing tax deferral benefits for holders of Existing Exchangeable Shares as further described below, TEI intends to complete a recapitalization of Existing Exchangeable Shares (the “ExchangeCo Recapitalization”) to allow holders of Existing Exchangeable Shares to maintain their current ownership structure following closing of the Merger (the “Closing”) with their exchangeable shares to be exchangeable for shares of common stock in the SPAC (the “New Terrestrial Common Shares”), as more fully described below.

At the Meeting, Voting Shareholders will be asked to consider a resolution (the “Recapitalization Resolution”), which is set forth in Appendix A to this Information Statement, to approve a series of transactions, including the Existing Articles. Specifically, the Recapitalization Resolution provides for the approval of the articles of amendment of ExchangeCo (the “Articles of Amendment”) to:

(a)

create two new classes of exchangeable shares of ExchangeCo – Class B exchangeable shares (“Class B Exchangeable Shares”) and Class C exchangeable shares of ExchangeCo (“Class C Exchangeable Shares”, and together with the Class B Exchangeable Shares, the “New Exchangeable Shares”) – with substantially the same rights, privileges, restrictions and conditions as the existing Exchangeable Shares (collectively, the “Existing Exchangeable Shares”), except as described under the section entitled Description of the New Exchangeable Shares – Summary Table in the Information Statement accompanying this notice;

(b)	rename the Common Exchangeable Shares as “Class A Common Exchangeable Shares” and the Preferred Exchangeable Shares as “Class A Preferred Exchangeable Shares”; and
(c)

exchange, on a 1-for-1 basis, each Class A Common Exchangeable Share for a Class B Exchangeable Share and each Class A Preferred Exchangeable Share for a Class C Exchangeable Share of ExchangeCo (such that, for greater clarity, upon the filing of the Articles of Amendment, there shall be no Class A Common Exchangeable Shares or Class A Preferred Exchangeable Shares issued and outstanding).

In addition, as part of the ExchangeCo Recapitalization, the holders of Existing Exchangeable Shares are being asked to consider, and if deemed advisable, approve, pursuant to Section 6.9 of the Existing Exchange and Support Agreement, by executing the Proxy and Approval Form accompanying the Information Statement:

(a)

ExchangeCo’s entry into the amended and restated exchange and support agreement (the “First A&R Exchange and Support Agreement”) among the Parties amending the Existing Exchange and Support Agreement; and

2

(b)

ExchangeCo’s entry into the second amended and restated exchange and support agreement (the “Second A&R Exchange and Support Agreement”) amending the First A&R Exchange and Support Agreement with the SPAC and the Parties as parties, to be executed upon, and contingent upon, the Closing (for clarity, the Second A&R Exchange and Support Agreement would no longer need to include DelawareCo as a party as the SPAC would be taking DelawareCo’s place as the successor, parent company in connection with the Merger).

For greater certainty, the entry into the Second A&R Exchange and Support Agreement by the SPAC and the Parties is contingent on the completion prior to or concurrent with the Closing of the ExchangeCo Recapitalization, as further described below. If the Merger is not completed, the First A&R Exchange and Support Agreement will remain in effect and the New Exchangeable Shares will remain exchangeable for the applicable shares of DelawareCo, on substantially the same terms as the Existing Exchangeable Shares.

The purpose of the ExchangeCo Recapitalization is to ensure holders of the Existing Exchangeable Shares have the option to continue holding exchangeable shares exchangeable for New Terrestrial Common Shares at the election of such holders (subject to the terms and conditions of the Articles of Amendment) following completion of the Merger, rather than compelling their Existing Exchangeable Shares to be automatically exchanged for shares of common stock of DelawareCo (the “DelawareCo Common Shares”) or shares of Series A preferred stock of DelawareCo (the “DelawareCo Series A Preferred Shares”), as applicable, prior to the Merger, which shares would then be cancelled and converted at the effective time of the Merger into the right to receive New Terrestrial Common Shares as described below under “Particulars of the Matters to be Acted Upon – Reasons for the ExchangeCo Recapitalization” and in the proxy statement/prospectus attached as Exhibit A to the Notice of Special Meeting of Stockholders of TEI.

If the ExchangeCo Recapitalization is approved and completed, holders of:

(a)

Common Exchangeable Shares will hold one Class B Exchangeable Share for each Common Exchangeable Share owned immediately prior to the ExchangeCo Recapitalization which will, following the Closing (if the Merger is completed), be exchangeable for New Terrestrial Common Shares rather than DelawareCo Common Shares; and

(b)

Preferred Exchangeable Shares will hold one Class C Exchangeable Share for each Preferred Exchangeable Share owned immediately prior to the ExchangeCo Recapitalization which will, following the Closing (if the Merger is completed), be exchangeable for New Terrestrial Common Shares rather than DelawareCo Series A Preferred Shares, as applicable.

If the ExchangeCo Recapitalization is not approved and the ExchangeCo Recapitalization is not completed prior to or concurrently with Closing, then immediately prior to the effective time of the Merger (the “Effective Time”), but conditional upon Closing, DelawareCo will cause each Common Exchangeable Share to be exchanged for DelawareCo Common Shares and each Preferred Exchangeable Share to be exchanged for DelawareCo Series A Preferred Shares, as applicable and in accordance with the terms and conditions of the Existing Articles, and pursuant to the Merger, each such DelawareCo Common Share or DelawareCo Series A Preferred Share issued pursuant to such exchange will be cancelled and converted at the Effective Time into the right to receive New Terrestrial Common Shares as if such DelawareCo Common Share or DelawareCo Series A Preferred Share were issued and outstanding immediately prior to the Effective Time.

For clarity, in order for the ExchangeCo Recapitalization to be approved, (i) the Recapitalization Resolution must pass, and (ii) holders of two-thirds of the Existing Exchangeable Shares must provide their written approval of the Exchange and Support Agreements (the “Amendment Approval Threshold”) by executing the Form of Proxy and Approval Form.

In order to pass, the Recapitalization Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast on such resolution by: (i) the holders of the Existing Exchangeable Shares, voting together as a single class (excluding any Existing Exchangeable Shares of that class/series held by DelawareCo, CallCo or an affiliate), (ii) the holders of Common Exchangeable Shares, voting as a single class; and (iii) the holders of Preferred Exchangeable Shares, voting as a single class, in each case, present or represented by proxy at the Meeting. Unless a Voting Shareholder has specified in the enclosed form of proxy that the Existing Exchangeable Shares represented by such proxy are to be voted against the Recapitalization Resolution, the person named in the enclosed form of proxy will vote FOR the Recapitalization Resolution.

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If the Recapitalization Resolution is not approved at the Meeting or if the Amendment Approval Threshold is not obtained, the ExchangeCo Recapitalization will not be completed. If either the Recapitalization Resolution is passed, but the Amendment Approval is not obtained, or the Amendment Approval Threshold is obtained but the Recapitalization is not passed, the ExchangeCo Recapitalization will not be completed. Approval of the Recapitalization Resolution and completion of the ExchangeCo Recapitalization are not conditions to closing of the Merger, and the Merger may close regardless of whether these actions have been approved or completed, as applicable.

Board of Directors Recommendation

The board of directors of ExchangeCo (the “ExchangeCo Board”) unanimously recommends that Voting Shareholders vote FOR the Recapitalization Resolution and execute the Proxy and Approval Form approving the Exchange and Support Agreements. In making its determination, the ExchangeCo Board considered a number of factors, as described below under “Particulars of the Matters to be Acted Upon – Reasons for the ExchangeCo Recapitalization”. If the Recapitalization Resolution is not approved at the Meeting, the ExchangeCo Recapitalization will not be completed.

Approving the exchange for New Exchangeable Shares of New Terrestrial Energy instead of New Terrestrial Common Shares to be received as consideration pursuant to the Merger

If the ExchangeCo Recapitalization is approved, holders of Existing Exchangeable Shares will, in effect, be choosing to receive (a) New Exchangeable Shares exchangeable for the New Terrestrial Common Shares, subject to customary adjustments, rather than (b) New Terrestrial Common Shares issuable immediately on Closing. As a result of the ExchangeCo Recapitalization, holders receiving New Exchangeable Shares may be eligible to defer the Canadian income tax otherwise payable on any capital gain that may arise from the disposition of their DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares that would otherwise occur if the Existing Exchangeable Shares were exchanged for such DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares, as applicable, at Closing. If the ExchangeCo Recapitalization is not approved, the Existing Exchangeable Shares will be exchanged for DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares, as applicable, which would then be cancelled and converted into the right to receive New Terrestrial Common Shares on Closing, which will result in a taxable event at that time. For the avoidance of doubt, if the ExchangeCo Recapitalization is approved and the Merger is completed, holders of Existing Exchangeable Shares will be entitled, through their ownership of the New Exchangeable Shares, to the same number of New Terrestrial Common Shares that such holders would have received if the ExchangeCo Recapitalization was not approved.

Background and Reasons for the ExchangeCo Recapitalization

The purpose of the ExchangeCo Recapitalization is to allow eligible holders of Existing Exchangeable Shares to receive a full or partial tax deferral available under the Income Tax Act (Canada) (the “Tax Act”) in connection with the Merger that would not be available to them if their Existing Exchangeable Shares were exchanged for DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares and ultimately issued New Terrestrial Common Shares pursuant to the Merger. Absent the ExchangeCo Recapitalization, holders of Existing Exchangeable Shares would realize a taxable event upon the exchange of their Existing Exchangeable Shares for DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares. The Canadian tax consequences of receiving or holding New Exchangeable Shares may differ significantly from those relating to receiving or holding New Terrestrial Common Shares payable in connection with the Merger and will depend on the specific circumstances of each ExchangeCo Shareholder.

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The approval of the ExchangeCo Recapitalization will accordingly result in a new exchangeable share structure under which the existing Common Exchangeable Shares will be exchanged on a one-for-one basis for Class B Exchangeable Shares and the existing Preferred Exchangeable Shares will be exchanged on a one-for-one basis for Class C Exchangeable Shares. The ExchangeCo Recapitalization will permit the board of directors of TEI to designate the Merger as a transaction that does not trigger the automatic redemption and exchange of the New Exchangeable Shares. This will allow holders to defer the exchange until a date following the Merger (subject to applicable share conditions) and, as a result, potentially benefit from a tax deferral under the Tax Act as referenced above. Following the Merger, the New Exchangeable Shares will (a) have the same anti-dilution protections and economic equivalence features as the existing Exchangeable Shares (with respect to changes in the capital structure of the SPAC), and (b) be exchangeable for New Terrestrial Common Shares following the Merger on substantially the same terms as the current structure and for such number of New Terrestrial Common Shares equal to what the holder of such Exchangeable Shares would have received pursuant to the Merger if the Existing Exchangeable Shares were exchanged for shares of DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares prior to the Merger, subject to customary adjustments, except that:

(a)

an initial public offering or SPAC transaction, such as the Merger, will no longer trigger an automatic exchange of the New Exchangeable Shares (the current structure provides for an automatic exchange of Existing Exchangeable Shares for DelawareCo Common Shares or DelawareCo Series A Preferred Shares, as applicable, in connection with an initial public offering or business combination with a SPAC) if the board of directors of DelawareCo (the “DelawareCo Board”) so designates;

(b)

while the New Exchangeable Shares will continue to be exchangeable for DelawareCo Shares (as defined below), as applicable, prior to the Merger, following the Merger, as referenced above, the New Exchangeable Shares will be exchangeable for New Terrestrial Common Shares (with the holder of New Exchangeable Shares entitled to such number of New Terrestrial Common Shares equal to what such holder would have been pursuant to the Merger if the Existing Exchangeable Shares were exchanged for shares of DelawareCo Common Shares and/or DelawareCo Series A Preferred Shares prior to the Merger, subject to customary adjustments, upon any such exchange); and

(c)

New Terrestrial Energy will have the right to elect to redeem all New Exchangeable Shares at any time following the fifth (5th) anniversary of the implementation of the ExchangeCo Recapitalization or if the number of New Exchangeable Shares is less than 10% of the total number of New Exchangeable Shares existing on such implementation date (as opposed to TEI’s current right to elect to redeem all Existing Exchangeable Shares on the date that the number of Existing Exchangeable Shares is less than 5% of the Existing Exchangeable Shares issued on April 5, 2024).

Special Voting Preferred Stock on Closing

Holders of Existing Exchangeable Shares currently also hold shares (the “Terrestrial Special Voting Shares”) of preferred stock of TEI designated as “Special Voting Preferred Stock” through which holders of Existing Exchangeable Shares are able to exercise voting rights equivalent to those of holders of DelawareCo Shares. If the Exchangeable Recapitalization is approved, but Closing does not occur, holders of the Existing Exchangeable Shares will maintain their voting rights in DelawareCo through the Terrestrial Special Voting Shares. If the Exchangeable Recapitalization is approved and the Merger is completed, each Terrestrial Special Voting Share will be cancelled and converted into the right to receive one share of preferred stock, par value $0.0001 per share, of the SPAC designated as “Special Voting Preferred Stock” pursuant to the SPAC’s certificate of incorporation. If the Exchangeable Recapitalization is not completed prior to Closing, each Terrestrial Special Voting Share will be cancelled for no consideration on Closing.

Other Matters to Be Acted Upon

As of the date of this Information Statement, management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Special Meeting. However, if any other matters properly come before the Meeting, the accompanying proxy will be voted on such matters in the best judgment of the person or persons voting the proxy.

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VOTING SECURITIES

As at the date hereof, the authorized share capital of the Corporation consists of an unlimited number of common shares (the “ExchangeCo Common Shares”), an unlimited number of Common Exchangeable Shares and an unlimited number of Preferred Exchangeable Shares, of which 100 ExchangeCo Common Shares, 530,924 Common Exchangeable shares and 6,200 Preferred Exchangeable Shares have been duly issued and are outstanding as fully paid and non-assessable shares.

The Common Exchangeable Shares and the Preferred Exchangeable Shares do not carry voting rights, except as required by applicable law and by Section 1.2 of the Existing Articles, which addresses the amendment of the rights and privileges attaching to any class/series of the Existing Exchangeable Shares such as those proposed pursuant to the ExchangeCo Recapitalization. Each holder of: (a) ExchangeCo Common Shares is entitled to one (1) vote for each ExchangeCo common share held at all meetings of shareholders of the Corporation; (b) Common Exchangeable Shares is entitled to one (1) vote for each Common Exchangeable Share held at such meetings of Shareholders where such holder is entitled to vote; and (c) Preferred Exchangeable Shares is entitled to one (1) vote for each Preferred Exchangeable shares held at such meetings of Shareholders where such holder is entitled to vote.

A quorum of Voting Shareholders is present at a meeting of shareholders if the holders of not less than 51% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

DESCRIPTION OF EXCHANGEABLE SHARES

The following summary description of certain material provisions of the exchangeable share provisions specified in the Articles of Amendment (the “Exchangeable Share Provisions”) is not comprehensive and is qualified in its entirety by reference to the complete text thereof, substantially in the form of the Articles of Amendment attached as Appendix B to this Information Statement, which has been provided in the form of a redline to the Existing Articles. For clarity, the clean draft of the Articles of Amendment will be the Articles of Amendment filed in connection with the ExchangeCo Recapitalization if the Exchange Resolution and the Exchange and Support Agreements are approved.

Capitalized terms used in this section that are not otherwise defined have the meanings specified in the Articles of Amendment.

The New Exchangeable Shares will be issued by ExchangeCo and will:

(a)

prior to the Closing carry, as nearly as reasonably practicable, equivalent economic entitlements to those of the DelawareCo Common Shares and DelawareCo Series A Preferred Shares (together with the DelawareCo Common Shares, the “DelawareCo Shares”) for which they are exchangeable prior to the Closing;

(b)	following the Closing, carry, as nearly as reasonably practicable, equivalent economic entitlements to those of the New Terrestrial Common Shares for which they will be exchangeable following Closing.

Regardless of the mechanism by which the New Exchangeable Shares are exchanged, as described in more detail below, and except in connection with any unpaid dividends or distributions in cash or other property, New Exchangeable Shareholders will only receive (i) DelawareCo Common Shares or DelawareCo Series A Preferred Shares, as applicable, in exchange for their Existing Exchangeable Shares for any exchange prior to Closing, or (ii) New Terrestrial Common Shares for any exchange of New Exchangeable Shares following Closing. For clarity, if Closing does not occur, the Second A&R Exchange and Support Agreement will not be entered into and the New Exchangeable Shares will only be exchangeable for DelawareCo Common Shares or DelawareCo Series A Preferred Shares, as applicable.

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Sequence of ExchangeCo Recapitalization Assuming the Completion of the Merger

The following table summarizes the treatment of New Exchangeable Shares at two stages, (i) the first stage following the filing of the Articles of Amendment and the entry into the First A&R Exchange and Support Agreement, and (ii) the second stage following Closing and the entry into the Second A&R Exchange and Support Agreement (assuming the ExchangeCo Recapitalization is approved and the Merger is completed) as follows:

Step No.	Event	Treatment of New Exchangeable Shares

1.	Filing of Articles of Amendment and entry into First A&R Exchange and Support Agreement

Each Common Exchangeable Share is exchanged for a Class B Exchangeable Share, which will then be exchangeable for DelawareCo Common Shares, and each Preferred Exchangeable Share is exchanged for a Class C Exchangeable Share, which will then be exchangeable for DelawareCo Series A Preferred Shares, in each case until Closing.

2.	Closing of the Merger and entry into the Second A&R Exchange and Support Agreement

Each Class B Exchangeable Share and Class C Exchangeable Share will be exchangeable for such number of New Terrestrial Common Shares as holders of such shares would have received had they exchanged their Existing Exchangeable Shares prior to Closing.

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Summary Table of Changes to the terms of the Existing Exchangeable Shares

Following the ExchangeCo Recapitalization, the terms of the New Exchangeable Shares which the Existing Exchangeable Shares will be exchanged into will differ from the terms of the Existing Exchangeable Shares. The summary table below reflects the material changes between the two sets of ExchangeCo share terms and is not comprehensive. As described above, it is qualified in its entirety by reference to the full text of the Articles of Amendment set out in Appendix B to this Information Statement, which has been provided in the form of a redline to the Existing Articles. Capitalized terms used but not defined in this summary have the meanings given to them in the Articles of Amendment.

Amended Share Provision and Description	Pre-ExchangeCo Recapitalization	Post-ExchangeCo Recapitalization

Resulting exchanged security in connection with a Liquidation Event, retraction or redemption

The Liquidation Event, retraction, and redemption mechanics differ for the New Exchangeable Shares by introducing a more structured and conditional framework that distinguishes between two scenarios: one where a Board Designated Sale Transaction has occurred and one where it has not.

In the Existing Articles, Existing Exchangeable Shares can only be exchanged for DelawareCo Shares.

The post-ExchangeCo Recapitalization Exchangeable Share Provisions provide for exchange mechanics whereby:

(a)   prior to a Board Designated Sale Transaction, New Exchangeable Shares will be exchangeable, either in connection with a Liquidation Event, a retraction pursuant to a request from the holder or a redemption, for DelawareCo Shares; and

(b)   following a Board Designated Sale Transaction, such as the Merger, the New Exchangeable Shares will be exchangeable, either in connection with a Liquidation Event, a retraction pursuant to a request from the holder or a redemption, for ParentCo Shares, being, following the Merger if the Merger is completed, New Terrestrial Common Shares.

Definition / Operative of Redemption Date

The “Redemption Date” definition which triggers the redemption mechanics under the Existing Articles has been split into two types of redemption-triggering events in the Articles of Amendment:

(a)   the “DelawareCo Redemption Date” prior to a Board Designated Sale Transaction; and

( )   the “ParentCo Redemption Date”, which trigger a separate set of redemption mechanics that would be applicable following a Board Designated Sale Transaction.

The “Redemption Date” is the earliest date on which all outstanding Existing Exchangeable Shares may be redeemed. This date can be triggered by any of the following events.

First, it can occur when the total number of Existing Exchangeable Shares held by shareholders other than DelawareCo, CallCo, and their affiliates falls below 5% of the number of Existing Exchangeable Shares originally issued as of today’s date, subject to customary adjustments.

The same “Redemption Date” concept would be revised under the Articles of Amendment in order to provide for two sets of redemption mechanics:

(a)   The “DelawareCo Redemption Date” is the earliest date on which DelawareCo may redeem all of the New Exchangeable Shares, but this right only applies if a Board Designated Sale Transaction has not already taken place. Several events could trigger this date.

First, it can occur when the total number of Existing Exchangeable Shares held by shareholders other than DelawareCo,

CallCo, and their affiliates falls below 5% of the number of New Exchangeable Shares that were originally issued as of the date of the filing of the Articles of Amendment, subject to customary adjustments.

Second, it can occur if the Tax Act is amended so that holders of New Exchangeable Shares can exchange them for the corresponding common shares without creating a taxable event under Canadian tax law. Even if this tax change occurs, the ExchangeCo Board has sole discretion to decide not to redeem the shares under this provision.

Third, the redemption date can be triggered immediately before the closing of an Approved Sale Transaction that is not a Board Designated Sale Transaction.

Fourth, it can occur in connection with a Sale Transaction that is neither an Approved Sale Transaction nor a Board Designated Sale Transaction. In these situations, the ExchangeCo Board may, in good faith and in its sole discretion, set the redemption date earlier than the transaction’s closing date if the ExchangeCo Board determines that (i) it is not reasonably practicable to continue or substantially replicate the rights and conditions of the New Exchangeable Shares after the transaction, or (ii) the consideration to be paid to DelawareCo or its shareholders in the transaction will be entirely in cash. In either case, the ExchangeCo Board will select an earlier date that it believes is reasonably practical for completing the redemption and the transaction.

Finally, the DelawareCo Redemption Date will also occur immediately before the closing of a Qualified Public Offering, such as an initial public offering of DelawareCo shares.

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Amended Share Provision and Description	Pre-ExchangeCo Recapitalization	Post-ExchangeCo Recapitalization

Second, it can occur if the Tax Act is amended to allow holders of Existing

Exchangeable Shares to exchange them for the Corresponding DelawareCo common shares without triggering a taxable event under Canadian tax law. Even if this change occurs, the ExchangeCo Board may, in its sole discretion, choose not to redeem the shares under this provision.

Third, it can occur Immediately before the closing of an Approved Sale Transaction. Fourth, it can occur in connection with a Sale Transaction that is not an Approved Sale Transaction.

Finally, the Redemption Date will also occur immediately before the closing of a Qualified Public Offering, such as an initial public offering of DelawareCo shares.

(b)   The “ParentCo Redemption Date” is the earliest date on which ParentCo may redeem all of the outstanding New Exchangeable Shares, but this right only applies if a Board Designated Sale Transaction has already taken place. Several events could trigger this date.

First, it can occur if the Tax Act is amended to allow holders of New Exchangeable Shares to exchange them for ParentCo common shares without creating a taxable event under Canadian tax law. Even if such a change is made, the ParentCo Board of Directors has the sole discretion to decide not to redeem the shares under this provision.

Second, it can occur immediately before the closing of an Approved ParentCo Sale Transaction.

Third, it can occur in connection with a ParentCo Sale Transaction that is not an Approved ParentCo Sale Transaction. In these situations, the ParentCo Board of Directors may, in good faith and in its sole discretion, set the redemption date earlier than the transaction’s closing date if the ParentCo Board of Directors determines that (i) it is not reasonably practicable to continue or substantially replicate the rights and conditions of the New Exchangeable Shares after the transaction, or (ii) the consideration to be paid to ParentCo or its shareholders in the transaction will be entirely in cash. In either case, the ParentCo Board of Directors will select an earlier date it considers reasonably practical to complete both the redemption and the transaction.

Finally, if either the Fifth Anniversary Date (five years after the issuance of the New Exchangeable Shares) or the Minority Threshold Date (the date when the percentage of New Exchangeable Shares held by outside shareholders drops below 10% of the number of New Exchangeable Shares issued on the date of the filing of the Articles of Amendment) has occurred, the ExchangeCo Board may accelerate the redemption date described above. In these

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Amended Share Provision and Description	Pre-ExchangeCo Recapitalization	Post-ExchangeCo Recapitalization

cases, the ExchangeCo Board may choose any date after the Fifth Anniversary Date or the Minority Threshold Date (as applicable) as the new redemption date, provided that shareholders are given at least 30 days’ prior written notice.

Board Designated Sale Transaction

In connection with an Approved Sale Transaction, SPAC Transaction or IPO, the DelawareCo Board will determine, in its sole discretion, that, upon closing of the transaction, each New Exchangeable Share will become exchangeable, either in connection with a Liquidation Event, retraction at the election of holder, or pursuant to a redemption, for such number of ParentCo Shares equal to the number of ParentCo Shares into which each share of DelawareCo stock is converted in connection with the applicable transaction, all in accordance with the terms and conditions set forth in the Articles of Amendment.

The concept of a Board Designated Sale Transaction does not exist in the Existing Articles.

A “Board Designated Sale Transaction” is a Corporate transaction, specifically an Approved Sale Transaction, a SPAC Transaction, or an IPO, that the DelawareCo Board has, by majority vote at a duly constituted board meeting or by written resolution, in its sole discretion, determined will trigger an automatic change in the exchange rights of the New Exchangeable Shares. In such a case, immediately after the closing of the applicable transaction, and without any action required by the holders of New Exchangeable Shares, all New Exchangeable Shares will automatically become exchangeable for ParentCo Shares under Articles 3, 4, and 6 of the Articles of Amendment, and will no longer be exchangeable for DelawareCo Shares under Articles 3, 4, and 5 of the Articles of Amendment.

Share Consideration Ratio

Because the Articles of Amendment provide for two exchange scenarios for the New Exchangeable Shares, the first in exchange for DelawareCo Shares and the second contemplating an exchange for ParentCo Shares, a provision is required to ensure that the number of ParentCo Shares issuable for New Exchangeable Shares takes into account the per DelawareCo Share share consideration provided to holders of DelawareCo shares in connection with a Board Designated Sale Transaction.

The concept of a “Share Consideration Ratio” to contemplate the issuance of shares in an acquiring entity following a Board Designated Sale Transaction for the Existing Exchangeable Shares was not required and does not exist in the Existing Articles.

New Exchangeable Shares will automatically become exchangeable for ParentCo Shares under Articles 3, 4, and 6 of the Articles of Amendment, subject to adjustment in the number of ParentCo Shares issuable for each New Exchangeable Share in connection with the Board Designated Sale Transaction in order to ensure that each New Exchangeable Share is exchanged for the same number of ParentCo Shares as received by holders of DelawareCo Shares for each DelawareCo Share held pursuant to such Board Designated Sale Transaction

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Ranking

The New Exchangeable Shares will be entitled to a preference over the Common Shares and any other shares ranking junior to the class/series of the New Exchangeable Shares with respect to: (a) the payment of dividends or other distributions to the extent provided in the Exchangeable Share Provisions; and (b) the distribution of assets upon the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo to its shareholders for the purpose of winding up its affairs (a “Liquidation Event”) to the extent provided in the Exchangeable Share Provisions.

Dividends and Other Distributions

If a dividend or other taxable distribution is made on any class/series of the DelawareCo Shares, or following a Board Designated Sale Transaction such as the Merger, the ParentCo Shares, in each case on the applicable dividend declaration date, each holder of the Corresponding Exchangeable Shares will be entitled to receive, and the ExchangeCo Board will, subject to applicable law, declare a dividend on each Corresponding Exchangeable Share payable on such dividend declaration date:

(a)

in the case of a cash dividend or other taxable distribution made on the DelawareCo Shares, or following a Board Designated Sale Transaction such as the Merger, ParentCo Shares, as applicable, in an amount in cash for each Corresponding Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the ExchangeCo Board), on such dividend declaration date, in each case, equal to the cash dividend or other taxable distribution declared on each appliable DelawareCo Share or ParentCo Shares, as applicable, on the applicable dividend declaration date; and

(b)

in the case of a dividend or other taxable distribution made on the DelawareCo Shares, or following a Board Designated Sale Transaction such as the Merger, ParentCo Shares, as applicable, in property (including, without limitation, rights, options or warrants to purchase additional DelawareCo Shares of the same class/series or ParentCo Shares) other than cash or DelawareCo Shares of the same class/series or ParentCo Shares, in such type and amount of property (by way of an in specie dividend) for each Corresponding Exchangeable Share as is the same as or economically equivalent (at the discretion of the ExchangeCo Board in accordance with the applicable Exchange and Support Agreement) to the type and amount of property declared as a dividend or other taxable distribution on each applicable DelawareCo Share or ParentCo Shares, as applicable.

Such dividends will be paid out of money, assets or property of ExchangeCo properly applicable to the payment of dividends and be designated as “eligible dividends” for purposes of the Tax Act to the maximum extent permitted by applicable law. For the avoidance of doubt, Section 2.1 of the Exchangeable Share Provisions will be applied to ensure that holders of New Exchangeable Shares are treated in a manner that is economically equivalent to the treatment of holders of Corresponding Shares and will not be applied to confer a benefit on any Person.

Notwithstanding the foregoing, in the case of a stock or share dividend or other taxable distribution made on (i) the DelawareCo Shares to be made in DelawareCo Shares of the same class/series or (ii) the ParentCo Shares to be made in ParentCo Shares, no dividend will be required to be paid on the Corresponding Exchangeable Shares but a corresponding and contemporaneous and economically equivalent (at the discretion of the ExchangeCo Board in accordance with the applicable Exchange and Support Agreement) subdivision of the outstanding Corresponding Exchangeable Shares. For greater certainty, subject to applicable law, no approval of the holders of New Exchangeable Shares to an amendment to the articles of ExchangeCo will be required to give effect to such subdivision.

Record Date

The record date for the determination of the holders of New Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or taxable distribution declared on the New Exchangeable Shares under Section 2.1 of the Exchangeable Share Provisions are the same dates as the record date and payment date, respectively, for the corresponding dividend or taxable distribution declared on the Corresponding Shares. The record date for the determination of the holders of New Exchangeable Shares entitled to receive New Exchangeable Shares in connection with any subdivision of the New Exchangeable Shares under Section 2.1 of the Exchangeable Share Provisions and the effective date of such subdivision will be the same dates as the record and payment date, respectively, for the corresponding stock dividend or taxable distribution declared on the Corresponding Shares.

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If, on any payment date under Section 2.2 of the Exchangeable Share Provisions for any dividends or taxable distributions declared on a class/series of the New Exchangeable Shares, the dividends or taxable distributions are not paid in full on all of the outstanding New Exchangeable Shares of the class/series, any such dividends or taxable distributions that remain unpaid will be paid on a subsequent date or dates determined by the ExchangeCo Board (in its discretion) on which he ExchangeCo has sufficient moneys, assets or property properly available to the payment of such dividends or taxable distributions.

The ExchangeCo Board will determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the ExchangeCo Board may determine), “economically equivalent” for the purposes of the Exchangeable Share Provisions and each such determination will be conclusive and binding on the ExchangeCo and its shareholders.

Certain Restrictions

If, and only to the extent that, all dividends on the outstanding New Exchangeable Shares corresponding to dividends or taxable distributions declared and made to date on Corresponding Shares have not been declared and/or paid on the New Exchangeable Shares, the ExchangeCo will not without, but may at any time with, written consent of the holders of two-thirds of New Exchangeable Shares then outstanding (excluding any New Exchangeable Shares held by DelawareCo, CallCo or an Affiliate):

(a)

pay any dividends or taxable distributions on the ExchangeCo Common Shares or any shares ranking junior with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(b)

redeem or purchase or make any capital distribution in respect of ExchangeCo Common Shares or any shares ranking junior with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)

redeem or purchase or make any capital distribution in respect of any other shares of ExchangeCo ranking equally with any class/series of the New Exchangeable Shares with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs; or

(d)

issue any class/series of the New Exchangeable Shares or any other shares of ExchangeCo ranking equally with, or superior to, any class/series of the New Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, other than by way of stock dividend to the holders of such class/series of New Exchangeable Shares.

Distribution on Liquidation and Associated Call Right

Distribution on Liquidation

Upon a Liquidation Event, a holder of New Exchangeable Shares shall be entitled, subject to applicable law and the Liquidation Call Right (as defined below), to receive from the assets of ExchangeCo in respect of each New Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such Liquidation Event, before any distribution of any part of the assets of ExchangeCo among the holders of the ExchangeCo Common Shares or any other shares of ExchangeCo ranking junior to such New Exchangeable Shares, the Exchange Amount on the Liquidation Date, which is to be paid and satisfied in full by ExchangeCo causing to be delivered to such holder: (a) one Corresponding Share (as adjusted for Stock Splits and, if applicable following a Board Designated Sale Transaction, the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which may be paid in the form of the dividend that creates such Outstanding Dividend Amount, (collectively, on a per New Exchangeable Share basis, the “Liquidation Consideration”) on the Liquidation Date.

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On or before the Liquidation Date, and subject to the exercise of the Liquidation Call Right, ExchangeCo will cause to be delivered to the holders of the New Exchangeable Shares, the Liquidation Consideration for each such New Exchangeable Share upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures. After ExchangeCo has satisfied its obligation to pay to the holders of New Exchangeable Shares the Liquidation Consideration pursuant to Section 3.1 of the Exchangeable Share Provisions, such holders are not entitled to share in any further distribution of the assets of ExchangeCo.

Liquidation Call Right

Upon a Liquidation Event, CallCo has the overriding right, and, where ExchangeCo has not provided each holder of New Exchangeable Shares with the Liquidation Consideration, the obligation (the “Liquidation Call Right”), to purchase from all but not less than all of the holders of New Exchangeable Shares other than New Exchangeable Shares held by DelawareCo, CallCo or their Affiliates, on the Liquidation Date, all but not less than all of the New Exchangeable Shares held by each such holder for the Liquidation Consideration for each such New Exchangeable Share.

To exercise the Liquidation Call Right, CallCo must notify ExchangeCo and the holders of New Exchangeable Shares of its intention to exercise such right at least five (5) Business Days before the Liquidation Date. If the Liquidation Call Right is exercised, then on the Liquidation Date, CallCo will acquire, and the holders of New Exchangeable Shares will transfer to CallCo, all but not less than all of the New Exchangeable Shares then outstanding for the Liquidation Consideration for each such New Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Solvency Restrictions

Notwithstanding any other provision of the New Exchangeable Share Provisions, ExchangeCo is not obligated to deliver any Liquidation Consideration to the extent that the delivery of the Liquidation Consideration with respect to all of the then outstanding New Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law.

Retraction of New Exchangeable Shares and Associated Call Right

Retraction of New Exchangeable Shares

A holder of New Exchangeable Shares is entitled at any time, subject to the exercise of the Retraction Call Right and otherwise upon compliance with the provisions of Article 4 of the Exchangeable Share Provisions, to require ExchangeCo to redeem all, but not less than all, of the New Exchangeable Shares registered in the name of such holder for the Exchange Amount per New Exchangeable Share on the last Business Day prior to the Retraction Date, which is to be paid and satisfied in full by ExchangeCo causing to be delivered to such holder on the Retraction Date: (a) one Corresponding Share (as adjusted for Stock Splits and, if applicable following a Board Designated Sale Transaction, the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which may be paid in the form of dividend or distribution that creates such Outstanding Dividend Amount (collectively, on a per New Exchangeable Share basis, the “Retraction Consideration”).

To effect the redemption, a holder of New Exchangeable Shares must deliver to ExchangeCo, in accordance with the Closing Procedures, the Closing Documents together with a duly executed statement (the “Retraction Request”) in the form of Appendix A to the Exchangeable Share Provisions, or in such other form as may be acceptable to ExchangeCo: (a) specifying that such holder desires to have all of the New Exchangeable Shares held by such holder (the “Retracted Shares”) redeemed by ExchangeCo; (b) stating the Business Day on which the holder desires to have ExchangeCo redeem the Retracted Shares (the “Retraction Date”), provided that (i) the Retraction Date may not be less than five (5) Business Days nor more than ten (10) Business Days after the date on which the Retraction Request is received by ExchangeCo and (ii) if no such Business Day is specified by the holder in the Retraction Request, the Retraction Date will be deemed to be the 15th Business Day after the date on which the Retraction Request is received by ExchangeCo; (c) making a representation and warranty whether the holder is a resident of Canada or “Canadian partnership” for purposes of the Tax Act; and (d) acknowledging the Retraction Call Right.

Retraction Call Right

In accordance with the Exchangeable Share Provisions, if a holder of New Exchangeable Shares delivers a Retraction Request to ExchangeCo, CallCo has the overriding right (the “Retraction Call Right”) to purchase from the holder all but not less than all the Retracted Shares held by the holder for an exchange price per share consisting of the Retraction Consideration.

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Upon receipt by ExchangeCo of a Retraction Request, ExchangeCo must promptly notify CallCo of such receipt and will provide CallCo a copy of the Retraction Request. In order to exercise the Retraction Call Right, CallCo must notify ExchangeCo and the holder of New Exchangeable Shares of its determination to do so (the “Exchange Notice”) within five (5) Business Days of CallCo’s receipt of the Retraction Request from ExchangeCo. If CallCo delivers an Exchange Notice within such five (5) Business Day period: (a) the Retraction Request is thereupon considered only to be an offer by the holder of New Exchangeable Shares to sell all but not less than all of the Retracted Shares to CallCo in accordance with the Retraction Call Right; (b) such offer is deemed to be accepted by CallCo; (c) ExchangeCo will not redeem the Retracted Shares; and (d) CallCo must purchase from such holder and such holder must sell to CallCo on the Retraction Date all but not less than all of the Retracted Shares for a purchase price per share consisting of the Retraction Consideration against presentation and surrender of Closing Documents pursuant to the Closing Procedures.

If an Exchange Notice is not delivered within such five (5) Business Day period, ExchangeCo will cause to be delivered on the Retraction Date to the holder of the New Exchangeable Shares to be redeemed the Retraction Consideration for each such New Exchangeable Share against presentation and surrender of the Closing Documents in accordance with the Closing Procedures.

Solvency Restrictions

Notwithstanding any other provision of the Exchangeable Share Provisions, ExchangeCo is not obligated to redeem Retracted Shares in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or any other provision of applicable law. If ExchangeCo believes that on any Retraction Date it would not be permitted by any provision of applicable law to redeem the Retracted Shares tendered for redemption on the Retraction Date, and if the Retraction Call Right has not been exercised with respect to the Retracted Shares, ExchangeCo is only obligated to redeem the maximum number of Retracted Shares that may be so redeemed (rounded down to the nearest whole number of shares) as would not be contrary to such provisions and will notify the holder of New Exchangeable Shares at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares that will not be redeemed by ExchangeCo.

In any case in which the redemption by ExchangeCo of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, ExchangeCo will redeem Retracted Shares in accordance with these share provisions on a pro rata basis and will issue to each holder of Retracted Shares a new certificate, at the expense of ExchangeCo, representing the Retracted Shares not redeemed by ExchangeCo.

Board Designated Sale Transaction

Pursuant to the Exchangeable Share Provisions, a Board Designated Sale Transaction means, as applicable: (a) an Approved Sale Transaction, (b) a SPAC Transaction, or (c) an IPO, in respect of which, for either of the applicable foregoing type of transaction, a majority of the DelawareCo Board has determined, at a duly constituted meeting of the DelawareCo Board or by way of a written resolution, in its sole discretion, that the New Exchangeable Shares shall automatically, immediately following the closing of such Approved Sale Transaction, SPAC Transaction or IPO, as applicable, without any further action by the holders of such New Exchangeable Shares, be exchangeable for the purposes of Articles 3 (Liquidation Event), 4 (Retraction at the election of the holder of New Exchangeable Shares) and 6 (Redemption for ParentCo Shares) of the Exchangeable Share Provisions, for ParentCo Shares and no longer exchangeable for the purposes of Articles 3, 4 and 5 (Redemption for DelawareCo Shares) of the Exchangeable Share Provisions for DelawareCo Shares.

Redemption of New Exchangeable Shares for DelawareCo Shares and Associated Call Rights

Redemption of New Exchangeable Shares for DelawareCo Shares (during the period from filing of the Articles of Amendment to Closing)

Subject to applicable law, and so long as the DelawareCo Redemption Call Right (as defined below) has not been exercised and a Board Designated Sale Transaction has not occurred, ExchangeCo will on a DelawareCo Redemption Date redeem all but not less than all of the then outstanding New Exchangeable Shares for the Exchange Amount for each such New Exchangeable Share as of the last Business Day prior to the DelawareCo Redemption Date, which is to be paid and satisfied in full by ExchangeCo causing to be delivered to each holder of New Exchangeable Shares: (a) one Corresponding Share (as adjusted for Stock Splits, and, if applicable following a Board Designated Sale Transaction, the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which will be paid in the same form of the dividend that creates the Outstanding Dividend Amount (collectively, on a per New Exchangeable Share basis, the “DelawareCo Redemption Consideration”).

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Notice of DelawareCo Redemption by ExchangeCo

Prior to a redemption of New Exchangeable Shares under Article 5 of the Exchangeable Share Provisions, ExchangeCo will send or cause to be sent to each holder of New Exchangeable Shares a notice in writing of the redemption by ExchangeCo or the purchase by CallCo under the Redemption Call Right, as the case may be, of the New Exchangeable Shares held by such holder: (a) in the case of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than an Approved Sale Transaction or a Board Designated Sale Transaction) or a Qualified Public Offering, on as many days prior written notice as may be determined by the ExchangeCo Board to be reasonably practicable under the circumstances; and (b) in any other case (including in connection with an Approved Sale Transaction), other than a Board Designated Sale Transaction, at least five (5) Business Days before the DelawareCo Redemption Date. Such notice must set out the DelawareCo Redemption Consideration, the DelawareCo Redemption Date and, if applicable, particulars of the DelawareCo Redemption Call Right.

Delivery of Redemption Consideration

On the DelawareCo Redemption Date, subject to the exercise of the DelawareCo Redemption Call Right, ExchangeCo will cause to be delivered to the holders of the New Exchangeable Shares to be redeemed the DelawareCo Redemption Consideration for each such New Exchangeable Share, upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

DelawareCo Redemption Call Right

Pursuant to the Exchangeable Share Provisions, CallCo has the overriding right (the “DelawareCo Redemption Call Right”), notwithstanding the proposed redemption of the New Exchangeable Shares by CallCo pursuant to Section 5.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of New Exchangeable Shares on the DelawareCo Redemption Date, all but not less than all of the New Exchangeable Shares held by each such holder for the DelawareCo Redemption Consideration per share. Upon the exercise of the DelawareCo Redemption Call Right, each holder must exchange all the New Exchangeable Shares held by the holder with CallCo on the DelawareCo Redemption Date upon delivery by CallCo to the holder of the DelawareCo Redemption Consideration per share.

ExchangeCo will notify CallCo of a DelawareCo Redemption Date at least five (5) Business Days prior to the DelawareCo Redemption Date (except in respect of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than a Board Designated Sale Transaction) or a Qualified Public Offering, in which case ExchangeCo will so notify CallCo with as much prior notice as is determined by the Board of Directors to be reasonably practicable under the circumstances).

To exercise the DelawareCo Redemption Call Right, CallCo must notify the holders of New Exchangeable Shares of its intention to exercise such right at least five (5) Business Days before the DelawareCo Redemption Date (except in respect of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than a Board Designated Sale Transaction) or a Qualified Public Offering, in which case ExchangeCo will so notify CallCo with as much prior notice as is determined by the ExchangeCo Board to be reasonably practicable under the circumstances). If the DelawareCo Redemption Call Right is exercised, then, on the DelawareCo Redemption Date, CallCo will purchase and the holders of New Exchangeable Shares will sell to CallCo all but not less than all of the New Exchangeable Shares then outstanding for the DelawareCo Redemption Consideration for each such New Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

If a DelawareCo Redemption Date results from a Sale Transaction (for clarity, other than a Board Designated Sale Transaction) or a Qualified Public Offering, the exchange is deemed effective one (1) Business Day prior to the closing of the transaction constituting the Sale Transaction or a Qualified Public Offering.

Application

For clarity, Article 5 relating to a redemption for DelawareCo Shares is only applicable and in effect prior to the occurrence of a Board Designated Sale Transaction. Upon the occurrence of a Board Designated Sale Transaction, the New Exchangeable Shares shall not be redeemable pursuant to Article 5 of the Exchangeable Share Provisions and the provisions specified thereunder will be null and void and of no further application or effect.

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Redemption of New Exchangeable Shares for ParentCo Shares and Associated Call Rights

Redemption of New Exchangeable Shares for ParentCo Shares

Subject to applicable law, and so long as the ParentCo Redemption Call Right (as defined below) has not been exercised and a Board Designated Sale Transaction has occurred, ExchangeCo will on a ParentCo Redemption Date redeem all but not less than all of the then outstanding New Exchangeable Shares for the Exchange Amount for each such New Exchangeable Share as of the last Business Day prior to the ParentCo Redemption Date, which is to be paid and satisfied in full by ExchangeCo causing to be delivered to each holder of New Exchangeable Shares: (a) one ParentCo Share (as adjusted for Stock Splits, and, if applicable following a Board Designated Sale Transaction, the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which shall be paid in the same form of the dividend that creates the Outstanding Dividend Amount (collectively, on a per New Exchangeable Share basis, the “ParentCo Redemption Consideration”).

Notice of ParentCo Redemption by ExchangeCo

Prior to a redemption of New Exchangeable Shares under Article 6 of the New Exchangeable Share Provisions, ExchangeCo will send or cause to be sent to each holder of New Exchangeable Shares a notice in writing of the redemption by ExchangeCo or the purchase by CallCo under the ParentCo Redemption Call Right, as the case may be, of the New Exchangeable Shares held by such holder: (a) in the case of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction (other than an Approved ParentCo Sale Transaction), on as many days prior written notice as may be determined by the ExchangeCo Board to be reasonably practicable under the circumstances; and (b) in any other case (including in connection with an Approved ParentCo Sale Transaction), at least 5 Business Days before the ParentCo Redemption Date. Such notice must set out the ParentCo Redemption Consideration, the ParentCo Redemption Date and, if applicable, particulars of the ParentCo Redemption Call Right.

Delivery of ParentCo Redemption Consideration

On the ParentCo Redemption Date, subject to the exercise of the ParentCo Redemption Call Right, ExchangeCo will cause to be delivered to the holders of the New Exchangeable Shares to be redeemed the ParentCo Redemption Consideration for each such New Exchangeable Share, upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

ParentCo Redemption Call Right

Pursuant to the Exchangeable Share Provisions, CallCo has the overriding right (the “ParentCo Redemption Call Right”), notwithstanding the proposed redemption of the New Exchangeable Shares by ExchangeCo pursuant to Section 6.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of New Exchangeable Shares on the ParentCo Redemption Date, all but not less than all of the New Exchangeable Shares held by each such holder for the ParentCo Redemption Consideration per share. Upon the exercise of the ParentCo Redemption Call Right, each holder must exchange all the New Exchangeable Shares held by the holder with CallCo on the ParentCo Redemption Date upon delivery by CallCo to the holder of the ParentCo Redemption Consideration per share.

ExchangeCo will notify CallCo of a ParentCo Redemption Date at least 5 Business Days prior to the ParentCo Redemption Date (except in respect of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction, in which case ExchangeCo will so notify CallCo with as much prior notice as is determined by the ExchangeCo Board to be reasonably practicable under the circumstances).

If the Redemption Call Right is exercised, then, on the Redemption Date, CallCo will purchase and the holders of New Exchangeable Shares will sell to CallCo all but not less than all of the New Exchangeable Shares then outstanding for the Redemption Consideration for each such New Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

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To exercise the ParentCo Redemption Call Right, CallCo must notify the holders of New Exchangeable Shares of its intention to exercise such right at least 5 Business Days before the ParentCo Redemption Date (except in respect of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction, in which case ExchangeCo will so notify CallCo with as much prior notice as is determined by the ExchangeCo Board to be reasonably practicable under the circumstances). If the ParentCo Redemption Call Right is exercised, then, on the ParentCo Redemption Date, CallCo will purchase and the holders of New Exchangeable Shares will sell to CallCo all but not less than all of the New Exchangeable Shares then outstanding for the ParentCo Redemption Consideration for each such New Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

If a ParentCo Redemption Date results from a ParentCo Sale Transaction, the exchange is deemed effective one (1) Business Day prior to the closing of the transaction constituting the ParentCo Sale Transaction.

Application

For clarity, Article 6 of the Exchangeable Share Provisions is only applicable and in effect following (and not in connection with) the occurrence of a Board Designated Sale Transaction. Prior to the occurrence of a Board Designated Sale Transaction, the New Exchangeable Shares are not redeemable pursuant to Article 6 of the Exchangeable Share Provisions.

Solvency Restrictions

Notwithstanding any other provision of the Exchangeable Share Provisions, ExchangeCo is not obligated to redeem any New Exchangeable Shares to the extent that the redemption of all of the then outstanding New Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law.

Voting Rights

Except as required by applicable laws and in respect of certain matters as further described in the Exchangeable Share Provisions, the holders of the New Exchangeable Shares are not entitled as such to receive notice of or to attend any meeting of the shareholders of ExchangeCo or to vote at any such meeting.

Amendment and Approval

The rights and privileges attaching to any class/series of the New Exchangeable Shares may be removed or changed, and the restrictions and conditions attaching to the New Exchangeable Shares may be added to or changed, only with the approval of CallCo as the holder of ExchangeCo Common Shares and holders of two-thirds of New Exchangeable Shares then outstanding (excluding any New Exchangeable Shares of that class/series held by DelawareCo, CallCo or an Affiliate).

Tax Treatment

The treatment of New Exchangeable Shares for U.S. federal income tax purposes is uncertain. Holders of New Exchangeable Shares should consult their own advisors regarding the tax consequences of owning and disposition of New Exchangeable Shares.

DESCRIPTION OF THE EXCHANGE AND SUPPORT AGREEMENTS

The following summary description of certain material provisions that will be contained in the Exchange and Support Agreements (as defined below) is not comprehensive and is qualified in its entirety by reference to the complete text of the First A&R Exchange and Support Agreement, the form of which is attached as Appendix C to this Information Statement as a redline to the Existing Exchange and Support Agreement, and the Second A&R Exchange and Support Agreement (together with the First A&R Exchange and Support Agreement, the “Exchange and Support Agreements”), the form of which is attached as Appendix D to this Information Statement as a redline to the First A&R Exchange and Support Agreement.

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The terms and conditions of the Exchange and Support Agreements will be substantially unchanged from the Existing Exchange and Support Agreement. The only material difference between the Second A&R Exchange and Support Agreement and the First A&R Exchange and Support Agreement is that the Second A&R Exchange and Support Agreement contemplates a ParentCo entity stepping in for DelawareCo as a party to the agreement together with CallCo and ExchangeCo. Accordingly, the following summary of terms for each Exchange and Support Agreement is substantially the same for both, except that, as applied to the First A&R Exchange and Support Agreement, the ParentCo Shares that New Exchangeable Shares are exchangeable into are DelawareCo Shares while the ParentCo Shares specified below that the New Exchangeable Shares are exchangeable into following the Merger will be, subject to the completion of the Merger, New Terrestrial Common Shares. In addition, (i) certain covenants of DelawareCo relating to the by-laws of DelawareCo that are incorporated in the Existing Exchange and Support Agreement and will remain in the First A&R Exchange and Support Agreement, and (ii) the “Qualified Public Offering” concept, referencing an IPO or SPAC Transaction that is not, in each case, a Board Designated Sale Transaction, will not be applicable following the Merger and accordingly are not concepts included in the Second A&R Exchange and Support Agreement. A summary of both Exchange and Support Agreements is provided below.

The First A&R Exchange and Support Agreement

Capitalized terms used in this section that are not otherwise defined have the meanings specified in the form of the First A&R Exchange and Support Agreement attached as Appendix C to this Information Statement in the form of a redline to the Existing Exchange and Support Agreement.

Covenants Regarding New Exchangeable Shares

Pursuant to the First A&R Exchange and Support Agreement, DelawareCo and ExchangeCo have agreed that they will, among other things:

(a)

use commercially reasonable efforts to cause the declaration date, record date and payment date for a dividend on the New Exchangeable Shares to be the same as the declaration date, record date and payment date, respectively, for the corresponding distribution on DelawareCo Shares;

(b)

use commercially reasonable efforts to advise each Holder sufficiently in advance of any Sale Transaction, Qualified Public Offering or Liquidation Event to allow the Holder to exercise its rights of retraction pursuant to the Exchangeable Share Provisions to receive DelawareCo Shares immediately prior to any such event or date;

(c)

duly and timely perform all of their respective obligations, and take all actions and do all things as are necessary or desirable to enable and permit each other to perform their respective obligations under the Exchangeable Share Provisions and the First A&R Exchange and Support Agreement; and

(d)

use commercially reasonable efforts to cause any redemption of New Exchangeable Shares of a Holder in connection with a Sale Transaction or a Qualified Public Offering, if requested by a Holder, to be effective only immediately before consummation of, and conditional upon, the closing of the Sale Transaction or Qualified Public Offering.

DelawareCo has also agreed that it will not exercise its vote as a shareholder, nor allow any direct or indirect Subsidiary to exercise its own vote as a shareholder, to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of ExchangeCo, other than in circumstances that would enable ExchangeCo to fulfill its obligations under the First A&R Exchange and Support Agreement or pursuant to the Exchangeable Share Provisions.

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Economic Equivalence

In order to protect the economic equivalence of the New Exchangeable Shares, the First A&R Exchange and Support Agreement will provide that, DelawareCo will not, without the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares (excluding any such New Exchangeable Shares held by DelawareCo, CallCo or a Permitted Subsidiary):

(a)

declare or make a dividend or distribution (other than a dividend or distribution consisting of an issuance referred to in Section 4.1(b) of the First A&R Exchange and Support Agreement) on the Corresponding Shares unless ExchangeCo simultaneously declares, pays or makes, as the case may be, the same per share dividend or distribution on the Corresponding New Exchangeable Shares as provided in Section 2.1 of the Exchangeable Share Provisions in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the ExchangeCo Board);

(b)

make a dividend or distribution on the Corresponding Shares to be made in Corresponding Shares, unless a corresponding and contemporaneous and economically equivalent (as determined in good faith by the ExchangeCo Board) subdivision of the outstanding Corresponding Exchangeable Shares is made (as provided in Section 2.1 of the Exchangeable Share Provisions);

(c)

make a distribution on the Corresponding Shares in property (including, without limitation, rights, options or warrants to purchase Corresponding Shares) other than cash or Corresponding Shares, unless ExchangeCo simultaneously declares, pays or makes, as the case may be, the same or economically equivalent (determined in accordance with the Exchangeable Share Provisions) to the type and amount of property declared as a dividend or other distribution by way of an in specie dividend on the Corresponding Exchangeable Shares (as provided in Section 2.1 of the Exchangeable Share Provisions);

(d)

effect:(i) a subdivision or change of the outstanding Corresponding Shares into a greater number of Corresponding Shares; (ii) a reduction, combination, consolidation or change of the outstanding Corresponding Shares into a lesser number of Corresponding Shares; (iii) a reclassification or other change of Corresponding Shares; or (iv) an amalgamation, merger, reorganization or other transaction affecting the Corresponding Shares; unless the same or an economically equivalent change (determined in accordance with the Exchangeable Share Provisions) is simultaneously made to the Corresponding Exchangeable Shares (if any such change is necessary to retain economic equivalence), as determined in good faith by the ExchangeCo Board.

Ownership of ExchangeCo Common Shares

The First A&R Exchange and Support Agreement will also provide that, except: (a) in connection with a transaction that constitutes a Sale Transaction or a Qualified Public Offering; or (b) with the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares (excluding any New Exchangeable Shares held by DelawareCo, CallCo or a Permitted Subsidiary) and the prior written approval of ExchangeCo and DelawareCo, DelawareCo will control, directly or indirectly, all issued and outstanding ExchangeCo Common Shares and all issued and outstanding shares of CallCo.

Amendments to the First A&R Exchange and Support Agreement

The First A&R Exchange and Support Agreement will also provide that no amendment, supplement, modification, or termination of the First A&R Exchange and Support Agreement will be binding without the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares and the prior written approval of DelawareCo, CallCo and ExchangeCo, and no consent or approval by any Party will be binding unless delivered in writing to the other Parties hereto; provided that any amendment, supplement, or modification of the First A&R Exchange and Support Agreement that is administrative or clerical in nature will not require approval by Holders of New Exchangeable Shares; provided that such amendment, supplement, or modification does not adversely impact the rights of the Holders of New Exchangeable Shares.

Voting of New Exchangeable Shares

Under the First A&R Exchange and Support Agreement, each of DelawareCo and CallCo will agree not to, and to cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of New Exchangeable Shares from time to time with respect to any New Exchangeable Shares held by it or its Affiliates in respect of any matter considered at any meeting of holders of New Exchangeable Shares (including any consent or approval sought from such holders).

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The Second A&R Exchange and Support Agreement

Capitalized terms used in this section that are not otherwise defined have the meanings specified in the form of the Second A&R Exchange and Support Agreement attached as Appendix D to this Information Statement in the form of a redline to the First A&R Exchange and Support Agreement.

Covenants Regarding New Exchangeable Shares

Pursuant to the Second A&R Exchange and Support Agreement, ParentCo and ExchangeCo have agreed that they will, among other things:

(a)

use commercially reasonable efforts to cause the declaration date, record date and payment date for a dividend on the New Exchangeable Shares to be the same as the declaration date, record date and payment date, respectively, for the corresponding distribution on ParentCo Shares;

(b)

use commercially reasonable efforts to advise each Holder sufficiently in advance of any ParentCo Sale Transaction or Liquidation Event to allow the Holder to exercise its rights of retraction pursuant to the Exchangeable Share Provisions to receive ParentCo Shares immediately prior to any such event or date;

(c)

duly and timely perform all of their respective obligations, and take all actions and do all things as are necessary or desirable to enable and permit each other to perform their respective obligations under the Exchangeable Share Provisions and the Second A&R Exchange and Support Agreement; and

(d)

use commercially reasonable efforts to cause any redemption of New Exchangeable Shares of a Holder in connection with a ParentCo Sale Transaction, if requested by a Holder, to be effective only immediately before consummation of, and conditional upon, the closing of the ParentCo Sale Transaction.

ParentCo has also agreed that it will not exercise its vote as a shareholder, nor allow any direct or indirect Subsidiary to exercise its own vote as a shareholder, to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of ExchangeCo, other than in circumstances that would enable ExchangeCo to fulfill its obligations under the Second A&R Exchange and Support Agreement or pursuant to the Exchangeable Share Provisions.

Economic Equivalence

In order to protect the economic equivalence of the New Exchangeable Shares, the Second A&R Exchange and Support Agreement will provide that, ParentCo will not, without the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares (excluding any such New Exchangeable Shares held by ParentCo, CallCo or a Permitted Subsidiary):

(e)

declare or make a dividend or distribution (other a dividend or distribution consisting of an issuance referred to in Section 4.1(b) of the Second A&R Exchange and Support Agreement) on the Corresponding Shares unless ExchangeCo simultaneously declares, pays or makes, as the case may be, the same per share dividend or distribution on the Corresponding New Exchangeable Shares as provided in Section 2.1 of the Exchangeable Share Provisions in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the ExchangeCo Board);

(f)

make a dividend or distribution on the Corresponding Shares to be made in Corresponding Shares, unless a corresponding and contemporaneous and economically equivalent (as determined in good faith by the ExchangeCo Board) subdivision of the outstanding Corresponding Exchangeable Shares is made (as provided in Section 2.1 of the Exchangeable Share Provisions);

(g)

make a distribution on the Corresponding Shares in property (including, without limitation, rights, options or warrants to purchase Corresponding Shares) other than cash or Corresponding Shares, unless ExchangeCo simultaneously declares, pays or makes, as the case may be, the same or economically equivalent (determined in accordance with the Exchangeable Share Provisions) to the type and amount of property declared as a dividend or other distribution by way of an in specie dividend on the Corresponding Exchangeable Shares (as provided in Section 2.1 of the Exchangeable Share Provisions);

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(h)

effect: (i) a subdivision or change of the outstanding Corresponding Shares into a greater number of Corresponding Shares; (ii) a reduction, combination, consolidation or change of the outstanding Corresponding Shares into a lesser number of Corresponding Shares; (iii) a reclassification or other change of Corresponding Shares; or (iv) an amalgamation, merger, reorganization or other transaction affecting the Corresponding Shares; unless the same or an economically equivalent change (determined in accordance with the Exchangeable Share Provisions) is simultaneously made to the Corresponding Exchangeable Shares (if any such change is necessary to retain economic equivalence), as determined in good faith by the ExchangeCo Board.

Ownership of ExchangeCo Common Shares

The Second A&R Exchange and Support Agreement will also provide that, except: (a) in connection with a transaction that constitutes a ParentCo Sale Transaction; or (b) with the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares (excluding any New Exchangeable Shares held by ParentCo, CallCo or a Permitted Subsidiary) and the prior written approval of ExchangeCo and ParentCo, ParentCo will control, directly or indirectly, all issued and outstanding ExchangeCo Common Shares and all issued and outstanding shares of CallCo.

Amendments to the Second A&R Exchange and Support Agreement

The Second A&R Exchange and Support Agreement will also provide that no amendment, supplement, modification, or termination of the Second A&R Exchange and Support Agreement will be binding without the written approval of the Holders of two-thirds of the outstanding New Exchangeable Shares and the prior written approval of ParentCo, CallCo and ExchangeCo, and no consent or approval by any Party will be binding unless delivered in writing to the other Parties hereto; provided that any amendment, supplement, or modification of the Second A&R Exchange and Support Agreement that is administrative or clerical in nature will not require approval by Holders of New Exchangeable Shares; provided that such amendment, supplement, or modification does not adversely impact the rights of the Holders of New Exchangeable Shares.

Voting of New Exchangeable Shares

Under the Second A&R Exchange and Support Agreement, each of ParentCo and CallCo will agree not to, and to cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of New Exchangeable Shares from time to time with respect to any New Exchangeable Shares held by it or its Affiliates in respect of any matter considered at any meeting of holders of New Exchangeable Shares (including any consent or approval sought from such holders).

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a beneficial owner of Existing Exchangeable Shares who, for the purposes of the Tax Act, any applicable tax treaty, and at all relevant times, (1) is resident in Canada; (2) holds Existing Exchangeable Shares, and will, as applicable, hold Existing Exchangeable Shares, DelawareCo Special Voting Shares (as defined below), DelawareCo Shares, New Exchangeable Shares, TEI Special Voting Shares (as defined below), New Terrestrial Special Voting Shares (as defined below) and/or New Terrestrial Common Shares (“Shares”), as capital property; and (3) deals at arm’s length with, and is not affiliated with, the Corporation, the SPAC, DelawareCo or CallCo (a “Resident Holder”).

Generally, Shares will be capital property to a Resident Holder, provided that the Resident Holder does not acquire or hold such Shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

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Certain Resident Holders whose Existing Exchangeable Shares or New Exchangeable Shares might not otherwise qualify as capital property may be entitled to make, or may have already made, an irrevocable election under subsection 39(4) of the Tax Act. This election may deem any Existing Exchangeable Shares or New Exchangeable Shares (and any other “Canadian security”, as defined in the Tax Act) owned by such Resident Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Existing Exchangeable Shares or New Exchangeable Shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election. Where a Resident Holder has made an election with ExchangeCo under section 85 of the Tax Act in respect of their shares exchanged for Exchangeable Shares, any Exchangeable Shares received will not be a “Canadian security” to such Resident Holder for this purpose. Resident Holders should consult with their own tax advisors for advice with respect to whether an election under subsection 39(4) is available in their particular circumstances.

This summary does not apply to a Resident Holder who acquired Existing Exchangeable Shares under a warrant, convertible notes or option. Those Resident Holders should consult their own tax advisors. This summary also does not apply to Warrant holders, holders of Convertible Notes, or Option holders. Those holders should consult their own tax advisors.

This summary also does not apply to a Resident Holder (a) an interest in which is a “tax shelter investment” as defined in the Tax Act; (b) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that has made a functional currency reporting election under section 261 the Tax Act; (e) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the ExchangeCo Recapitalization, controlled by a non-resident person (or a group of persons that do not deal at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act; (f) that has, or will, enter into, with respect to any Shares, a “derivative forward agreement” or a “synthetic disposition agreement”, as those terms are defined in the Tax Act; or (g) in respect of whom DelawareCo or the SPAC, as applicable, is or will be a “foreign affiliate” as defined in the Tax Act. Those Voting Shareholders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act in force as of the date hereof and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in Law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

It is assumed, for the purposes of this summary, that ExchangeCo will be a “taxable Canadian corporation” within the meaning of the Tax Act at all relevant times.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations applicable to the purchasing, holding and disposing of the Shares. Accordingly, Resident Holders should consult their own tax advisors having regard to their own particular circumstances.

Ancillary Rights

If the ExchangeCo Recapitalization is approved, a Resident Holder who receives New Exchangeable Shares in exchange for Existing Exchangeable Shares will also receive ancillary rights in respect of the New Exchangeable Shares, described under “Description of Exchangeable Shares”. A Resident Holder will be required to account for the ancillary rights in determining the cost of the New Exchangeable Shares received in exchange for the Existing Exchangeable Shares and in determining the proceeds of disposition received for the Existing Exchangeable Shares. This is discussed further at “Material Canadian Federal Income Tax Considerations — Exchange of Existing Exchangeable Shares for New Exchangeable Shares”.

If the ExchangeCo Recapitalization is not approved, no additional ancillary rights will be received by a Resident Holder.

The Corporation considers that the ancillary rights have a nominal fair market value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view.

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Call Rights

If the ExchangeCo Recapitalization is approved, a Resident Holder who receives New Exchangeable Shares as part of the consideration for the exchange of Existing Exchangeable Shares will grant to CallCo certain call rights, described under “Description of Exchangeable Shares” (the “Call Rights”). The Corporation considers that the Call Rights have a nominal fair market value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view.

Based on the view of the Corporation, the granting of the Call Rights will not result in any material adverse income tax consequences to a Resident Holder. If the Call Rights have a fair market value in excess of a nominal amount, however, Resident Holders who receive New Exchangeable Shares will realize a capital gain in an amount equal to the fair market value of the Call Rights. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Material Canadian Federal Income Tax Considerations — General Canadian Tax Considerations — Taxation of Capital Gain or Capital Loss”.

If the ExchangeCo Recapitalization is not approved, there will be no grant of Call Rights as described above.

Exchange of Special Voting Shares

If the ExchangeCo Recapitalization is approved, a Resident Holder will receive an equivalent number of special voting preferred shares in the capital of TEI, par value $0.001 per share (“TEI Special Voting Share”) in exchange for the special voting preferred shares in the capital of DelawareCo, par value $0.001 per share, that the Resident Holder received at the time they received the Existing Exchangeable Shares (“DelawareCo Special Voting Share”). At the time of Closing, the SPAC will issue to Resident Holders holding New Exchangeable Shares an equivalent number of special voting preferred shares, par value $0.001 per share (each a “New Terrestrial Special Voting Share”), in exchange for TEI Special Voting Shares.

The exchange of a DelawareCo Special Voting Share for a TEI Special Voting Share and the exchange of a TEI Special Voting Share for a New Terrestrial Special Voting Share should not result in a taxable event as the fair market values and cost to a Resident Holder of each the above shares should be equal. See “Material Canadian Federal Income Tax Considerations — Disposition of a DelawareCo Special Voting Share, TEI Special Voting Share or New Terrestrial Special Voting Share” for further information.

The Corporation considers that the DelawareCo Special Voting Shares, TEI Special Voting Shares and New Terrestrial Special Voting Shares all have a nominal fair market value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view.

If the ExchangeCo Recapitalization is not approved, there will be no exchange as described above.

Exchange of Existing Exchangeable Shares for New Exchangeable Shares

If the ExchangeCo Recapitalization is approved, a Resident Holder who received New Exchangeable Shares for Existing Exchangeable Shares should not realize a taxable event at that time.

The total cost to a Resident Holder of the New Exchangeable Shares will generally be equal to the cost of the Existing Exchangeable Shares to the Resident Holder, immediately before the ExchangeCo Recapitalization, less the fair market value at that time of the ancillary rights. If a Resident Holder receives both Class B Exchangeable Shares and Class C Exchangeable Shares, the total cost will be apportioned based on the relative fair market value of the shares in each class. The proceeds of disposition in respect of the Existing Exchangeable Shares will be deemed to be equal to the aggregate cost of the New Exchangeable Shares and the ancillary rights.

If the ExchangeCo Recapitalization is not approved, the Existing Exchangeable Shares will be redeemed for cancellation in consideration for a right to receive the Per Share Base Consideration. Certain relevant Canadian tax implications to a Resident Holder are discussed at “Material Canadian Federal Income Tax Considerations — Redemption, Retraction, Cancellation, Exchange and Disposition of Existing Exchangeable Shares or New Exchangeable Shares”.

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Dividends on Existing Exchangeable Shares and New Exchangeable Shares

A dividend received or deemed to be received on the Existing Exchangeable Shares or New Exchangeable Shares, as applicable, by a Resident Holder who is an individual (other than certain trusts) will be included in computing such Resident Holder’s income for the taxation year in which such dividends are received or deemed to be received, subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Certain dividends may be eligible for the enhanced gross-up and dividend tax credit, to the extent designated as an “eligible dividend” by ExchangeCo. There are limitations on the ability of a corporation to designate dividends and deemed dividends as eligible dividends. A dividend received by an individual, or certain trusts, may also give rise to alternative minimum tax under the Tax Act, depending on the circumstances.

A dividend received or deemed to be received on Existing Exchangeable Shares or New Exchangeable Shares by a Resident Holder that is a corporation will be included in the corporation’s income for the taxation year in which such dividends are received or deemed to be received and will generally be deductible in computing its taxable income, subject to the restrictions and limitations under the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

Certain corporations, including “private corporations” and “subject corporations” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act to the extent that the dividends received or deemed to be received on Existing Exchangeable Shares or New Exchangeable Shares are deductible in computing taxable income.

The Existing Exchangeable Shares are, and the New Exchangeable Shares will be, taxable preferred shares and short-term preferred shares for the purpose of the Tax Act. However, a Resident Holder of such shares who receives or is deemed to receive dividends on such shares will not be subject to the 10% tax under Part IV.1 of the Tax Act.

Dividends on DelawareCo Shares or New Terrestrial Common Shares

A dividend received or deemed to be received on DelawareCo Shares or New Terrestrial Common Shares by a Resident Holder who is an individual will be included in computing such Resident Holder’s income for the taxation year in which such dividends are received and will not be subject to the gross-up and dividend tax credit rules in the Tax Act.

A dividend received or deemed to be received on DelawareCo Shares or New Terrestrial Common Shares by a Resident Holder that is a corporation will be included in the corporation’s income and will generally not be deductible in computing its taxable income.

Any U.S. non-resident withholding tax paid by or on behalf of a Resident Holder on such dividends may be eligible, subject to the specific rules and limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any U.S. withholding tax applicable to dividends on the DelawareCo Shares or New Terrestrial Common Shares.

Redemption, Retraction, Cancellation, Exchange and Disposition of Existing Exchangeable Shares or New Exchangeable Shares

Except as outlined above at “Exchange of Special Voting Shares” and “Exchange of Existing Exchangeable Shares for New Exchangeable Shares”, a Resident Holder will be considered to have disposed of Existing Exchangeable Shares or New Exchangeable Shares (a) on a redemption (including pursuant to a Retraction Request) of such Existing Exchangeable Shares or New Exchangeable Shares by ExchangeCo, and (b) on an acquisition of such Existing Exchangeable Shares or New Exchangeable Shares by CallCo, DelawareCo or the SPAC, as applicable. However, as described below, the Canadian federal income tax consequences of the disposition will be different depending on whether the event giving rise to the disposition is a redemption or an acquisition. Resident Holders have certain rights under the terms applicable to the Existing Exchangeable Shares or New Exchangeable Shares that may affect whether the relevant disposition occurs by way of a redemption or an acquisition and such Resident Holders should consult their own tax advisors in relation to the potential exercise of any such rights.

25

On the redemption (including pursuant to a Retraction Request) of an Existing Exchangeable Share or New Exchangeable Share, as applicable, by ExchangeCo, a Resident Holder will generally be deemed to receive a dividend equal to the amount, if any, by which the aggregate redemption proceeds exceed the PUC of the Existing Exchangeable Share or New Exchangeable Share at the time the Existing Exchangeable Share or New Exchangeable Share is so redeemed. On the redemption, the Resident Holder will be considered to have disposed of the Existing Exchangeable Share or New Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of the foregoing deemed dividend. The Resident Holder will realize a capital loss (or capital gain) equal to the amount by which the sum of (a) the adjusted cost base to such Resident Holder of the Existing Exchangeable Share or New Exchangeable Share immediately before the disposition, and (b) any reasonable costs of disposition, exceeds (or is less than) the proceeds of disposition. For this purpose, the “redemption proceeds” of such Existing Exchangeable Share or New Exchangeable Share will be equal to the value of the Holder Exchange Consideration (as defined in the terms applicable to the Existing Exchangeable Share or the New Exchangeable Share). The amount of any such deemed dividend will be generally subject to the tax treatment described in the section titled “Material Canadian Federal Income Tax Considerations — Dividends on Existing Exchangeable Shares and New Exchangeable Shares” above. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Material Canadian Federal Income Tax Considerations — General Canadian Tax Considerations — Taxation of Capital Gain or Capital Loss”.

In the case of a Resident Holder of Existing Exchangeable Shares or New Exchangeable Shares that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend.

On the acquisition of an Existing Exchangeable Share or New Exchangeable Share by CallCo, DelawareCo or the SPAC, as applicable, a Resident Holder will generally be considered to realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (a) the adjusted cost base of the Existing Exchangeable Share or New Exchangeable Share to such Resident Holder immediately before the disposition, and (b) any reasonable costs of disposition. For this purpose, the proceeds of disposition in respect of an acquisition of an Existing Exchangeable Share or New Exchangeable Share by CallCo, DelawareCo or the SPAC will be equal to the value of the Holder Exchange Consideration (as defined in the terms applicable to the Existing Exchangeable Share or the New Exchangeable Share). The acquisition of an Existing Exchangeable Share or New Exchangeable Share by CallCo, DelawareCo or the SPAC will not result in a deemed dividend. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Material Canadian Federal Income Tax Considerations — General Canadian Tax Considerations — Taxation of Capital Gain or Capital Loss”.

A disposition or deemed disposition of Existing Exchangeable Shares or New Exchangeable Shares by a Resident Holder, other than on the redemption, retraction or other disposition of such shares to ExchangeCo, will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (a) the adjusted cost base of such Existing Exchangeable Share or New Exchangeable Share to such Resident Holder immediately before the disposition, and (b) any reasonable costs of disposition.

Acquisition and Disposition of DelawareCo Shares or New Terrestrial Common Shares

The cost of DelawareCo Shares or New Terrestrial Common Shares, as applicable, received by a Resident Holder on the redemption or retraction of an Existing Exchangeable Share or New Exchangeable Share by ExchangeCo or on the acquisition of an Existing Exchangeable Share or New Exchangeable Share by CallCo, DelawareCo or the SPAC, as applicable, will be equal to the fair market value of such DelawareCo Shares or New Terrestrial Common Shares at the time of such event, and will be averaged with the adjusted cost base of any other DelawareCo Shares or New Terrestrial Common Shares held at that time by such Resident Holder as capital property for the purpose of determining the adjusted cost base of all DelawareCo Shares or New Terrestrial Common Shares held by such Resident Holder.

A disposition or deemed disposition of DelawareCo Shares or New Terrestrial Common Shares, as applicable, by a Resident Holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (a) the adjusted cost base of the DelawareCo Shares or New Terrestrial Common Shares to such Resident Holder immediately before the disposition, and (b) any reasonable costs of disposition. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Material Canadian Federal Income Tax Considerations — General Canadian Tax Considerations — Taxation of Capital Gain or Capital Loss”.

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Disposition of a DelawareCo Special Voting Share, TEI Special Voting Share or New Terrestrial Special Voting Share

A disposition or deemed disposition of a DelawareCo Special Voting Share, TEI Special Voting Share or New Terrestrial Special Voting Share, as applicable, by a Resident Holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (a) the adjusted cost base of the DelawareCo Special Voting Share, TEI Special Voting Share or New Terrestrial Special Voting Share to such Resident Holder immediately before the disposition, and (b) any reasonable costs of disposition. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Material Canadian Federal Income Tax Considerations — General Canadian Tax Considerations — Taxation of Capital Gain or Capital Loss”.

General Canadian Tax Considerations

Taxation of Capital Gain or Capital Loss

In general, one-half of a capital gain realized by a Resident Holder must be included in computing such Resident Holder’s income as a taxable capital gain. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized by the Resident Holder in the year and any excess may be deducted against net taxable capital gains in any of the three preceding years or in any subsequent year, to the extent and under the circumstances set out in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such Shares (as applicable) or shares substituted therefor, to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” or a “substantive CCPC” at any time in the year, in each case as defined in the Tax Act, may be liable to pay an additional refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains. Resident Holders should consult their own tax advisors with respect to the application of these Proposed Amendments to their circumstances.

A taxable capital gain realized by an individual, or certain trusts, may give rise to a liability for alternative minimum tax under the Tax Act for certain Resident Holders.

Conversion of Amounts into Canadian Dollars

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act. In particular, the amount of dividends to be included in the income of, and the amount of capital gains or capital losses realized by, a Resident Holder of a DelawareCo Special Voting Share, DelawareCo Shares, TEI Special Voting Share, New Terrestrial Special Voting Share or New Terrestrial Common Shares may be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Foreign Property Information Reporting

A Resident Holder who is a “specified Canadian entity” as defined in the Tax Act for a taxation year or fiscal period whose total cost amount of “specified foreign property” as defined in the Tax Act, which includes the Shares (including any ancillary rights), at any time in the year or fiscal period exceeds $100,000, is required to file an information return for the year or period disclosing prescribed information in respect of such property. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

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APPROVAL OF DIRECTORS

The contents and sending of this Information Statement to the Voting Shareholders have been approved by the ExchangeCo Board.

Dated this 6th day of October, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Simon Irish”

Simon Irish

Chief Executive Officer

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APPENDIX A

RECAPITALIZATION RESOLUTION

BE IT RESOLVED THAT:

1.

The articles of amendment (the “Articles of Amendment”) of Terrestrial Energy Canada (Exchange) Inc. (the “Corporation”), as more particularly described in the management information statement (the “Information Statement”) of the Corporation dated October 6, 2025 and the full text of which is set forth in Appendix B of the Information Statement are hereby authorized, approved and adopted.

2.	The ExchangeCo Recapitalization (as defined in the Information Statement), as more particularly described in the Information Statement, is hereby authorized and approved.
3.

The (i) Articles of Amendment; (ii) actions of the directors of the Corporation in approving the Articles of Amendment; and (iii) actions of the directors and officers of the Corporation in the preparation, execution and delivery of the Articles of Amendment, any amendments, modifications or supplements thereto and any further acts by such directors and officers related thereto, are hereby ratified and approved.

4.

Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute and deliver for filing with the Director under the Business Corporations Act (Ontario) the Articles of Amendment and such other documents as are necessary or desirable to give effect to the ExchangeCo Recapitalization, such determination to be conclusively evidenced by the execution and delivery of such Articles of Amendment and any such other documents.

5.

Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, or cause to be executed, and to deliver, or cause to be delivered, all such other documents and instruments, and to perform, or cause to be performed, all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

A-1

B-1 APPENDIX B ARTICLES OF AMENDMENT See the Articles of Amendment, provided in the form of a redline to the Existing Articles, attached.

EXHIBIT 5 TO THE ARRANGEMENT AGREEMENT PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES OF TERRESTRIAL ENERGY CANADA (EXCHANGE) INC. The rights, privileges, restrictions and conditions of the Common Exchangeable Shares and the Preferred Exchangeable Shares are as set out below. The articles of incorporation, as amended, of Terrestrial Energy Canada (Exchange) Inc. are amended to provide that the rights, privileges, restrictions and conditions attaching to the Class B Exchangeable shares and the Class C Exchangeable shares shall be as follows: ARTICLE 1 INTERPRETATION Section 1.1 Definitions For purposes of these Exchangeable Share provisions: “Affiliate” means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. “Approved Sale Transaction” has the meaning specified in the DelawareCo By-Laws. “Arrangement Agreement” means the arrangement agreement dated December 13, 2023 among Terrestrial Energy Inc., DelawareCo, CallCo and the Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms. “Approved ParentCo Sale Transaction” means a ParentCo Sale Transaction approved by the board of directors of the ParentCo Resulting Issuer and the stockholders holding not less than a majority of the voting power of ParentCo Shares. “as adjusted for the Share Consideration Ratio” means in relation to a specific number of ParentCo Shares exchangeable for Exchangeable Shares following a Board Designated Sale Transaction, as applicable, such number of ParentCo Shares multiplied by a fraction: (a) the denominator of which is the number of DelawareCo Shares (the “Base Shares”) outstanding immediately prior to the Board Designated Sale Transaction; and (b) the numerator of which is the number of ParentCo Shares issued for such Base Shares upon closing of such Board Designated Sale Transaction. 617310272 121603005v1121603005v10

- 2 - “Board Designated Sale Transaction” means, as applicable, (i) an Approved Sale Transaction, (ii) a SPAC Transaction, or (iii) an IPO, in respect of which, for the applicable foregoing type of transaction, a majority of the DelawareCo Board has determined, at a duly constituted meeting of the DelawareCo Board or by written resolution, in its sole discretion, that the Exchangeable Shares shall automatically, immediately following the closing of such Approved Sale Transaction, SPAC Transaction or IPO, as applicable, without any further action by the holders of such Exchangeable Shares, be exchangeable for the purposes of Articles 3, 4 and 6, for ParentCo Shares and no longer exchangeable for the purposes of Articles 3, 4 and 5 for DelawareCo Shares. “Board of Directors” means the board of directors of the Corporation. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Toronto, Ontario. “CallCo” means Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario. “Call Right Exchange” means any exchange of Corresponding DelawareCo Shares for Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, the Retraction Call Right or, the DelawareCo Redemption Call Right or the ParentCo Redemption Call Right, as applicable. “Call Right Exchange Consideration” means the Liquidation Consideration, Retraction Consideration or, DelawareCo Redemption Consideration or ParentCo Redemption Consideration, as applicable. “Call Right Exchange Date” means the Liquidation Date, Retraction Date or, DelawareCo Redemption Date or ParentCo Redemption Date, as applicable. “Canadian Dollar Equivalent” means, at any date, in respect of any amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) as of such date, the product obtained by multiplying (i) the Foreign Currency Amount by (ii) the daily exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such daily exchange rate is not available for such date, the daily exchange rate on the immediately preceding date on which a daily rate is published for such foreign currency expressed in Canadian dollars. “Class B Exchangeable Shares” means the Class B Exchangeable shares in the capital of the Corporation. “Class C Exchangeable Shares” means the Class C Exchangeable shares in the capital of the Corporation. “Closing Documents” means the certificates representing the Exchangeable Shares to be exchanged together with such other documents and instruments as may be required to effect a transfer of such Exchangeable Shares under the Corporation’s 121603005v1121603005v10

- 3 - 121603005v1121603005v10 PreferredClass C Exchangeable Shares (ii) upon the closing of a Board Designated Sale Transaction, with respect to a class/series of ParentCo Shares, the class/series of Exchangeable Shares set out opposite such class/series of ParentCo Shares in the list immediately below: Class/Series of ParentCo Shares (the applicable “Corresponding Shares”) DelawareCo Common Shares Class/Series of DelawareCo Shares (the applicable “Corresponding Shares”) Class/Series of Exchangeable Shares ParentCo Shares CommonClass B Exchangeable Shares Class B Exchangeable Shares governing statute and regulations and these Articles and its by-laws and such additional documents and instruments as the DelawareCo, CallCo or the Corporation may reasonably require. “Closing Procedures” means the provisions of and procedures described in Article 6Article 7. “Common Exchangeable Shares” means the common exchangeable shares in the capital of the Corporation. “Common Shares” means the common shares in the capital of the Corporation. “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise. “Corporation” means Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario. “Corresponding Exchangeable Shares” means: (i) until a Board Designated Sale Transaction has occurred, with respect to a class/series of DelawareCo Shares, the class/series of Exchangeable Shares set out opposite such class/series of DelawareCo Shares in the list immediately below: ParentCo Shares DelawareCo Series A Preferred Shares Class/Series of Exchangeable Shares Class C Exchangeable Shares

- 4 - and, in each case, “Corresponding DelawareCo Shares” shall have correlative meanings, applicable to the appropriate class/series of DelawareCo Shares or the ParentCo Shares, as applicable and as specified above. “DelawareCo” means Terrestrial Energy Delaware Inc., a corporation incorporated under the laws of the State of Delaware, and any successor entity. “DelawareCo Board” means the board of directors of DelawareCo. “DelawareCo Common Shares” means shares of common stock in the capital of DelawareCo. “DelawareCo By-Laws” means the amended and restated by-laws of DelawareCo, as further amended from time to time. “DelawareCo Redemption Call Right” has the meaning given to it in Section 5.4. “DelawareCo Redemption Consideration” has the meaning given to it in Section 5.1. “DelawareCo Dividend DeclarationRedemption Date” means the date on which the board of directors of DelawareCo declares any dividend or other distribution on a class/series of DelawareCo Shares., if, and only if, a Board Designated Sale Transaction has not occurred, the earliest of the following dates: (a) the date that the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by DelawareCo, CallCo and its Affiliates) is less than 5% of the number of Exchangeable Shares issued as of the date hereof (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares); (b) the date that Income Tax Act (Canada) is amended to permit the holders of Exchangeable Shares to effect an exchange for Corresponding Shares without creating a taxable event under the Income Tax Act (Canada) for the holders of Exchangeable Shares, provided that the Board of Directors may, in its sole discretion, waive the Corporation’s right to redeem the Exchangeable Shares under this provision; (c) the date immediately prior to the closing of an Approved Sale Transaction that is not a Board Designated Sale Transaction; 121603005v1121603005v10

- 5 - (d) the effective date in respect of a Sale Transaction other than an Approved Sale Transaction or a Board Designated Sale Transaction, but if the DelawareCo Board determines, in good faith and in its sole discretion, that: (i) it is not reasonably practicable to continue or substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Sale Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Sale Transaction in accordance with its terms; or (ii) the consideration payable to DelawareCo or the holders of shares or other securities in DelawareCo in such Sale Transaction is cash, then such redemption date shall be such earlier date as the DelawareCo Board may determine (in its sole discretion), to be reasonably practicable in such circumstances; and (e) the date immediately prior to the closing of a Qualified Public Offering. “DelawareCo Series A Preferred Shares” means the shares of Series A preferred stock in the capital of DelawareCo. “DelawareCo Shares” means, collectively, the DelawareCo Common Shares and the DelawareCo Series A Preferred Shares. “Exchange Amount” means, in respect of an Exchangeable Share, at any particular time, the fair market value of one Corresponding DelawareCo Share (as adjusted for Stock Splits, and, if applicable, as adjusted for the Share Consideration Ratio) at that time and the full amount of any Outstanding Dividend Amount at that time. “Exchange and Support Agreement” means (i) the Amended and Restated Exchange and Support Agreement between DelawareCo, CallCo and the Corporation to be dated on or prior to the Effective Date (as defined in the Plan of Arrangement)the date hereof, as amended, supplemented or restated from time to time., or, if applicable (ii) any subsequent amended and restated Exchange and Support Agreement entered into among ParentCo Resulting Issuer, CallCo and the Corporation pursuant to which ParentCo Resulting Issuer will assume certain rights and obligations of DelawareCo with respect to the exchange of the Exchangeable Shares. “Exchange Notice” has the meaning given to it in Section 4.3(c). “Exchange Right” has the meaning given to it in the Exchange and Support Agreement. “Exchangeable Shares” means, collectively, the CommonClass B Exchangeable Shares and the PreferredClass C Exchangeable Shares. 121603005v1121603005v10

- 6 - 121603005v1121603005v10 “Fifth Anniversary Date” means ●, 2030.1 “Holder Exchange” means any acquisition by the Corporation of Exchangeable Shares pursuant to Sections 3.1, 4.1 or, 5.1 or 6.1. “Holder Exchange Consideration” means the Liquidation Consideration, Retraction Consideration or, DelawareCo Redemption Consideration or ParentCo Redemption Consideration, as applicable. “Holder Exchange Date” means the Liquidation Date, Retraction Date or, DelawareCo Redemption Date or ParentCo Redemption Date, as applicable. “IPO” means an initial public offering, whether on a treasury or secondary basis, resulting in the holding of equity of DelawareCo, directly or indirectly, by the public, or a transaction giving rise to a stock market listing or over-the-counter quotation of equity of the DelawareCo, directly or indirectly, and includes an amalgamation, securities exchange take-over bid or other transaction having a similar result, and an offering of units of an income trust or similar offering where the trust, directly or indirectly, owns equity of the DelawareCo. “Liquidation Call Right” has the meaning given to it in Section 3.3(a). “Liquidation Consideration” has the meaning given to it in Section 3.1. “Liquidation Date” has the meaning given to it in Section 3.1. “Liquidation Event” has the meaning given to it in Section 3.1. “Outstanding Dividend Amount” means, in respect of an Exchangeable Share, an amount equivalent to the full value of all declared and unpaid dividends on such share on the applicable date, including any dividends required to be declared and paid pursuant to the Exchange and Support Agreement. “Person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture, or any governmental authority or other entity, and pronouns have a similarly extended meaning. “Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule A to the Arrangement Agreement, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms. “Preferred Exchangeable Shares” means the preferred exchangeable shares in the capital of the Corporation. 1Note to Draft: Date to be confirmed as the fifth anniversary of the date of these articles of amendment.

- 7 - “Qualified Public Offering” means an IPO or SPAC Transaction. “Recognized Exchange” means the Nasdaq, the New York Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the Paris Stock Exchange, the Frankfurt Stock Exchange or the Oslo Stock Exchange, as applicable. “Redemption Call Right” has the meaning given to it in Section 5.4. “Redemption Consideration” has the meaning given to it in Section 5.1 “Redemption Date” means the earliest of the following dates: (a) “Minority Threshold Date” means the date thatupon which the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by DelawareCo, CallCo and its Affiliates) is less than 510% of the number of Exchangeable Shares issued pursuant toas of the Plan of Arrangementdate hereof (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares);. “Outstanding Dividend Amount” means, in respect of an Exchangeable Share, an amount equivalent to the full value of all declared and unpaid dividends on such share on the applicable date, including any dividends required to be declared and paid pursuant to the Exchange and Support Agreement. “ParentCo Capital Stock” means (a) ParentCo Shares (whether now outstanding or hereafter issued in any context), and (b) ParentCo Shares issued or issuable upon exercise, exchange or conversion, as applicable, of stock options, warrants, convertible notes or other convertible securities of the ParentCo Resulting Issuer, in each case now owned or subsequently acquired by any securityholder or their respective successors or permitted transferees or assigns. “ParentCo Dividend Declaration Date” means, either (i) if a Board Designated Sale Transaction has not occurred, the date on which the DelawareCo Board declares any dividend or other distribution on a class/series of DelawareCo Shares, or (ii) if a Board Designated Sale Transaction has occurred, the date on which the board of directors of the ParentCo Resulting Issuer declares any dividend or other distribution on a class/series of ParentCo Shares. “ParentCo Redemption Call Right” has the meaning given to it in Section 6.4. “ParentCo Redemption Consideration” has the meaning given to it in Section 6.1. 121603005v1121603005v10

- 8 - “ParentCo Redemption Date” means, if a Board Designated Sale Transaction has occurred, the earliest of the following dates: (a) (b) the date that Income Tax Act (Canada) is amended to permit the holders of Exchangeable Shares to effect an exchange for shares of Corresponding DelawareCoParentCo Shares without creating a taxable event under the Income Tax Act (Canada) for the holders of Exchangeable Shares, provided that the Board of Directors may, in its sole discretion, waive the Corporation’s right to redeem the Exchangeable Shares under this provision; (b) (c) the date immediately prior to the closing of an Approved ParentCo Sale Transaction; (c) (d) the effective date in respect of a ParentCo Sale Transaction other than an Approved ParentCo Sale Transaction, but if the board of directors of DelawareCoParentCo Resulting Issuer determines, in good faith and in its sole discretion, that: (i) it is not reasonably practicable to continue or substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parentco Sale Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such ParentCo Sale Transaction in accordance with its terms; or (ii) the sole consideration payable to DelawareCoParentCo Resulting Issuer or the holders of shares or other securities in DelawareCoParentCo Resulting Issuer in such ParentCo Sale Transaction is cash, then such redemption date shall be such earlier date as the board of directors of DelawareCoParentCo Resulting Issuer may determine (in its sole discretion), to be reasonably practicable in such circumstances; and provided that, if either the Fifth Anniversary Date or the Minority Threshold Date has occurred, the Board of Directors may accelerate the redemption date specified herein to a date following such Fifth Anniversary Date or Minority Threshold Date, as applicable, upon, in each case, as applicable, at least 30 days’ prior written notice to the holders of the Exchangeable Shares. “ParentCo Resulting Issuer” means the purchaser, successor, direct or indirect parent of DelawareCo pursuant to a Board Designated Sale Transaction, or an Affiliate of any of the foregoing as designated by the DelawareCo Board. “ParentCo Sale Transaction” means a transaction or series of related transactions (whether structured as a sale of ParentCo Capital Stock, asset sale, merger, consolidation, reorganization, joint venture or otherwise) pursuant to which (i) a person or entity, or a group of related persons or entities, acquire from stockholders of ParentCo Shares representing more than fifty percent (50%) of outstanding voting 121603005v1121603005v10

- 9 - power of the ParentCo Resulting Issuer or (ii) the ParentCo Resulting Issuer sells, transfers, assigns or otherwise disposes of all or substantially all of the assets of the Corporation (on a consolidated basis). (e) the date immediately prior to the closing of a Qualified Public Offering. “ParentCo Shares” means the shares of common stock of the ParentCo Resulting Issuer. “Person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture, or any governmental authority or other entity, and pronouns have a similarly extended meaning. “Qualified Public Offering” means an IPO or a SPAC Transaction that, in either case, is not a Board Designated Sale Transaction. “Recognized Exchange” means the Nasdaq, the New York Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the Paris Stock Exchange, the Frankfurt Stock Exchange or the Oslo Stock Exchange, as applicable. “Retracted Shares” has the meaning given to it in Section 4.2(a). “Retraction Call Right” has the meaning given to it in Section 4.3. “Retraction Consideration” has the meaning given to it in Section 4.1. “Retraction Date” has the meaning given to it in Section 4.2(b). “Retraction Request” has the meaning given to it in Section 4.2. “Sale Transaction” has the meaning specified in the DelawareCo By-Laws. “SPAC Transaction” means a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination involving, directly or indirectly, DelawareCo and a SPAC pursuant to which (i) the equity securities of DelwareCo are (A) converted, exchanged for or otherwise disposed for cash and/or capital shares of such SPAC (including the parent of or the resulting entity whose equity securities are publicly held following the closing of such transaction, a “SPAC Resulting Issuer”) that are listed on a Recognized Exchange upon completion of such transaction or (B) listed on a Recognized Exchange with DelawareCo as the SPAC Resulting Issuer pursuant to such transaction with such SPAC, and (ii) such SPAC Resulting Issuer, in each case, is obligated to cause the securities issued to the shareholders in such business combination to be registered pursuant to an effective registration statement or qualified by a prospectus for which a receipt or similar document is issued by a securities commission or similar applicable regulatory body to enable the sale of such securities to members of the public. 121603005v1121603005v10

- 10 - “SPAC” means a publicly held special purpose acquisition company, formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. “Stock Split” means, in respect of the(i) a class/series of DelawareCo Shares or (ii) if a Board Designated Sale Transaction has occurred, the ParentCo Shares, as applicable: (a) the subdivision of such shares into a greater number (other than by way of a distribution described in Section 2.1); or (b) the consolidation of such shares into a smaller number, and “as adjusted for Stock Splits” means, in relation to a specific number of a class/series of DelawareCo Shares or ParentCo Shares, as applicable, such number of such shares multiplied by a fraction: (i) the numerator of which is the number of such shares outstanding immediately prior to a Stock Split; and (ii) the denominator of which is the number of such shares outstanding immediately after the Stock Split. ARTICLE 1 VOTING Section 1.1 Non-Voting Except as required by applicable law and by Section 1.2, the holders of the Exchangeable Shares are not entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Section 1.2 Amendment and Approval Requirements (a) The rights and privileges attaching to any class/series of the Exchangeable Shares may be removed or changed, and the restrictions and conditions attaching to the Exchangeable Shares may be added to or changed, only with the approval of CallCo as the holder of the Common Shares and holders of two-thirds of Exchangeable Shares then outstanding (excluding any Exchangeable Shares of that class/series held by DelawareCo, CallCo or an Affiliate). (b) For purposes of these Exchangeable Share provisions, where an action is to be taken by holders of a class/series of the Exchangeable Shares, in addition to the requirements of applicable law, if any, such action may be taken if all of such requisite number of such holders: (i) agree in writing; or 121603005v1121603005v10

- 11 - (ii) pass a resolution to such effect at a duly constituted meeting of such holders, voting as a single class/series. ARTICLE 2 DIVIDENDS Section 2.1 Dividends If a dividend or other taxable distribution is made on any class/series of the DelawareCo Shares on a DelawareCoor ParentCo Shares, as applicable, on a ParentCo Dividend Declaration Date, each holder of the Corresponding Exchangeable Shares shall be entitled to receive, and the Board of Directors will, subject to applicable law, declare a dividend on each Corresponding Exchangeable Share payable on such DelawareCoParentCo Dividend Declaration Date: (a) in the case of a cash dividend or other taxable distribution made on the DelawareCo Shares or ParentCo Shares, as applicable, in an amount in cash for each Corresponding Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the Board of Directors), on such DelawareCoParentCo Dividend Declaration Date, in each case, equal to the cash dividend or other taxable distribution declared on each appliableapplicable DelawareCo Share on the DelawareCoor ParentCo Share (as adjusted for Stock Splits, and, if applicable, as adjusted for the Share Consideration Ratio), as applicable, on the ParentCo Dividend Declaration Date; and (b) in the case of a dividend or other taxable distribution made on the DelawareCo Shares or ParentCo Shares, as applicable, in property (including, without limitation, rights, options or warrants to purchase additional DelawareCo Shares of the same class/series or ParentCo Shares, as applicable) other than cash or DelawareCo Shares of the same class/series or ParentCo Shares, in such type and amount of property (by way of an in specie dividend) for each Corresponding Exchangeable Share as is the same as or economically equivalent (at the discretion of the Board of Directors in accordance with the Exchange and Support Agreement) to the type and amount of property declared as a dividend or other taxable distribution on each applicable DelawareCo Share or ParentCo Share (as adjusted for Stock Splits, and, if applicable, the Share Consideration Ratio), as applicable. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends and be designated as “eligible dividends” for purposes of the Income Tax Act (Canada) to the maximum extent permitted by applicable law. For the avoidance of doubt, Section 2.1 shall be applied to ensure that holders of Exchangeable Shares are treated in a manner that is economically equivalent to the treatment of holders of Corresponding DelawareCo Shares and shall not be applied to confer a benefit on any Person. Notwithstanding the foregoing, in the case of a stock or share dividend or other taxable distribution made on (i) the DelawareCo Shares to be made in DelawareCo Shares 121603005v1121603005v10

- 12 - of the same class/series or (ii) the ParentCo Shares to be made in ParentCo Shares of the same class/series, no dividend will be required to be paid on the Corresponding Exchangeable Shares but a corresponding and contemporaneous and economically equivalent (at the discretion of the Board of Directors in accordance with the Exchange and Support Agreement) subdivision of the outstanding Corresponding Exchangeable Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision. Section 2.2 Record and Payment Dates for Dividends The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or taxable distribution declared on the Exchangeable Shares under Section 2.1 are the same dates as the record date and payment date, respectively, for the corresponding dividend or taxable distribution declared on the Corresponding DelawareCo Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Section 2.1 and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend or taxable distribution declared on the Corresponding DelawareCo Shares. Section 2.3 Payment Cheques of the Corporation payable at par and not post-dated at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 2.1(a), and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or taxable distribution represented thereby unless the cheque is not paid on presentation. Such other type and amount of property in respect of any dividends or taxable distributions contemplated by Section 2.1(b) shall be issued, distributed or transferred by the Corporation in such manner as the Board of Directors shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or taxable distribution represented thereby. Subject to applicable law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of three years from the date on which such dividend was payable. Section 2.4 Subsequent Payment of Dividends If, on any payment date under Section 2.2 for any dividends or taxable distributions declared on a class/series of the Exchangeable Shares under Section 2.1, the dividends or taxable distributions are not paid in full on all of the outstanding Exchangeable Shares of the class/series, any such dividends or taxable distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors (in its discretion) on which the Corporation has sufficient moneys, assets or property properly available to the payment of such dividends or taxable distributions. 121603005v1121603005v10

- 13 - Section 2.5 No Other Dividends Other than the entitlement to dividends and taxable distributions as set out in Section 2.1, which entitlement shall be in preference to the entitlement of holders of Common Shares or any other classes of shares of the Corporation ranking junior to the class/series of Exchangeable Shares with respect to the payment of dividends or taxable distributions, or except with prior approval of holders representing a majority of the Common Shares, holders of the class/series of Exchangeable Shares are not entitled to receive dividends. Section 2.6 Economically Equivalent The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economically equivalent” for the purposes of these Exchangeable Share provisions and each such determination shall be conclusive and binding on the Corporation and its shareholders. ARTICLE 3 LIQUIDATION Section 3.1 Rights on Liquidation Upon the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation to its shareholders for the purpose of winding up its affairs (a “Liquidation Event”), a holder of Exchangeable Shares shall be entitled, subject to applicable law and the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such Liquidation Event, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares of the Corporation ranking junior to such Exchangeable Shares, the Exchange Amount on the Liquidation Date, which is to be paid and satisfied in full by the Corporation causing to be delivered to such holder: (a) one Corresponding DelawareCo Share (as adjusted for Stock Splits and, if applicable, as adjusted for the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which may be paid in the form of the dividend that creates such Outstanding Dividend Amount, (collectively, on a per Exchangeable Share basis, the “Liquidation Consideration”) on the Liquidation Date. Section 3.2 Method of Distribution on Liquidation (a) On or before the Liquidation Date, and subject to the exercise of the Liquidation Call Right, the Corporation will cause to be delivered to the holders of the Exchangeable Shares, the Liquidation Consideration for each such Exchangeable Share upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures. 121603005v1121603005v10

- 14 - (b) After the Corporation has satisfied its obligation to pay to the holders of Exchangeable Shares the Liquidation Consideration pursuant to Section 3.1, such holders are not entitled to share in any further distribution of the assets of the Corporation. Section 3.3 Liquidation Call Right (a) Upon a Liquidation Event, CallCo have the overriding right, and, where the Corporation has not provided each holder of Exchangeable Shares with Liquidation Consideration pursuant to Section 3.1, the obligation (the “Liquidation Call Right”), to purchase from all but not less than all of the holders of Exchangeable Shares other than Exchangeable Shares held by DelawareCo, CallCo or their Affiliates, on the Liquidation Date, all but not less than all of the Exchangeable Shares held by each such holder for the Liquidation Consideration for each such Exchangeable Share. (b) To exercise the Liquidation Call Right, CallCo must notify the Corporation and the holders of Exchangeable Shares of its intention to exercise such right at least five Business Days before the Liquidation Date. (c) If the Liquidation Call Right is exercised, then on the Liquidation Date, CallCo will acquire, and the holders of Exchangeable Shares will transfer to CallCo, all but not less than all of the Exchangeable Shares then outstanding for the Liquidation Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures. Section 3.4 Solvency Restrictions Notwithstanding any other provision of these Articles, the Corporation is not obligated to deliver any Liquidation Consideration to the extent that the delivery of the Liquidation Consideration with respect to all of the then outstanding Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law. ARTICLE 4 RETRACTION Section 4.1 Retraction of Exchangeable Shares by Holder A holder of Exchangeable Shares is entitled at any time, subject to the exercise of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 4, to require the Corporation to redeem all, but not less than all, of the Exchangeable Shares registered in the name of such holder for the Exchange Amount per Exchangeable Share on the last Business Day prior to the Retraction Date, which is to be paid and satisfied in full by the Corporation causing to be delivered to such holder on the Retraction Date: (a) one Corresponding DelawareCo Share (as adjusted for Stock Splits and, if applicable, as adjusted for the Share Consideration Ratio); and 121603005v1121603005v10

- 15 - (b) any Outstanding Dividend Amount, which may be paid in the form of dividend or distribution that creates such Outstanding Dividend Amount, (collectively, on a per Exchangeable Share basis, the “Retraction Consideration”). Section 4.2 Retraction Request by Holders To effect the redemption, a holder of Exchangeable Shares must deliver to the Corporation, in accordance with the Closing Procedures, the Closing Documents together with a duly executed statement (the “Retraction Request”) in the form of Appendix A to these Articles, or in such other form as may be acceptable to the Corporation: (a) specifying that such holder desires to have all of the Exchangeable Shares held by such holder (the “Retracted Shares”) redeemed by the Corporation; (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that: (i) the Retraction Date may not be less than 5 Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation; and (ii) if no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15 th Business Day after the date on which the Retraction Request is received by the Corporation; and (c) making a representation and warranty whether the holder is a resident of Canada or “Canadian partnership” for purposes of the Income Tax Act (Canada); (d) acknowledging the Retraction Call Right. Section 4.3 Retraction Call Right (a) If a holder of Exchangeable Shares delivers a Retraction Request to the Corporation, CallCo has the overriding right (the “Retraction Call Right”) to purchase from the holder all but not less than all the Retracted Shares held by the holder for an exchange price per share consisting of the Retraction Consideration. (b) Upon receipt by the Corporation of a Retraction Request, the Corporation must promptly notify CallCo of such receipt and shall provide CallCo a copy of the Retraction Request. (c) In order to exercise the Retraction Call Right, CallCo must notify the Corporation and the holder of Exchangeable Shares of its determination to do so (the “Exchange Notice”) within five Business Days of CallCo’s receipt of the Retraction Request from the Corporation. 121603005v1121603005v10

- 16 - (d) If CallCo delivers an Exchange Notice within such five Business Day period: (i) the Retraction Request is thereupon considered only to be an offer by the holder of Exchangeable Shares to sell all but not less than all of the Retracted Shares to CallCo in accordance with the Retraction Call Right; (ii) such offer is deemed to be accepted by CallCo; (iii) the Corporation shall not redeem the Retracted Shares; and (iv) CallCo must purchase from such holder and such holder must sell to CallCo on the Retraction Date all but not less than all of the Retracted Shares for a purchase price per share consisting of the Retraction Consideration against presentation and surrender of Closing Documents pursuant to the Closing Procedures. Section 4.4 Redemption by the Corporation If an Exchange Notice is not delivered within such five Business Day period, the Corporation will cause to be delivered on the Retraction Date to the holder of the Exchangeable Shares to be redeemed the Retraction Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents in accordance with the Closing Procedures. Section 4.5 Solvency Restrictions (a) Notwithstanding any other provision of these Articles, the Corporation is not obligated to redeem Retracted Shares in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or any other provision of applicable law. (b) If the Corporation believes that on any Retraction Date it would not be permitted by any provision of applicable law to redeem the Retracted Shares tendered for redemption on the Retraction Date, and if the Retraction Call Right has not been exercised with respect to the Retracted Shares, the Corporation is only obligated to redeem the maximum number of Retracted Shares that may be so redeemed (rounded down to the nearest whole number of shares) as would not be contrary to such provisions and will notify the holder of Exchangeable Shares at least two Business Days prior to the Retraction Date as to the number of Retracted Shares that will not be redeemed by the Corporation. (c) In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation will redeem Retracted Shares in accordance with these share provisions on a pro rata basis and will issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation. 121603005v1121603005v10

- 17 - ARTICLE 5 DELAWARECO REDEMPTION Section 5.1 DelawareCo Redemption of Exchangeable Shares by the Corporation Subject to applicable law, and so long as the DelawareCo Redemption Call Right has not been exercised and a Board Designated Sale Transaction has not occurred, the Corporation will on a DelawareCo Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for the Exchange Amount for each such Exchangeable Share as of the last Business Day prior to the DelawareCo Redemption Date, which is to be paid and satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares: (a) one Corresponding DelawareCo Share (as adjusted for Stock Splits); and (b) any Outstanding Dividend Amount, which shall be paid in the same form of the dividend that creates the Outstanding Dividend Amount, (collectively, on a per Exchangeable Share basis, the “DelawareCo Redemption Consideration”). Section 5.2 Notice of DelawareCo Redemption by Corporation (a) Prior to a redemption of Exchangeable Shares under this Article 5, the Corporation shall send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by CallCo under the DelawareCo Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder: (i) in the case of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than an Approved Sale Transaction or a Board Designated Sale Transaction) or a Qualified Public Offering, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable under the circumstances; and (ii) in any other case (including in connection with an Approved Sale Transaction), other than a Board Designated Sale Transaction, at least 5 Business Days before the DelawareCo Redemption Date. (b) Such notice must set out the DelawareCo Redemption Consideration, the DelawareCo Redemption Date and, if applicable, particulars of the DelawareCo Redemption Call Right. Section 5.3 Delivery of DelawareCo Redemption Consideration On the DelawareCo Redemption Date, subject to the exercise of the DelawareCo Redemption Call Right, the Corporation will cause to be delivered to the holders of the Exchangeable Shares to be redeemed the DelawareCo Redemption Consideration for each 121603005v1121603005v10

- 18 - such Exchangeable Share, upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures. Section 5.4 DelawareCo Redemption Call Right (a) CallCo has the overriding right (the “DelawareCo Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 5.1, to purchase from all but not less than all of the holders of Exchangeable Shares on the DelawareCo Redemption Date, all but not less than all of the Exchangeable Shares held by each such holder for the DelawareCo Redemption Consideration per share. Upon the exercise of the DelawareCo Redemption Call Right, each holder must exchange all the Exchangeable Shares held by the holder with CallCo on the DelawareCo Redemption Date upon delivery by CallCo to the holder of the DelawareCo Redemption Consideration per share. (b) The Corporation will notify CallCo of a DelawareCo Redemption Date at least 5 Business Days prior to the DelawareCo Redemption Date (except in respect of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than a Board Designated Sale Transaction) or a Qualified Public Offering, in which case the Corporation will so notify CallCo with as much prior notice as is determined by the Board of Directors of the Corporation to be reasonably practicable under the circumstances). (c) To exercise the DelawareCo Redemption Call Right, CallCo must notify the holders of Exchangeable Shares of its intention to exercise such right at least 5 Business Days before the DelawareCo Redemption Date (except in respect of a DelawareCo Redemption Date established in connection with a Sale Transaction (other than a Board Designated Sale Transaction) or a Qualified Public Offering, in which case the Corporation will so notify CallCo with as much prior notice as is determined by the Board of Directors of the Corporation to be reasonably practicable under the circumstances). (d) If the DelawareCo Redemption Call Right is exercised, then, on the DelawareCo Redemption Date, CallCo will purchase and the holders of Exchangeable Shares will sell to CallCo all but not less than all of the Exchangeable Shares then outstanding for the DelawareCo Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures. (e) If a DelawareCo Redemption Date results from a Sale Transaction (for clarity, other than a Board Designated Sale Transaction) or a Qualified Public Offering, the exchange is deemed effective one Business Day prior to the closing of the transaction constituting the Sale Transaction or a Qualified Public Offering. Section 5.5 Solvency Restrictions Notwithstanding any other provision of these Articles, the Corporation is not obligated to redeem any Exchangeable Shares to the extent that the redemption of all of the 121603005v1121603005v10

- 19 - then outstanding Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law. Section 5.6 Application For clarity, this Article 5 shall only be applicable and in effect prior to the occurrence of a Board Designated Sale Transaction. Upon the occurrence of a Board Designated Sale Transaction, the Exchangeable Shares shall not be redeemable pursuant to this Article 5 and the provisions specified thereunder shall be null and void and of no further application or effect. ARTICLE 6 PARENTCO RESULTING ISSUER REDEMPTION Section 6.1 ParentCo Resulting Issuer Redemption of Exchangeable Shares by the Corporation Subject to applicable law, and so long as the ParentCo Redemption Call Right has not been exercised and a Board Designated Sale Transaction has occurred, the Corporation will on a ParentCo Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for the Exchange Amount for each such Exchangeable Share as of the last Business Day prior to the ParentCo Redemption Date, which is to be paid and satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares: (a) one ParentCo Share (as adjusted for Stock Splits and, if applicable, as adjusted for the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which shall be paid in the same form of the dividend that creates the Outstanding Dividend Amount, (collectively, on a per Exchangeable Share basis, the “ParentCo Redemption Consideration”). Section 6.2 Notice of ParentCo Resulting Issuer Redemption by Corporation (a) Prior to a redemption of Exchangeable Shares under this Article 6, the Corporation shall send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by CallCo under the ParentCo Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder: (i) in the case of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction (other than an Approved ParentCo Sale Transaction), on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable under the circumstances; and (ii) in any other case (including in connection with an Approved ParentCo Sale Transaction), at least 5 Business Days before the ParentCo Redemption Date. 121603005v1121603005v10

- 20 - (b) Such notice must set out the ParentCo Redemption Consideration, the ParentCo Redemption Date and, if applicable, particulars of the ParentCo Redemption Call Right. Section 6.3 Delivery of ParentCo Redemption Consideration On the ParentCo Redemption Date, subject to the exercise of the ParentCo Redemption Call Right, the Corporation will cause to be delivered to the holders of the Exchangeable Shares to be redeemed the ParentCo Redemption Consideration for each such Exchangeable Share, upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures. Section 6.4 Redemption Call Right (a) CallCo has the overriding right (the “ParentCo Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1, to purchase from all but not less than all of the holders of Exchangeable Shares on the ParentCo Redemption Date, all but not less than all of the Exchangeable Shares held by each such holder for the ParentCo Redemption Consideration per share. Upon the exercise of the ParentCo Redemption Call Right, each holder must exchange all the Exchangeable Shares held by the holder with CallCo on the ParentCo Redemption Date upon delivery by CallCo to the holder of the ParentCo Redemption Consideration per share. (b) The Corporation will notify CallCo of a ParentCo Redemption Date at least 5 Business Days prior to the ParentCo Redemption Date (except in respect of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction, in which case the Corporation will so notify CallCo with as much prior notice as is determined by the Board of Directors of the Corporation to be reasonably practicable under the circumstances). (c) To exercise the ParentCo Redemption Call Right, CallCo must notify the holders of Exchangeable Shares of its intention to exercise such right at least 5 Business Days before the ParentCo Redemption Date (except in respect of a ParentCo Redemption Date established in connection with a ParentCo Sale Transaction, in which case the Corporation will so notify CallCo with as much prior notice as is determined by the Board of Directors of the Corporation to be reasonably practicable under the circumstances). (d) If the ParentCo Redemption Call Right is exercised, then, on the ParentCo Redemption Date, CallCo will purchase and the holders of Exchangeable Shares will sell to CallCo all but not less than all of the Exchangeable Shares then outstanding for the ParentCo Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures. 121603005v1121603005v10

- 21 - (e) If a ParentCo Redemption Date results from a ParentCo Sale Transaction, the exchange is deemed effective at least one Business Day prior to the closing of the transaction constituting the ParentCo Sale Transaction. Section 6.5 Solvency Restrictions Notwithstanding any other provision of these Articles, the Corporation is not obligated to redeem any Exchangeable Shares to the extent that the redemption of all of the then outstanding Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law. Section 6.6 Application For clarity, this Article 6 shall only be applicable and in effect following (and not in connection with) the occurrence of a Board Designated Sale Transaction. Prior to the occurrence of a Board Designated Sale Transaction, the Exchangeable Shares shall not be redeemable pursuant to this Article 6. ARTICLE 7ARTICLE 6 CLOSING PROCEDURES Section 7.1 Section 6.1 Holder Exchange (a) For purposes of completing an exchange of the Exchangeable Shares pursuant to a Holder Exchange, the Corporation will cause to be delivered to the holder of Exchangeable Shares subject to the Holder Exchange, the Holder Exchange Consideration against presentation and surrender of the Closing Documents. (b) Satisfaction by the Corporation of the aggregate Holder Exchange Consideration will be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation, stock certificates representing the number of Corresponding DelawareCo Shares or other securities constituting the Holder Exchange Consideration registered in the name of such holder and a cheque of the Corporation totaling the cash portion of, or any other property representing, any Outstanding Dividend Amount (less any tax required to be deducted and withheld from the total Holder Exchange Consideration) without interest. (c) On and after the Holder Exchange Date, the Exchangeable Shares shall cease to be outstanding, and holders of the Exchangeable Shares shall cease to be holders of Exchangeable Shares and are not entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Holder Exchange Consideration, unless delivery of the total Holder Exchange Consideration for such Exchangeable Shares is not made upon presentation and surrender of share certificates (along with duly executed stock powers of attorney) in accordance with the foregoing provisions, in which case the rights of the holders remain unaffected until the total Holder Exchange Consideration has been paid. 121603005v1121603005v10

- 22 - (d) The Corporation may, at any time on or after the Holder Exchange Date, deposit or cause to be deposited the total Holder Exchange Consideration in respect of the Exchangeable Shares represented by certificates (along with duly executed stock powers of attorney) that have not, at the Holder Exchange Date, been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. The rights of the holders of such Exchangeable Shares after such deposit are limited to the receipt of their proportionate part of the total Holder Exchange Consideration (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares, against presentation and surrender of the said certificates (along with duly executed stock powers of attorney) held by them respectively in accordance with the foregoing provisions, and such holders are thereafter deemed to be holders of Corresponding DelawareCo Shares. (e) Any dividend that is deemed to arise for the purposes of the Income Tax Act (Canada) as a result of a Holder Exchange shall be designated as an “eligible dividend” for purposes of the Income Tax Act (Canada) to the maximum extent permitted under applicable law. Section 7.2 Section 6.2 Call Right Exchange (a) For the purposes of completing an exchange of the Exchangeable Shares pursuant to the Call Right Exchange, CallCo will cause to be delivered to the holders of the Exchangeable Shares that are subject to the Call Right Exchange the Call Right Exchange Consideration against presentation and surrender of the Closing Documents. (b) Satisfaction by CallCo of payment of the Call Right Exchange Consideration for such Exchangeable Shares will be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation, evidence of the issuance of stock certificates representing the number of Corresponding DelawareCo Shares or other securities constituting the Call Right Exchange Consideration registered in the name of such holder and a cheque of CallCo totaling the cash portion of, or any other property representing, any Outstanding Dividend Amount (less any tax required to be withheld from the total Call Right Exchange Consideration) without interest. (c) On and after the Call Right Exchange Date the Exchangeable Shares shall cease to be outstanding, and the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and are not entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Call Right Exchange Consideration, unless CallCo does not complete the Call Right Exchange in the manner described above, in which case the holders of the Exchangeable Shares will be entitled to receive from the Corporation and the Corporation will pay therefor the Holder Exchange Consideration in the manner set forth in Section 6.1Section 7.1, failing which the rights of the holders remain 121603005v1121603005v10

- 23 - unaffected until the total Call Right Exchange Consideration (without duplication) has been paid. (d) CallCo may, at any time on or after the Call Right Exchange Date deposit the total Call Right Exchange Consideration in respect of the Exchangeable Shares represented by certificates (along with duly executed stock powers of attorney) that have not at the Call Right Exchange Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. The right of the holders of such Exchangeable Shares after such deposit are limited to the receipt of their proportionate part of the total Call Right Exchange Consideration (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares, against presentation and surrender of the said certificates (along with duly executed stock powers of attorney) held by them respectively in accordance with the foregoing provisions, and such holders will thereafter be deemed to be holders of Corresponding DelawareCo Shares. ARTICLE 8ARTICLE 7 NOTICES Section 8.1 Section 7.1 Method of Delivery of Notice by Holders of Exchangeable Shares Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by registered or certified mail (postage prepaid) or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation. Section 8.2 Section 7.2 Presentation and Surrender of Exchangeable Shares (a) Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates (along with duly executed stock powers of attorney) representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares must be made by registered or certified mail (postage prepaid) or by delivery to the registered office of the Corporation (and accompanied by a duly executed stock power of attorney), addressed to the attention of the Secretary of the Corporation. (b) Any such presentation and surrender of certificates (along with duly executed stock powers of attorney) is deemed only to have been made and to be effective upon actual receipt thereof by the Corporation. (c) Any such presentation and surrender of certificates (along with duly executed stock powers of attorney) made by registered or certified mail is at 121603005v1121603005v10

- 24 - the sole risk of the holder of Exchangeable Shares mailing the certificates (along with duly executed stock powers of attorney). Section 8.3 Section 7.3 Delivery of Notices, etc., by the Corporation or CallCo to Holders of Exchangeable Shares Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation or CallCo shall be in writing and shall be valid and effective if given by registered or certified mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation or CallCo pursuant thereto. Section 8.4 Section 7.4 Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a DelawareCo Share upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Article 3, Article 4 and Article 5 and no certificates representing any such fractional interest shall be issued but rather the number of Corresponding DelawareCo Shares issuable shall be rounded down to the nearest whole number without payment in respect of such fractional share. ARTICLE 9ARTICLE 8 CERTAIN RESTRICTIONS Section 9.1 Section 8.1 Restrictions If, and only to the extent that, all dividends on the outstanding Exchangeable Shares corresponding to dividends or taxable distributions declared and made to date on Corresponding DelawareCo Shares have not been declared and/or paid on the Exchangeable Shares, the Corporation shall not without, but may at any time with, written consent of the holders of two-thirds of Exchangeable Shares then outstanding (excluding any Exchangeable Shares held by DelawareCo, CallCo or an Affiliate): (a) pay any dividends or taxable distributions on the Common Shares or any shares ranking junior with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; (b) redeem or purchase or make any capital distribution in respect of Common Shares or any shares ranking junior with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or 121603005v1121603005v10

- 25 - involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; (c) redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with any class/series of the Exchangeable Shares with respect to the payment of dividends or distributions or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or (d) issue any class/series of the Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, any class/series of the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, other than by way of stock dividend to the holders of such class/series of Exchangeable Shares. ARTICLE 10ARTICLE 9 ACTIONS BY THE CORPORATION UNDER THE EXCHANGE AND SUPPORT AGREEMENT Section 10.1 Section 9.1 Compliance with the Exchange and Support Agreement The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by DelawareCo, CallCo and the Corporation, and, if applicable, the ParentCo Resulting Issuer, with all provisions of the Exchange and Support Agreement applicable to DelawareCo, CallCo and the Corporation, and, if applicable, the ParentCo Resulting Issuer, respectively, in accordance with the terms thereof, including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favour of the Corporation and the holders of Exchangeable Shares under or pursuant to the Exchange and Support Agreement. Section 10.2 Section 9.2 Required Approval The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchange and Support Agreement without written consent of the holders of two-thirds of Exchangeable Shares then outstanding (excluding any Exchangeable Shares held by DelawareCo, CallCo or an Affiliate). 121603005v1121603005v10

- 26 - ARTICLE 11ARTICLE 10 LEGEND AND ACKNOWLEDGMENT Section 11.1 Section 10.1 Appropriate Legends The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Exchange and Support Agreement (including the provisions with respect to the exchange rights thereunder) and the provisions contained herein and of the Plan of Arrangementtherein relating to the Liquidation Call Right, the Retraction Call Right, the DelawareCo Redemption Call Right and the RetractionParentCo Redemption Call Right. Section 11.2 Section 10.2 Acknowledgement of Call Rights Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge and accept: (i) each of the Liquidation Call Right, the Retraction Call Right, the DelawareCo Redemption Call Right and the ParentCo Redemption Call Right, in each case, in favour of CallCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of CallCo; and (ii) that CallCo may assign any right or obligation provided herein, provided that it will not be released from any such obligation so assigned, to an Affiliate, without consent of or notice to the holders of Exchangeable Shares, and the Liquidation Call Right, the Retraction Call Right, DelawareCo Redemption Call Right and the ParentCo Redemption Call Right, as the case may be, shall apply mutatis mutandis in favour of such Affiliate, as the case may be. ARTICLE 12ARTICLE 11 TAX MATTERS Section 12.1 Section 11.1 Right to Withhold DelawareCo, CallCo and, the Corporation and (i) DelawareCo if a Board Designated Sale Transaction has not occurred, or (ii) ParentCo Resulting Issuer if a Board Designated Sale Transaction has occurred, may deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares such amounts as DelawareCo, CallCo orCallCo, the Corporation, DelawareCo, or ParentCo Resulting Issuer, as applicable, is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of provincial, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts are to be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. Each holder of Exchangeable Shares hereby agrees to indemnify and hold harmless CallCo, the Corporation, DelawareCo, CallCo and/or ParentCo Resulting Issuer, as applicable, and their Affiliates from and against any liability with respect to the taxes, interest, or penalties that may be asserted by reason of any such Person’s obligation to deduct and withhold from any dividend or other amount otherwise payable or allocable to any holder of Exchangeable Shares. To the extent that the amount so required or permitted to be 121603005v1121603005v10

- 27 - deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the holder will be notified in writing thereof by DelawareCo, CallCo or, the Corporation, DelawareCo or ParentCo Resulting Issuer (as applicable) and the holder must pay the difference (up to the amount required to be withheld by DelawareCo, CallCo orCallCo, the Corporation, DelawareCo, or ParentCo Resulting Issuer, as applicable) in cash to such withholding party; failing payment of such difference within five Business Days after notice is provided to the holder, DelawareCo, CallCo and, the Corporation, DelawareCo and/or ParentCo Resulting Issuer, as applicable, are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to DelawareCo, CallCo or, the Corporation, DelawareCo, or ParentCo Resulting Issuer, as the case may be, to enable it to comply with such deduction or withholding requirement and DelawareCo, CallCo orCallCo, the Corporation, DelawareCo, or ParentCo Resulting Issuer, as applicable, will notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Section 12.2 Section 11.2 Specified Amount The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) shall be an amount equal to US$100. 121603005v1121603005v10

A - 1 121603005v1121603005v10 APPENDIX A NOTICE OF RETRACTION To: Terrestrial Energy Canada (Exchange) Inc. (the “Corporation”) And to: Terrestrial Energy Delaware Inc. (the “DelawareCoParent Issuer”)2 This notice is given pursuant to the special rights and restrictions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions. The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with the Share Provisions all share(s) represented by this certificate (the “Retracted Shares”). The undersigned hereby notifies the Corporation that the Retraction Date shall be __________________________. [NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15 th Business Day after the date on which this notice is received by the Corporation.] The undersigned acknowledges the overriding Retraction Call Right of CallCo to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be an irrevocable offer by the undersigned to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Consideration and on the other terms and conditions set out in Article 4 of the Share Provisions. The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that the Retraction Call Right has not been exercised with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Exchange and Support Agreement) so as to require DelawareCothe Parent Issuer to purchase the unredeemed Retracted Shares. The undersigned hereby represents and warrants to DelawareCothe Parent Issuer, CallCo and the Corporation that the undersigned: (select one) is 2 Note to Draft: Form to be updated to be addressed to the name of the ParentCo Resulting Issuer if a Board Designated Sale Transaction has occurred.

A - 2 121603005v1121603005v10 Name of Shareholder □ Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Corporation, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register. NOTE: The information below must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its registered office in Ontario. The securities and any cheque(s) resulting from the retraction or exchange of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed. Name of person in whose name securities or cheque(s) are to be registered, issued or delivered (please print) Signature of Shareholder Date: Date: Street Address or P.O. Box Guarantee of Signature Signature of Shareholder is not either a resident of Canada or a “Canadian Partnership” for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA OR IS A “CANADIAN PARTNERSHIP” FOR PURPOSES OF THE INCOME TAX ACT (CANADA), WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES. The undersigned hereby represents and warrants to DelawareCothe Parent Issuer, CallCo and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by DelawareCothe Parent Issuer, CallCo or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

City, Province

A - 3

~~121603005v1~~121603005v10

A - 3 121603005v1121603005v10 City, Province

C-1 APPENDIX C FIRST A&R EXCHANGE AND SUPPORT AGREEMENT See the First A&R Exchange and Support Agreement attached, provided in the form of a redline to the Existing Exchange and Support Agreement.

AMENDED AND RESTATED EXCHANGE AND SUPPORT AGREEMENT THIS AGREEMENT is made this 5 th● day of April, 2024●, 2025 among Terrestrial Energy DelawareCo Inc. (f.k.a. Terrestrial Energy Delaware Inc.), a corporation existing under the laws of the State of Delaware (“DelawareCo”), Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario (“CallCo”), and Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (the “Corporation”). RECITAL: 1. In connection with an arrangement agreement (the “Arrangement Agreement”) dated December 13, 2023 among Terrestrial Energy (Ontario) Inc. (f.k.a. Terrestrial Energy Inc.), DelawareCo, CallCo and the Corporation, the Corporation is to issueissued certain classes/series of exchangeable shares (the “Original Exchangeable SharesSecurities”) to the shareholders of Terrestrial Energy Inc. pursuant to an arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement). 2. Pursuant to the Arrangement Agreement, DelawareCo, CallCo and the Corporation are required to setentered into the exchange and support agreement dated April 5, 2025 (the “Original Agreement”) setting out their understanding with respect to certain rights and obligations in connection with the exchange of the Original Exchangeable SharesSecurities of the Corporation for DelawareCo Shares and enter into an exchangeable share support agreement substantially in the form of this Agreement. 3. The Parties (as defined herein) wish to amend and restate the terms and conditions applicable to the exchange of the Exchangeable Shares following the exchange of the Original Exchangeable Securities for Exchangeable Shares pursuant to the articles of amendment dated ●, 2025 amending the Articles of Arrangement of the Corporation. In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows: ARTICLE 1 DEFINITIONS AND INTERPRETATION Section 1.1 Definitions Unless indicated otherwise, where used in this Agreement, capitalized terms used but not defined shall have the meanings specified in the Exchangeable Share Provisions as of the date hereof, and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings): “Agreement” means this amended and restated exchange and support agreement, including all schedules, and all amendments or restatements as permitted, and 617310279 118242800 v6122073935v5

- 2 - references to “Article”, “Section” or “Schedule” mean the specified Article, Section or Schedule of this Agreement. “Automatic Exchange Right” means the benefit associated with the obligation to effect the automatic exchange of Exchangeable Shares pursuant to Section 3.2. “Corporation Articles” means the Articles of Arrangement of the Corporation, as amended by the articles of amendment of the Corporation dated ●, 2025, as may be amended or restated from time to time. “DelawareCo By-LawsArticles” means the by-lawsamended and restated certificate of incorporation of DelawareCo, as may be amended, or restated from time to time. “DelawareCo Certificate of IncorporationBy-Laws” means the amended and restated certificate of incorporationby-laws of DelawareCo, as may be amended, or restated from time to time. “DelawareCo Liquidation Event” has the meaning given to it in Section 3.1. “DelawareCo Liquidation Event Record Date” means the record date or other relevant date for determining the eligibility of holders of DelawareCo Shares to participate as shareholders in a DelawareCo Liquidation Event. “Exchange Right” has the meaning given to it in Section 2.1. “Exchange Right Consideration” means, in respect of each Exchangeable Share: (a) one Corresponding DelawareCo Share (as adjusted for Stock Splits); and (b) any Outstanding Dividend Amount, which shall be paid in the same form of the dividend or distribution that creates the Outstanding Dividend Amount, on such Exchangeable Share on the date of exchange. “Exchangeable Shares” has the meaning given in the Recitals. “Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Corporation Articles. “Holders” means, collectively the holders of the Exchangeable Shares and each is referred to herein as a “Holder”. “Immediate Family” shall mean any child, stepchild, grandchild or other lineal descendant, any parent, stepparent, grandparent or other ancestor, any spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any Spousal Equivalent. “Law” means any federal, state, provincial, municipal, local or foreign statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law, 118242800 v6122073935v5

- 3 - including any statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law in Canada and in any province or territory of Canada. “Original Agreement” has the meaning given in the Recitals. “Original Exchangeable Securities” has the meaning given in the Recitals. “Parties” means the Corporation, DelawareCo and CallCo; and “Party” means any one of them. “Permitted Subsidiary” means a wholly-owned Subsidiary of DelawareCo, other than the Corporation and CallCo, designated by DelawareCo from time to time: (a) to exercise the Liquidation Call Right, Retraction Call Right or DelawareCo Redemption Call Right; or (b) to be subject to the obligations of any Exchange Right exercised by the Holder. “Permitted Transferee” has the meaning given to such term in the DelawareCo By-Laws. “Permitted Transfer” means (a) any Transfer by a Holder of any or all of such Holder’s Exchangeable Shares to DelawareCo, CallCo, or the Corporation; (b) any Transfer by a Holder of any such Holder’s Exchangeable Shares to such Holder’s Immediate Family, a trust for the benefit of such Holder or such Holder’s Immediate Family, or a partnership, limited liability company, corporation or other entity in which the Holder is the sole owner and sole Holder of voting securities; (c) any Transfer by a Holder of any or all of such Holder’s Exchangeable Shares effected pursuant to such Holder’s will or laws of intestate succession; (d) if a Holder is a partnership, limited liability company, or corporation, any Transfer by such Holder of any or all of such Holder’s Exchangeable Shares to the partners, members, retired partners, retired members, shareholders, and/or Affiliates of such Holder; provided, that no Holder may Transfer any of such Holder’s Exchangeable Shares to a Special Purpose Entity pursuant to this subsection (d); and/or (e) any Transfer of Exchangeable Shares approved by the Board of Directors as a Permitted Transfer. “Special Purpose Entity” shall mean an entity that holds or would hold only Exchangeable Shares or has or would have a class or series of security holders with beneficial interests primarily in shares of capital stock of DelawareCo (including for such purpose an entity that holds cash and/or cash equivalents intended to purchase shares of capital stock of the DelawareCo). “Spousal Equivalent” shall mean an individual who: (a) is in an exclusive, continuous, committed relationship with the relevant Holder, has been in that relationship for the twelve (12) months prior to the relevant date and intends to be in that relationship indefinitely; (b) has no such relationship with any other person and is not married to any other person; (c) shares a principal residence with the relevant Holder; (d) is at least eighteen (18) years of age and legally and mentally competent to consent to contract; (e) is not related by blood to the relevant Holder to a degree of kinship that would prevent marriage from being recognized under the law of the state in which the individual and 118242800 v6122073935v5

- 4 - the relevant Holder reside; and (f) is jointly responsible with the relevant Holder for each other’s common welfare and financial obligations. “Subsidiary” of any Person means a Person controlled by: (a) such first Person; (b) such first Person and one or more Persons each of which is controlled by such first Person; or (c) two or more Persons each of which is controlled by such first Person, and includes any indirect subsidiaries. “Transfer” means any sale, transfer, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the above, but does not include the exchange or redemption of any Exchangeable Shares under the terms of this Agreement or the Corporation Articles. “U.S. Securities Act” means the United States Securities Act of 1933, as amended. Section 1.2 Rules of Interpretation In this Agreement: (a) Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required will be conclusively deemed to have given its approval or consent. (b) Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America. (c) Governing Law - This Agreement is a contract made under and is governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable in the Province of Ontario. (d) Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement. (e) Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”. 118242800 v6122073935v5

- 5 - (f) Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. (g) Severability — If any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision will be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the application of such provision to other Parties or circumstances. (h) Statutory references – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation. (i) Time — Time is of the essence in the performance of the parties’ respective obligations. (j) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done are calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day. Section 1.3 Entire Agreement This Agreement, together with the DelawareCo By-Laws, the Corporation Articles and the DelawareCo Articles, as each may be amended in accordance with its terms, constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, other than those set forth in the Partnership Agreement, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, the DelawareCo By-Laws, the Corporation Articles and the DelawareCo Articles. ARTICLE 2 EXCHANGE RIGHT Section 2.1 Grant of Exchange Right DelawareCo grants to each of the Holders the right (the “Exchange Right”) to require DelawareCo to, or at the option of DelawareCo, to cause CallCo, or a Permitted Subsidiary, to purchase from each of the Holders all of the Exchangeable Shares held by such Holder on the terms set forth herein for the consideration described in Section 2.3. The Exchange Right may be exercised at any time and from time to time upon the occurrence and during the continuance of: 118242800 v6122073935v5

- 6 - (a) the failure of the Corporation to redeem all the outstanding Exchangeable Shares following a Liquidation Event as provided in the Exchangeable Share Provisions; (b) the failure of the Corporation to redeem all the outstanding Exchangeable Shares held by the Holder on the DelawareCo Redemption Date as provided in the Exchangeable Share Provisions; (c) the failure of the Corporation to redeem the Retracted Shares on the Retraction Date as provided in the Exchangeable Share Provisions; (d) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the Retraction Call Right as provided in the Exchangeable Share Provisions; (e) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the DelawareCo Redemption Call Right as provided in the Exchangeable Share Provisions; or (f) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the Liquidation Call Right as provided in the Exchangeable Share Provisions. Section 2.2 Exercise of Exchange Right To exercise the Exchange Right, a Holder must deliver to DelawareCo in person or by certified or registered mail, the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged, together with a written notice stating: (a) that the Holder is exercising the Exchange Right; (b) the number and class/series of Exchangeable Shares in respect of which the Exchange Right is being exercised; (c) that the Holder has good title to and owns all the Exchangeable Shares free and clear of all encumbrances, other than under the DelawareCo By-Laws, the Corporation Articles or applicable Law; (d) whether the Holder is a resident of Canada or “Canadian partnership” for the purposes of the Income Tax Act (Canada); (e) the names of the registered holder(s) of the DelawareCo Shares to be reflected on the share certificates representing such shares immediately following the exercise of the Exchange Right and the applicable share registers of DelawareCo; and (f) the name and address of the Person to whom the share certificates referred to above is to be delivered. 118242800 v6122073935v5

- 7 - Section 2.3 Delivery of Exchange Right Consideration DelawareCo (or if applicable, CallCo or a Permitted Subsidiary) will, as soon as reasonably practical and, in any event, no later than fifteen Business Days following receipt of the notice of exercise of the Exchange Right and the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged, along with any other documentation reasonably required by DelawareCo, deliver or cause to be delivered to the Holder (or any other Persons properly designated by the Holder) the Exchange Right Consideration for each Exchangeable Share in respect of which the Exchange Right is exercised. Section 2.4 Effect of Exercise Immediately upon receipt by DelawareCo of the notice of the exercise of the Exchange Right and the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged: (a) the exchange is deemed to have occurred; (b) the Holder is deemed to have transferred to CallCo (or if applicable, a Permitted Subsidiary) all of its interest in the Exchangeable Shares; and (c) the Holder is deemed to be the holder of the DelawareCo Shares and other consideration comprising the Exchange Right Consideration. Section 2.5 Deemed Exercise of Exchange Right Subsequent to Retraction If a Holder requires that the Corporation redeem the Holder’s Retracted Shares and is notified by the Corporation that the Corporation is not permitted, as a result of solvency requirements or other provisions of applicable Law, to redeem all Retracted Shares, then, if the Retraction Call Right has not been exercised with respect to the Retracted Shares, the Retraction Request will constitute the exercise of the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation will immediately notify the Holder of the prohibition against the Corporation redeeming all of the Retracted Shares, and will immediately notify DelawareCo of the exercise of the Exchange Right (which notice will constitute the notice of exercise of the Exchange Right for purposes of Section 2.2). Section 2.6 Conditional Exercise of DelawareCo Redemption Call Right upon a Sale Transaction or a Qualified Public Offering DelawareCo and CallCo will use all commercially reasonable efforts to ensure that any exercise of the DelawareCo Redemption Call Right as provided in the Exchangeable Share Provisions is effective only immediately prior to, and is conditional upon, the closing of a Sale Transaction or(i) a Qualified Public Offering or (ii) a Sale Transaction that is not a Board Designated Sale Transaction. 118242800 v6122073935v5

- 8 - ARTICLE 3 AUTOMATIC EXCHANGE RIGHT Section 3.1 Notice of DelawareCo Liquidation Event DelawareCo will give each Holder and the Corporation written notice of each of the following events (each, a “DelawareCo Liquidation Event”) at the time set forth below: (a) in the event of any determination by the board of directors of DelawareCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to DelawareCo or to effect any other distribution of assets of DelawareCo among its shareholders for the purpose of winding up its affairs, at least ten Business Days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and (b) as soon as practicable following the earlier of (A) receipt by DelawareCo of notice of, and (B) DelawareCo otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of DelawareCo or to effect any other distribution of assets of DelawareCo among its shareholders for the purpose of winding up its affairs, in each case where DelawareCo has failed to contest in good faith any such proceeding commenced in respect of DelawareCo within ten Business Days of becoming aware thereof. Section 3.2 Automatic Exchange Not later than the fifth Business Day prior to the DelawareCo Liquidation Event Record Date: (a) DelawareCo (or if designated by DelawareCo, CallCo or a Permitted Subsidiary) will deliver or cause to be delivered to each Holder the Exchange Right Consideration for each Exchangeable Share held by such Holder; (b) each Holder will be deemed to have transferred to DelawareCo, CallCo or a Permitted Subsidiary, as set out in the notice delivered pursuant to Section 3.1, as the case may be, all of the Holder’s interest in the Exchangeable Shares (which shall be free and clear of all liens and encumbrances, other than under the DelawareCo By-Laws, the Corporation Articles or applicable Law) and will cease to be a holder of those Exchangeable Shares; (c) each Holder will be deemed to be the holder of DelawareCo Shares and other consideration comprising the Exchange Right Consideration; and (d) the certificates held by each Holder previously representing the Exchangeable Shares will be deemed to represent DelawareCo Shares and such other consideration comprising Exchange Right Consideration, 118242800 v6122073935v5

- 9 - with each such action or delivery to be null and void if the DelawareCo Liquidation Event does not actually occur. Section 3.3 Certificates Upon the request of any Holder and the evidence of surrender by such Holder of Exchangeable Share certificates (along with duly executed stock powers of attorney) that represent the Holder’s Exchangeable Shares, as provided in Section 3.2, DelawareCo will deliver evidence to such Holder of the issuance of share certificates representing shares of DelawareCo Shares issued upon exchange of the Exchangeable Shares registered in the name of such Holder. ARTICLE 4 ECONOMIC EQUIVALENCE Section 4.1 Economic Equivalence — DelawareCo Obligations DelawareCo will not, without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares (excluding any such Exchangeable Shares held by DelawareCo, CallCo or a Permitted Subsidiary): (a) declare or make a dividend or distribution (other a dividend or distribution consisting of an issuance referred to in Section 4.1(b)) on the Corresponding DelawareCo Shares unless the Corporation simultaneously declares, pays or makes, as the case may be, the same per share dividend or distribution on the Corresponding Exchangeable Shares as provided in Section 2.1 of the Exchangeable Share Provisions in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the Board of Directors); (b) make a dividend or distribution on the Corresponding DelawareCo Shares to be made in Corresponding DelawareCo Shares, unless a corresponding and contemporaneous and economically equivalent (as determined in good faith by the Board of Directors) subdivision of the outstanding Corresponding Exchangeable Shares is made (as provided in Section 2.1 of the Exchangeable Share Provisions); (c) make a distribution on the Corresponding DelawareCo Shares in property (including, without limitation, rights, options or warrants to purchase Corresponding DelawareCo Shares) other than cash or Corresponding DelawareCo Shares, unless the Corporation simultaneously declares, pays or makes, as the case may be, the same or economically equivalent (determined in accordance with the Exchangeable Share Provisions) to the type and amount of property declared as a dividend or other distribution by way of an in specie dividend on the Corresponding Exchangeable Shares (as provided in Section 2.1 of the Exchangeable Share Provisions); (d) effect: 118242800 v6122073935v5

- 10 - (i) a subdivision or change of the outstanding Corresponding DelawareCo Shares into a greater number of Corresponding DelawareCo Shares; (ii) a reduction, combination, consolidation or change of the outstanding Corresponding DelawareCo Shares into a lesser number of Corresponding DelawareCo Shares; (iii) a reclassification or other change of Corresponding DelawareCo Shares; or (iv) an amalgamation, merger, reorganization or other transaction affecting the Corresponding DelawareCo Shares, unless the same or an economically equivalent change (determined in accordance with the Exchangeable Share Provisions) is simultaneously made to the Corresponding Exchangeable Shares (if any such change is necessary to retain economic equivalence), as determined in good faith by the Board of Directors. Section 4.2 Covenants Regarding Exchangeable Shares DelawareCo and the Corporation will: (a) use commercially reasonable efforts to cause the declaration date, record date and payment date for a dividend on the Exchangeable Shares to be the same as the declaration date, record date and payment date, respectively, for the corresponding distribution on DelawareCo Shares; (b) use commercially reasonable efforts to advise each Holder sufficiently in advance of any Sale Transaction, Qualified Public Offering or Liquidation Event to allow the Holder to exercise its rights of retraction pursuant to the Exchangeable Share Provisions to receive DelawareCo Shares immediately prior to any such event or date; (c) duly and timely perform all of their respective obligations, and take all actions and do all things as are necessary or desirable to enable and permit each other to perform their respective obligations under the Exchangeable Share Provisions and this Agreement; and (d) use commercially reasonable efforts to cause any redemption of Exchangeable Shares of a Holder in connection with a Sale Transaction or a Qualified Public Offering, in each case if requested by a Holder, to be effective only immediately before consummation of, and conditional upon, the closing of the Sale Transaction or Qualified Public Offering. Section 4.3 Additional DelawareCo Covenants DelawareCo will not exercise its vote as a shareholder, nor allow any direct or indirect Subsidiary to exercise its own vote as a shareholder, to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action 118242800 v6122073935v5

- 11 - that is designed to result in the liquidation, dissolution or winding-up of the Corporation, other than in circumstances that would enable the Corporation to fulfill its obligations under this Agreement or pursuant to the Exchangeable Share Provisions. In addition, DelawareCo will comply with its notification obligations to applicable holders of Exchangeable Shares pursuant to Sections 7.2 (Right of First Refusal) and 7.3 (Right of Co-Sale) of the DelawareCo By-Laws. Section 4.4 Reservation of DelawareCo Shares DelawareCo will at all times keep available, free from pre-emptive and other rights (other than in connection with the issuance of the Exchangeable Shares or as otherwise set out in the DelawareCo By-Laws), that number of DelawareCo Shares: (a) as is equal to the number of Exchangeable Shares issued and outstanding from time to time (as adjusted for Stock Splits); and (b) as may be required to enable each of DelawareCo, CallCo and the Corporation to meet its obligations under the Exchangeable Share Provisions and this Agreement and under any other security or commitment pursuant to which DelawareCo may be required to issue DelawareCo Shares. Section 4.5 Delivery of DelawareCo Shares (1) Upon notice from the Corporation (or if applicable, CallCo or a Permitted Subsidiary) of any event that requires the Corporation or CallCo or DelawareCo (or if applicable, a Permitted Subsidiary), or upon the occurrence of any event that requires DelawareCo, to deliver DelawareCo Shares to a Holder, DelawareCo will, as soon as practicable and in any event within fifteen Business Days (or such earlier date as is required in connection with a Sale Transaction, (other than a Board Designated Sale Transaction), Qualified Public Offering or DelawareCo Liquidation Event), following receipt of any documentation reasonably required by DelawareCo, issue and deliver (or cause to be issued and delivered) evidence of the issuance of the requisite number of fully paid and nonassessable DelawareCo Shares free and clear of all liens, encumbrances, security interests or other adverse claims or interests, to such former Holder of the surrendered Exchangeable Shares, as the Corporation, DelawareCo or CallCo (or if applicable, a Permitted Subsidiary) directs or as required by the Exchangeable Share Provisions or this Agreement. (2) Each Holder acknowledges and agrees that notwithstanding anything to the contrary contained herein or in the Exchangeable Share Provisions, DelawareCo will not be required to issue fractional DelawareCo Shares to a Holder, in satisfaction of its obligations hereunder. If any fractional interest in a DelawareCo Share would be deliverable upon the exercise of the Exchange Right or the Automatic Exchange Right, as applicable, the number of DelawareCo Shares issuable shall be rounded down to the nearest whole number without payment in respect of such fractional share. Section 4.6 Provision of Funds DelawareCo shall provide, or cause to be provided, to the Corporation, CallCo and any Permitted Subsidiary with sufficient funds, assets or other property as is necessary to enable CallCo or the Corporation or such Permitted Subsidiary, as the case may be, to pay or 118242800 v6122073935v5

- 12 - otherwise satisfy its respective obligations under the Exchangeable Share Provisions and this Agreement. Section 4.7 Ownership of Common Shares Except (a) in connection with a transaction that constitutes a Sale Transaction or a Qualified Public Offering, or (b) with the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares (excluding any Exchangeable Shares held by DelawareCo, CallCo or a Permitted Subsidiary) and the prior written approval of the Corporation and DelawareCo, DelawareCo will control, directly or indirectly, all issued and outstanding Common Shares and all issued and outstanding shares of CallCo. Section 4.8 Grant of Call Rights Pursuant to the Exchangeable Share Provisions, CallCo (or if assigned by CallCo, an Affiliate) has the right to exercise the Liquidation Call Right, the DelawareCo Redemption Call Right and the Retraction Call Right. ARTICLE 5 TAX MATTERS Section 5.1 Right to Withhold DelawareCo, CallCo, the Corporation and any Permitted Subsidiary may deduct and withhold from any consideration otherwise payable to a Holder such amounts as DelawareCo, CallCo, the Corporation and any Permitted Subsidiary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of federal, provincial, local or foreign tax Law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts are to be treated for all purposes as having been paid to a Holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. Each Holder hereby agrees to indemnify and hold harmless the Corporation, DelawareCo, CallCo, Terrestrial Energy Inc. and any Permitted Subsidiary from and against any liability with respect to the taxes, interest, or penalties that may be asserted by reason of any such Person’s obligation to deduct and withhold from any dividend or other amount otherwise payable or allocable to any Holder. To the extent that the amount so required or permitted to be deducted or withheld from any payment to the Holder exceeds the cash portion of the consideration otherwise payable to a Holder, the Holder will be notified in writing thereof by DelawareCo, CallCo, the Corporation or a Permitted Subsidiary (as applicable) and the Holder must pay the difference (up to the amount required to be withheld by DelawareCo, CallCo, the Corporation or any Permitted Subsidiary) in cash to such withholding party; failing payment of such difference within five Business Days after notice is provided to the Holder, DelawareCo, CallCo, the Corporation and any Permitted Subsidiary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to DelawareCo, CallCo, the Corporation or any Permitted Subsidiary, as the case may be, to enable it to comply with such deduction or withholding requirement and DelawareCo, CallCo, the Corporation or any Permitted Subsidiary will notify the Holder thereof and remit to the Holder any unapplied balance of the net proceeds of such sale. 118242800 v6122073935v5

- 13 - Section 5.2 Transfer Taxes Each Holder will pay any documentary, stamp, transfer or other similar taxes that may be payable in respect of any Transfer involved in the issuance or delivery of DelawareCo Shares pursuant to the exercise of the Exchange Right or the Automatic Exchange Right. ARTICLE 6 GENERAL Section 6.1 Transfer and Issuance Restrictions Notwithstanding any other provision of this Agreement: (a) other than a transfer permitted under the Corporation Articles or this Agreement, the Holder may not transfer Exchangeable Shares to any Person unless such Person is an heir or successor to the Holder or isa transferee that is transferred Exchangeable Shares pursuant to a Permitted Transferee andTransfer, who agrees in writing to be treated as a “Holder” for purposes of this Agreement concurrently with such transfer; (b) the Corporation will not issue any additional Exchangeable Shares to any Person unless such Person is a Holder as of the date hereof or is a direct or indirect transferee of such Holder. Section 6.2 Acknowledgement Each Holder acknowledges that any DelawareCo Shares issued in exchange for the Exchangeable Shares willmay be: (a) beconsidered “restricted securities” under the U.S. Securities Act; (b) be subject to restrictions on transfer such that the shares may not be resold unless pursuant to an effective registration statement or pursuant to an available exemption from registration under the U.S. Securities Act and applicable state securities Laws; and/or (c) be subject to the terms and conditions of the DelawareCo By-Laws. In connection with the foregoing and this Agreement, each Holder covenants and agrees to provide the Corporation and/or DelawareCo with any “accredited investor” or similar certifications as the Corporation or DelawareCo may reasonably request from each Holder time to time in order to determine compliance with the U.S. Securities Act. Section 6.3 Voting Covenants (a) In the event the holders of the Exchangeable Shares are entitled to vote on any shareholder resolution (whether separately as a class/series or together with the holders of other classes/series of shares) pursuant to the Corporation Articles or applicable Law, each Holder covenants and agrees to vote its Exchangeable Shares as directed by DelawareCo, unless the subject matter of such shareholder resolution would adversely affect the rights, preferences, privileges, benefits or restrictions attached to the Exchangeable Shares or the rights, preferences, privileges or benefits of the Holders of the Exchangeable Shares (other than DelawareCo, CallCo and its Affiliates) pursuant to this Agreement, the DelawareCo Articles, the DelawareCo By-Laws or the Corporation Articles. 118242800 v6122073935v5

- 14 - (b) DelawareCo and CallCo shall not, and shall cause its Subsidiaries not to, without the approval of Holders of two-thirds of the outstanding Exchangeable Shares, take any action which would adversely affect the rights, preferences, privileges, benefits or restrictions attached to the applicable class/series of Exchangeable Shares or the rights, preferences, privileges or benefits of the Holders of the applicable class/series of Exchangeable Shares (other than DelawareCo, CallCo and its Affiliates) pursuant to this Agreement. (c) Each of DelawareCo and CallCo covenants and agrees that it shall not, and shall cause its Affiliates not to, exercise any voting rights or consent or approval rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions, this Agreement, or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares or in respect of consents or approvals sought from the Holders of Exchangeable Shares, provided however, for further clarity, that this Section 6.3(c) shall not in any way restrict DelawareCo’s, CallCo’s and/or its Affiliates’ right to vote any common shares of Corporation held by them in accordance with the Exchangeable Share Provisions. Section 6.4 Compliance with other Instruments DelawareCo will cause CallCo, the Corporation and each Permitted Subsidiary to comply with the Exchangeable Share Provisions and this Agreement. Section 6.5 Changes in Capital of DelawareCo and the Corporation At all times after the occurrence of any event as a result of which the DelawareCo Shares or the Exchangeable Shares are in any way changed, this Agreement will be amended and modified as necessary in order that it will apply with full force and effect to all new securities into which the DelawareCo Share or the Exchangeable Shares, respectively, are so changed. Section 6.6 Term This Agreement is effective as of the date of this Agreement and terminates when no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than DelwareCo and its Affiliates, including CallCo. Section 6.7 Enurement This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any party), legal representatives and permitted assigns as contemplated in Section 6.11. Section 6.8 Notices to Parties All notices, requests, consents and demands must be in writing and must be personally delivered (effective upon receipt), faxed or e-mailed (effective upon receipt of the fax or e-mail 118242800 v6122073935v5

- 15 - in complete, readable form), or sent via a reputable overnight courier service (effective the following Business Day): (a) if to DelawareCo, CallCo or the Corporation, to: Terrestrial Energy Inc. 2275 Upper Middle Rd. East 2730 W. Tyvola Road Suite 201100 Oakville, ON L6H 0C3 Charlotte, NC 28217 Attention: Louis Plowden-WardlawSteve Millsap Email: lwardlawsmillsap@terrestrialenergy.com with a copy to: Stikeman Elliott LLP 199 Bay Street Suite 5300 Commerce Court West Toronto, Ontario M5L 1B9 Attention: Kevin Smyth / Spencer Burger Email: ksmyth@stikeman.com / sburger@stikeman.com and a copy to: Bryan Cave Leighton Paisner LLP One Atlantic Center, 14th Floor 1201 W. Peachtree Street, NW Atlanta, Georgia 30309-3471 United States Attention: Amy Taylor Wilson / Jonathan Nesher Email: amy.wilson@bclplaw.com / jonathan.nesher@bclplaw.comjonathan.nesher@bclplaw.com (b) and if to a Holder of the Exchangeable Shares, to his, her or its address as set out in the books and records of the Corporation. Section 6.9 Amendment No amendment, supplement, modification, or termination of this Agreement is binding without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares and the prior written approval of DelawareCo, CallCo and the Corporation, and no consent or approval by any Party will be binding unless delivered in writing to the other Parties hereto; provided that any amendment, supplement, or modification of this Agreement that is administrative or clerical in nature shall not require approval by Holders of 118242800 v6122073935v5

- 16 - Exchangeable Shares; provided that such amendment, supplement, or modification does not adversely impact the rights of the Holders of Exchangeable Shares. Section 6.10 Waiver Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party’s right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement, at any other time. Section 6.11 Assignment No party may assign any rights or obligations under this Agreement without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares and the prior written consent of DelawareCo, CallCo and the Corporation, provided that DelawareCo and CallCo may assign its rights and obligations hereunder to any Permitted Subsidiary without notice to the Holders (as contemplated by the Exchangeable Share Provisions) provided that DelawareCo and CallCo shall continue to be liable for the performance of any such obligations so assigned. Section 6.12 Third Party Beneficiaries The Parties acknowledge and agree that the provisions of this Agreement are intended as stipulations for the benefit of the each of the Holders (for which the Corporation hereby confirms that it is acting as agent on behalf of the Holders) and that the stipulations for the benefit of the Holders set out herein shall not be revoked, and that the acceptance by the Holders of such stipulations shall be deemed to have occurred, it being an essential condition of this Agreement that the Holders as intended beneficiaries of such stipulations shall be entitled to all rights and remedies available to them hereunder under applicable Law. Section 6.13 Original Agreement Subject to the foregoing terms and conditions, the Original Agreement is amended, restated and superseded by this Agreement. Section 6.14 Section 6.13 Further Assurances The Parties will, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party will provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions. Section 6.15 Section 6.14 Execution and Delivery This Agreement may be executed by the Parties in counterparts and may be executed and delivered by fax or e-mail, and all such counterparts, faxes and e-mails together constitute one agreement. 118242800 v6122073935v5

- 17 - [Remainder of page intentionally left blank. The next page is the signature page.] 118242800 v6122073935v5

- 18 -

TERRESTRIAL ENERGY ~~DELAWARE~~ INC.

By: ______________________________

Name: Simon Irish
Title: Chief Executive Officer

TERRESTRIAL ENERGY CANADA (CALL) INC.

By: ______________________________

Name: Simon Irish
Title: Chief Executive Officer

TERRESTRIAL ENERGY CANADA (EXCHANGE) INC.

By: ______________________________

Name: Simon Irish
Title: Chief Executive Officer

~~118242800 v6~~122073935v5

- 18 - 118242800 v6122073935v5 Title: Chief Executive Officer Name: Simon Irish TERRESTRIAL ENERGY CANADA (EXCHANGE) INC. By: TERRESTRIAL ENERGY CANADA (CALL) INC. Name: Simon Irish By: Title: Chief Executive Officer Title: Chief Executive Officer By: IN WITNESS OF WHICH the Parties have duly executed this Agreement. Name: Simon Irish TERRESTRIAL ENERGY DELAWARE INC.

D-1 APPENDIX D SECOND A&R EXCHANGE AND SUPPORT AGREEMENT See the Second A&R Exchange and Support Agreement attached, provided in the form of a redline to the First A&R Exchange and Support Agreement.

SECOND AMENDED AND RESTATED EXCHANGE AND SUPPORT AGREEMENT THIS AGREEMENT is made this ● day of ●, 2025 among HCM II Acquisition Corp., a corporation continued under the laws of the State of Delaware (“ParentCo”), Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario (“CallCo”), Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (the “Corporation”), and, solely for purposes of Section 6.13, Terrestrial Energy Inc. (f.k.a. Terrestrial Energy Delaware Inc.), a corporation existing under the laws of the State of Delaware (“DelawareCo”), Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario (“CallCo”), and Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (the “Corporation”).. RECITALRECITALS: 1. In connection with an arrangement agreement (the “Arrangement Agreement”) dated December 13, 2023 among Terrestrial Energy (Ontario) Inc. (f.k.a. Terrestrial Energy Inc.), DelawareCo, CallCo and the Corporation, the Corporation issued certain classes/series of exchangeable shares (the “Original Exchangeable Securities”) to the shareholders of Terrestrial Energy Inc. pursuant to an arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement). 2. Pursuant to the Arrangement Agreement, DelawareCo, CallCo and the Corporation entered into the exchange and support agreement dated April 5, 2025 (the “Original Agreement”) setting out their understanding with respect to certain rights and obligations in connection with the exchange of the Original Exchangeable Securities of the Corporation for DelawareCo Shares. 3. The Parties (as defined herein) wish to amend and restate theDelawareCo, CallCo and the Corporation subsequently entered into the amended and restated exchange and support agreement dated ●, 2025 (the “First Amended and Restated Agreement”) amending the terms and conditions applicable to the exchange of the Exchangeable Shares following the exchange of the Original Exchangeable Securities for Exchangeable Shares pursuant to the articles of amendment dated ●, 2025 amending the Articles of Arrangement of the Corporation. 4. HCM II Merger Sub (the “Merger Sub”) merged with DelawareCo (the “Merger”) on ●, 2025 pursuant to the business combination agreement entered into among DelawareCo, ParentCo and the Merger Sub dated March 26, 2025 whereby DelawareCo, as the post-Merger, successor entity, became a wholly owned subsidiary of ParentCo. 5. Prior to the closing of the Merger, the board of directors of DelawareCo designated the Merger a Board Designated Sale Transaction and, as a result, ParentCo is deemed to be the “ParentCo Resulting Issuer”, as defined in, and for the purposes of, the Exchangeable Share Provisions. 617310279617310281 122073935v5122115064v5

- 2 - 6. In connection with the Merger, the Parties (as defined herein) wish to amend and restate the terms and conditions applicable to the exchange of the Exchangeable Shares in order to remove DelawareCo as a party to the agreement and for ParentCo to become a party to the agreement and assume the appropriate representations, warranties and covenants relating to the exchange of the Exchangeable Shares for ParentCo Shares. In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows: ARTICLE 1 DEFINITIONS AND INTERPRETATION Section 1.1 Definitions Unless indicated otherwise, where used in this Agreement, capitalized terms used but not defined shall have the meanings specified in the Exchangeable Share Provisions as of the date hereof, and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings): “Agreement” means this amended and restated exchange and support agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article”, “Section” or “Schedule” mean the specified Article, Section or Schedule of this Agreement. “Automatic Exchange Right” means the benefit associated with the obligation to effect the automatic exchange of Exchangeable Shares pursuant to Section 3.2. “Corporation Articles” means the Articles of Arrangement of the Corporation, as amended by the articles of amendment of the Corporation dated ●, 2025, as may be amended or restated from time to time. “DelawareCo Articles” means the amended and restated certificate of incorporation of DelawareCo, as may be amended or restated from time to time. “DelawareCo By-Laws” means the amended and restated by-laws of DelawareCo, as may be amended, or restated from time to time. “DelawareCo Liquidation Event” has the meaning given to it in Section 3.1in the Recitals. “DelawareCo Liquidation Event Record Date” means the record date or other relevant date for determining the eligibility of holders of DelawareCo Shares to participate as shareholders in a DelawareCo Liquidation Event. “Exchange Right” has the meaning given to it in Section 2.1. “Exchange Right Consideration” means, in respect of each Exchangeable Share: 122073935v5122115064v5

- 3 - (a) one Corresponding Share (as adjusted for Stock Splits, and, if applicable, as adjusted for the Share Consideration Ratio); and (b) any Outstanding Dividend Amount, which shall be paid in the same form of the dividend or distribution that creates the Outstanding Dividend Amount, on such Exchangeable Share on the date of exchange. “Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Corporation Articles. “Holders” means, collectively the holders of the Exchangeable Shares and each is referred to herein as a “Holder”. “Immediate Family” shall mean any child, stepchild, grandchild or other lineal descendant, any parent, stepparent, grandparent or other ancestor, any spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any Spousal Equivalent. “Law” means any federal, state, provincial, municipal, local or foreign statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law, including any statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law in Canada and in any province or territory of Canada. “Merger Sub” has the meaning given in the Recitals. “Original Agreement” has the meaning given in the Recitals. “Original Exchangeable Securities” has the meaning given in the Recitals. “ParentCo” has the meaning given in the Recitals. “ParentCo Articles” means the articles of incorporation of ParentCo, as may be amended from time to time. “ParentCo By-Laws” means the by-laws of ParentCo, as may be amended, or restated from time to time. “ParentCo Liquidation Event” has the meaning given to it in Section 3.1. “ParentCo Liquidation Event Record Date” means the record date or other relevant date for determining the eligibility of holders of ParentCo Shares to participate as shareholders in a ParentCo Liquidation Event. “Parties” means the CorporationParentCo, DelawareCo, the Corporation and CallCo; and “Party” means any one of them. “Permitted Subsidiary” means a wholly-owned Subsidiary of DelawareCoParentCo, other than the Corporation and CallCo, designated by DelawareCoParentCo from time 122073935v5122115064v5

- 4 - to time: (a) to exercise the Liquidation Call Right, Retraction Call Right or DelawareCoParentCo Redemption Call Right; or (b) to be subject to the obligations of any Exchange Right exercised by the Holder. “Permitted Transfer” means (a) any Transfer by a Holder of any or all of such Holder’s Exchangeable Shares to DelawareCoParentCo, CallCo, or the Corporation; (b) any Transfer by a Holder of any such Holder’s Exchangeable Shares to such Holder’s Immediate Family, a trust for the benefit of such Holder or such Holder’s Immediate Family, or a partnership, limited liability company, corporation or other entity in which the Holder is the sole owner and sole Holder of voting securities; (c) any Transfer by a Holder of any or all of such Holder’s Exchangeable Shares effected pursuant to such Holder’s will or laws of intestate succession; (d) if a Holder is a partnership, limited liability company, or corporation, any Transfer by such Holder of any or all of such Holder’s Exchangeable Shares to the partners, members, retired partners, retired members, shareholders, and/or Affiliates of such Holder; provided, that no Holder may Transfer any of such Holder’s Exchangeable Shares to a Special Purpose Entity pursuant to this subsection (d); and/or (e) any Transfer of Exchangeable Shares approved by the Board of Directors as a Permitted Transfer. “Special Purpose Entity” shall mean an entity that holds or would hold only Exchangeable Shares or has or would have a class or series of security holders with beneficial interests primarily in shares of capital stock of DelawareCoParentCo (including for such purpose an entity that holds cash and/or cash equivalents intended to purchase shares of capital stock of the DelawareCoParentCo). “Spousal Equivalent” shall mean an individual who: (a) is in an exclusive, continuous, committed relationship with the relevant Holder, has been in that relationship for the twelve (12) months prior to the relevant date and intends to be in that relationship indefinitely; (b) has no such relationship with any other person and is not married to any other person; (c) shares a principal residence with the relevant Holder; (d) is at least eighteen (18) years of age and legally and mentally competent to consent to contract; (e) is not related by blood to the relevant Holder to a degree of kinship that would prevent marriage from being recognized under the law of the state in which the individual and the relevant Holder reside; and (f) is jointly responsible with the relevant Holder for each other’s common welfare and financial obligations. “Subsidiary” of any Person means a Person controlled by: (a) such first Person; (b) such first Person and one or more Persons each of which is controlled by such first Person; or (c) two or more Persons each of which is controlled by such first Person, and includes any indirect subsidiaries. “Transfer” means any sale, transfer, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other 122073935v5122115064v5

- 5 - arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the above, but does not include the exchange or redemption of any Exchangeable Shares under the terms of this Agreement or the Corporation Articles. “U.S. Securities Act” means the United States Securities Act of 1933, as amended. Section 1.2 Rules of Interpretation In this Agreement: (a) Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required will be conclusively deemed to have given its approval or consent. (b) Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America. (c) Governing Law - This Agreement is a contract made under and is governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable in the Province of Ontario. (d) Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement. (e) Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”. (f) Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. (g) Severability — If any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision will be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the application of such provision to other Parties or circumstances. (h) Statutory references – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation. (i) Time — Time is of the essence in the performance of the parties’ respective obligations. 122073935v5122115064v5

- 6 - (j) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done are calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day. Section 1.3 Entire Agreement This Agreement, together with the DelawareCoParentCo By-Laws, the Corporation Articles and the DelawareCoParentCo Articles, as each may be amended in accordance with its terms, constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, other than those set forth in the Partnership Agreement, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, the DelawareCoParentCo By-Laws, the Corporation Articles and the DelawareCoParentCo Articles. ARTICLE 2 EXCHANGE RIGHT Section 2.1 Grant of Exchange Right DelawareCoParentCo grants to each of the Holders the right (the “Exchange Right”) to require DelawareCoParentCo to, or at the option of DelawareCoParentCo, to cause CallCo, or a Permitted Subsidiary, to purchase from each of the Holders all of the Exchangeable Shares held by such Holder on the terms set forth herein for the consideration described in Section 2.3. The Exchange Right may be exercised at any time and from time to time upon the occurrence and during the continuance of: (a) the failure of the Corporation to redeem all the outstanding Exchangeable Shares following a Liquidation Event as provided in the Exchangeable Share Provisions; (b) the failure of the Corporation to redeem all the outstanding Exchangeable Shares held by the Holder on the DelawareCoParentCo Redemption Date as provided in the Exchangeable Share Provisions; (c) the failure of the Corporation to redeem the Retracted Shares on the Retraction Date as provided in the Exchangeable Share Provisions; (d) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the Retraction Call Right as provided in the Exchangeable Share Provisions; 122073935v5122115064v5

- 7 - (e) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the DelawareCoParentCo Redemption Call Right as provided in the Exchangeable Share Provisions; or (f) the failure of CallCo to exchange all or any part of the Exchangeable Shares held by the Holder following exercise of the Liquidation Call Right as provided in the Exchangeable Share Provisions. Section 2.2 Exercise of Exchange Right To exercise the Exchange Right, a Holder must deliver to DelawareCoParentCo in person or by certified or registered mail, the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged, together with a written notice stating: (a) that the Holder is exercising the Exchange Right; (b) the number and class/series of Exchangeable Shares in respect of which the Exchange Right is being exercised; (c) that the Holder has good title to and owns all the Exchangeable Shares free and clear of all encumbrances, other than under the DelawareCo By-Laws, the Corporation Articles or applicable Law; (d) whether the Holder is a resident of Canada or “Canadian partnership” for the purposes of the Income Tax Act (Canada); (e) the names of the registered holder(s) of the DelawareCoParentCo Shares to be reflected on the share certificates representing such shares immediately following the exercise of the Exchange Right and the applicable share registers of DelawareCoParentCo; and (f) the name and address of the Person to whom the share certificates referred to above is to be delivered. Section 2.3 Delivery of Exchange Right Consideration DelawareCoParentCo (or if applicable, CallCo or a Permitted Subsidiary) will, as soon as reasonably practical and, in any event, no later than fifteen Business Days following receipt of the notice of exercise of the Exchange Right and the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged, along with any other documentation reasonably required by DelawareCoParentCo, deliver or cause to be delivered to the Holder (or any other Persons properly designated by the Holder) the Exchange Right Consideration for each Exchangeable Share in respect of which the Exchange Right is exercised. 122073935v5122115064v5

- 8 - Section 2.4 Effect of Exercise Immediately upon receipt by DelawareCoParentCo of the notice of the exercise of the Exchange Right and the certificates (along with duly executed stock powers of attorney) representing the Exchangeable Shares to be exchanged: (a) the exchange is deemed to have occurred; (b) the Holder is deemed to have transferred to CallCo (or if applicable, a Permitted Subsidiary) all of its interest in the Exchangeable Shares; and (c) the Holder is deemed to be the holder of the DelawareCoParentCo Shares and other consideration comprising the Exchange Right Consideration. Section 2.5 Deemed Exercise of Exchange Right Subsequent to Retraction If a Holder requires that the Corporation redeem the Holder’s Retracted Shares and is notified by the Corporation that the Corporation is not permitted, as a result of solvency requirements or other provisions of applicable Law, to redeem all Retracted Shares, then, if the Retraction Call Right has not been exercised with respect to the Retracted Shares, the Retraction Request will constitute the exercise of the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation will immediately notify the Holder of the prohibition against the Corporation redeeming all of the Retracted Shares, and will immediately notify DelawareCoParentCo of the exercise of the Exchange Right (which notice will constitute the notice of exercise of the Exchange Right for purposes of Section 2.2). Section 2.6 Conditional Exercise of DelawareCoParentCo Redemption Call Right upon a Sale Transaction or a Qualified Public Offering DelawareCoParentCo and CallCo will use all commercially reasonable efforts to ensure that any exercise of the DelawareCoParentCo Redemption Call Right as provided in the Exchangeable Share Provisions is effective only immediately prior to, and is conditional upon, the closing of (i) a Qualified Public Offering or (ii) a Sale Transaction that is not a Board DesignatedParentCo Sale Transaction. ARTICLE 3 AUTOMATIC EXCHANGE RIGHT Section 3.1 Notice of DelawareCoParentCo Liquidation Event DelawareCoParentCo will give each Holder and the Corporation written notice of each of the following events (each, a “DelawareCoParentCo Liquidation Event”) at the time set forth below: (a) in the event of any determination by the board of directors of DelawareCoParentCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to DelawareCoParentCo or to effect any other distribution of assets of DelawareCoParentCo among its shareholders for the purpose of winding up its affairs, at least ten Business Days prior to the 122073935v5122115064v5

- 9 - proposed effective date of such liquidation, dissolution, winding-up or other distribution; and (b) as soon as practicable following the earlier of (A) receipt by DelawareCoParentCo of notice of, and (B) DelawareCoParentCo otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of DelawareCoParentCo or to effect any other distribution of assets of DelawareCoParentCo among its shareholders for the purpose of winding up its affairs, in each case where DelawareCoParentCo has failed to contest in good faith any such proceeding commenced in respect of DelawareCoParentCo within ten Business Days of becoming aware thereof. Section 3.2 Automatic Exchange Not later than the fifth Business Day prior to the DelawareCoParentCo Liquidation Event Record Date: (a) DelawareCoParentCo (or if designated by DelawareCoParentCo, CallCo or a Permitted Subsidiary) will deliver or cause to be delivered to each Holder the Exchange Right Consideration for each Exchangeable Share held by such Holder; (b) each Holder will be deemed to have transferred to DelawareCoParentCo, CallCo or a Permitted Subsidiary, as set out in the notice delivered pursuant to Section 3.1, as the case may be, all of the Holder’s interest in the Exchangeable Shares (which shall be free and clear of all liens and encumbrances, other than under the DelawareCo By-Laws, the Corporation Articles or applicable Law) and will cease to be a holder of those Exchangeable Shares; (c) each Holder will be deemed to be the holder of DelawareCoParentCo Shares and other consideration comprising the Exchange Right Consideration; and (d) the certificates held by each Holder previously representing the Exchangeable Shares will be deemed to represent DelawareCoParentCo Shares and such other consideration comprising Exchange Right Consideration, with each such action or delivery to be null and void if the DelawareCoParentCo Liquidation Event does not actually occur. Section 3.3 Certificates Upon the request of any Holder and the evidence of surrender by such Holder of Exchangeable Share certificates (along with duly executed stock powers of attorney) that represent the Holder’s Exchangeable Shares, as provided in Section 3.2, DelawareCoParentCo will deliver evidence to such Holder of the issuance of share certificates representing shares of DelawareCoParentCo Shares issued upon exchange of the Exchangeable Shares registered in the name of such Holder. 122073935v5122115064v5

- 10 - ARTICLE 4 ECONOMIC EQUIVALENCE Section 4.1 Economic Equivalence — DelawareCoParentCo Obligations DelawareCoParentCo will not, without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares (excluding any such Exchangeable Shares held by DelawareCoParentCo, CallCo or a Permitted Subsidiary): (a) declare or make a dividend or distribution (other a dividend or distribution consisting of an issuance referred to in Section 4.1(b)) on the Corresponding Shares unless the Corporation simultaneously declares, pays or makes, as the case may be, the same per shareParentCo Share (as adjusted for the Share Consideration Ratio) dividend or distribution on the Corresponding Exchangeable Shares as provided in Section 2.1 of the Exchangeable Share Provisions in U.S. dollars, or the Canadian Dollar Equivalent (at the discretion of the Board of Directors); (b) make a dividend or distribution on the Corresponding Shares to be made in Corresponding Shares, unless a corresponding and contemporaneous and economically equivalent (as determined in good faith by the Board of Directors) subdivision of the outstanding Corresponding Exchangeable Shares is made (as provided in Section 2.1 of the Exchangeable Share Provisions); (c) make a distribution on the Corresponding Shares in property (including, without limitation, rights, options or warrants to purchase Corresponding Shares) other than cash or Corresponding Shares, unless the Corporation simultaneously declares, pays or makes, as the case may be, the same or economically equivalent (determined in accordance with the Exchangeable Share Provisions) to the type and amount of property declared as a dividend or other distribution by way of an in specie dividend on the Corresponding Exchangeable Shares (as provided in Section 2.1 of the Exchangeable Share Provisions); (d) effect: (i) a subdivision or change of the outstanding Corresponding Shares into a greater number of Corresponding Shares; (ii) a reduction, combination, consolidation or change of the outstanding Corresponding Shares into a lesser number of Corresponding Shares; (iii) a reclassification or other change of Corresponding Shares; or (iv) an amalgamation, merger, reorganization or other transaction affecting the Corresponding Shares, unless the same or an economically equivalent change (determined in accordance with the Exchangeable Share Provisions) is simultaneously made to 122073935v5122115064v5

- 11 - the Corresponding Exchangeable Shares (if any such change is necessary to retain economic equivalence), as determined in good faith by the Board of Directors. Section 4.2 Covenants Regarding Exchangeable Shares DelawareCoParentCo and the Corporation will: (a) use commercially reasonable efforts to cause the declaration date, record date and payment date for a dividend on the Exchangeable Shares to be the same as the declaration date, record date and payment date, respectively, for the corresponding distribution on DelawareCoParentCo Shares; (b) use commercially reasonable efforts to advise each Holder sufficiently in advance of any ParentCo Sale Transaction, Qualified Public Offering or Liquidation Event to allow the Holder to exercise its rights of retraction pursuant to the Exchangeable Share Provisions to receive DelawareCoParentCo Shares immediately prior to any such event or date; (c) duly and timely perform all of their respective obligations, and take all actions and do all things as are necessary or desirable to enable and permit each other to perform their respective obligations under the Exchangeable Share Provisions and this Agreement; and (d) use commercially reasonable efforts to cause any redemption of Exchangeable Shares of a Holder in connection with a ParentCo Sale Transaction or a Qualified Public Offering, in each case if requested by a Holder, to be effective only immediately before consummation of, and conditional upon, the closing of the ParentCo Sale Transaction or Qualified Public Offering. Section 4.3 Additional DelawareCoParentCo Covenants DelawareCoParentCo will not exercise its vote as a shareholder, nor allow any direct or indirect Subsidiary to exercise its own vote as a shareholder, to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation, other than in circumstances that would enable the Corporation to fulfill its obligations under this Agreement or pursuant to the Exchangeable Share Provisions. In addition, DelawareCo will comply with its notification obligations to applicable holders of Exchangeable Shares pursuant to Sections 7.2 (Right of First Refusal) and 7.3 (Right of Co-Sale) of the DelawareCo By-Laws. Section 4.4 Reservation of DelawareCoParentCo Shares DelawareCoParentCo will at all times keep available, free from pre-emptive and other rights (other than in connection with the issuance of the Exchangeable Shares or as otherwise set out in the DelawareCoParentCo By-Laws), that number of DelawareCoParentCo Shares: 122073935v5122115064v5

- 12 - (a) as is equal to the number of Exchangeable Shares issued and outstanding from time to time (as adjusted for the Share Consideration Ratio and as adjusted for Stock Splits); and (b) as may be required to enable each of DelawareCoParentCo, CallCo and the Corporation to meet its obligations under the Exchangeable Share Provisions and this Agreement and under any other security or commitment pursuant to which DelawareCoParentCo may be required to issue DelawareCoParentCo Shares. Section 4.5 Delivery of DelawareCoParentCo Shares (1) Upon notice from the Corporation (or if applicable, CallCo or a Permitted Subsidiary) of any event that requires the Corporation or CallCo or DelawareCoParentCo (or if applicable, a Permitted Subsidiary), or upon the occurrence of any event that requires DelawareCo,ParentCo to deliver DelawareCoParentCo Shares to a Holder, DelawareCoParentCo will, as soon as practicable, and in any event within fifteen Business Days (or such earlier date as is required in connection with a ParentCo Sale Transaction (other than a Board Designated Sale Transaction), Qualified Public Offering or DelawareCoor ParentCo Liquidation Event), following receipt of any documentation reasonably required by DelawareCoParentCo, issue and deliver (or cause to be issued and delivered) evidence of the issuance of the requisite number of fully paid and nonassessable DelawareCoParentCo Shares free and clear of all liens, encumbrances, security interests or other adverse claims or interests, to such former Holder of the surrendered Exchangeable Shares, as the Corporation, DelawareCoParentCo or CallCo (or if applicable, a Permitted Subsidiary) directs or as required by the Exchangeable Share Provisions or this Agreement. (2) Each Holder acknowledges and agrees that notwithstanding anything to the contrary contained herein or in the Exchangeable Share Provisions, DelawareCoParentCo will not be required to issue fractional DelawareCoParentCo Shares to a Holder, in satisfaction of its obligations hereunder. If any fractional interest in a DelawareCoParentCo Share would be deliverable upon the exercise of the Exchange Right or the Automatic Exchange Right, as applicable, the number of DelawareCoParentCo Shares issuable shall be rounded down to the nearest whole number without payment in respect of such fractional share. Section 4.6 Provision of Funds DelawareCoParentCo shall provide, or cause to be provided, to the Corporation, CallCo and any Permitted Subsidiary with sufficient funds, assets or other property as is necessary to enable CallCo or the Corporation or such Permitted Subsidiary, as the case may be, to pay or otherwise satisfy its respective obligations under the Exchangeable Share Provisions and this Agreement. Section 4.7 Ownership of Common Shares Except (a) in connection with a transaction that constitutes a ParentCo Sale Transaction or a Qualified Public Offering, or (b) with the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares (excluding any Exchangeable Shares held by 122073935v5122115064v5

- 13 - DelawareCoParentCo, CallCo or a Permitted Subsidiary) and the prior written approval of the Corporation and DelawareCo, DelawareCoParentCo, ParentCo will control, directly or indirectly, all issued and outstanding Common Shares and all issued and outstanding shares of CallCo. Section 4.8 Grant of Call Rights Pursuant to the Exchangeable Share Provisions, CallCo (or if assigned by CallCo, an Affiliate) has the right to exercise the Liquidation Call Right, the DelawareCoParentCo Redemption Call Right and the Retraction Call Right. ARTICLE 5 TAX MATTERS Section 5.1 Right to Withhold DelawareCoParentCo, CallCo, the Corporation and any Permitted Subsidiary may deduct and withhold from any consideration otherwise payable to a Holder such amounts as DelawareCoParentCo, CallCo, the Corporation and any Permitted Subsidiary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of federal, provincial, local or foreign tax Law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts are to be treated for all purposes as having been paid to a Holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. Each Holder hereby agrees to indemnify and hold harmless the Corporation, DelawareCoParentCo, CallCo, Terrestrial Energy (Ontario) Inc. and any Permitted Subsidiary from and against any liability with respect to the taxes, interest, or penalties that may be asserted by reason of any such Person’s obligation to deduct and withhold from any dividend or other amount otherwise payable or allocable to any Holder. To the extent that the amount so required or permitted to be deducted or withheld from any payment to the Holder exceeds the cash portion of the consideration otherwise payable to a Holder, the Holder will be notified in writing thereof by DelawareCoParentCo, CallCo, the Corporation or a Permitted Subsidiary (as applicable) and the Holder must pay the difference (up to the amount required to be withheld by DelawareCoParentCo, CallCo, the Corporation or any Permitted Subsidiary) in cash to such withholding party; failing payment of such difference within five Business Days after notice is provided to the Holder, DelawareCoParentCo, CallCo, the Corporation and any Permitted Subsidiary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to DelawareCoParentCo, CallCo, the Corporation or any Permitted Subsidiary, as the case may be, to enable it to comply with such deduction or withholding requirement and DelawareCoParentCo, CallCo, the Corporation or any Permitted Subsidiary will notify the Holder thereof and remit to the Holder any unapplied balance of the net proceeds of such sale. Section 5.2 Transfer Taxes Each Holder will pay any documentary, stamp, transfer or other similar taxes that may be payable in respect of any Transfer involved in the issuance or delivery of DelawareCoParentCo Shares pursuant to the exercise of the Exchange Right or the Automatic Exchange Right. 122073935v5122115064v5

- 14 - ARTICLE 6 GENERAL Section 6.1 Transfer and Issuance Restrictions Notwithstanding any other provision of this Agreement: (a) other than a transfer permitted under the Corporation Articles or this Agreement, the Holder may not transfer Exchangeable Shares to any Person unless such Person is an heir or successor to the Holder or a transferee that is transferred Exchangeable Shares pursuant to a Permitted Transfer, who, in each case, agrees in writing to be treated as a “Holder” for purposes of this Agreement concurrently with such transfer; (b) the Corporation will not issue any additional Exchangeable Shares to any Person unless such Person is a Holder as of the date hereof or is a direct or indirect transferee of such Holder. Section 6.2 Acknowledgement Each Holder acknowledges that any DelawareCoParentCo Shares issued in exchange for the Exchangeable Shares may be: (a) considered “restricted securities” under the U.S. Securities Act; and/or (b) otherwise subject to restrictions on transfer such that the shares may not be resold unless pursuant to an effective registration statement or pursuant to an available exemption from registration under the U.S. Securities Act and applicable state securities Laws; and/or (c) subject to the terms and conditions of the DelawareCo By-Laws. In connection with the foregoing and this Agreement, each Holder covenants and agrees to provide the Corporation and/or DelawareCo with any “accredited investor” or similar certifications as the Corporation or DelawareCo may reasonably request from each Holder time to time in order to determine compliance with the U.S. Securities Act.. Section 6.3 Voting Covenants (a) In the event the holders of the Exchangeable Shares are entitled to vote on any shareholder resolution (whether separately as a class/series or together with the holders of other classes/series of shares) pursuant to the Corporation Articles or applicable Law, each Holder covenants and agrees to vote its Exchangeable Shares as directed by DelawareCoParentCo, unless the subject matter of such shareholder resolution would adversely affect the rights, preferences, privileges, benefits or restrictions attached to the Exchangeable Shares or the rights, preferences, privileges or benefits of the Holders of the Exchangeable Shares (other than DelawareCoParentCo, CallCo and its Affiliates) pursuant to this Agreement, the DelawareCo Articles, the DelawareCo By-Laws or the Corporation Articles. (b) DelawareCoParentCo and CallCo shall not, and shall cause its Subsidiaries not to, without the approval of Holders of two-thirds of the outstanding Exchangeable Shares, take any action which would adversely affect the rights, preferences, privileges, benefits or restrictions attached to the applicable class/series of Exchangeable Shares or the rights, preferences, privileges or 122073935v5122115064v5

- 15 - benefits of the Holders of the applicable class/series of Exchangeable Shares (other than DelawareCoParentCo, CallCo and its Affiliates) pursuant to this Agreement. (c) Each of DelawareCoParentCo and CallCo covenants and agrees that it shall not, and shall cause its Affiliates not to, exercise any voting rights or consent or approval rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions, this Agreement, or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares or in respect of consents or approvals sought from the Holders of Exchangeable Shares, provided however, for further clarity, that this Section 6.3(c) shall not in any way restrict DelawareCo’sParentCo’s, CallCo’s and/or its Affiliates’ right to vote any common shares of Corporation held by them in accordance with the Exchangeable Share Provisions. Section 6.4 Compliance with other Instruments DelawareCoParentCo will cause CallCo, the Corporation and each Permitted Subsidiary to comply with the Exchangeable Share Provisions and this Agreement. Section 6.5 Changes in Capital of DelawareCoParentCo and the Corporation At all times after the occurrence of any event as a result of which the DelawareCoParentCo Shares or the Exchangeable Shares are in any way changed, this Agreement will be amended and modified as necessary in order that it will apply with full force and effect to all new securities into which the DelawareCoParentCo Share or the Exchangeable Shares, respectively, are so changed. Section 6.6 Term This Agreement is effective as of the date of this Agreement and terminates when no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than DelwareCoParentCo and its Affiliates, including CallCo. Section 6.7 Enurement This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any party), legal representatives and permitted assigns as contemplated in Section 6.11. Section 6.8 Notices to Parties All notices, requests, consents and demands must be in writing and must be personally delivered (effective upon receipt), faxed or e-mailed (effective upon receipt of the fax or e-mail in complete, readable form), or sent via a reputable overnight courier service (effective the following Business Day): 122073935v5122115064v5

- 16 - (a) if to ParentCo, DelawareCo, CallCo or the Corporation, to: Terrestrial Energy Inc. 2730 W. Tyvola Road Suite 100 Charlotte, NC 28217 Attention: Steve Millsap Email: smillsap@terrestrialenergy.com with a copy to: Stikeman Elliott LLP 199 Bay Street Suite 5300 Commerce Court West Toronto, Ontario M5L 1B9 Attention: Kevin Smyth / Spencer Burger Email: ksmyth@stikeman.com / sburger@stikeman.com and a copy to: Bryan Cave Leighton Paisner LLP One Atlantic Center, 14th Floor 1201 W. Peachtree Street, NW Atlanta, Georgia 30309-3471 United States Attention: Amy Taylor Wilson / Jonathan Nesher Email: amy.wilson@bclplaw.com / jonathan.nesher@bclplaw.com (b) and if to a Holder of the Exchangeable Shares, to his, her or its address as set out in the books and records of the Corporation. Section 6.9 Amendment No amendment, supplement, modification, or termination of this Agreement is binding without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares and the prior written approval of DelawareCoParentCo, CallCo and the Corporation, and no consent or approval by any Party will be binding unless delivered in writing to the other Parties hereto; provided that any amendment, supplement, or modification of this Agreement that is administrative or clerical in nature shall not require approval by Holders of Exchangeable Shares; provided that such amendment, supplement, or modification does not adversely impact the rights of the Holders of Exchangeable Shares. 122073935v5122115064v5

- 17 - Section 6.10 Waiver Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party’s right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement, at any other time. Section 6.11 Assignment No party may assign any rights or obligations under this Agreement without the written approval of the Holders of two-thirds of the outstanding Exchangeable Shares and the prior written consent of DelawareCoParentCo, CallCo and the Corporation, provided that DelawareCoParentCo and CallCo may assign its rights and obligations hereunder to any Permitted Subsidiary without notice to the Holders (as contemplated by the Exchangeable Share Provisions) provided that DelawareCoParentCo and CallCo shall continue to be liable for the performance of any such obligations so assigned. Section 6.12 Third Party Beneficiaries The Parties acknowledge and agree that the provisions of this Agreement are intended as stipulations for the benefit of the each of the Holders (for which the Corporation hereby confirms that it is acting as agent on behalf of the Holders) and that the stipulations for the benefit of the Holders set out herein shall not be revoked, and that the acceptance by the Holders of such stipulations shall be deemed to have occurred, it being an essential condition of this Agreement that the Holders as intended beneficiaries of such stipulations shall be entitled to all rights and remedies available to them hereunder under applicable Law. Section 6.13 Original Agreement Subject to the foregoing terms and conditions, the OriginalFirst Amended and Restated Agreement is amended, restated and superseded by this Agreement. Section 6.14 Further Assurances The Parties will, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party will provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions. Section 6.15 Execution and Delivery This Agreement may be executed by the Parties in counterparts and may be executed and delivered by fax or e-mail, and all such counterparts, faxes and e-mails together constitute one agreement. [Remainder of page intentionally left blank. The next page is the signature page.] 122073935v5122115064v5

- 18 -

~~TERRESTRIAL ENERGY INC~~HCM II ACQUISITION CORP.

Name: •
Title: •

TERRESTRIAL ENERGY CANADA (CALL) INC.

By: ______________________________
Name: Simon Irish
Title: Chief Executive Officer

TERRESTRIAL ENERGY CANADA (~~CALL~~EXCHANGE) INC.

By: ______________________________
Name: Simon Irish
Title: Chief Executive Officer

TERRESTRIAL ENERGY ~~CANADA (EXCHANGE)~~ INC.

By: ______________________________
Name: Simon Irish
Title: Chief Executive Officer

~~122073935v5~~122115064v5

- 18 - 122073935v5122115064v5 Name: Simon Irish By: Name: Simon Irish Title: Chief Executive Officer Title: Chief Executive Officer TERRESTRIAL ENERGY CANADA (CALL) INC. Name: ● TERRESTRIAL ENERGY INCHCM II ACQUISITION CORP. Terrestrial Energy Inc. only for the purposes of Section 6.13 hereof. TERRESTRIAL ENERGY CANADA (EXCHANGE) INC. By: By: Title: ● Name: Simon Irish Title: Chief Executive Officer IN WITNESS OF WHICH the Parties have duly executed this Agreement. TERRESTRIAL ENERGY CANADA (CALLEXCHANGE) INC.

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